As filed with the Securities and Exchange Commission on January 24, 2020
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Bank First Corporation
(Exact Name of Registrant as Specified in its Charter)

Wisconsin (State or other jurisdiction of incorporation or organization)	6021 (Primary Standard Industrial Classification Code Number)	39-1435359 (I.R.S. Employer Identification No.)
402 N. 8th Street
Manitowoc, Wisconsin 54220
(920) 652-3100
(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Kelly Dvorak
General Counsel
Bank First Corporation
402 N. 8th Street
Manitowoc, Wisconsin 54220
Tel: (920) 652-3100
(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:
Robert M. Fleetwood Barack Ferrazzano Kirschbaum & Nagelberg LLP 200 West Madison Street Suite 3900 Chicago, Illinois 60606 (312) 984-3100	Patrick S. Murphy Godfrey & Kahn S.C. 833 East Michigan Street, Suite 1800 Milwaukee, Wisconsin 53202 (414) 273-3500

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	692,545(1)	N/A	$21,086,208(2)	$2,737(3)
(1)
Represents the maximum number of shares of Bank First Corporation common stock that could be issued in connection with the merger described herein. Pursuant to Rule 416, this registration statement also covers additional shares that may be issued as a result of stock splits, stock dividends or similar transactions. In the event the number of shares of common stock required to be issued to consummate the merger described herein is increased after the date this registration statement is declared effective, Bank First Corporation will register such additional shares in accordance with Rule 413 under the Securities Act of 1933, as amended (the “Securities Act”), by filing a registration statement pursuant to Rule 462(b) or Rule 429 under the Securities Act, as applicable, with respect to such additional shares.

(2)
Pursuant to Rule 457(f)(2) and Rule 457(f)(3) under the Securities Act of 1933, as amended, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is based on the book value for shares of Tomah Bancshares, Inc. common stock on December 31, 2019 ($178.97 per share) multiplied by the maximum number of such shares (117,820) that may be exchanged for the securities being registered, minus the estimated amount of cash to be paid by the registrant to Tomah Bancshares, Inc. shareholders ($37.31).

(3)
Calculated pursuant to Rule 457(f) of the Securities Act to be $2,737 by multiplying the proposed maximum aggregate offering price by 0.0001298.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and is subject to change. Bank First Corporation may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION — DATED JANUARY 24, 2020
Proxy Statement/Prospectus

MERGER PROPOSED — YOUR VOTE IS VERY IMPORTANT

To the Shareholders of Tomah Bancshares, Inc.:
The boards of directors of Bank First Corporation, or BFC, and Tomah Bancshares, Inc., or TB, have each unanimously approved the acquisition of TB by BFC. The acquisition will be accomplished pursuant to the terms of an Agreement and Plan of Merger, dated as of November 19, 2019, which we refer to as the merger agreement, by and between BFC and TB, whereby TB will be merged with and into BFC, which we refer to as the merger. Immediately following the merger of TB with and into BFC, Timberwood Bank, a wholly owned bank subsidiary of TB, will merge with and into BFC’s wholly owned bank subsidiary, Bank First, N.A., or Bank First, with Bank First as the surviving bank, which we refer to as the bank merger.
If the merger is completed, each outstanding share of TB common stock will be automatically converted into the right to receive a number of shares of BFC common stock (which we refer to as the “exchange ratio”), subject to the payment of cash instead of fractional shares of BFC common stock, as well as certain potential adjustments to the exchange ratio depending upon the average BFC common stock price preceding the closing date of the merger, as described below. The exchange ratio used to calculate the number of shares of BFC common stock each TB shareholder is entitled to receive will be determined based upon the BFC common stock price (as defined in the merger agreement) in accordance with the following:
•
if the BFC common stock price is greater than $44.40 and less than $66.60, the exchange ratio shall be 5.1445 shares of BFC common stock for every share of TB common stock;

•
if the BFC common stock price is greater than or equal to $66.60, the exchange ratio shall be the number of shares of BFC common stock equal to the quotient (rounded up to the nearest ten thousandth) obtained by dividing $342.62 by the BFC common stock price; or

•
if the BFC common stock price is less than or equal to $44.40, the exchange ratio shall be the number of shares of BFC common stock equal to the quotient (rounded up to the nearest ten thousandth) obtained by dividing $228.42 by the BFC common stock price.

Although the number of shares of BFC common stock that each TB shareholder will receive is fixed in accordance with the exchange ratio, the market value of the merger consideration will fluctuate with the market price of BFC common stock and will not be known at the time TB shareholders vote on the merger. Based on the closing price of BFC’s common stock on The Nasdaq Capital Market (which we refer to as “Nasdaq”) on November 19, 2019, the last trading day before public announcement of the merger, of $68.74, the exchange ratio represented approximately $342.62 in value for each share of TB common stock. Based on BFC’s closing price on [•], the latest practicable trading day before the date of this proxy statement/prospectus, of  $[•], the exchange ratio represented approximately $[•] in value for each share of TB common stock. Based on the exchange ratio and the number of shares of TB common stock outstanding and reserved for issuance under various equity plans as of  [•], the maximum number of shares of BFC common stock issuable in the merger is [•]. We urge you to obtain current market quotations for BFC (trading symbol “BFC”). There are no current market quotations for TB common stock because TB is a privately owned corporation and its common stock is not traded on any established public trading market.
TB will hold a special meeting of its shareholders, referred to as the TB special meeting, where TB shareholders will be asked to consider and vote upon (1) a proposal to approve the merger agreement and the merger, and (2) a proposal to adjourn the TB special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement and the merger.

The TB special meeting will be held at [•] located at [•], on [•], at [•], Central Time, subject to any adjournment or postponement thereof.
Each of BFC and TB expects that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, which we refer to as the Code, with the result that the TB common stock exchanged for BFC common stock will generally be tax-free, except with respect to cash received in lieu of a fractional share, which will generally be subject to capital gains tax.
Your vote is important. Completion of the merger is subject to the approval of the merger agreement by the shareholders of TB. Regardless of whether or not you plan to attend the TB special meeting, please take the time to authorize a proxy to vote your shares in accordance with the instructions contained in this proxy statement/prospectus. Submitting a proxy now will not prevent you from being able to vote in person at the TB special meeting.
The board of directors of TB has determined that the merger agreement and the transactions contemplated thereby, including the merger, are advisable and in the best interests of the shareholders of TB, has unanimously approved the merger agreement and the merger and unanimously recommends that the shareholders of TB vote “FOR” the proposal to approve the merger agreement and the merger and “FOR” the proposal to adjourn the TB special meeting, if necessary or appropriate, to solicit additional proxies in favor of the proposal to approve the merger agreement and the merger.
This proxy statement/prospectus describes the TB special meeting, the merger, the merger agreement, other documents related to the merger and other related matters. Please carefully read this entire proxy statement/prospectus, including “Risk Factors,” beginning on page 21, for a discussion of the risks relating to the proposed merger. You also can obtain information about BFC from documents that it has filed with the Securities and Exchange Commission that are incorporated by reference into this proxy statement/prospectus.
If you have any questions concerning the merger, please contact Robert Holmes or Kevin Ravenscroft at (608) 372-2265. We look forward to seeing you at the meeting.

Robert W. Holmes
President
Tomah Bancshares, Inc.
Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, nor any state securities commission or any other bank regulatory agency has approved or disapproved the securities to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either BFC or TB, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.
The date of this proxy statement/prospectus is [•], and it is first being mailed or otherwise delivered to the TB shareholders on or about [•].

TOMAH BANCSHARES, INC.
110 West Veterans Street
Tomah, Wisconsin 54660
(608) 372-2265

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
To Be Held on [•]
To the Shareholders of Tomah Bancshares, Inc.:
A special meeting of the shareholders of Tomah Bancshares, Inc., or TB, will be held at [•] located at [•], on [•], at [•], Central Time, subject to any adjournment or postponement thereof, for the following purposes:
1.
To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of November 19, 2019, which we refer to as the merger agreement, by and between Bank First Corporation, or BFC, and TB, pursuant to which TB will merge with and into BFC, with BFC as the surviving company, which is referred to herein as the merger, all on and subject to the terms and conditions contained therein; and

2.
To consider and vote upon a proposal to adjourn the special meeting, referred to herein as the TB special meeting, to a later date or dates if the board of directors of TB determines such an adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the TB special meeting to approve the merger agreement and the merger.

No other business may be conducted at the TB special meeting. All holders of shares of common stock of TB of record as of the close of business as of  [•] p.m. Central Time on [•] will be entitled to notice of and to vote at the TB special meeting and any adjournments thereof. The TB special meeting may be adjourned from time to time upon approval of holders of TB common stock without any notice other than by announcement at the meeting of the adjournment thereof, and any and all business for which notice is hereby given may be transacted at such adjourned meeting.
Holders of record of TB common stock have the right to dissent from the merger agreement and the merger and obtain payment in cash of the appraised fair value of their shares of TB common stock under applicable provisions of the Wisconsin Business Corporation Law, or WBCL. In order for a holder of TB common stock to perfect his, her or its right to dissent, such holder must carefully follow the procedure set forth in the WBCL. A copy of the applicable statutory provisions of the WBCL is included as Annex C to the accompanying proxy statement/prospectus and a summary of these provisions can be found under the caption “The Merger — Dissenters’ Rights,” beginning on page 51 of the proxy statement/prospectus. The merger may not be completed if the holders of more than 5% of the outstanding shares of TB common stock exercise dissenters’ rights.
If you have any questions concerning the merger agreement, the merger, the TB special meeting or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus, need a proxy card or need help voting your shares of TB common stock, please contact Robert Holmes or Kevin Ravenscroft, at (608) 372-2265.
By Order of the Board of Directors,
Robert W. Holmes Chairman of the Board
Tomah, Wisconsin
[•]

The TB board of directors unanimously recommends that holders of record of TB common stock entitled to vote at the TB special meeting vote “FOR” the proposal to approve the merger agreement and the merger and “FOR” the adjournment of the TB special meeting if such adjournment is necessary to permit solicitation of additional proxies if there are not sufficient votes at the time of the TB special meeting to constitute a quorum or to approve the merger agreement and the merger.
Your Vote is Very Important
A proxy card is enclosed. Whether or not you plan to attend the TB special meeting, if you are a holder of shares of TB common stock, please vote by completing, signing and dating the proxy card and promptly mailing it in the enclosed envelope. You may revoke your proxy in the manner described in the proxy statement/prospectus at any time before it is exercised. If you are a holder of shares of TB common stock and attend the TB special meeting, you may vote in person if you desire, even if you have previously returned your proxy card.

ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates important business and financial information about BFC from documents filed with the Securities and Exchange Commission, or SEC, that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by BFC at no cost from the SEC’s website at http://www.sec.gov. BFC has filed a registration statement on Form S-4 of which this proxy statement/prospectus forms a part. As permitted by SEC rules, this proxy statement/prospectus does not contain all of the information included in the registration statement or in the exhibits or schedules to the registration statement. You may obtain a free copy of the registration statement, including any amendments, schedules and exhibits at the address set forth below. Statements contained in this proxy statement/prospectus as to the contents of any contract or other documents referred to in this proxy statement/prospectus are not necessarily complete. In each case, you should refer to the copy of the applicable contract or other document filed as an exhibit to the registration statement. You may also request copies of these documents, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting BFC at the contact information set forth below:
Bank First Corporation
402 N. 8th Street
Manitowoc, Wisconsin 54220
Attention: General Counsel/Corporate Secretary
Telephone: (920) 652-3100
You will not be charged for any of these documents that you request. To obtain timely delivery of these documents, you must request them no later than five business days before the date of the special meeting, or [•].
If you are a TB shareholder and have any questions about the merger agreement, the merger, the TB special meeting or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus, need a proxy card or need help voting your shares of TB common stock, please contact Robert Holmes or Kevin Ravenscroft, at (608) 372-2265.
You should rely only on the information contained in or incorporated by reference into this proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated [•], and you should assume that the information in this proxy statement/prospectus is accurate only as of such date. You should assume that the information incorporated by reference into this proxy statement/prospectus from another document is accurate as of the date of such other document or the date referenced in such other document with respect to particular information contained therein. Neither the mailing of this document to TB shareholders nor the issuance by BFC of shares of BFC common stock in connection with the merger will create any implication to the contrary.
This document does not constitute an offer to sell, or a solicitation of an offer to buy any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding TB has been provided by TB and information contained in this document regarding BFC has been provided by BFC. See “Where You Can Find More Information” beginning on page 90 for more details.

i

ii

QUESTIONS AND ANSWERS
The following are answers to some questions that TB shareholders may have regarding the proposed transaction between BFC and TB and the proposals being considered at the TB special meeting. BFC and TB urge you to read carefully this entire proxy statement/prospectus, including the annexes, because the information in this section does not provide all the information that might be important to you. Additional important information is also contained in certain documents that have been incorporated by reference into this proxy statement/prospectus. Please see “Where You Can Find More Information” beginning on page 90.
Unless the context otherwise requires, references in this proxy statement/prospectus to: (1) “BFC” refers to Bank First Corporation, a Wisconsin corporation, and its affiliates; (2) “Bank First” refers to Bank First, N.A., a national banking association and a direct wholly owned subsidiary of BFC; (3) “TB” refers to Tomah Bancshares, Inc., a Wisconsin corporation, and its affiliates; and (4) “Timberwood Bank” refers to Timberwood Bank, a Wisconsin state-chartered bank and the wholly owned bank subsidiary of TB.
Q:
Why am I receiving this proxy statement/prospectus?

A:
BFC and TB have entered into an Agreement and Plan of Merger, dated as of November 19, 2019, which we refer to as the merger agreement. Pursuant to the merger agreement, TB will merge with and into BFC, with BFC as the surviving company, which we refer to as the merger. Immediately after the merger, Timberwood Bank, a wholly owned state-chartered bank subsidiary of TB, will merge with and into BFC’s wholly owned bank subsidiary, Bank First, with Bank First as the surviving bank, which we refer to as the bank merger. A copy of the merger agreement is included in this proxy statement/prospectus as Annex A.

The merger cannot be completed unless, among other things, the majority of the outstanding shares of TB common stock entitled to vote at the TB special meeting vote in favor of the proposal to approve the merger agreement and the merger, which we refer to as the merger proposal.
In addition, TB is soliciting proxies from its shareholders with respect to a proposal to approve one or more adjournments of the TB special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of such adjournment to approve the merger proposal, which we refer to as the adjournment proposal. The completion of the merger is not conditioned upon shareholder approval of the adjournment proposal.
This proxy statement/prospectus contains important information about the merger agreement, the merger and the proposals being voted on at the TB special meeting, and you should read it carefully. This is a proxy statement/prospectus because (1) TB is soliciting proxies from the TB shareholders and the proxy statement provides important information about the TB special meeting to vote on the merger proposal and the adjournment proposal, and (2) BFC will issue shares of BFC common stock to holders of TB common stock in connection with the merger, and the prospectus provides important information about such shares. The enclosed materials allow TB shareholders to authorize a proxy to vote their shares without attending the TB special meeting.
Your vote is important. We encourage you to authorize your proxy as soon as possible.
Q:
What will I receive in the merger?

A:
If the merger is completed, each outstanding share of TB common stock will be automatically converted into the right to receive a number of shares of BFC common stock (which we refer to as the “exchange ratio”), subject to the payment of cash instead of fractional shares of BFC common stock, as well as certain adjustments to the exchange ratio depending upon the average BFC common stock price preceding the closing date of the merger, as described below. The exchange ratio used to calculate the number of shares of BFC common stock each TB shareholder is entitled to receive will be determined based upon the BFC common stock price (as defined in the merger agreement) in accordance with the following:

•
if the BFC common stock price is greater than $44.40 and less than $66.60, the exchange ratio shall be 5.1445 shares of BFC common stock for every share of TB common stock;

•
if the BFC common stock price is greater than or equal to $66.60, the exchange ratio shall be the number of shares of BFC common stock equal to the quotient (rounded up to the nearest ten thousandth) obtained by dividing $342.62 by the BFC common stock price; or

•
if the BFC common stock price is less than or equal to $44.40, the exchange ratio shall be the number of shares of BFC common stock equal to the quotient (rounded up to the nearest ten thousandth) obtained by dividing $228.42 by the BFC common stock price.

Although the number of shares of BFC common stock that each TB shareholder will receive is fixed in accordance with the exchange ratio, the market value of the merger consideration will fluctuate with the market price of BFC common stock and will not be known at the time TB shareholders vote on the merger. Based on the closing price of BFC’s common stock on The Nasdaq Capital Market (which we refer to as “Nasdaq”), on November 19, 2019, the last trading day before public announcement of the merger, of  $68.74, the exchange ratio represented approximately $342.62 in value for each share of TB common stock. Based on BFC’s closing price on [•], the latest practicable trading day before the date of this proxy statement/prospectus, of  $[•], the exchange ratio represented approximately $[•] in value for each share of TB common stock. Based on the exchange ratio and the number of shares of TB common stock outstanding and reserved for issuance under various equity plans as of  [•], the maximum number of shares of BFC common stock issuable in the merger is [•].
BFC may terminate the merger agreement if the volume-weighted average price of BFC common stock over the 20 trading day period ending on the fifth trading day preceding the closing date is less than or equal to $38.85, provided that BFC pays TB a termination fee.
BFC will not issue any fractional shares of BFC common stock in the merger. TB shareholders who would otherwise be entitled to a fractional share of BFC common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the (i) fractional share interest in BFC common stock, rounded to the nearest one hundredth of a share, to which such holder would otherwise be entitled by (ii) the BFC common stock price (as defined in the merger agreement) used to calculate the merger consideration. Holders of TB common stock will receive their merger consideration as promptly as practicable following the effective time of the merger, subject to the holders submitting their properly completed letter of transmittal and other transmittal materials. If you hold shares in “street name” through a bank, broker, nominee or other holder of record you must follow the instructions provided by the bank, broker, nominee or other holder of record to make an election.
Q:
Will the value of the merger consideration change between the date of this proxy statement/prospectus and the time the merger is completed?

A:
Yes. The value of the merger consideration may fluctuate based upon the market value for BFC common stock between the date of this proxy statement/prospectus and the completion of the merger. In the merger, TB shareholders are entitled to receive a number of shares of BFC common stock for each share of TB common stock they hold subject to adjustment based upon the BFC common stock price pursuant to the terms of the merger agreement. Any fluctuation in the market price of BFC common stock after the date of this proxy statement/prospectus may change the value of the shares of BFC common stock that TB shareholders may receive.

Q:
How will the merger affect holders of TB options?

A:
At the effective time, each option to purchase TB common stock, each a TB option, whether vested or unvested, that is outstanding immediately prior to the effective time shall be cancelled and the holder thereof, each a TB option holder, shall be entitled to receive the merger consideration such TB option holder would have been entitled to had such TB option holder exercised his, her or its TB options prior to the effective time, less the number of shares of TB common stock with an equivalent value to the exercise price and applicable withholding taxes resulting from such exercise.

Q:
How does TB’s board of directors recommend that I vote at the special meeting?

A:
TB’s board of directors unanimously recommends that you vote “FOR” the merger proposal and “FOR” the adjournment proposal.

Q:
When and where is the TB special meeting?

A:
The TB special meeting will be held at [•] located at [•], on [•], at [•], Central Time.

Q:
What do I need to do now?

A:
After you have carefully read this proxy statement/prospectus and have decided how you wish to vote your shares, please authorize a proxy to vote your shares by promptly completing and returning the enclosed proxy card so that your shares are represented and voted at the TB special meeting. When complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible. Submitting your proxy by mail or directing your bank or broker to vote your shares will ensure that your shares are represented and voted at the TB special meeting. Your proxy card must be received prior to the special meeting on [•] in order to be counted.

Q:
What constitutes a quorum for the TB special meeting?

A:
Holders representing at least a majority of the issued and outstanding shares of TB common stock entitled to vote at the TB special meeting must be present, in person or represented by proxy, to constitute a quorum. Abstentions and broker non-votes, if any, will be included in determining the number of shares present at the meeting for the purpose of determining the presence of a quorum. If a quorum is not present, the TB special meeting will be postponed until the holders of the number of shares of TB common stock required to constitute a quorum attend. If you submit a properly executed proxy card, even if you abstain from voting, your shares of TB common stock will be counted for purposes of determining whether a quorum is present at the TB special meeting. If additional votes must be solicited to approve the merger proposal, it is expected that the TB special meeting will be adjourned to solicit additional proxies if the TB shareholders approve the adjournment proposal.

Q:
What is the vote required to approve each proposal?

A:
The merger proposal requires the affirmative vote of a majority of the issued and outstanding shares of TB common stock entitled to vote at the TB special meeting.

The adjournment proposal requires the affirmative vote of a majority of the votes cast on the matter.
Q:
What would happen if the adjournment proposal does not get approved by TB shareholders?

A:
The completion of the merger is not conditioned upon shareholder approval of the adjournment proposal. If a quorum is present at the TB special meeting and the adjournment proposal is not approved and there are not sufficient votes at the time of the TB special meeting to approve the merger proposal, then the TB board of directors will not have the ability to adjourn to solicit additional votes and the merger proposal will not be approved.

Q:
Why is my vote important?

A:
If you do not submit a proxy or vote in person, it may be more difficult for TB to obtain the necessary quorum to hold the special meeting. In addition, your failure to submit a proxy or vote in person, or failure to instruct your bank or broker how to vote, or abstention will have the same effect as a vote against approval of the merger proposal. The merger proposal must be approved by the affirmative vote of the holders of at least a majority of the outstanding shares of TB common stock entitled to vote at the TB special meeting. TB’s board of directors unanimously recommends that you vote “FOR” the merger proposal.

Q:
How many votes do I have?

A:
TB shareholders are entitled to one vote on each proposal to be considered at the TB special meeting for each share of TB common stock owned as of the close of business on [•], which is the record date for the TB special meeting (which we refer to as the “TB record date”).

Q:
How do I vote?

A:
If you are a shareholder of record as of the TB record date, you may have your shares of TB common stock voted on the matters to be presented at the TB special meeting in any of the following ways:

•
You may vote by mail.   You may vote by mail by completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope.

•
You may vote in person at the meeting.   You may vote by attending the special meeting and casting your vote in person.

If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you. Your bank, brokerage firm or other nominee cannot vote your shares without instructions from you. Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must obtain a legal proxy from your bank, brokerage firm or other nominee.
Q:
Do TB directors and executive officers have interests in the merger that are different from, or in addition to, my interests?

A:
Yes. In considering the recommendation of the TB board of directors with respect to the merger agreement and the merger, you should be aware that TB’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of TB’s shareholders generally. Interests of officers and directors that may be different from or in addition to the interests of TB’s shareholders include but are not limited to the receipt of continued indemnification and directors’ and officers’ insurance coverage under the merger agreement, payments to certain executives in the event of a qualifying termination of employment in connection with a change in control, and BFC’s agreement to appoint Robert W. Holmes as a director of both BFC and Bank First, subject to Mr. Holmes meeting certain requirements.

Q:
What if I abstain from voting, fail to authorize a proxy or fail to vote in person?

A:
If you mark “ABSTAIN” on your proxy with respect to the merger proposal, fail to authorize a proxy or fail to vote in person at the TB special meeting, or fail to instruct your bank or broker how to vote, it will have the same effect as a vote “AGAINST” the merger proposal and no effect on the adjournment proposal. If you sign your proxy but do not indicate your vote, your proxy will be voted “FOR” each proposal.

Q:
Can I attend the special meeting and vote my shares in person?

A:
Yes. All TB shareholders as of the TB record date, including shareholders of record and shareholders who hold their shares through any other holder of record, are invited to attend the TB special meeting. Holders of record of TB common stock can vote in person at the TB special meeting. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the TB special meeting. If you plan to attend the TB special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. TB reserves the right to refuse admittance to anyone without proper proof of share ownership or without proper photo identification. The use of cameras, sound recording equipment, communications devices or any similar equipment during the TB special meeting is prohibited without express written consent of TB. Even if you plan to attend the special meeting, TB encourages you to vote by proxy through the mail so your vote will be counted if you later decide not to or are unable to attend the TB special meeting.

Q:
Can I change my vote?

A:
Yes. If you are a holder of record of TB common stock, you may revoke your proxy at any time prior to the TB special meeting by: (1) delivering written notice of revocation to Andrea Peterson, Corporate Secretary, Tomah Bancshares, Inc., 110 West Veterans Street, Tomah, Wisconsin 54660, (2) by returning a duly executed proxy card bearing a later date than the date with which your original proxy card was dated, or (3) by attending the TB special meeting and voting in person. Your attendance at the TB special meeting will not constitute automatic revocation of your proxy unless you deliver your ballot in person at the special meeting or deliver a written revocation pursuant to the instructions above prior to the voting of such proxy.

Q:
What are the material U.S. federal income tax consequences of the merger to U.S. holders of shares of TB common stock?

A:
Each of BFC and TB expects that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, with the result that the TB common stock exchanged for BFC common stock will generally be tax-free, except with respect to cash received in lieu of a fractional share, which will generally be subject to capital gain tax.

For further information, see “The Merger — Material U.S. Federal Income Tax Consequences.”
THE U.S. FEDERAL INCOME TAX CONSEQUENCES DESCRIBED ABOVE MAY NOT APPLY TO ALL HOLDERS OF TB COMMON STOCK. YOUR PARTICULAR TAX CONSEQUENCES WILL DEPEND ON YOUR INDIVIDUAL SITUATION. ACCORDINGLY, WE STRONGLY URGE YOU TO CONSULT YOUR INDEPENDENT TAX ADVISOR FOR A FULL UNDERSTANDING OF THE PARTICULAR TAX CONSEQUENCES OF THE MERGER TO YOU.
Q:
Are TB shareholders entitled to exercise dissenters’ rights?

A:
Yes. Holders of record of TB voting common stock are entitled to exercise dissenters’ rights in connection with the merger, provided such holders comply with the proper procedures of Subchapter XIII of the Wisconsin Business Corporation Law, or WBCL. A copy of Subchapter XIII of the WBCL is attached as Annex C to this proxy statement/prospectus. Holders of TB common stock who desire to exercise dissenters’ rights pursuant to Subchapter XIII of the WBCL are urged to consult a legal advisor before electing or attempting to exercise these rights. The value determined in the appraisal process may be more or less than the value a TB shareholder would receive in the merger under the terms of the merger agreement. Failure to strictly comply with the applicable Wisconsin law provisions will result in the loss of the right of appraisal. For further information, see “The Merger — Dissenters’ Rights.”

Pursuant to the merger agreement, the merger may not be completed if dissenters’ rights of appraisal are properly asserted with respect to 5% or more of the outstanding shares of TB common stock.
Q:
Should I send my TB stock certificates with my proxy card for the TB special meeting?

A:
No. You should NOT send your TB stock certificates with your proxy card. BFC, through its appointed exchange agent, will send TB shareholders separate instructions for exchanging TB stock certificates for the merger consideration after the merger has been completed.

Q:
What happens if I sell or transfer ownership of shares of TB common stock after the TB record date?

A:
The TB record date is earlier than the expected date of completion of the merger. Therefore, if you sell or transfer ownership of your shares of TB common stock after the TB record date, but prior to completion of the merger, you will retain the right to vote at the TB special meeting, but the right to receive the merger consideration will transfer with the shares of TB common stock.

Q:
Whom may I contact if I cannot locate my TB stock certificate(s)?

A:
If you are unable to locate your original TB stock certificate(s), you should contact Andrea Peterson, Corporate Secretary, at (608) 372-2265. Generally, merger consideration for lost certificates cannot be delivered except upon the making of an affidavit claiming such certificate to be lost, stolen or destroyed and the posting of a bond in such amount as BFC or the exchange agent may determine is reasonably necessary as indemnity against any claim that may be made with respect to such lost certificate.

Q:
When do you expect to complete the merger?

A:
BFC and TB expect to complete the merger in the second quarter of 2020. However, neither BFC nor TB can assure you when or if the merger will occur. BFC and TB must first obtain the approval of TB shareholders for the merger proposal, as well as the necessary regulatory approvals.

Q:
What happens if the merger is not completed?

A:
If the merger is not completed, holders of TB common stock will not receive any consideration for their shares of TB common stock that otherwise would have been received in connection with the merger. Instead, TB will remain an independent private company. If the merger is completed but, for any reason, the bank merger is not completed, it will have no impact on the consideration to be received by holders of TB common stock.

Q:
Whom should I call with questions?

A:
If you have any questions concerning the merger agreement, the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of TB common stock, please contact Robert Holmes or Kevin Ravenscroft, at (608) 372-2265.

SUMMARY
This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to read carefully the entire proxy statement/prospectus, including the annexes, and the other documents to which we refer in order to fully understand the merger. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail. In addition, we incorporate by reference important business and financial information about BFC into this proxy statement/prospectus. See “Where You Can Find More Information” on page 90.
The Companies (pages 75 and 90)
Bank First Corporation
402 N. 8th Street
Manitowoc, Wisconsin 54220
(920) 652-3100
BFC was incorporated in Wisconsin in April 1982 and serves as the bank holding company for Bank First, headquartered in Manitowoc, Wisconsin. As of September 30, 2019, BFC had consolidated assets of approximately $2.16 billion, loans of  $1.71 billion, deposits of  $1.84 billion, and shareholders’ equity of $225.3 million. As of September 30, 2019, BFC operated 23 domestic banking offices in Wisconsin. Bank First’s deposits are insured by the Federal Deposit Insurance Corporation (“FDIC”).
For additional information about BFC and its subsidiaries see “Where You Can Find More Information” on page 90.
Tomah Bancshares, Inc.
110 West Veterans Street
Tomah, Wisconsin 54660
(608) 372-2265
TB was incorporated in Wisconsin in February 2003 and owns all of the outstanding shares of common stock of Timberwood Bank, a Wisconsin chartered bank headquartered in Tomah, Wisconsin. As of September 30, 2019, TB had consolidated total assets of $192.9 million, net loans of  $126.9 million, deposits of  $156.6 million and shareholders’ equity of $19.8 million. TB operates one full service office and one limited service office in Wisconsin. Timberwood Bank’s deposits are insured by the FDIC.
Additional information about TB and its subsidiaries is included below under “Information about Tomah Bancshares, Inc.” beginning on page 75.
The Merger
The Merger Agreement (page 56)
BFC and TB entered into an Agreement and Plan of Merger, dated as of November 19, 2019, which we refer to as the merger agreement. The merger agreement governs the merger. The merger agreement is included in this proxy statement/prospectus as Annex A. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement. Please read the merger agreement carefully for a more complete understanding of the merger.
The Merger (page 33)
Pursuant to the merger agreement, TB will merge with and into BFC, with BFC as the surviving company, which we refer to as the merger. Immediately after the merger, Timberwood Bank, a wholly owned bank subsidiary of TB, will merge with and into BFC’s wholly owned bank subsidiary, Bank First, with Bank First as the surviving bank, which we refer to as the bank merger.

The Merger Consideration (page 57)
If the merger is completed, each outstanding share of TB common stock will be automatically converted into the right to receive a number of shares of BFC common stock (which we refer to as the “exchange ratio”), subject to the payment of cash instead of fractional shares of BFC common stock, as well as certain adjustments to the exchange ratio depending upon the average BFC common stock price preceding the closing date of the merger, as described below. The exchange ratio used to calculate the number of shares of BFC common stock each TB shareholder is entitled to receive will be determined based upon the BFC common stock price (as defined in the merger agreement) in accordance with the following:
•
if the BFC common stock price is greater than $44.40 and less than $66.60, the exchange ratio shall be 5.1445 shares of BFC common stock for every share of TB common stock;

•
if the BFC common stock price is greater than or equal to $66.60, the exchange ratio shall be the number of shares of BFC common stock equal to the quotient (rounded up to the nearest ten thousandth) obtained by dividing $342.62 by the BFC common stock price; or

•
if the BFC common stock price (as defined in the merger agreement) is less than or equal to $44.40, the exchange ratio shall be the number of shares of BFC common stock equal to the quotient (rounded up to the nearest ten thousandth) obtained by dividing $228.42 by the BFC common stock price.

Although the number of shares of BFC common stock that each TB shareholder will receive is fixed in accordance with the exchange ratio, the market value of the merger consideration will fluctuate with the market price of BFC common stock and will not be known at the time TB shareholders vote on the merger. Based on the closing price of BFC’s common stock on The Nasdaq Capital Market (which we refer to as “Nasdaq”), on November 19, 2019, the last trading day before public announcement of the merger, of $68.74, the exchange ratio represented approximately $342.62 in value for each share of TB common stock. Based on BFC’s closing price on [•], the latest practicable trading day before the date of this proxy statement/prospectus, of  $[•], the exchange ratio represented approximately $[•] in value for each share of TB common stock. Based on the exchange ratio and the number of shares of TB common stock outstanding and reserved for issuance under various equity plans as of  [•], the maximum number of shares of BFC common stock issuable in the merger is [•].
BFC may terminate the merger agreement if the volume-weighted average price of BFC common stock over the 20 trading day period ending on the fifth trading day preceding the closing date is less than or equal to $38.85, provided that BFC pays TB a termination fee.
BFC will not issue any fractional shares of BFC common stock in the merger. TB shareholders who would otherwise be entitled to a fractional share of BFC common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the (i) fractional share interest in BFC common stock, rounded to the nearest one hundredth of a share, to which such holder would otherwise be entitled by (ii) the BFC common stock price (as defined in the merger agreement) used to calculate the merger consideration.
Exchange Procedures (page 58)
The conversion of TB common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. After completion of the merger, the exchange agent will exchange certificates representing shares of TB common stock for the merger consideration to be received pursuant to the terms of the merger agreement.
Treatment of TB options
At the effective time, each option to purchase TB common stock, each a TB option, whether vested or unvested, that is outstanding immediately prior to the effective time shall be cancelled and the holder thereof, each a TB option holder, shall be entitled to receive the merger consideration such TB option holder would have been entitled to had such TB option holder exercised his, her or its TB options prior to the effective time, less the number of shares of TB common stock with an equivalent value to the exercise price and applicable withholding taxes resulting from such exercise.
Ancillary Agreements
Voting Agreements (page 73)
As a condition to BFC entering into the merger agreement, all directors of TB and Timberwood Bank who have voting power over shares of TB common stock entered into voting agreements in the form attached as Exhibit A to the merger agreement attached as Annex A to this proxy statement/prospectus, pursuant to which each such person agreed, among other things, to vote the shares of TB common stock held of record by such person (1) to approve the merger agreement and the merger (or any adjournment or postponement necessary to solicit additional proxies to approve the merger agreement and the merger) and (2) against any acquisition proposals or any actions that would result in a breach of any covenant, representation or warranty of TB in the merger agreement.
Non-Competition and Non-Disclosure Agreements (page 74)
In addition, as a condition to BFC entering into the merger agreement, each non-officer director of TB and Timberwood Bank entered into non-competition and non-disclosure agreements with BFC in the form attached as Exhibit C to the merger agreement attached as Annex A to this proxy statement/prospectus, pursuant to which each such person agreed to, among other things, (1) not disclose or use any confidential information or trade secrets of TB for any purpose for so long as such information remains confidential information or a trade secret, (2) for a period of two years following the closing of the merger, not engage in certain competitive activities with BFC, including not soliciting employees and customers of TB, and (3) for a period of two years following the closing of the merger, not serve as a director or management official of another financial institution in the counties in Wisconsin in which Timberwood Bank operates a banking office as of the closing of the merger and each county contiguous to each of such counties.
Risk Factors Related to the Merger (page 21)
Before voting at the TB special meeting, you should carefully consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus.
The TB Special Meeting (page 28)
The special meeting of TB shareholders will be held at [•] located at [•], on [•], at [•], Central Time. At the special meeting, TB shareholders will be asked to:
•
approve the merger proposal; and

•
approve the adjournment proposal.

Only holders of record at the close of business on [•], the TB record date, will be entitled to vote at the TB special meeting. Each outstanding share of TB common stock is entitled to one vote on each proposal to be considered at the TB special meeting. As of the TB record date, there were [108,820] shares of TB common stock entitled to vote at the TB special meeting. All directors of TB and Timberwood Bank have entered into voting agreements with BFC, pursuant to which they have agreed, solely in their capacity as TB shareholders, to vote all of their shares of TB common stock in favor of the proposals to be presented at the TB special meeting. As of the TB record date, the directors and executive officers who are parties to the voting agreements owned and were entitled to vote an aggregate of approximately 54,634 shares of TB common stock, which represented approximately 50.2% of the shares of TB common stock outstanding on that date. As of the TB record date, the directors and executive officers of TB and their affiliates beneficially owned and were entitled to vote [54,634] shares of TB common stock, which represented approximately [50.2]% of the shares of TB common stock outstanding on that date. As of the TB record date, BFC and its subsidiaries did not hold any shares of TB common stock (other than shares held as fiduciary, custodian or agent), and its directors and executive officers or their affiliates did not hold any shares of TB common stock.
To approve the merger proposal, the holders of at least a majority of the outstanding shares of TB common stock entitled to vote on the proposal, or at least [54,411] shares, must vote in favor of the proposal. Your failure to submit a proxy or vote in person at the TB special meeting, failure to instruct your bank or broker how to vote, or abstention with respect to the merger proposal will have the same effect as a vote against the merger proposal. Because of the number of shares of TB common stock subject to the voting agreements, TB has already made agreements with TB shareholders with the requisite number of shares to approve the merger.
The adjournment proposal requires the affirmative vote of a majority of the votes cast on such matter.
If you mark “ABSTAIN” on your proxy with respect to the merger proposal, fail to authorize a proxy and fail to vote in person at the TB special meeting, or fail to instruct your bank or broker how to vote, it will have the same effect as a vote “AGAINST” the merger proposal and no effect on the adjournment proposal. If you sign your proxy but do not indicate your vote, your proxy will be voted “FOR” each proposal.
Recommendation of the TB Board (page 29)
TB’s board of directors has determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of TB and its shareholders and has unanimously approved the merger, the merger agreement and the transactions contemplated by the merger agreement. TB’s board of directors unanimously recommends that TB shareholders vote “FOR” the merger proposal and “FOR” the adjournment proposal. For the factors considered by TB’s board of directors in reaching its decision to approve the merger, see “The Merger — TB’s Reasons for the Merger.”
Board Composition and Management of BFC after the Merger (page 44)
Each of the officers and directors of BFC immediately prior to the effective time of the merger will be the officers and directors of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the articles of incorporation and bylaws of BFC.
Interests of TB’s Directors and Executive Officers in the Merger (page 44)
TB shareholders should be aware that TB’s directors and executive officers have interests in the merger and have arrangements that may be different from, or in addition to, those of TB shareholders generally. These interests and arrangements may create potential conflicts of interest. TB’s board of directors was aware of these interests and considered these interests, among other matters, in adopting and approving the merger agreement and the transactions contemplated by the merger agreement, including the merger, and in recommending that TB shareholders vote in favor of the merger proposal.
These interests include:
•
the right to continued indemnification and directors’ and officers’ liability insurance coverage.

•
certain executive officers of TB have change in control agreements or employment agreements with TB that provide for cash payments in the event of a qualifying termination of employment in connection with a change in control; and

•
BFC’s agreement to appoint Mr. Holmes as a director of both BFC and Bank First, subject to Mr. Holmes meeting certain requirements.

For a more complete description of these interests, see “The Merger — Interests of TB’s Directors and Executive Officers in the Merger” and “The Merger Agreement — Indemnification and Directors’ and Officers’ Insurance.”

Dissenters’ Rights in the Merger (page 51)
If the merger is completed, TB shareholders who do not vote for the merger and who follow certain procedures as required by Wisconsin law and described in this proxy statement/prospectus will be entitled to exercise dissenters’ rights and receive the “fair value” of their shares in cash under Wisconsin law. If you assert and perfect your dissenters’ rights, you will not receive any merger consideration but will be entitled to receive the “fair value” of your shares of stock in cash as determined in accordance with Wisconsin law. The “fair value” of your shares may be more or less than the consideration to be paid in the merger. Annex C includes the relevant provisions of Wisconsin law regarding these rights. See “The Merger — Dissenters’ Rights” beginning on page 51 of this proxy statement/prospectus. TB shareholders holding TB common stock who desire to exercise dissenters’ rights pursuant to Subchapter XIII of the WBCL are urged to consult a legal advisor before electing or attempting to exercise these rights.
TB shareholders should be aware that cash paid to dissenting shareholders in satisfaction of the fair value of their shares of TB common stock will result in the recognition of any gain or loss for U.S. federal income tax purposes.
For further information, see “The Merger — Dissenters’ Rights” beginning on page 51.
Pursuant to the merger agreement, BFC’s board of directors may terminate the merger agreement and abandon the merger if dissenters’ rights of appraisal are properly asserted with respect to 5.0% or more of the outstanding shares of TB common stock.
Conditions to Completion of the Merger (page 70)
Currently, BFC and TB expect to complete the merger in the second quarter of 2020. As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others:
•
approval of the merger agreement by the holders of at least a majority of the outstanding shares of TB common stock entitled to vote at the TB special meeting;

•
the receipt of all required regulatory approvals for the merger, without the imposition of any material on-going conditions or restrictions, and the expiration of all regulatory waiting periods;

•
the absence of any legal restraint (such as an injunction or restraining order) that would prevent the consummation of the merger;

•
the effectiveness of the registration statement of which this proxy statement/prospectus forms a part;

•
each party’s receipt of a U.S. federal income tax opinion from its outside legal counsel, dated the closing date of the merger, confirming that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code;

•
the Bank Plan of Merger in the form attached as Exhibit B to the merger agreement attached as Annex A to this document being executed and delivered;

•
the absence of 5% or more of the outstanding shares of TB’s common stock exercising their dissenters’ rights; and

•
the absence of the occurrence of a material adverse effect on TB or BFC.

Neither BFC nor TB can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
Bank Regulatory Approvals Required for the Merger (page 46)
Both BFC and TB have agreed to use their commercially reasonable efforts to obtain all regulatory approvals (or waivers) required or advisable to complete the transactions contemplated by the merger agreement. These approvals include, among others, approval from the Board of Governors of the Federal

Reserve System, or the Federal Reserve Board, the Office of the Comptroller of the Currency, or the OCC, the Wisconsin Department of Financial Institutions, or the WDFI, and various securities and other regulatory authorities. The U.S. Department of Justice may also review the impact of the merger on competition. BFC and TB have submitted all applications, waiver requests and notifications to obtain the required regulatory approvals. Although neither BFC nor TB knows of any reason why these regulatory approvals cannot be obtained, BFC and TB cannot be certain when or if they will be obtained, as the length of the review process may vary based on, among other things, requests by regulators for additional information or materials.
No Solicitation (page 68)
Under the merger agreement, TB has agreed that it will not, and will cause its representatives not to, directly or indirectly, (1) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal, (2) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than BFC) any information or data with respect to TB or any of its subsidiaries or otherwise relating to an acquisition proposal, (3) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which TB is a party, or (4) enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.
However, prior to obtaining TB’s required shareholder approval, TB may, under certain specified circumstances, participate in negotiations or discussions with any third party making an unsolicited acquisition proposal and provide confidential information to such third party (subject to a confidentiality agreement). TB must notify BFC promptly (but in no event later than 24 hours) after the receipt of such acquisition proposal.
Additionally, prior to obtaining TB’s required shareholder approval, TB may, under certain specified circumstances, withdraw its recommendation to its shareholders with respect to the merger and/or terminate the merger agreement in order to enter into an acquisition agreement with respect to an acquisition proposal if it determines in good faith, after consultation with and having considered the advice of outside legal counsel and financial advisors, that such acquisition proposal is a superior proposal and that the failure to take such actions would cause the TB board of directors to violate its fiduciary duties to TB’s shareholders under applicable law. However, TB cannot take any of those actions in response to a superior proposal unless it provides BFC with a five business day period to negotiate in good faith to enable BFC to adjust the terms and conditions of the merger agreement such that it would cause the superior proposal to no longer constitute a superior proposal.
Termination of the Merger Agreement (page 71)
The merger agreement can be terminated at any time prior to completion of the merger by mutual consent, or by either party in the following circumstances:
•
if the merger is not consummated on or before August 31, 2020, subject to automatic extension to November 30, 2020 if the only outstanding condition to closing is the receipt of regulatory approvals;

•
if any regulatory approvals required for consummation of the transactions contemplated by the merger agreement has been denied by final non-appealable action by the relevant governmental authority or any application for such regulatory approval shall have been permanently withdrawn at the request of a governmental authority;

•
in the event that approval by the shareholders of TB is not obtained at a meeting at which a vote was taken; or

•
in the event of a material breach by the other party of any representation, warranty or covenant contained in the merger agreement and such breach is not cured within 30 days.

In addition, BFC may terminate the merger agreement in the following circumstances:
•
if TB fails to comply in all material respects with its obligations pursuant to the non-solicitation covenants;

•
if TB withdraws, qualifies, amends, modifies or withholds its recommendation to its shareholders to approve the merger and the merger agreement, or makes any statement, filing or release, in connection with the shareholder meeting or otherwise, inconsistent with its recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal shall be considered an adverse modification of its recommendation);

•
if TB materially breaches its obligation to call, give notice of, and commence a meeting of shareholders to vote on the merger agreement;

•
if TB approves or recommends an acquisition proposal (other than the merger agreement proposal);

•
if TB fails to publicly recommend against a publicly announced acquisition proposal within three business days of being requested to do so by BFC or fails to publicly reconfirm its recommendation to its shareholders within three business days of being requested to do so by BFC;

•
if TB resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions;

•
if any environmental remediation cost exceeds $500,000; or

•
if the BFC common stock price used to determine the merger consideration to be provided to TB shareholders is less than or equal to $38.85 but only if BFC pays to TB a termination fee of $650,000.

In addition, TB may terminate the merger agreement if TB’s board of directors determines to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement but only if TB pays to BFC a termination fee of  $1,300,000.
Termination Fees (page 72)
If the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by TB’s board of directors, TB may be required to pay BFC a termination fee of $1,300,000. The termination fee could discourage other companies from seeking to acquire or merge with TB.
If the merger agreement is terminated by BFC because the BFC common stock price used to determine the merger consideration to be provided to TB shareholders is less than or equal to $38.85, BFC may be required to pay TB a termination fee of  $650,000.
Expenses (page 73)
Each party will bear all of its respective expenses incurred in connection with the merger and the transactions contemplated by the merger agreement.
Material U.S. Federal Income Tax Consequences (page 48)
The merger is expected to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the respective obligations of BFC and TB to complete the merger that each of BFC and TB receives a tax opinion from its respective outside legal counsel, dated the closing date of the merger, to that effect. Based upon the treatment of the merger as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder (as defined below) of TB common stock will not recognize gain or loss for U.S. federal income tax purposes with respect to the receipt of BFC common stock in the merger, except with respect to cash received in lieu of a fractional share. For further information, see “The Merger — Material U.S. Federal Income Tax Consequences” beginning on page 48.

The U.S. federal income tax consequences described above may not apply to all holders of TB common stock. Your particular tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your independent tax advisor for a full understanding of the particular tax consequences of the merger to you.
Accounting Treatment of the Merger (page 51)
BFC will account for the merger under the acquisition method of accounting for business combinations under U.S. generally accepted accounting principles, or GAAP.
The Rights of Holders of TB Common Stock Will Change as a Result of the Merger (see page 79)
The rights of holders of TB common stock are governed by Wisconsin law, as well as TB’s Articles of Incorporation, as amended (which we refer to as the TB Articles), and TB’s Bylaws (which we refer to as the TB Bylaws). After completion of the merger, the rights of former TB shareholders will be governed by Wisconsin law and by BFC’s Restated Articles of Incorporation (which we refer to as the BFC Articles), and BFC’s Amended and Restated Bylaws (which we refer to as the BFC Bylaws).
Material differences between the rights of shareholders of TB and shareholders of BFC include the process for determining the size of the board of directors, the process for removing directors, director qualifications, indemnification of officers, directors and employees, the ability of shareholders to act by written consent, and shareholder proposals and advance notice requirements. The material differences between the organizational documents and the rights of shareholders of TB and shareholders of BFC are explained in more detail under the section “Comparison of Rights of BFC Shareholders and TB Shareholders” beginning on page 79.
Opinion of TB’s Financial Advisor (page 39 and Annex B)
On November 14, 2019, Vining Sparks IBG, L.P., referred to as Vining Sparks, rendered an opinion to the TB board of directors to the effect that, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Vining Sparks as set forth in such opinion, the aggregate merger consideration to be received in the proposed transaction was fair, from a financial point of view, to TB’s shareholders. The full text of the written opinion of Vining Sparks is attached as Annex B to this document. TB shareholders should read the entire opinion for a discussion of, among other things, the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Vining Sparks in rendering its opinion.
The opinion of Vining Sparks is addressed to the TB board of directors, is directed only to the fairness, from a financial point of view, of the merger consideration to be received by the holders of TB stock and does not constitute a recommendation to any TB shareholder as to how such shareholder should vote with respect to the merger or any other matter at the TB special meeting.
For further information, please see the section entitled “The Merger — Opinion of TB’s Financial Advisor” beginning on page 39.
Closing and Effective Time of the Merger (see page 56)
The closing date is currently expected to occur in the second quarter of 2020. Simultaneously with the closing of the merger, BFC will file articles of merger with the WDFI. The merger will become effective at the later of the time the articles of merger are filed or such other time as may be specified in the articles of merger. Neither BFC nor TB can predict, however, the actual date on which the merger will be completed because it is subject to factors beyond each company’s control, including whether or when the required regulatory approvals and TB’s shareholder approval will be received.

Market Prices and Share Information (see page 20)
BFC common stock is listed on Nasdaq under the symbol “BFC.” TB common stock is not listed on an exchange and is not actively traded. The following table sets forth the closing sale prices of BFC common stock as reported on Nasdaq on November 19, 2019, the last full trading day before the public announcement of the merger agreement, and on [•], the latest practicable trading date before the date of this proxy statement/prospectus.
	BFC Common Stock		Implied Value of One Share of TB Common Stock to be Converted into BFC Common Stock
November 19, 2019		$68.74		$342.62
[•]	$	[•]	$	[•]

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
Some of the statements contained or incorporated by reference in this proxy statement/prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements about the financial condition, results of operations, earnings outlook and business plans, goals, expectations and prospects of BFC, TB and the combined company following the proposed merger and statements for the period after the merger. Words such as “anticipate,” “believe,” “feel,” “expect,” “estimate,” “indicate,” “seek,” “strive,” “plan,” “intend,” “outlook,” “forecast,” “project,” “position,” “target,” “mission,” “contemplate,” “assume,” “achievable,” “potential,” “strategy,” “goal,” “aspiration,” “outcome,” “continue,” “remain,” “maintain,” “trend,” “objective” and variations of such words and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “can,” “may” or similar expressions, as they relate to BFC, TB, the proposed merger or the combined company following the merger often identify forward-looking statements, although not all forward-looking statements contain such words.
These forward-looking statements are predicated on the beliefs and assumptions of management based on information known to management as of the date of this proxy statement/prospectus and do not purport to speak as of any other date. Forward-looking statements may include descriptions of the expected benefits and costs of the transaction; forecasts of revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries; management plans relating to the merger; the expected timing of the completion of the merger; the ability to complete the merger; the ability to obtain any required regulatory, shareholder or other approvals; any statements of the plans and objectives of management for future or past operations, including the execution of integration plans; any statements of expectation or belief and any statements of assumptions underlying any of the foregoing.
The forward-looking statements contained or incorporated by reference in this proxy statement/prospectus reflect the view of management as of this date with respect to future events and are subject to risks and uncertainties. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, actual results could differ materially from those anticipated by the forward-looking statements or historical results. Such risks and uncertainties include, among others, the following possibilities:
•
the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement, including a termination of the merger agreement under circumstances that could require TB to pay a termination fee to BFC or BFC to pay a termination fee to TB;

•
the inability to complete the merger contemplated by the merger agreement due to the failure to satisfy conditions necessary to close the merger, including the receipt of the requisite approvals of TB shareholders;

•
the risk that a regulatory approval that may be required for the merger is not obtained or is obtained subject to conditions that are not anticipated;

•
risks associated with the timing of the completion of the merger;

•
management time and effort may be diverted to the resolution of merger-related issues;

•
the risk that the businesses of BFC and TB will not be integrated successfully, or such integration may be more difficult, time-consuming or costly than expected;

•
BFC’s ability to achieve the synergies and value creation contemplated by the proposed merger with TB;

•
the expected growth opportunities or costs savings from the merger with TB may not be fully realized or may take longer to realize than expected;

•
revenues following the transaction may be lower than expected as a result of losses of customers or other reasons;

•
potential deposit attrition, higher than expected costs, customer loss and business disruption associated with BFC’s integration of TB, including, without limitation, potential difficulties in maintaining relationships with key personnel;

•
the outcome of any legal proceedings that may be instituted against BFC or TB or their respective boards of directors;

•
general economic conditions, either globally, nationally, in the State of Wisconsin, or in the specific markets in which BFC or TB operate;

•
limitations placed on the ability of BFC and TB to operate their respective businesses by the merger agreement;

•
the effect of the announcement of the merger on BFC’s and TB’s business relationships, employees, customers, suppliers, vendors, other partners, standing with regulators, operating results and businesses generally;

•
customer acceptance of the combined company’s products and services;

•
the amount of any costs, fees, expenses, impairments and charges related to the merger;

•
fluctuations in the market price of BFC common stock and the related effect on the market value of the merger consideration that TB shareholders will receive upon completion of the merger;

•
business and economic conditions nationally, regionally and in BFC’s target markets, particularly in Wisconsin and the geographic areas in which BFC operates; and

•
other factors and risks described under the “Risk Factors” section herein;

Any forward-looking statements made in this proxy statement/prospectus are subject to the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this proxy statement/prospectus. You should understand that these factors, in addition to those discussed elsewhere in this document and in documents that have been incorporated by reference, could affect the future results of BFC and TB, and could cause those results to be substantially different from those expressed in any forward-looking statements. BFC and TB do not undertake to update forward-looking statements to reflect facts, circumstances, assumptions or events that occur after the date the forward-looking statements are made, unless and only to the extent otherwise required by law. All subsequent written and oral forward-looking statements concerning the merger or other matters addressed in this proxy statement/prospectus and attributable to BFC, TB or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL INFORMATION OF BFC
The tables below contain information regarding the financial condition and earnings of BFC for the periods presented. The selected historical financial data as of and for the nine months ended September 30, 2019 and 2018 have been derived from BFC’s unaudited interim consolidated financial statements, which are incorporated by reference into this proxy statement/prospectus. The unaudited consolidated financial statements include all adjustments, consisting only of normal recurring items, which BFC’s management considers necessary for a fair presentation of its financial position and results of operations for these periods. The financial condition and results of operations as of and for the nine months ended September 30, 2019 do not purport to be indicative of the financial condition or results of operations to be expected as of or for the year ended December 31, 2019. The unaudited consolidated financial statements as of September 30, 2019 and for the nine-month periods ended September 30, 2019 and 2018, together with the notes thereto, are included in BFC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, which is incorporated by reference into this proxy statement/prospectus. The selected historical financial data as of and for the years ended December 31, 2018, 2017, 2016, 2015 and 2014 has been derived from BFC’s audited consolidated financial statements, and BFC’s audited consolidated financial statements as of December 31, 2018 and for each of the years in the three-year period ended December 31, 2018 have been incorporated by reference into this proxy statement/prospectus. This information is only a summary. You should read it in conjunction with the historical financial statements (and related notes), as well as the information contained under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained or incorporated by reference in BFC’s annual reports on Form 10-K and quarterly reports on Form 10-Q and other information filed by BFC with the SEC. See “Where You Can Find More Information” beginning on page 90.
	September 30,		December 31,
	2019	2018	2018	2017	2016	2015	2014
	(dollars in thousands, except per share and other data)
Operating Data
Interest Income	$65,370	$58,191	$77,944	$53,472	$44,726	$41,062	$39,709
Interest Expense	14,483	10,605	14,845	7,732	5,932	5,063	4,783
Net interest Income	50,887	47,586	63,099	45,740	38,794	35,999	34,926
Provision for Loan Losses	4,125	2,185	2,935	1,055	320	1,008	2,030
Non-Interest Income	9,164	8,978	11,531	9,848	9,244	7,463	7,893
Non-Interest Expense	31,321	29,749	39,642	30,394	25,099	22,305	21,910
Income Before Taxes	24,605	24,630	32,053	24,139	22,619	20,149	18,879
Income Taxes	5,370	5,235	6,597	8,826	7,706	6,754	6,259
Net Income	$19,235	$19,395	$25,456	$15,313	$14,913	$13,395	$12,620
Average shares outstanding, basic	6,731,089	6,682,472	6,673,758	6,285,901	6,220,694	6,291,319	6,338,077
Average shares outstanding, diluted	6,808,177	6,682,472	6,673,758	6,285,901	6,220,694	6,291,319	6,338,077
Total shares outstanding	7,084,728	6,659,021	6,610,358	6,805,684	6,210,892	6,267,660	6,259,535
Basic Earnings per share	$2.86	$2.90	$3.81	$2.44	$2.40	$2.13	$1.99
Diluted Earnings Per Share	$2.83	$2.90	$3.81	$2.44	$2.40	$2.13	$1.99
Dividends Declared Per Share	$0.60	$0.48	$0.68	$0.64	$0.59	$0.51	$0.46
Dividend payout ratio(1)	21%	17%	18%	26%	25%	24%	23%
Financial Condition Data
Total Assets	$2,163,501	$1,735,754	$1,793,165	$1,753,404	$1,315,997	$1,237,675	$1,105,008
Total Deposits	1,838,080	1,486,470	1,557,167	1,506,642	1,127,020	1,062,575	954,742
Total Loans	1,714,213	1,441,477	1,428,494	1,397,547	1,026,257	956,637	873,058
Stockholders’ equity	225,332	169,133	174,323	161,728	127,523	118,928	109,062
Book Value Per Share	$31.81	$25.40	$26.37	$23.76	$20.53	$18.97	$17.42

	September 30,		December 31,
	2019	2018	2018	2017	2016	2015	2014
	(dollars in thousands, except per share and other data)
Performance Ratios
Return on Average Assets	1.36%	1.45%	1.43%	1.04%	1.13%	1.14%	1.17%
Return on Average Stockholders’ equity	13.17%	15.77%	15.36%	11.26%	12.01%	11.65%	11.84%
Equity to assets	10.42%	9.74%	9.72%	9.22%	9.69%	9.61%	9.87%
Interest rate spread(2)	3.47%	3.57%	3.53%	3.22%	3.08%	3.32%	3.47%
Net Interest Margin, taxable equivalent(3)	3.98%	3.90%	3.89%	3.45%	3.26%	3.48%	3.64%
Efficiency ratio(4)	51.69%	51.64%	52.16%	53.28%	50.81%	49.92%	49.72%

(1)
Dividend payout ratio represents per share dividends declared divided by diluted earnings per share.

(2)
The interest rate spread represents the difference between the fully taxable equivalent weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.

(3)
The net interest margin represents fully taxable equivalent net interest income as a percent of average interest-earning assets for the period.

(4)
The efficiency ratio represents noninterest expense as a percentage of the sum of net interest income on a fully taxable equivalent basis and noninterest income.

COMPARATIVE MARKET PRICES AND DIVIDENDS
Bank First Corporation
BFC registered its common stock under Section 12(b) of the Exchange Act on October 23, 2018, in connection with listing on Nasdaq, and trades under the symbol “BFC”. Prior to October 23, 2018, BFC’s common stock was traded on the OTC Market Group’s Pink tier under the symbol “BFNC”. The trading volume of BFC’s common stock is less than that of banks with larger market capitalizations, even though BFC has improved accessibility to its common stock first through the OTC Market Group and more recently through its listing on Nasdaq. As of January 24, 2020, BFC had approximately 440 shareholders of record and 7,902,742 issued shares and 7,066,166 outstanding shares.
On November 19, 2019, the last full trading day before the public announcement of the merger agreement, the closing sale price per share of BFC common stock was $68.74, and on [•], the latest practicable date before the date of this proxy statement/prospectus, the closing sale price per share of BFC common stock was $[•].
TB shareholders are advised to obtain current market quotations for BFC common stock. The market price of BFC common stock will fluctuate between the date of this proxy statement/prospectus and the date of completion of the merger. No assurance can be given concerning the market price of BFC common stock before or after the closing date of the merger. Changes in the market price of BFC common stock prior to the completion of the merger may affect the market value of the merger consideration that TB shareholders will receive.
Securities Authorized for Issuance under Equity Compensation Plans
The following table provides information as of September 30, 2019 with respect to shares of common stock that may be issued under BFC’s equity compensation plans.
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Plan Category
Equity compensation plans approved by security holders	0	$0	498,888
Total at September 30, 2019	0	$0	498,888
Tomah Bancshares, Inc.
As of the TB record date, there were [108,820] shares of TB common stock outstanding, which were held by approximately [127] holders of record. TB common stock is not listed on any established securities exchange or quotation system. Accordingly, there is no established public trading market for the shares of TB common stock and as a result, any market in TB common stock prior to the merger should be characterized as illiquid and irregular. Privately negotiated trades of TB common stock occur from time to time without pricing information being made known to TB management. These transactions represent privately negotiated transactions directly between the purchaser and seller and are not subject to any reporting system.

RISK FACTORS
In addition to general investment risks and the other information contained in or incorporated by reference into this proxy statement/prospectus, including the matters addressed under the section “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 16, you should carefully consider the following risk factors in deciding how to vote for the proposals presented in this proxy statement/prospectus. You should also consider the other information in this proxy statement/prospectus and the other documents incorporated by reference into this proxy statement/prospectus. Please see “Where You Can Find More Information” beginning on page 90.
Risks Related to the Merger
Because of the fluctuation of the market price of BFC common stock, TB shareholders will not know at the time of the TB special meeting the market value of the merger consideration they will receive at the effective time of the merger.
Pursuant to the merger agreement, each outstanding share of TB common stock will be automatically converted into the right to receive a number of shares of BFC common stock (which we refer to as the “exchange ratio”), subject to the payment of cash instead of fractional shares of BFC common stock, as well as certain adjustments to the exchange ratio depending upon the average BFC common stock price preceding the closing date of the merger, as described below. The exchange ratio used to calculate the number of shares of BFC common stock each TB shareholder is entitled to receive will be determined based upon the BFC common stock price (as defined in the merger agreement) in accordance with the following:
•
if the BFC common stock price is greater than $44.40 and less than $66.60, the exchange ratio shall be 5.1445 shares of BFC common stock for every share of TB common stock;

•
if the BFC common stock price is greater than or equal to $66.60, the exchange ratio shall be the number of shares of BFC common stock equal to the quotient (rounded up to the nearest ten thousandth) obtained by dividing $342.62 by the BFC common stock price; or

•
if the BFC common stock price is less than or equal to $44.40, the exchange ratio shall be the number of shares of BFC common stock equal to the quotient (rounded up to the nearest ten thousandth) obtained by dividing $228.42 by the BFC common stock price.

Although, subject to the foregoing, the number of shares of BFC common stock that each TB shareholder will receive is fixed in accordance with the exchange ratio, the market value of the merger consideration may vary from the market value on the date TB and BFC announced the merger, on the date that this proxy statement/prospectus is mailed, on the date of the TB special meeting and on the date the merger is completed and thereafter due to fluctuations in the market price of BFC common stock. Any fluctuation in the market price of BFC common stock after the date of this proxy statement/prospectus will change the value of the shares of BFC common stock that TB shareholders may receive. Stock price changes may result from a variety of factors that are beyond the control of BFC and TB, including but not limited to general market and economic conditions, changes in their respective businesses, operations and prospects and regulatory considerations. Therefore, at the time of the TB special meeting, TB shareholders will not know the precise market value of the stock consideration they may receive at the effective time of the merger. TB shareholders should obtain current sale prices for shares of BFC common stock before voting their shares at the TB special meeting.
The merger and related transactions are subject to approval by TB shareholders.
The merger cannot be completed unless the TB shareholders approve the merger agreement and the merger by the affirmative vote of the holders of at least a majority of the outstanding shares of TB’s common stock entitled to vote at the TB special meeting.

Failure to complete the merger could negatively affect the value of the shares and the future business and financial results of TB.
If the merger is not completed, the ongoing business of TB could be adversely affected and TB will be subject to a variety of risks associated with the failure to complete the merger, including the following:
•
TB being required, under certain circumstances, to pay to BFC a termination fee equal to $1,300,000;

•
substantial costs incurred by TB in connection with the proposed merger, such as legal, accounting, financial advisor, printing and mailing fees;

•
the loss of key employees and customers;

•
the disruption of operations and business;

•
deposit attrition, customer loss and revenue loss;

•
unexpected problems with costs, operations, personnel, technology and credit;

•
diversion of management focus and resources from operational matters and other strategic opportunities while working to implement the merger; and

•
reputational harm due to the adverse perception of any failure to successfully complete the merger.

If the merger is not completed, these risks could materially affect the business, financial results and the value of TB common stock.
TB will be subject to business uncertainties and contractual restrictions while the merger is pending.
Uncertainty about the effect of the merger on employees and customers may have an adverse effect on TB. These uncertainties may impair TB’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with TB to seek to change existing business relationships with TB. Retention of certain employees by TB may be challenging while the merger is pending, as certain employees may experience uncertainty about their future roles with TB or BFC. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with TB or BFC, TB’s business or the business assumed by BFC following the merger could be harmed. In addition, TB has agreed to certain contractual restrictions on the operation of its business prior to closing. See “The Merger Agreement — Covenants and Agreements” beginning on page 62 for a description of the restrictive covenants applicable to TB.
The merger agreement limits TB’s ability to pursue an alternative acquisition proposal and requires TB to pay a termination fee of  $1,300,000 under limited circumstances relating to alternative acquisition proposals.
Under the merger agreement, TB has agreed not to initiate, solicit, induce or knowingly encourage, or take any action to facilitate any alternative business combination transaction or, subject to certain exceptions, participate in discussions or negotiations regarding, or furnish any non-public information relating to, any alternative business combination transaction. See “The Merger Agreement — No Solicitation” on page 68. The merger agreement also provides for TB to pay to BFC a termination fee in the amount of  $1,300,000 in the event that the merger agreement is terminated for certain reasons. See “The Merger Agreement — Termination Fees” on page 72. These provisions could discourage a potential competing acquirer that might have an interest in acquiring TB from considering or making a competing acquisition proposal, even if the potential competing acquirer was prepared to pay consideration with a higher per share cash value than the market value proposed to be received or realized in the merger, or might result in a potential competing acquirer proposing to pay a lower price than it might otherwise have proposed to pay because of the added expense of the termination fee that may become payable in certain circumstances under the merger agreement.

The merger agreement contains provisions granting both TB and BFC the right to terminate the merger agreement in certain circumstances.
The merger agreement contains certain termination rights, including the right, subject to certain exceptions, of either party to terminate the merger agreement if the merger is not completed on or prior to August 31, 2020 (subject to automatic extension to November 30, 2020 if the only outstanding condition to closing is the receipt of regulatory approvals), and the right of TB to terminate the merger agreement, subject to certain conditions, to accept a business combination transaction deemed to be superior to the merger by the TB board of directors. If the merger is not completed, the ongoing business of TB could be adversely affected and TB will be subject to several risks, including the risks described elsewhere in this “Risk Factors” section.
The merger is subject to a number of conditions which, if not satisfied or waived in a timely manner, would delay the merger or adversely impact the companies’ ability to complete the transactions contemplated by the merger agreement.
The completion of the merger is subject to certain conditions, including, among others, the (1) approval of the merger agreement by the holders of at least a majority of the outstanding shares of TB common stock entitled to vote at the TB special meeting; (2) the receipt of all required regulatory approvals for the merger, without the imposition of any material on-going conditions or restrictions, and the expiration of all regulatory waiting periods; (3) the absence of any legal restraint (such as an injunction or restraining order) that would prevent the consummation of the merger; (4) the effectiveness of the registration statement of which this proxy statement/prospectus forms a part; (5) each party’s receipt of a tax opinion from its respective outside legal counsel, dated the closing date of the merger, confirming the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code; (6) the absence of 5% or more of the outstanding shares of TB’s common stock exercising their dissenters’ rights; (7) the absence of the occurrence of a material adverse effect on TB or BFC; and (8) other customary closing conditions set forth in the merger agreement. See “The Merger Agreement — Conditions to Completion of the Merger” on page 70. While it is currently anticipated that the merger will be completed during the second quarter of 2020, there can be no assurance that such conditions will be satisfied in a timely manner or at all, or that an effect, event, development or change will not transpire that could delay or prevent these conditions from being satisfied. Accordingly, there can be no guarantee with respect to the timing of the closing of the merger, whether the merger will be completed at all and when TB shareholders will receive the merger consideration, if at all.
BFC and TB may waive one or more of the conditions to the merger without re-soliciting shareholder approval for the merger.
Each of the conditions to the obligations of BFC and TB to complete the merger, except for the receipt of required regulatory and shareholder approvals, may be waived, in whole or in part, to the extent permitted by applicable law, by agreement of BFC and TB, if the condition is a condition to both parties’ obligation to complete the merger, or by the party for which such condition is a condition of its obligation to complete the merger. The boards of directors of BFC and TB may evaluate the materiality of any such waiver to determine whether amendment of this proxy statement/prospectus and re-solicitation of proxies are necessary. BFC and TB, however, generally do not expect any such waiver to be significant enough to require re-solicitation of shareholders. In the event that any such waiver is not determined to be significant enough to require re-solicitation of shareholders, the companies will have the discretion to complete the merger without seeking further shareholder approval.
Regulatory approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.
Before the transactions contemplated by the merger agreement may be completed, approvals or waivers must be obtained from various regulatory authorities, which include the Federal Reserve Board, the OCC, the WDFI, and other securities and regulatory authorities. These governmental entities may request additional information or materials regarding the regulatory applications and notices submitted by BFC and TB, or may impose conditions on the granting of such approvals. Such conditions or changes and the process of obtaining regulatory approvals could have the effect of delaying the completion of the merger or of imposing additional costs or limitations on the combined company following the merger. The regulatory approvals may not be received at all, may not be received in a timely fashion, and may contain conditions on the completion of the merger that are not anticipated or cannot be met. There can be no assurance as to whether these and other regulatory approvals will be received, the timing of those approvals, or whether any conditions will be imposed. See “The Merger — Bank Regulatory Approvals Required for the Merger” on page 46.
The directors and executive officers of TB have interests in seeing the merger completed that may be different from, or in addition to, those of the other TB shareholders.
The directors and executive officers of TB may have arrangements that provide them with interests in the merger that may be different from, or in addition to, those of the shareholders of TB generally. These interests and arrangements may create potential conflicts of interest and may influence or may have influenced certain directors and executive officers of TB to support or approve the merger and the merger agreement. See “The Merger — Interests of TB’s Directors and Executive Officers in the Merger” beginning on page 44.
The opinion of TB’s financial advisor does not reflect changes in circumstances between the date of the signing of the merger agreement and the completion of the merger.
TB’s board of directors received an opinion from its financial advisor as to the fairness of the merger consideration from a financial point of view as of the date of such opinion. Subsequent changes in the operation and prospects of TB or BFC, general market and economic conditions and other factors that may be beyond the control of TB or BFC, may significantly alter the value of TB or BFC or the price of the shares of BFC common stock by the time the merger is completed. The opinion does not address the fairness of the merger consideration from a financial point of view at the time the merger is completed, or as of any other date other than the date of such opinion. The opinion of TB’s financial advisor is attached as Annex B to this proxy statement/prospectus. For a description of the opinion, see “The Merger — Opinion of TB’s Financial Advisor” on page 39.
The merger may be completed even if BFC or TB experiences adverse changes in its business.
In general, either BFC or TB may refuse to complete the merger if the other party suffers a material adverse effect on its business prior to the closing of the merger. However, certain types of changes or occurrences with respect to BFC or TB would not prevent the merger from going forward, even if the change or occurrence would have adverse effects on BFC or TB, including the following:
•
changes in laws and regulations affecting financial institutions and their holding companies generally, or interpretations thereof by courts or governmental entities, if such changes do not have a disproportionate impact on the affected company;

•
changes in GAAP or regulatory accounting requirements generally applicable to financial institutions and their holding companies, if such changes do not have a disproportionate impact on the affected company;

•
changes in global, national or regional political conditions including the outbreak of war or acts of terrorism, or in economic or market conditions affecting the financial services industry generally, if such changes do not have a disproportionate impact on the affected company;

•
changes or effects from the announcement of the merger agreement and the transactions contemplated thereby, and compliance by the parties with the merger agreement on the business, financial condition or results of operations of the parties;

•
any failure by TB or BFC to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (but not including the underlying causes thereof); and

•
the impact of the merger agreement and the transactions contemplated thereby on relationships with customers or employees, including the loss of personnel subsequent to the date of the merger agreement.

Litigation in transactions of this type are sometimes filed against the board of directors of either party that could prevent or delay the completion of the merger or result in the payment of damages following completion of the merger.
In connection with the merger, it is possible that TB shareholders may file putative class action lawsuits against the boards of directors of BFC and/or TB. Among other remedies, these shareholders could seek to enjoin the merger. The outcome of any such litigation would be uncertain. If a dismissal is not granted or a settlement is not reached, such potential lawsuits could prevent or delay completion of the merger and result in substantial costs to BFC and TB. The defense or settlement of any lawsuit or claim that remains unresolved at the time the merger is consummated may adversely affect the combined company’s business, financial condition, results of operations, cash flows and market price.
Risks Related to the Combined Company Following the Merger
The combined company expects to incur substantial expenses related to the merger.
The combined company expects to incur substantial expenses in connection with completing the merger and integrating the business and operations of TB and BFC. Although BFC and TB have assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction and integration expenses associated with the merger could, particularly in the near term, exceed the savings that the combined company expects to achieve from the integration of the businesses following the completion of the merger.
Following the merger, the combined company may be unable to integrate TB’s business with BFC successfully and realize the anticipated synergies and other benefits of the merger or do so within the anticipated timeframe.
The merger involves the combination of two companies that currently operate as independent companies, as well as the companies’ subsidiaries. Although the combined company is expected to benefit from certain synergies, including cost savings, the combined company may encounter potential difficulties in the integration process, including:
•
the inability to successfully combine TB’s business with BFC in a manner that permits the combined company to achieve the cost savings anticipated to result from the merger, which would result in the anticipated benefits of the merger not being realized in the timeframe currently anticipated or at all;

•
the risk of not realizing all of the anticipated operational efficiencies or other anticipated strategic and financial benefits of the merger within the expected timeframe or at all;

•
potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the merger; and

•
performance shortfalls as a result of the diversion of management’s attention caused by completing the merger and integrating the companies’ operations.

For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of the combined company’s management, the disruption of the combined company’s ongoing business or inconsistencies in the combined company’s operations, any of which could adversely affect the ability of the combined company to maintain relationships with customers and employees or to achieve the anticipated benefits of the merger, or could otherwise adversely affect the business and financial results of the combined company.
Following the merger, the combined company may be unable to retain key employees.
The success of the combined company after the merger will depend in part upon its ability to retain key employees. Key employees may depart either before or after the merger because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the combined company following the merger. Accordingly, no assurance can be given that TB or BFC or, following the merger, the combined company will be able to retain key employees.

The voting power of TB shareholders will be diluted by the merger.
The merger will result in TB shareholders having an ownership stake in the combined company that is smaller than their current stake in TB. Upon completion of the merger of TB with BFC, we estimate that TB shareholders will own approximately [•]% of the issued and outstanding shares of common stock of the combined company. Consequently, TB shareholders, as a general matter, will have less influence over the management and policies of the combined company after the effective time of the merger than they currently exercise over the management and policies of TB. BFC, however, has agreed as part of the merger to appoint Robert W. Holmes, TB’s Executive Chairman, as a director of both BFC and Bank First, subject to Mr. Holmes meeting certain requirements.
Future capital needs could result in dilution of shareholder investment.
BFC’s board of directors may determine from time to time there is a need to obtain additional capital through the issuance of additional shares of its common stock or other securities. These issuances would dilute the ownership interests of its shareholders and may dilute the per share book value of BFC common stock. New investors may also have rights, preferences and privileges senior to BFC’s shareholders, which may adversely impact its shareholders.
Risks Related to an Investment in the Combined Company’s Common Stock
The market price of the shares of common stock of the combined company may be affected by factors different from those affecting the price of shares of BFC common stock before the merger.
The results of operations of the combined company, as well as the market price of shares of the common stock of the combined company after the merger, may be affected by factors in addition to those currently affecting BFC’s or TB’s results of operations and the market prices of shares of BFC common stock. Accordingly, the historical financial results of BFC and TB and the historical market prices of shares of BFC common stock may not be indicative of these matters for the combined company after the merger. For a discussion of the businesses of BFC and TB and certain risks to consider in connection with evaluating the proposals to be considered at the TB special meeting, see the documents incorporated by reference into this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 90.
The market price of the combined company’s common stock may decline as a result of the merger.
The market price of the combined company’s common stock may decline as a result of the merger if the combined company does not achieve the perceived benefits of the merger or the effect of the merger on the combined company’s financial results is not consistent with the expectations of financial or industry analysts. In addition, upon completion of the merger, BFC and TB shareholders will own interests in a combined company operating an expanded business with a different mix of assets, risks and liabilities. Current BFC and TB shareholders may not wish to continue to invest in the combined company, or for other reasons may wish to dispose of some or all of their shares of the combined company.
After the merger is completed, TB shareholders who receive shares of BFC common stock in the merger will have different rights that may be less favorable than their current rights as TB shareholders.
After the closing of the merger, TB shareholders who receive shares of BFC common stock in the merger will have different rights than they currently have as TB shareholders, which may be less favorable than their current rights as TB shareholders. For a detailed discussion of the significant differences between the current rights of a shareholder of TB and the rights of a shareholder of the combined company following the merger, see “Comparison of Rights of BFC Shareholders and TB Shareholders” beginning on page 79.

Risks Related to Tax
The merger may have adverse tax consequences.
Each of BFC and TB expects that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to the respective obligations of BFC and TB to complete the merger that each of BFC and TB receives a tax opinion from its respective outside legal counsel, dated the closing date of the merger, to that effect. A legal opinion represents the judgment of counsel rendering the opinion and is not binding on the Internal Revenue Service (“IRS”) or the courts. See “The Merger — Material U.S. Federal Income Tax Consequences” beginning on page 48. If the merger were to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code, then each holder of TB common stock generally would recognize gain or loss, as applicable, equal to the difference between (1) the sum of the fair market value of the shares of BFC common stock received by such U.S. holder in the merger and the amount of cash received for fractional shares by such U.S. holder in the merger and (2) its adjusted tax basis in the shares of TB common stock surrendered in exchange therefor. The consequences of the merger to any particular shareholder will depend on that shareholder’s particular situation. We strongly urge you to consult your own tax advisor to determine the particular tax consequences of the merger to you.
Risks Related to BFC’s Business
You should read and consider risk factors specific to BFC’s business that will also affect the combined company after the merger. These risks are described in the sections entitled “Risk Factors” in BFC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and in other documents incorporated by reference into this proxy statement/prospectus. Please see the section entitled “Where You Can Find More Information” beginning on page 90 of this proxy statement/prospectus for the location of information incorporated by reference into this proxy statement/prospectus.

THE TB SPECIAL MEETING
This proxy statement/prospectus is being provided to the holders of TB common stock as part of a solicitation of proxies by the TB board of directors for use at the TB special meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment thereof. This proxy statement/prospectus provides the holders of TB common stock with information they need to know to be able to vote or instruct their vote to be cast at the TB special meeting.
General
TB is furnishing this proxy statement/prospectus to the holders of TB common stock as of the TB record date for use at TB’s special meeting and any adjournment or postponement of its special meeting.
Date, Time and Place
The TB special meeting will be held at [•] located at [•], on [•], at [•], Central Time, subject to any adjournment or postponement thereof.
Purpose of the TB Special Meeting
At the TB special meeting, TB shareholders will be asked to consider and vote on the following:
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Proposal One:   The Merger Proposal — To approve the merger agreement and the merger, which we refer to as the merger proposal; and

•
Proposal Two:   The Adjournment Proposal — To approve the adjournment of the TB special meeting to a later date or dates, if the TB board of directors determines it is necessary, among other things, to permit solicitation of additional proxies if there are not sufficient votes at the time of the TB special meeting to approve the merger proposal, which we refer to as the adjournment proposal.

Completion of the merger is conditioned on, among other things, the approval of the merger by the TB shareholders.
No other matter can be brought up or voted upon at the TB special meeting.
Proposal One: Merger Proposal
TB is asking its shareholders to approve the merger proposal. After careful consideration, TB’s board of directors determined that the merger agreement and the transactions contemplated thereby, including the merger, were advisable and in the best interests of TB and TB’s shareholders.
TB shareholders should carefully read this document in its entirety, including the annexes, for more detailed information concerning the merger agreement and the merger. For a detailed discussion of the merger, including the terms and conditions of the merger agreement, see “The Merger Agreement,” beginning on page 56. In addition, TB shareholders are directed to the merger agreement, a copy of which is attached as Annex A to this document and incorporated in this document by reference.
Proposal Two: Adjournment Proposal
If, at the TB special meeting, the number of shares of TB common stock present or represented and voting in favor of the merger proposal is insufficient to approve the merger proposal, TB may move to adjourn the TB special meeting in order to enable the TB board of directors to solicit additional proxies for approval of the merger proposal. In that event, TB’s shareholders will be asked to vote upon the adjournment proposal and not the merger proposal.
In the adjournment proposal, TB is asking its shareholders to authorize the holder of any proxy solicited by its board of directors to vote in favor of granting discretionary authority to the TB board of directors to adjourn the TB special meeting to another time and place for the purpose of soliciting additional proxies. If TB’s shareholders approve the adjournment proposal, TB could adjourn the TB special meeting and any adjourned session of the TB special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from TB shareholders who have previously voted. If a quorum is not present at the meeting, the meeting will not be convened to conduct business and neither the merger proposal nor the adjournment proposal will be considered. In the absence of a quorum, TB may adjourn the meeting to a later date or time to solicit additional proxies.
Recommendation of the TB Board of Directors
On November 14, 2019, the TB board of directors unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are in the best interests of TB and its shareholders, and it adopted the merger agreement and approved the merger and the other transactions contemplated by the merger agreement.
Accordingly, the TB board of directors unanimously recommends that TB shareholders vote as follows:
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“FOR” Proposal One approving the merger agreement and the merger; and

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“FOR” Proposal Two approving the adjournment of the TB special meeting if necessary to permit solicitation of additional proxies.

Holders of TB common stock should carefully read this proxy statement/prospectus, including any documents incorporated by reference, and the annexes in their entirety for more detailed information concerning the merger agreement, the merger and the other transactions contemplated by the merger agreement.
Record Date; Shareholders Entitled to Vote
The record date for the TB special meeting is [•], which we refer to herein as the TB record date. Only record holders of shares of TB common stock as of the close of business (5:00 p.m. Central Time) on the TB record date are entitled to notice of, and to vote at, the TB special meeting or any adjournment thereof. At the close of business on the TB record date, the only outstanding securities of TB with a right to vote on the proposals were TB common stock, with [108,820] shares of TB common stock issued and outstanding. Each share of TB common stock outstanding on the TB record date is entitled to one vote on each proposal.
Quorum and Adjournment
No business may be transacted at the TB special meeting unless a quorum is present. Holders representing at least a majority of the issued and outstanding shares of TB common stock entitled to vote at the TB special meeting must be present, in person or represented by proxy, to constitute a quorum.
Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the matter. No notice of an adjourned TB special meeting need be given if the new date, time and place are announced at the special meeting before adjournment, and no new record date is required to be set. If, however, after the adjournment, the board of directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record on the new record date entitled to vote at such meeting. At any adjourned TB special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the TB special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned TB special meeting.
All shares of TB common stock represented at the TB special meeting, including shares that are represented but that vote to abstain, will be treated as present for purposes of determining the presence or absence of a quorum.
Vote Required for Approval; Abstentions; Failure to Vote
The required votes to approve the TB proposals are as follows:
Proposal One:   The Merger Proposal — Approving the merger proposal requires the affirmative vote of a majority of the issued and outstanding shares of TB common stock entitled to vote at the TB special meeting. Failure to vote and abstentions will have the same effect as a vote “AGAINST” this proposal.

Proposal Two:   The Adjournment Proposal — Approving the adjournment proposal requires the affirmative vote of a majority of the votes cast on the matter. Failure to vote and abstentions will have no effect on this proposal.
If you sign your proxy but do not indicate your vote, your proxy will be voted “FOR” each proposal.
Voting by TB Directors and Executive Officers
At the close of business on the TB record date, TB directors and executive officers and their affiliates were entitled to vote [54,634] shares of TB common stock, or approximately [50.2]% of the shares of TB common stock outstanding on that date. TB expects that its directors and executive officers and their affiliates will vote their shares in favor of both of the TB proposals.
TB Common Stock Subject to Voting Agreements
All directors of TB and Timberwood Bank, solely in their capacity as shareholders of TB, have entered into voting agreements with BFC pursuant to which they have agreed to vote their shares of TB common stock in favor of the merger proposal and against the approval or adoption of any proposal made in opposition to the merger. As of the TB record date, 54,634 shares of TB common stock, or approximately 50.2% of the outstanding shares of TB common stock entitled to vote at the TB special meeting, are bound by the voting agreements. Because of the number of shares of TB common stock subject to the voting agreements, TB has already made agreements with TB shareholders with the requisite number of shares to approve the merger.
Voting on Proxies by Holders of Record; Incomplete Proxies
If you were a record holder of TB common stock at the close of business on the TB record date, a proxy card is enclosed for your use. TB requests that you vote your shares as promptly as possible by submitting your proxy card by mail using the enclosed return envelope. When the accompanying proxy card is returned properly executed, the shares of TB common stock represented by it will be voted at the TB special meeting or any adjournment thereof in accordance with the instructions contained in the proxy card.
If a record holder returns an executed proxy card without an indication as to how the shares of TB common stock represented by it are to be voted with regard to a particular proposal, the shares of TB common stock represented by the proxy will be voted in accordance with the recommendation of the TB board of directors and, therefore, such shares will be voted:
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“FOR” Proposal One approving the merger agreement and the merger; and

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“FOR” Proposal Two approving the adjournment of the TB special meeting, if necessary to permit solicitation of additional proxies.

At the date hereof, the TB board of directors has no knowledge of any business that will be presented for consideration at the TB special meeting and that would be required to be set forth in this proxy statement/prospectus or the related proxy card other than the matters set forth in TB’s Notice of Special Meeting of Shareholders.
Your vote is important. Accordingly, if you were a record holder of TB common stock on the TB record date, please sign, date and return the enclosed proxy card whether or not you plan to attend the TB special meeting in person.
Shares Held in “Street Name”
If your shares of TB common stock are held in an account with a bank, broker or other nominee, which are referred to as shares held in “street name,” the bank, broker or other nominee is considered the shareholder of record with respect to these shares and you are the beneficial owner of these “street name” shares. If your shares are held in “street name” through a broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to vote your shares.

If your shares are held in “street name,” TB recommends that you mark, date, sign and promptly mail the voting instruction form provided by your bank, broker or other nominee in accordance with the instructions provided by such nominee.
Banks, brokers and other nominees who hold shares of TB common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine” without specific instructions from the beneficial owner. The merger proposal and the adjournment proposal are non-routine matters. Accordingly, if your broker, bank or other nominee holds your shares of TB common stock in “street name,” your broker, bank or other nominee will vote your shares of TB common stock with respect to the merger proposal and the adjournment proposal only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this proxy statement/prospectus. If you do not provide instructions to your broker, bank or other nominee with respect to either the merger proposal or the adjournment proposal, it will result in a failure to vote your shares on such proposal. Failure to vote has the same effect as a vote against the merger proposal.
Revocability of Proxies and Changes to a TB Shareholder’s Vote
A TB shareholder entitled to vote at the TB special meeting may revoke a proxy at any time before such time that the proxy card for any such holders of TB common stock must be received at the TB special meeting by taking any of the following actions:
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delivering written notice of revocation to Andrea Peterson, Corporate Secretary, Tomah Bancshares, Inc., 110 West Veterans Street, Tomah, Wisconsin 54660;

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delivering a proxy card bearing a later date than the proxy that such shareholder desires to revoke; or

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attending the TB special meeting and voting in person.

Merely attending the TB special meeting will not, by itself, revoke your proxy; a TB shareholder must cast a subsequent vote at the TB special meeting using forms provided for that purpose. The last valid vote that TB receives before the polls close at the TB special meeting is the vote that will be counted.
If you hold your shares in “street name” through a bank, broker or other nominee, you must contact such bank, broker or nominee if you desire to revoke your proxy as described above.
Solicitation of Proxies
The TB board of directors is soliciting proxies for the TB special meeting from holders of its TB common stock entitled to vote at the TB special meeting. In accordance with the merger agreement, TB will pay its own cost of soliciting proxies from its shareholders, including the cost of mailing this proxy statement/prospectus. In addition to solicitation of proxies by mail, proxies may be solicited by TB’s officers, directors and regular employees, without additional remuneration, in person, by telephone or other means of communication.
TB will make arrangements with brokerage houses, custodians, nominees and fiduciaries to forward proxy solicitation materials to beneficial owners of TB common stock. TB may reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding the proxy materials.
Attending the TB Special Meeting; Voting in Person
Only record holders of TB common stock at the close of business on the TB record date, their duly appointed proxies, and invited guests may attend the TB special meeting. However, only holders of TB common stock will be entitled to vote.

A shareholder who holds shares in “street name” through a broker, bank, trustee or other nominee who desires to attend the TB special meeting in person must bring proof of beneficial ownership as of the TB record date, such as a letter from the broker, bank, trustee or other nominee that is the record owner of such beneficial owner’s shares, a brokerage account statement or the voting instruction form provided by the broker.
A person who holds a validly executed proxy entitling such person to vote on behalf of a record owner of TB common stock who desires to attend the TB special meeting in person must also bring the validly executed proxy naming such person as the proxy holder, signed by the TB shareholder of record, and proof of the signing shareholder’s record ownership as of the TB record date.
No cameras, recording equipment or other electronic devices will be allowed in the meeting room. Failure to provide the requested documents at the door or failure to comply with the procedures for the TB special meeting may prevent TB shareholders from being admitted to the TB special meeting.
Assistance
If you need assistance in completing your proxy card, have questions regarding the TB special meeting or would like additional copies of this proxy statement/prospectus, please contact Andrea Peterson, Corporate Secretary, at (608) 372-2265.

THE MERGER
The following discussion contains certain information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement attached as Annex A to this proxy statement/prospectus. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement attached as Annex A, for a more complete understanding of the merger.
General
Each of BFC’s and TB’s respective boards of directors has unanimously approved the merger agreement and the transactions contemplated by the merger agreement. The merger agreement provides for the acquisition of TB by BFC by way of the merger of TB with and into BFC, with BFC as the surviving company, which we refer to as the merger. Immediately after the merger, Timberwood Bank, a wholly owned Wisconsin-state bank subsidiary of TB, will be merged with and into Bank First, a wholly owned national bank subsidiary of BFC, with Bank First as the surviving bank, which we refer to as the bank merger.
Purchase Price and Purchase Price Adjustments
At the effective time of the merger, each outstanding share of TB common stock will be automatically converted into the right to receive a number of shares of BFC common stock (which we refer to as the “exchange ratio”), subject to the payment of cash instead of fractional shares of BFC common stock, as well as certain adjustments to the exchange ratio depending upon the average BFC common stock price preceding the closing date of the merger, as described below. Pursuant to the merger agreement the exchange ratio is to be calculated as follows:
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if the BFC common stock price (as defined below) is greater than $44.40 and less than $66.60, the merger consideration shall be 5.1445 shares of BFC common stock for every share of TB common stock;

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if the BFC common stock price is greater than or equal to $66.60, the merger consideration shall be the number of shares of BFC common stock equal to the quotient (rounded up to the nearest ten thousandth) obtained by dividing $342.62 by the BFC common stock price; or

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if the BFC common stock price is less than or equal to $44.40, the merger consideration shall be the number of shares of BFC common stock equal to the quotient (rounded up to the nearest ten thousandth) obtained by dividing $228.42 by the BFC common stock price.

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For purposes of determining the exchange ratio, the “BFC common stock price” means the mathematical average, calculated for the twenty (20) trading-day period ending on the fifth (5th) trading day preceding the closing date, of the volume-weighted average price, the VWAP, of a share of BFC common stock for each trading day during such period as displayed under the heading “Bloomberg VWAP” on the Bloomberg Page for BFC (or its equivalent successor page if such page is not available). If the Bloomberg Page or the Bloomberg VWAP is not available for a trading day, “VWAP” shall mean the volume-weighted average price of a share of BFC common stock for such trading day, as determined by a nationally recognized investment banking firm retained by BFC based on available trading information for shares of BFC Common Stock.

BFC may terminate the merger agreement if the VWAP of BFC common stock over the 20 trading day period ending on the fifth trading day preceding the closing date is less than or equal to $38.85, provided that BFC pays TB a termination fee.
BFC will not issue any fractional shares of BFC common stock in the merger. TB shareholders who would otherwise be entitled to a fractional share of BFC common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the (i) fractional share interest in BFC common stock, rounded to the nearest one hundredth of a share, to which such holder would otherwise be entitled by (ii) the BFC common stock price (as defined above) used to calculate the merger consideration.
TB shareholders are being asked to approve the merger agreement and the merger. See “The Merger Agreement” beginning on page 56 for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.
Background of the Merger
The board of directors and executive officers of TB have regularly discussed and reviewed TB’s business, performance and prospects, including its strategic alternatives with the goal of enhancing value for its shareholders. In the context of such reviews, the strategic alternatives considered by the TB board have included, among other things, continuing its on-going operations as an independent institution, acquiring other depository institutions or branches, opening new branch offices or buying other financial services firms engaged in complementary lines of business, any of which may have required raising additional capital, or entering into a merger or acquisition transaction with a similarly sized or larger institution. The TB board also reviewed the competitive environment in its market area as well as merger and acquisition activity in the financial services industry in general, in Wisconsin, and in the greater-Tomah area.
The TB board of directors and management have also been aware in recent years of changes in the financial services industry and the regulatory environment, as well as the competitive challenges facing a financial institution such as TB. These challenges have included increasing government regulations, higher capital requirements, increasing expense burdens and commitments for technology, an interest rate environment that has resulted in pressure on the interest rate spread and margin, the length of the current period of economic growth experienced in the United States, and increasing competition in the delivery of financial products and services combined with increased customer expectations for the availability of sophisticated financial products and services from financial institutions. In addition, the board of directors was sensitive to shareholders’ desire for liquidity opportunities with respect to their shares. The TB board has always recognized that its fiduciary duty to its shareholders encompassed consideration of a business combination, merger or sale of TB that might offer enhanced value to its shareholders and greater market liquidity.
As a result of these conversations, TB’s board of directors determined that it was in the best interest of the shareholders to more actively explore its strategic options. During early 2019, the board engaged its financial consultant, Vining Sparks, to discuss available options. These options included the use of a leveraged ESOP to cash out shareholders seeking liquidity, as well as an unsolicited offer to purchase TB from another community-based financial institution located in Western Wisconsin. However, after considering this offer, the board elected not to pursue it at that time.
During the third quarter of 2019, one of TB’s two primary competitors in the Tomah market was sold to an out-of-market financial institution. Subsequently, in the third quarter of 2019, BFC acquired Partnership Community Bancshares, Inc. and its wholly-owned subsidiary, Partnership Bank, who’s Tomah branch office was TB’s other primary competitor in the marketplace. Due to the remoteness of Partnership Bank’s Tomah branch to TB’s primary market area, the TB board instructed its executive chairman, Robert Holmes, to contact BFC about a potential sale of such branch to TB. BFC indicated that it was not interested in selling its Tomah branch, as it was committed to and intended to grow its presence in the greater-Tomah market. Alternatively, BFC indicated to Mr. Holmes that it would be very interested in pursuing an acquisition of TB as a means of growing BFC’s market presence in Tomah. While TB was not actively pursuing a sale of the institution at that time, given the synergies of such a potential transaction with BFC and the initial indication of potential pricing, it discussed the opportunity with Vining Sparks. These discussions included pricing expectations for any such transaction, as well as the mix of any consideration as between stock and shares of BFC common stock.
In light of the fact that these discussions with BFC had commenced, the board believed it to be prudent to also re-engage in discussions with the other community-based financial institution from which it had previously received an unsolicited offer. The renewed discussions began in early third quarter 2019 and resulted in TB receiving a revised competing offer from the institution. The TB board initially discussed a potential transaction with one of the two competing financial institutions at its regular meeting on July 25, 2019, although potential pricing was still being discussed with the two institutions and final firm offers had not yet been received. A special meeting of the board was held on July 30, 2019 to continue these discussions, at which meeting the TB board instructed Mr. Holmes to continue discussions with the two institutions.

On August 20, 2019, TB received updated pricing information from BFC, which was initially discussed by the TB board at its August 22, 2019 regular meeting, but was then scheduled to be discussed in more detail at its September 2019 meeting. BFC entered into a mutual confidentiality and non-disclosure agreement with TB on August 22, 2019. Concurrently, TB continued discussions with the other community-based financial institution and received a formal non-binding indication of interest letter from that institution on September 16, 2019. TB received a formal non-binding indication of interest letter from BFC on September 19, 2019.
On September 19, 2019 representatives from Vining Sparks and Godfrey & Kahn, counsel to TB, attended the regular meeting of the TB board of directors. The representative from Vining Sparks discussed the terms of each of the non-binding indication of interest letters and provided a summary of each proposed transaction for the board of directors, including an overview of each of the potential strategic partners, as well as the financial institution mergers & acquisitions market generally. Following Vining Sparks’ presentation, Michael Molepske, President and Chief Executive Officer of BFC, and Kelly Fischer, Chief Operating Officer of Bank First, were brought into the meeting to provide the board of directors with an overview of BFC’s organization and to answer any questions that the board had with respect to BFC’s offer. Mr. Molepske and Ms. Fischer then left the meeting and the board continued its discussion with Vining Sparks and Godfrey & Kahn. Following a robust discussion of the offers and consultation with Vining Sparks and Godfrey & Kahn, the board of directors determined that the offer from BFC was the superior of the two offers that the board had received and that it was in the best interest of TB and its shareholders to pursue a transaction with BFC. TB executed the letter of intent on September 24, 2019.
TB and BFC each began due diligence reviews of the other institution following the September 19, 2019 board meeting and continuing in to October 2019. In early October, 2019, BFC conducted its due diligence on Timberwood Bank’s loan portfolio. After receiving satisfactory results from its review of the loan portfolio, BFC conducted and completed a thorough and comprehensive due diligence investigation of TB’s corporate governance, financial standing, material contracts, deposits, human resources, information technology, and other key operational and financial factors. On October 17, 2019, members of BFC senior management met with the board of directors of TB to discuss the details of the letter of intent and to provide additional information about BFC and Bank First. Because the merger consideration for the proposed transaction was solely comprised of BFC common stock, TB similarly conducted a due diligence review of BFC beginning in late September 2019 and continuing into October 2019, with such review providing satisfactory results.
Concurrent with the parties due diligence reviews, Barack Ferrazzano Kirschbaum & Nagelberg, LLP (“Barack Ferrazzano”), counsel for BFC, began drafting a definitive agreement for the transaction. Godfrey & Kahn received an initial draft of the merger agreement from Barack Ferrazzano, on October 18, 2019. That agreement, along with the ancillary bank merger agreement, director/officer voting agreements, and non-competition and non-disclosure agreements, were negotiated between the parties through November 14, 2019, during which period of time each party also prepared comprehensive disclosure schedules to be delivered concurrently with the merger agreement.
On November 6, 2019, BFC’s board of directors met at a special meeting scheduled to review and discuss the proposed merger and the merger agreement. At this meeting, BFC’s board of directors received presentations from Barack Ferrazzano and its financial advisor, Sandler O’Neill + Partners, L.P. (now Piper Sandler & Co.). Following this discussion, BFC’s board of directors approved the Agreement and Plan of Merger between BFC and TB.
On November 14, 2019, a special meeting of the TB board of directors was convened. Representatives of TB’s senior management and legal and financial advisors participated in the meeting. A copy of the merger agreement that had been negotiated to date, as well as certain ancillary documents, had been provided to the members of the board of directors on November 11, 2019. Mr. Holmes began the meeting by outlining the process of getting to the final definitive agreement to be approved by the board of directors, as well as ongoing discussions that he had with representatives of BFC related to the proposed transaction. A representative of Godfrey & Kahn then outlined for the board the terms and conditions of the definitive agreement and the reverse due diligence conducted with respect to BFC, and entertained questions from the board regarding the same. Godfrey & Kahn also summarized the fiduciary duties of each director, with an emphasis on the role of the board of directors in a change in control scenario. The meeting was then turned over to a representative from Vining Sparks, who presented to the TB board its financial analysis of the proposed transaction, and rendered Vining Sparks’ opinion, as described in the section titled “Opinion of Financial Advisor to TB” beginning on page 39, that as of November 14, 2019, and based upon and subject to the assumptions, considerations, qualifications and limitations set forth in the written opinion, the aggregate consideration to be received by the TB common shareholders pursuant to the merger is fair, from a financial point of view, to those shareholders. The board discussed the attributes of BFC’s common stock, including its recent market performance and its trading volume. Following extensive discussion and questions and answers, including consideration of the factors described under “TB’s Reasons for the Merger; Board Recommendation,” the board determined that the merger agreement and the transactions contemplated thereby was advisable and in the best interests of TB and its shareholders. The board then approved the merger agreement and the transactions contemplated thereby.
On November 19, 2019, Bank First’s board of directors met and approved the Plan of Bank Merger between Bank First and Timberwood Bank. Following the completion of the TB and BFC board meetings, TB and BFC executed the definitive merger agreement, and the TB directors and officers executed the voting agreements and non-officer directors of TB executed the Director Non-Competition and Non-Disclosure Agreements on Tuesday, November 19, 2019. Before the opening of the market on Wednesday, November 20, 2019, BFC and TB issued a joint press release announcing the execution of the merger agreement.
BFC’s Reasons for the Merger
In reaching its decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the issuance of BFC common stock as the merger consideration, BFC board of directors considered a number of factors, including the following material factors:
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each of BFC’s and TB’s business, operations, financial condition, asset quality, earnings and prospects;

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the strategic fit of the businesses of the two companies, including their complementary markets, business lines and loan and deposit profiles;

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the opportunity to strategically expand into the markets of Western Wisconsin;

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the anticipated pro forma impact of the transaction on the combined company, including the expected impact on financial metrics including earnings and tangible book value and regulatory capital levels, as well as the potential efficiencies of scale resulting from the increased size of BFC following the merger;

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its understanding of the current and prospective environment in which BFC and TB operate, including national, state and local economic conditions, the competitive environment for financial institutions generally, and the likely effect of these factors on BFC both with and without the proposed transaction;

•
its review and discussions with BFC’s management concerning the due diligence investigation of TB, including its review of TB’s financial condition, results of operation, asset quality, market areas, growth potential (projected potential accretion to earnings per share and the projected payback period of the estimated decrease in tangible book value) and quality of senior management;

•
the perceived compatibility of the corporate cultures of the two companies, which management believes should facilitate integration and implementation of the transaction;

•
the structure of the transaction as a combination in which the combined company would operate under the BFC brand and BFC’s board of directors and management would have substantial participation in the combined company;

•
the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions; and

•
the financial and other terms of the merger agreement, including the merger consideration, expected U.S. federal income tax treatment, the deal protection and termination fee provisions, and restrictions on the conduct of TB’s business between the date of the merger agreement and the date of completion of the merger.

BFC’s board of directors also considered potential risks relating to the merger including the following:
•
BFC management’s attention and BFC resources may be diverted from the operation of BFC’s business and towards the completion of the merger;

•
BFC may not realize all of the anticipated benefits of the merger, including cost savings, maintenance of existing customer and employee relationships, and minimal disruption in the integration of TB’s operations with BFC;

•
the nature and amount of payments and other benefits to be received by TB management in connection with the merger pursuant to existing TB plans and compensation arrangements and the merger agreement;

•
the substantial costs that BFC will incur in connection with the merger even if it is not consummated;

•
approvals from regulatory authorities could impose conditions that could have the effect of delaying completion of the merger or imposing additional costs;

•
the possibility of litigation in connection with the merger; and

•
that TB has a right to a $650,000 termination fee if the merger agreement is terminated as a result of the BFC common stock price falling below $38.85 per share.

The foregoing discussion of the factors considered by BFC board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by the BFC board of directors. In reaching its decision to approve and adopt the merger agreement, the merger and the other transactions contemplated by the merger agreement, including the issuance of BFC common stock as the merger consideration, BFC board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. BFC’s board of directors considered all these factors as a whole and overall considered the factors to be favorable to, and to support, its determination to recommend the merger and the transactions contemplated thereby.
TB’s Reasons for the Merger
After careful consideration, the TB board of directors, at a special meeting held on November 14, 2019, unanimously determined that the merger agreement is advisable and in the best interests of TB and its shareholders. Accordingly, TB’s board of directors approved the merger agreement and unanimously recommends that TB shareholders vote “FOR” the approval of the merger agreement. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, and to recommend that its shareholders approve and adopt the merger agreement, the TB board of directors consulted with TB executive management, as well as its financial and legal advisors, and considered many factors, including the following:
•
the board of directors’ assessment of the strategic options available to TB and the execution risk presented by those options, along with the determination that none of the strategic options considered were likely to create greater present value for TB’s shareholders than the value to be paid by BFC in the merger;

•
the financial and other terms of the merger agreement, including the price to be paid for the shares of TB common stock, and the form of consideration to be received by TB shareholders;

•
each of TB’s, BFC’s and the combined company’s business, operations, management, financial condition, asset quality, earnings and prospects. In reviewing these factors, the TB board of directors considered its view that BFC’s business and operations complement those of TB and that the merger would result in a combined company with diversified revenue sources, a well-balanced loan portfolio and an attractive funding base;
•
the increased liquidity of the BFC common stock as listed on Nasdaq, contrasted with the absence of a public market for TB common stock;

•
the expectation that TB shareholders would have the opportunity to participate in future growth of the combined company;

•
the potential for stock appreciation in the combined company for TB shareholders;

•
the ability to become part of a larger institution with a higher lending limit and the infrastructure for growth, helping to further service TB’s customer base and communities;

•
the opportunities for advancement in the combined company for continuing TB employees;

•
its understanding of the current and prospective environment in which TB and BFC operate, including national and local economic conditions, the interest rate environment, increasing operating costs resulting from regulatory initiatives and compliance mandates, continued consolidation in the industry, the competitive environment for financial institutions generally, and the likely effect of these factors on TB both with and without the proposed transaction;

•
its review and discussions with TB’s management concerning the due diligence investigation of BFC;

•
BFC’s reputation in the communities that it serves and BFC’s familiarity with the Wisconsin market;

•
the financial presentation and opinion of Vining Sparks, TB’s financial advisor, delivered on November 14, 2019 to the TB board of directors, and subsequently confirmed in writing, to the effect that, as of that date, and based upon and subject to the various factors, assumptions and limitations set forth in such opinion, the aggregate merger consideration to be paid to holders of TB common stock in the merger was fair, from a financial point of view, to such holders, as more fully described below in the section entitled “— Opinion of TB’s Financial Advisor” beginning on page 39; and

•
the expected tax treatment of the merger as a tax-free reorganization under the Internal Revenue Code.

The TB board of directors also considered a number of potential risks and uncertainties associated with the merger in connection with its deliberation of the proposed transaction, including, without limitation, the following:
•
the potential risks associated with the merger consideration being paid through the issuance of shares of BFC common stock and that any decrease in the market price of BFC common stock will result in a reduction in the aggregate merger consideration received by TB shareholders;

•
the potential risk of diverting management attention and resources from the day-to-day operation of TB’s business and towards the completion of the merger;

•
the regulatory and other approvals required in connection with the merger and the expectation that such regulatory approvals will be received in a timely manner and without the imposition of unacceptable conditions;

•
the possibility that the merger might not be consummated and the effect of the resulting public announcement of the termination of the merger on, among other things, the operations of TB;

•
the restrictions in the merger agreement regarding the operation of TB’s business through completion of the merger which may prevent or delay TB from undertaking business opportunities that may arise prior to completion of the merger;

•
that BFC has a right to a $1,300,000 termination fee if the merger agreement is terminated in certain circumstances; and

•
that TB shareholders will not necessarily know or be able to calculate the actual value of the merger consideration which they would receive upon completion of the merger.

The directors of TB based their recommendation to shareholders on the totality of the information provided to them and did not assign any relative or specific weights to the factors considered. Individual directors may have given differing weights to different factors.
Certain of TB’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, those of TB’s shareholders generally. The TB board of directors was aware of and considered these potential interests, among other matters, in evaluating the merger and in making its recommendation to TB shareholders. For a discussion of these interests, see “— Interests of TB’s Directors and Executive Officers in the Merger” on page 44.
This explanation of TB’s reasons for the merger and other information presented in this section is forward-looking in nature and should be read in light of the section entitled “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 16.
FOR THE REASONS SET FORTH ABOVE, THE TB BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND RECOMMENDS THAT YOU VOTE “FOR” THE MERGER PROPOSAL AND “FOR” THE ADJOURNMENT PROPOSAL (IF NECESSARY OR APPROPRIATE).
Opinion of TB’s Financial Advisor
TB’s board of directors retained Vining Sparks IBG, L.P., Vining Sparks, to render financial advisory and investment banking services. Vining Sparks is a nationally recognized investment banking firm with substantial expertise in transactions similar to the proposed transaction and is familiar with TB and its business. As part of its investment banking business, Vining Sparks is regularly engaged in the valuation of financial services companies and their securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes.
On November 14, 2019, Vining Sparks delivered its opinion to TB that the merger consideration to be received by TB common shareholders in the proposed transaction is fair, from a financial point of view, to TB’s common shareholders. The full text of Vining Sparks’ opinion is attached as Annex B to this proxy statement/prospectus and should be read in its entirety.
Vining Sparks’ opinion was directed to TB’s board of directors and is limited to the fairness, from a financial point of view, of the consideration to be received by TB common shareholders in the proposed transaction. It did not address TB’s underlying business decision to proceed with the proposed transaction or constitute a recommendation to the TB board of directors as to how it should vote on the merger and does not constitute a recommendation to any holder of TB common stock as to how such shareholder should vote in connection with the merger.
Vining Sparks’ opinion was reviewed and approved by Vining Sparks’ Fairness Opinion Committee in conformity with its policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority.
For purposes of Vining Sparks’ opinion and in connection with its review of the proposed transaction, Vining Sparks has, among other things:
•
reviewed the terms of the merger agreement made available to Vining Sparks;

•
reviewed certain publicly available financial statements, both audited (where available) and un-audited, and related financial information of TB and BFC, including those included in their respective annual reports for the past two years and their respective quarterly reports for the past two years;

•
reviewed publicly available consensus “street estimates” of BFC earnings for 2019, 2020 and 2021 and reviewed publicly available research reports;

•
reviewed certain financial forecasts and projections of TB, prepared by TB management, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the merger discussed with TB management;

•
held discussions with senior management of TB concerning the past and current results of operations of TB, its current financial condition and management’s opinion of its future prospects;

•
reviewed reported market prices and historical trading activity of BFC common stock;

•
reviewed certain aspects of the financial performance of BFC and compared such financial performance of BFC, together with stock market data relating to BFC common stock, with similar data available for certain other financial institutions the securities of which are publicly traded;

•
compared the proposed financial terms of the merger with the financial terms of certain other transactions that Vining Sparks deemed to be relevant;

•
reviewed the potential pro forma financial impact of the merger on TB; and

•
reviewed such other information, financial studies, analyses and investigations, as Vining Sparks considered appropriate under the circumstances.

In conducting its review and arriving at its opinion, Vining Sparks has assumed and relied, without independent verification, upon the accuracy and completeness of all the financial and other information that has been provided to it by TB and BFC, and their respective representatives, and of the publicly available information that was reviewed by Vining Sparks. Vining Sparks is not an expert in the evaluation of the adequacy of allowances for loan losses and it did not independently verify the adequacy of such allowances. Vining Sparks assumed that the allowance for loan losses set forth in the financial statements of BFC and TB were adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. Vining Sparks did not conduct a physical inspection of any of the properties or facilities of TB or BFC, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of TB or BFC, was not furnished with any such evaluation or appraisal, and did not review any individual credit files. Vining Sparks assumed that any projections provided by or approved by TB were reasonably prepared and reflect the best currently available estimates and judgments of TB management.
Vining Sparks’ opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to it as of, the date of its opinion. Events occurring after the date thereof, including but not limited to, changes affecting the securities markets, the results of operations or material changes in the assets or liabilities of BFC or TB could materially affect the assumptions used in preparing the opinion. Vining Sparks assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either TB or BFC since the date of the last financial statements of each entity that were made available to Vining Sparks. Vining Sparks assumed that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to the merger agreement will perform all of the covenants required to be performed by each party under such agreement and that the conditions precedent in the merger agreement are not waived.
In delivering its opinion to the board of directors of TB, Vining Sparks prepared and delivered to TB’s board of directors written materials containing various analyses and other information. The following is a summary of the material financial analyses performed by Vining Sparks in connection with the preparation of its opinion and does not purport to be a complete description of all the analyses performed by Vining Sparks. The summary includes information presented in tabular format, which should be read together with the text that accompanies those tables. The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, an opinion is not necessarily susceptible to partial analysis or summary description. Vining Sparks believes that its analyses must be considered as a whole and that selecting portions of such analyses and the factors considered therein, without considering all factors and analyses, could create an incomplete view of the analyses and the processes underlying its opinion. In its analyses, Vining Sparks made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of TB, BFC and Vining Sparks. Any estimates contained in Vining Sparks’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold.
Vining Sparks’ opinion was based on information available to Vining Sparks through the date of its opinion and conditions as they existed and could be evaluated on the date thereof. Vining Sparks reviewed the financial terms of the proposed transaction set forth in the merger agreement. As described in the merger agreement, each share of Tomah common stock issued and outstanding shall be converted into the right to receive the Per Share Stock Consideration. For purposes of the financial analyses described below, we have assumed the Per Share Stock Consideration would equal 5.0467 shares of BFC common stock or $342.62 per share based on an average stock price of  $67.89 for BFC common stock.
Selected Company Analysis — BFC.   Vining Sparks used publicly available information to compare selected financial information and stock pricing for BFC with a selected group of financial institutions. The BFC peer group consisted of publicly traded Wisconsin banking organizations with total assets between $500 million and $5 billion, a return on assets greater than 0.50%, nonperforming assets to total assets under 2.00% and excluding announced merger targets. While Vining Sparks believes that the companies listed below are similar to BFC, none of these companies have the same composition, operations, size or financial profile as BFC.
Company	Ticker	City
Blackhawk Bancorp, Inc.	BHWB	Beloit
Citizens Community Bancorp, Inc.	CZWI	Eau Claire
Denmark Bancshares, Inc.	DMKB.A	Denmark
First Business Financial Services	FBIZ	Madison
Nicolet Bankshares, Inc.	NCBS	Green Bay
Oconomowoc Bancshares, Inc.	OCNB	Oconomowoc
PSB Holdings, Inc.	PSBQ	Wausau
Tri City Bankshares Corporation	TRCY	Oak Creek
Waterstone Financial, Inc.	WSBF	Wauwatosa
Westbury Bancorp, Inc.	WBBW	West Bend

To perform this analysis, Vining Sparks used the most recent financial information available, a price of $67.89 for BFC and pricing data for the peer group as of October 31, 2019 obtained from S&P Global Market Intelligence. The following table sets forth the comparative financial and market data:
	BFC	Peer Group Low	Peer Group Median	Peer Group Mean	Peer Group High
Total Assets (in millions)	$2,163.5	$517.5	$1,317.0	$1,461.2	$3,105.7
LTM Return on Average Assets	1.36%	0.58%	1.06%	1.12%	1.85%
LTM Return on Average Equity	13.41%	5.38%	10.66%	10.13%	13.96%
Equity/Assets	10.42%	8.10%	9.93%	11.32%	19.31%
Loans/Deposits	93.26%	72.46%	95.80%	96.04%	133.26%
Loan Loss Reserve/Gross Loans	0.59%	0.57%	1.07%	1.06%	1.66%
Nonperforming Assets/Assets	0.52%	0.09%	0.75%	0.88%	1.87%
Efficiency Ratio	51.39%	55.14%	67.98%	68.29%	79.81%
Price/Book Value Per Share	2.13x	0.85x	1.10x	1.16x	1.51x
Price/Tangible Book Value Per Share	2.73x	1.03x	1.17x	1.27x	2.11x
Price/LTM Earnings Per Share	18.2x	9.5x	11.8x	12.7x	19.2x
Stock Trading History.   Vining Sparks reviewed the closing per share market prices and volumes for BFC common stock on a daily basis from October 31, 2018 to October 31, 2019. BFC is listed for trading on NASDAQ under the symbol “BFC”. For the period between October 31, 2018 to October 31, 2019, the closing price of BFC common stock ranged from a low of  $35.02 to a high of  $76.90, the closing price on October 31, 2019 was $70.00 per share. For the period between October 31, 2018 and October 31, 2019, the average daily trading volume for BFC was 15,744 shares.
Analysis of Selected Financial Institution Transactions.   Vining Sparks reviewed certain publicly available information regarding selected merger and acquisition transactions (the “Comparable Transactions”) announced from January 1, 2017 to October 31, 2019 involving financial institutions located in Wisconsin and Minnesota, with total assets under $1 billion and a return on assets over 0.00%. The transactions included in the group are shown in the following chart. This data was obtained from S&P Global Market Intelligence.
Buyer	State	Seller	State
Citizens Community Bancorp, Inc.	WI	Wells Financial Corp.	MN
Royal Bancshares, Inc.	WI	State Bank of Cazenovia	WI
First American Bank Corporation	IL	Southport Financial Corporation	WI
Heartland Financial USA, Inc.	IA	Signature Bancshares, Inc.	MN
Mackinac Financial Corporation	MI	Lincoln Community Bank	WI
Citizens Community Bancorp, Inc.	WI	United Bank	WI
First Citizens BancShares, Inc.	NC	Capital Commerce Bancorp, Inc.	WI
Citizens Community Bancorp, Inc.	WI	F. & M. Bancorp of Tomah, Inc.	WI
Bank First Corporation	WI	Partnership Community Bancshares	WI
Nicolet Bankshares, Inc.	WI	Choice Bancorp, Inc.	WI
First Midwest Bancorp, Inc.	IL	Bankmanagers Corp.	WI
Vining Sparks reviewed the multiples of transaction value to tangible book, transaction value to earnings, transaction value to assets and tangible book premium to core deposits and calculated high, low, mean and median multiples for the Comparable Transactions. These ratios were compared with corresponding transaction ratios for the proposed merger based on the Per Share Stock Consideration of $342.62 for TB common stock. The results of the analysis are set forth in the following table.

Transaction Multiples:	TB Transaction	Comparable Transaction Low	Comparable Transaction Median	Comparable Transaction Mean	Comparable Transaction High
Transaction Value / Tangible Book Value Per Share	2.23x	1.04x	1.68x	1.55x	2.07x
Transaction Value / Est. 2019 Earnings Per Share	17.70x	11.34x	15.06X	18.21x	50.03x
Transaction Value / 9/30/19 Assets	20.07%	11.50%	14.96%	15.28%	20.45%
Tangible Premium / 9/30/19 Core Deposits	16.73%	0.78%	8.63%	7.64%	19.48%
No company or transaction used as a comparison in the above analysis is identical to TB or the proposed transaction. Accordingly, an analysis of these results is not strictly mathematical. An analysis of the results of the foregoing involves complex considerations and judgments concerning differences in financial and operating characteristics of TB and the companies included in the Comparable Transactions. The transaction multiples resulting from the Per Share Stock Consideration of  $342.62 are within the range of multiples computed using the Comparable Transactions.
Present Value Analysis.   Vining Sparks calculated the present value of theoretical future earnings of TB and compared the transaction value to the calculated present value of TB’s common stock on a stand-alone basis. Based on projected earnings for TB of  $2.1 million in 2019, $2.2 million in 2020, $2.3 million in 2021, $2.4 million in 2022, $2.5 million in 2023 and $2.6 million in 2024, discount rates ranging from 12% to 18%, and including a residual value, the stand-alone present value of TB indicated an implied range of values per share of  $137.08 to $227.63 as shown in the table below.
	Discount Rate
	18%	16%	14%	12%
Present Value (in thousands)	$14,917	$17,193	$20,295	$24,771
Present Value (per share)	$137.08	$158.00	$186.50	$227.63
Discounted Cash Flow Analysis.   Using a discounted cash flow analysis, Vining Sparks estimated the net present value of the future streams of after-tax cash flow that TB could produce to benefit a potential acquirer, referred to as dividendable net income, and added a terminal value. Based on projected earnings for TB of for 2019 through 2024 (indicated above), we assumed after-tax distributions to a potential acquirer such that its tier 1 leverage ratio would be maintained at 9.00%. The terminal value for TB was calculated based on TB’s projected 2024 equity and earnings, the median price to tangible book multiple and the median price to earnings multiple paid in the Comparable Transactions and utilized discount rate of 12%. This discounted cash flow analysis indicated implied values of implied values of  $225.18 per share and $282.61 per share.
Pro Forma Merger Analysis.   Vining Sparks performed pro forma merger analyses to calculate the financial implications of the merger to TB common shareholders. This analysis assumes, among other things, the terms of the transaction as indicated above, that the merger closes at February 29, 2020 and cost savings and revenue enhancement opportunities of  $1,667,000 in 2020 and $2,000,000 annually in the years 2021 through 2024, which includes potential savings to be realized at the existing branch of BFC located in Tomah. This analysis utilized earnings estimates of  $3.89 per share in 2019, $4.33 per share in 2020 and $4.52 per share in 2021 for BFC and earnings estimates of  $19.36 per share in 2019, $20.55 per share in 2020 and $21.54 in 2021 for TB. This analysis indicated that the merger could be accretive to TB’s projected earnings per share in 2020 and 2021.
In the two years prior to the issuance of this opinion, Vining Sparks has provided financial advisory services and has engaged in securities and loan sales and trading activity with TB and/or its subsidiary bank for which Vining Sparks was paid commissions or other fees, which may include mark-ups on the purchase or sale of loans and securities. In the two years prior to the issuance of this opinion, Vining Sparks has not provided financial advisory services to BFC. Pursuant to the terms of an engagement letter with TB, Vining Sparks received a fee of  $102,500 upon delivery of its opinion. Vining Sparks’ opinion fee is not contingent upon consummation of the proposed transaction. In addition, TB has agreed to indemnify Vining Sparks against certain liabilities and expenses arising out of or incurred in connection with its engagement, including liabilities and expenses which may arise under the federal securities laws.
The full text of Vining Spark’s opinion is attached as Annex B to this proxy statement/prospectus. The opinion outlines the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Vining Sparks in rendering its opinion. The description of the opinion set forth above is qualified in its entirety by reference to the opinion. We urge you to read the entire opinion carefully in connection with your consideration of the proposed merger. The opinion speaks only as of the date of the opinion. The opinion was directed to the TB board of directors and is directed only to the fairness, from a financial point of view, of the merger consideration to be received. It does not address the underlying business decision to engage in the merger or any other aspect of the merger and is not a recommendation to any shareholder as to how such shareholder should vote with respect to the merger or any other matter.
Board Composition and Management of BFC after the Merger
Each of the officers and directors of BFC immediately prior to the effective time of the merger will be the officers and directors of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the BFC Articles and the BFC Bylaws.
Interests of TB’s Directors and Executive Officers in the Merger
In considering the recommendation of the TB board of directors to approve and adopt the merger agreement, TB shareholders should be aware that TB’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of TB shareholders generally. TB’s board of directors was aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement, in reaching its decision to approve the merger agreement and the transactions contemplated thereby (including the merger), and in recommending to TB shareholders that the TB merger proposal be approved and adopted. These interests include those described below.
For purposes of this compensation-related disclosure, TB’s executive officers are Robert Holmes and Kevin Ravenscroft.
Appointment to the Board of Directors of BFC and Bank First
BFC has agreed to, prior to the effective time, take all appropriate action (including providing for an exception to the age limitation contained in the BFC Articles) so that as of the effective time the number of directors constituting the BFC board of directors and the Bank First board of directors shall be increased by one and Robert W. Holmes shall be appointed as director of each entity, provided that Mr. Holmes meets BFC’s and Bank First’s standards for directors and qualifies as an “independent director” pursuant to Nasdaq Rule 5605. Provided that Mr. Holmes continues to (i) meet the standards for directors of BFC and Bank First and (ii) qualify as an “independent director” pursuant to Nasdaq Rule 5605, he will be nominated for reelection to the board of directors of BFC and Bank First at the next annual shareholder meeting of each entity immediately following the effective time to serve one (1) three-year term, and BFC’s proxy materials with respect to such annual meeting shall include the recommendation of the board of directors of BFC that its shareholders vote to elect him to the same extent as recommendations are made with respect to other directors on the BFC board that are up for reelection at such annual meeting.
Stock Ownership
As of December 31, 2019, TB’s directors and executive officers collectively beneficially owned 54,634 shares of TB’s common stock, representing approximately 50.2% of TB’s outstanding shares of common stock.
Change in Control Agreements
Timberwood Bank is party to a Change in Control Agreement in place with Kevin Ravenscroft (the “CiC Agreement”). Pursuant to the terms of the CiC Agreement, as amended, in the event that Mr. Ravenscroft is terminated within twelve (12) calendar months following a change in control and such termination is employer-initiated and other than for cause or by the participant for good reason, he will be entitled to a cash payment in an amount equal to 2.99 times his average annual compensation during the five (5) calendar years preceding the change in control; provided, that if the payment, either alone or together with other payments that he has the right to receive from TB or Timberwood Bank would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, the Code, the payment would be reduced to the largest amount as would result in no portion of the payment being subject to excise tax imposed by Section 4999 of the Code. The CiC Agreement, as amended, further provides that no payment will be due under the CiC Agreement to the extent a similar payment is provided for in Mr. Ravenscroft’s Employment Agreement. It is contemplated that the CiC Agreement will be terminated and liquidated in a lump sum on the date the merger closes. As Mr. Ravenscroft will receive the change in control severance payment under his Employment Agreement no additional payment will be owed to him upon the termination and liquidation of the CiC Agreement.
Salary Continuation Agreement
Timberwood Bank has a Salary Continuation Agreement in place with Kevin Ravenscroft (the “Salary Continuation Agreement”). Pursuant to the terms of the Salary Continuation Agreement, Mr. Ravenscroft is entitled to an annual benefit of  $100,000 for a period of fifteen (15) years upon his normal retirement at age 62, however, in the event that Mr. Ravenscroft’s employment is terminated at any time prior to his normal retirement as a result of a change in control of TB, Mr. Ravenscroft will be entitled to a lump sum payment in the amount of the liability that was required to be accrued by TB under the Salary Continuation Agreement pursuant to Generally Accepted Accounting Principles at the time of his termination.
Employment Agreements
TB and Timberwood Bank are parties to Employment Agreements in place with each of Robert Holmes and Kevin Ravenscroft (the “Employment Agreements”). Pursuant to the terms of the Employment Agreements, in the event that Mr. Holmes or Mr. Ravenscroft is terminated without cause by TB or Timberwood Bank or quits for good reason coincident with or following a change in control, he will be entitled to a cash payment in the amount equal to 2.99 time his average annual compensation during the five (5) calendar years preceding the change in control; provided, that if the payment, either alone or together with other payments that he has the right to receive from TB or Timberwood Bank would constitute a “parachute payment” under Section 280G of the Internal Revenue Code, the Code, the payment would be reduced to the largest amount as would result in no portion of the payment being subject to excise tax imposed by Section 4999 of the Code. It is contemplated that the Employment Agreements will be terminated and liquidated in a lump sum on the date the merger closes with Mr. Holmes and Mr. Ravenscroft receiving the change in control severance benefits set forth thereunder. We estimate that upon the termination and liquidation of the Employment Agreements, Mr. Holmes and Mr. Ravenscroft will be entitled to a lump sum payment of  $660,220 and $704,030, respectively
Indemnification of Directors and Officers
BFC has agreed to maintain in effect a directors’ and officers’ liability insurance policy for a period of six years after the effective time of the merger with respect to claims arising from facts, events or actions that occurred prior to the effective time of the merger and covering persons who are currently covered by such insurance. The insurance policy must contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the directors and officers as currently provided, subject to a cap on the cost of such policy equal to 150% of the last annual premium paid by TB. For a period of six years following the effective time, to the extent permitted by applicable law, BFC has agreed to indemnify and hold harmless the present and former directors and officers of TB and its subsidiaries for all actions or omissions of such persons in the course of performing their duties to TB and its subsidiaries which occurred at or prior to the effective time of the merger.
Beneficial Ownership of TB Common Stock by Management and Principal Shareholders of TB
The following table shows as of  [•], 2019, the shares of TB common stock beneficially owned by TB’s directors, executive officers and owners of more than 5% of the issued and outstanding shares of TB common stock. Unless otherwise indicated, each director, executive officer or 5% shareholder has sole voting power (or shares such power with his or her spouse or child) with respect to the shares set forth in the following table. The source of information provided in the table is TB’s shareholder records and inquiries to its directors and officers.
Directors, Executive Officers and 5% Shareholders	Amount and Nature of Beneficial Ownership of Common Stock(1)	Ownership as % of Common Stock Outstanding(2)
Diana Gerke	5,442(3)	5.0%
Robert W. Holmes	44,869(4)	41.2%
Ronald Keene	2,800	2.6%
Ronald Nicks	1,920(5)	1.8%
Kevin Ravenscroft	2,419	2.2%
Keith Schedler	2,250(6)	2.1%
James Van Wychen	3,934	3.6%
All Directors and Executive Officers as a Group ([•] person)	63,634	58.5%

Notes:
(1)
In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table, of any shares of TB common stock if he or she has or shares voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from [•]. As used herein, “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose or direct the disposition of shares. The nature of beneficial ownership for shares shown in this column, unless otherwise noted, represents sole voting and investment power.

(2)
Reflects [•] shares outstanding as of  [•].

(3)
Ms. Gerke’s shares are held in a revocable trust for which she is a grantor and has joint voting and investment power with her spouse.

(4)
Includes 32,939 shares Mr. Holmes holds in a residuary trust for which he is the grantor and has sole voting and investment power, and 2,930 shares held in an Individual Retirement Account for which he is owner and has sole voting and investment power. Also includes fully vested options to purchase 9,000 shares.

(5)
Includes 920 shares held in an Individual Retirement Account for which Mr. Nicks is the account holder and has sole voting and investment power.

(6)
Mr. Schedler’s shares are held in a revocable trust for which he is a grantor and has joint voting and investment power with his spouse.

Bank Regulatory Approvals Required for the Merger
Completion of the merger is subject to prior receipt of all approvals required to be obtained from applicable governmental and regulatory authorities. Subject to the terms and conditions of the merger agreement, TB and BFC have agreed to use their commercially reasonable efforts and cooperate to prepare and file, as promptly as possible, all necessary documentation and to obtain as promptly as practicable all regulatory approvals or waivers required or advisable to complete the transactions contemplated by the merger agreement. These approvals and waivers include, among others, a waiver from the Federal Reserve Board and an approval from the OCC and the WDFI. BFC and/or TB have filed applications, waiver requests and notifications to obtain the required regulatory approvals or waivers.

Federal Reserve Board
The merger of TB with BFC must be approved by the Federal Reserve Board under Section 3 of the Bank Holding Company Act of 1956, or the BHC Act, and its implementing regulations, unless the Federal Reserve Board waives the application requirements of the BHC Act. In considering the approval of a transaction such as the merger, the BHC Act and related laws require the Federal Reserve Board to review, with respect to the parent holding companies and the bank concerned: (1) the competitive impact of the transaction; (2) financial, managerial and other supervisory considerations, including capital positions and managerial resources of the subject entities; (3) the record of the insured depository institution subsidiaries of the bank holding companies under the CRA and fair lending laws; (4) the extent to which the proposal would result in greater or more concentrated risks to the stability of the U.S. banking or financial system; and (5) additional public benefits of the proposal, such as the benefits to the customers of the subject entities. In connection with its review, the Federal Reserve Board will provide an opportunity for public comment on the application and is authorized to hold a public meeting or other proceeding if it determines that would be appropriate. BFC filed a written request that the Federal Reserve Board waive the application requirements of the BHC Act with regard to its acquisition of TB.
Office of the Comptroller of the Currency
The merger of Timberwood Bank with and into Bank First must be approved by the OCC under the National Bank Consolidation and Merger Act, 12 U.S.C. 215, 215a, commonly known as the Bank Merger Act. In evaluating an application filed under the Bank Merger Act, the OCC generally considers: (1) the competitive impact of the transaction; (2) financial and managerial resources of the banks who are parties to the bank merger or merger; (3) the convenience and needs of the community to be served and the record of the banks under the CRA; (4) the banks’ effectiveness in combating money-laundering activities; and (5) the extent to which the bank merger or merger would result in greater or more concentrated risks to the stability of the U.S. banking or financial system. The OCC may modify, suspend or rescind its approval if a material change in the information on which the OCC relied occurs prior to completion of the merger. An application for approval of the bank merger was filed with the OCC.
WDFI
In addition to the required approvals of the Federal Reserve Board and OCC discussed above, the merger also requires the approval of the WDFI. BFC filed an application with the WDFI on December 27, 2019 pursuant to Section 221.0901 of Wisconsin banking law. In evaluating the application, the WDFI must consider various aspects of the proposed transaction and the parties thereto, including, among others, the financial and managerial resources and future prospects of the institutions involved, the best interests of their shareholders and customers, safety and soundness considerations, and the CRA compliance status of each bank. The relevant statutes prohibit the WDFI from approving the transaction if, following consummation, the combined institution would control more than 30 percent of the deposits in the state.
In connection with or as a result of the merger, BFC or TB may be required, pursuant to other laws and regulations, either to notify or obtain the consent of other regulatory authorities and organizations to which such companies or subsidiaries of either or both of them may be subject. The BFC common stock to be issued in exchange for TB common stock in the merger will be registered with the SEC and will be issued pursuant to available exemptions from registration under state securities laws.
BFC and TB believe that the merger does not raise significant regulatory concerns. However, neither BFC nor TB can assure you that no objections will be asserted by any regulatory agency with respect to the merger. The parties have agreed that BFC will not be required, and TB and its subsidiaries will not be permitted, to take any action or commit to take any action or agree to any condition or restrictions in connection with the regulatory approvals that, individually or in the aggregate, would have or would be reasonably likely to have a material adverse effect on BFC and its subsidiaries or TB and its subsidiaries as of and following the completion of the merger.
The parties’ obligation to complete the merger is conditioned upon the receipt of all required regulatory approvals. BFC and TB will use their respective commercially reasonable efforts to resolve any objections that may be asserted by any regulatory authority with respect to the merger agreement or the merger or the other transactions contemplated by the merger agreement.

Neither BFC nor TB is aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.
Material U.S. Federal Income Tax Consequences
The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of TB common stock that exchange their shares of TB common stock for shares of BFC common stock in the merger. This discussion does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any U.S. federal laws other than those pertaining to income tax, nor does it address any considerations in respect of any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations issued thereunder and intergovernmental agreements entered into pursuant thereto). This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated under the Code, and court and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus, and all of which are subject to change, potentially retroactively, which could affect the accuracy of the statements and conclusions set forth in this discussion.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of TB common stock that is for U.S. federal income tax purposes: (a) an individual citizen or resident of the United States; (b) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia; (c) a trust if  (1) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) such trust was in existence on August 20, 1996, and has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes; or (d) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds TB common stock, the tax treatment of a partner in the partnership will generally depend on the status of such partner and the activities of the partnership. Partnerships holding TB common stock and partners in such partnerships should consult their tax advisors on the tax consequences of the merger in their particular circumstances.
This discussion addresses only those U.S. holders of TB common stock that hold their shares of TB common stock as a “capital asset” within the meaning of Section 1221 of the Code. Importantly, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder in light of that U.S. holder’s individual circumstances or to a U.S. holder that is subject to special treatment under the U.S. federal income tax laws, including, without limitation, a U.S. holder that is:
•
a bank or other financial institution;

•
a tax-exempt organization;

•
a regulated investment company;

•
a real estate investment trust;

•
an S corporation, partnership or other pass-through entity (or an investor in an S corporation, partnership or other pass-through entity);

•
a retirement plan, individual retirement account or other tax-deferred account;

•
an insurance company;

•
a mutual fund;

•
a dealer or broker in stocks and securities, or currencies;

•
a trader in securities that elects to use the mark-to-market method of accounting;

•
a holder of TB common stock subject to the alternative minimum tax provisions of the Code;

•
a holder of TB common stock that received TB common stock through the exercise of an employee stock option, through a tax-qualified retirement plan or otherwise as compensation;

•
a holder of TB common stock that has a functional currency other than the U.S. dollar;

•
a holder of TB common stock that holds TB common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•
a person that is not a U.S. holder; or

•
a U.S. expatriate or former citizen or resident of the United States.

Determining the actual tax consequences of the merger to a U.S. holder is complex and can depend, in part, on the U.S. holder’s specific situation. Each U.S. holder should consult its own independent tax advisor as to the tax consequences of the merger in its particular circumstance, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.
Tax Consequences of the Merger Generally
In connection with the filing with the SEC of the registration statement of which this proxy statement/prospectus forms a part, Barack Ferrazzano Kirschbaum & Nagelberg LLP has rendered its tax opinion to BFC and Godfrey & Kahn, S.C. has rendered its tax opinion to TB that the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. A copy of each of these tax opinions is attached as Exhibit 8.1 and Exhibit 8.2, respectively, to the registration statement of which this proxy statement/prospectus forms a part. In addition, the obligations of the parties to complete the merger is conditioned on, among other things, the receipt by BFC and TB of opinions from Barack Ferrazzano Kirschbaum & Nagelberg LLP and Godfrey & Kahn, S.C., respectively, dated the closing date of the merger, to the effect that for U.S. federal income tax purposes the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. The conditions relating to receipt of such closing opinions may be waived by both BFC and TB. Neither BFC nor TB currently intends to waive the conditions related to the receipt of the closing tax opinions. If receipt of the closing tax opinions were to be waived, the vote of the holders of TB common stock to approve the merger would be resolicited.
The opinions of Barack Ferrazzano Kirschbaum & Nagelberg LLP and Godfrey & Kahn S.C. are and will be subject to customary qualifications and assumptions, including assumptions regarding the absence of changes in existing facts and the completion of the merger strictly in accordance with the merger agreement and the registration statement of which this proxy statement/prospectus forms a part. In rendering their legal opinions, Barack Ferrazzano Kirschbaum & Nagelberg LLP and Godfrey & Kahn S.C. have relied and will rely upon representations and covenants, including those contained in certificates of officers of BFC and TB, reasonably satisfactory in form and substance to each such counsel, and will assume that such representations are true, correct and complete in all respects without regard to any knowledge limitation, and that such covenants will be complied with in all respects. If any of these assumptions or representations are inaccurate in any way, or any of the covenants are not complied with, these opinions could be adversely affected. The opinions represent each counsel’s best legal judgment, but have no binding effect or official status of any kind, and no assurance can be given that contrary positions will not be taken by the IRS or a court considering the issues. In addition, neither TB nor BFC has requested nor does either of them intend to request a ruling from the IRS as to the U.S. federal income tax consequences of the merger. Accordingly, there can be no assurances that the IRS will not assert, or that a court will not sustain, a position contrary to any of the tax consequences set forth below or any of the tax consequences described in the tax opinions.
The discussion below assumes that the merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.
Tax Consequences of the Merger
Based upon the facts and representations contained in the representation letters received from TB and BFC in connection with the filing of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part, it is the opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP and

Godfrey and Kahn S.C., that the merger will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, and accordingly, the material U.S. federal income tax consequences of the merger to U.S. holders will be as follows:
Subject to the discussion below relating to the receipt of cash in lieu of a fractional share, a U.S. holder that exchanges all of its TB common stock solely for shares of BFC common stock generally:
•
will not recognize any gain or loss upon the exchange of shares of TB common stock for shares of BFC common stock in the merger; and

•
will have a tax basis in the BFC common stock received in the merger (including any fractional share deemed received and redeemed for cash as described below) equal to the tax basis of the TB common stock surrendered in exchange therefor.

Cash In Lieu of a Fractional Share
If a U.S. holder receives cash in lieu of a fractional share of BFC common stock, the U.S. holder will be treated as having received a fractional share of BFC common stock in the merger and then as having exchanged the fractional share of BFC common stock for cash in a redemption by BFC. As a result, the U.S. holder generally will recognize gain or loss equal to the difference between the amount of cash received and the portion of the U.S. holder’s aggregate tax basis allocable to the fractional share of BFC common stock. This gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if, as of the closing date of the merger, the U.S. holder’s holding period with respect to the fractional share exceeds one year. Long-term capital gain of certain non-corporate taxpayers, including individuals, is generally taxed at preferential rates. The deductibility of capital losses is subject to limitations.
Dissenters
A U.S. holder of TB common stock who receives cash in exchange for such holder’s TB common stock upon exercise of its dissenters’ rights will generally recognize gain or loss equal to the difference between the amount of cash received and the holder’s adjusted tax basis in the TB common stock exchanged therefor. Each holder of TB common stock is urged to consult such holder’s tax advisor regarding the manner in which gain or loss should be calculated among different blocks of TB common stock exchanged in the merger. Such gain or loss will generally be long-term or short-term capital gain or loss, depending on the holder’s holding period in the TB common stock exchanged. The tax consequences of cash received may vary depending upon a holder’s individual circumstances. Each holder of TB common stock who contemplates exercising dissenters’ rights should consult its tax adviser as to the possibility that all or a portion of the payment received pursuant to the exercise of such rights will be treated as dividend income.
Material U.S. Federal Income Tax Consequences if the TB Merger Fails to Qualify as a Reorganization
If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, then each U.S. holder of TB common stock generally will recognize gain or loss equal to the difference between (a) the sum of the fair market value of the shares of BFC common stock received by such U.S. holder in the merger and the amount of any cash received by such U.S. holder in the merger and (b) its adjusted tax basis in the shares of TB common stock surrendered in exchange therefor.
Net Investment Income Tax
A holder of TB common stock that is an individual is generally subject to a 3.8% tax on the lesser of: (1) his or her “net investment income” for the relevant taxable year, or (2) the excess of his or her modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000 depending on the individual’s U.S. federal income tax filing status). Estates and trusts are subject to similar rules. Net investment income generally would include any gain recognized in connection with the merger (including any gain treated as a dividend), as well as, among other items, other interest, dividends, capital gains and rental or royalty income received by such individual. Holders of TB common stock should consult their tax advisors as to the application of this additional tax to their circumstances.

Backup Withholding
Backup withholding at the applicable rate (currently 24%) may apply with respect to certain cash payments to holders of TB common stock unless the holder:
•
furnishes a correct taxpayer identification number, certifies that it is not subject to backup withholding on IRS Form W-9 or successor form included in the letter of transmittal that the U.S. holder will receive and otherwise complies with all the applicable requirements of the backup withholding rules; or

•
provides proof that it is otherwise exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against the U.S. holder’s U.S. federal income tax liability, provided the U.S. holder timely furnishes the required information to the IRS.
Certain Reporting Requirements
If a U.S. holder that receives BFC common stock in the merger is considered a “significant holder,” such U.S. holder will generally be required (a) to file a statement with its U.S. federal income tax return providing certain facts pertinent to the merger, including such U.S. holder’s tax basis in, and the fair market value of, the TB common stock surrendered by such U.S. holder, and (b) to retain permanent records of these facts relating to the merger. A “significant holder” is any TB shareholder that, immediately before the merger, (y) owned at least 1% (by vote or value) of the total outstanding stock of TB or (z) owned TB securities with a tax basis of  $1.0 million or more.
This discussion of material U.S. federal income tax consequences does not purport to be a complete analysis or discussion of all the potential tax consequences of the merger. It is for general information purposes only and is not tax advice. Holders of TB common stock are urged to consult their own independent tax advisors as to the U.S. federal income tax consequences, in light of their particular situations, of the merger (or exercise of dissenters’ rights), as well as the applicability of any other U.S. federal tax laws and any state, local, and foreign tax laws.
Accounting Treatment
The merger will be accounted for under the acquisition method of accounting for business combinations under GAAP. Under this method, TB’s assets and liabilities as of the date of the merger will be recorded at their respective fair values. Any difference between the purchase price for TB and the fair value of the identifiable net assets acquired (including core deposit intangibles) will be recorded as goodwill. In accordance with ASC Topic 805, “Business Combinations,” the goodwill resulting from the merger will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge will be made to earnings. Core deposit and other intangibles with definite useful lives recorded by BFC in connection with the merger will be amortized to expense in accordance with such rules. The consolidated financial statements of BFC issued after the merger will reflect the results attributable to the acquired operations of TB beginning on the date of completion of the merger.
Dissenters’ Rights
The following discussion is not a complete description of the law relating to dissenters’ rights available to holders and beneficial holders of TB and BFC common stock under Wisconsin law. This description is qualified in its entirety by the full text of the relevant provisions of the WBCL, which are reprinted in their entirety as Appendix C to this proxy statement/prospectus. If you desire to exercise dissenters’ rights, you should review carefully the WBCL and consult a legal advisor before electing or attempting to exercise these rights.
General
Pursuant to the provisions of sections 180.1301 to 180.1331 of the WBCL, holders and beneficial holders of TB common stock have the right to dissent from the merger and to receive the fair value of their shares in cash. Holders and beneficial holders of TB common stock who fulfill the requirements of the

WBCL summarized below and set forth in Appendix C will be entitled to assert dissenters’ rights in connection with the merger. Shareholders or beneficial shareholders considering initiation of a dissenters’ proceeding should review this section and should also review Appendix C in its entirety. A dissenters’ proceeding may involve litigation.
Preliminary Procedural Steps
Pursuant to the provisions of the WBCL, if the merger is consummated, in order to exercise dissenter’s rights you must have:
•
given to TB, prior to the vote at the special meeting with respect to the approval of the merger, written notice of your intent to demand payment for your shares of common stock (hereinafter referred to as “shares”);

•
not voted in favor of the merger; and

•
complied with the other statutory requirements summarized below.

If you have perfected your dissenters’ rights and the merger is consummated, you will receive the fair value of your shares as of the closing date of the merger. A shareholder or beneficial shareholder who fails to deliver written notice of his, her or its intent to demand payment for his, her or its shares if the merger is consummated in accordance with the requirements of the WBCL is not entitled to payment for his, her or its shares pursuant to the provisions of the WBCL and will only be entitled to receive the merger consideration as provided in the merger agreement.
Brokers or others who hold shares in their name that are beneficially owned by others may assert dissenters’ rights as to fewer than all of the shares registered in your name only if they dissent with respect to all shares beneficially owned by any one person and notify TB in writing of the name and address of each person on whose behalf they are asserting dissenters’ rights. The rights of a shareholder who asserts dissenters’ rights as to fewer than all of the shares registered in his, her or its name are determined as if the shares as to which that holder dissents and that holder’s other shares were registered in the names of different shareholders. A beneficial shareholder may assert dissenters’ rights as to shares held on his or her behalf only if the beneficial shareholder submits written consent to TB to the dissent not later than the time that the beneficial shareholder asserts dissenters’ rights, and the beneficial shareholder submits the consent with respect to all shares of which he, she or it is the beneficial shareholder.
Written Dissent Demand
Voting against the merger will not independently satisfy the written demand requirement. In addition to not voting in favor of the merger, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the merger is effected. Any written notice of intent to dissent to the merger, satisfying the requirements discussed above, should be addressed to Tomah Bancshares, Inc., 110 West Veterans Street, Tomah, WI 54660, Attn: Andrea Peterson, Corporate Secretary. The written notice must be delivered to TB prior to the special meeting.
Dissenters’ Notice
If the shareholders of TB approve the merger at the special meeting, TB (or BFC as its successor) must deliver a written dissenters’ notice (the “Dissenters’ Notice”) to all TB shareholders who satisfy the foregoing requirements. The Dissenters’ Notice must be sent no later than ten days after the date that the merger is approved by TB’s shareholders and must:
•
state where dissenting shareholders should send the demand for payment and where and when dissenting shareholders should deposit certificates for the shares;

•
inform holders of uncertificated shares as to what extent transfer of these shares will be restricted after the demand for payment is received;

•
include a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the merger and requires the shareholder or beneficial shareholder asserting dissenters’ rights to certify whether he, she or it acquired beneficial ownership of the shares prior to that date;

•
set a date by which TB (or BFC as its successor) must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters’ Notice is delivered); and

•
be accompanied by a copy of sections 180.1301 to 180.1331 of the WBCL.

A shareholder or beneficial shareholder who receives the Dissenters’ Notice or a beneficial shareholder whose shares are held by a nominee who is sent a Dissenters’ Notice must demand payment and certify as to his or her ownership of the shares in accordance with the Dissenters’ Notice. A shareholder or beneficial shareholder who holds certificated shares must also deposit his, her or its share certificates with TB (or BFC as its successor) in accordance with the terms of the Dissenters’ Notice.
A dissenting shareholder or beneficial shareholder who demands payment and deposits his, her or its share certificate in accordance with the terms of the Dissenters’ Notice will retain all of the rights of a shareholder or beneficial shareholder, respectively, until those rights are canceled or modified by the consummation of the merger. TB may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the merger is effected or the restrictions released, in the event that it does not consummate the merger.
A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set forth in the Dissenters’ Notice is not entitled to payment for his, her or its shares under sections 180.1301 to 180.1331 of the WBCL. A shareholder or beneficial shareholder with certificated shares who does not deposit his, her or its share certificates where required and by the date set forth in the Dissenters’ Notice is not entitled to payment for his, her or its shares under sections 180.1301 to 180.1331 of the WBCL. TB (or BFC as its successor) may elect to withhold payment from a dissenter and instead make an offer of payment if that dissenter was not the beneficial owner of his, her or its shares prior to the date specified in the Dissenters’ Notice as the date on which the first announcement of the merger was made to the news media or to TB’s shareholders.
Payment
Except as described below, TB (or BFC as its successor) must, as soon as the merger is effected or upon receipt of a payment demand, whichever is later, pay each shareholder who has complied with the payment demand and deposit requirements described above the amount TB (or BFC as its successor) estimates to be the fair value of the shares, plus accrued interest. The offer of payment must be accompanied by:
•
recent financial statements of TB;

•
a statement of the estimate of the fair value of the shares;

•
an explanation of how the interest was calculated;

•
a statement of the dissenter’s right to demand payment under section 180.1328 of the WBCL if the dissenter is dissatisfied with the payment; and

•
a copy of sections 180.1301 to 180.1331 of the WBCL

If the merger is not consummated within 60 days after the date set for demanding payment and depositing share certificates, TB must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares. TB (or BFC as its successor) must send a new Dissenters’ Notice if the merger is consummated after the return of certificates and any dissenting shareholders must repeat the payment demand procedure described above.
Section 180.1328 of the WBCL provides that a dissenter may notify TB (or BFC as its successor) in writing of his, her or its own estimate of the fair value of such holder’s shares and the interest due, and may demand payment of such holder’s estimate, less any payment received from TB (or BFC as its successor), if:
•
he or she believes that the amount paid or offered by TB (or BFC as its successor) is less than the fair value of his or her shares or that TB (or BFC as its successor) has calculated incorrectly the interest due;

•
TB (or BFC as its successor) fails to make payment within 60 days after the date set in the Dissenters’ Notice for demanding payment; or

•
TB, having failed to consummate the merger, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment in the Dissenters’ Notice.

A dissenting shareholder waives his, her or its right to demand payment of his, her or its own estimate of fair value and interest under sections 180.1328 unless such dissenting shareholder provides TB (or BFC as its successor) with notice of his, her or its demand, in conformance with the notice requirements of section 180.0141 of the Wisconsin Statutes, within 30 days after TB’s (or BFC as its successor) making or offering of payment for the dissenting shareholder’s shares.
Litigation
If a demand for payment under section 180.1328 of the WBCL remains unsettled, TB (or BFC as its successor) must commence a nonjury equity valuation proceeding in the Circuit Court of Monroe County, Wisconsin (in the case of TB) or Manitowoc County, Wisconsin (in the case of BFC), within 60 days after having received the payment demand under section 180.1328 of the WBCL and must petition the court to determine the fair value of the shares and accrued interest. If TB (or BFC as its successor) does not commence the proceeding within those 60 days, the WBCL requires TB (or BFC as its successor) to pay each dissenting shareholder whose demand remains unsettled the amount demanded. TB (or BFC as its successor) is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each of them.
The jurisdiction of the court in which the proceeding is brought is plenary and exclusive. The court may appoint one or more appraisers to receive evidence and to recommend a decision on fair value. An appraiser has the powers delegated to such appraiser in the court order appointing him or her or in any amendment to the order. Dissenters are entitled to the same discovery rights as parties in other civil proceedings.
Each dissenting shareholder made a party to the proceeding is entitled to judgment for the amount, if any, by which the court finds the fair value of such holder’s shares, plus interest, exceeds the amount paid or offered, as applicable, by TB (or BFC as its successor).
The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against TB (or BFC as its successor), except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 180.1328 of the WBCL. The court also may assess the fees and expenses of attorneys and experts for the respective parties against TB (or BFC as its successor) if the court finds TB (or BFC as its successor) did not substantially comply with the requirements of the WBCL, or against either TB (or BFC as its successor) or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by the WBCL.
If the court finds that the services of attorneys or experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award those attorneys’ reasonable fees out of the amounts awarded the dissenters who were benefited.
This is a summary of the material rights of a dissenting shareholder and is qualified in its entirety by reference to the applicable portions of the WBCL, which are included as Appendix C to this proxy statement/prospectus. If you intend to dissent from approval of the merger, you should review carefully the text of Appendix C and should also consult with your attorney. We will not give you any further notice of the events giving rise to dissenters’ rights or any steps associated with perfecting dissenters’ rights, except as indicated above or otherwise required by law.
We have not made any provision to grant you access to any of the corporate files of BFC or TB, except as may be required by the WBCL, or to obtain legal counsel or appraisal services at the expense of TB (or BFC as its successor).

Any dissenting shareholder who perfects his, her or its right to be paid the “fair value” of his, her or its shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See “— Material U.S. Federal Income Tax Consequences of the Merger” at page 48.
You must do all of the things described in this section and as set forth in the WBCL in order to preserve your dissenters’ rights and to receive the fair value of your shares in cash (as determined in accordance with those provisions). If you do not follow each of the steps as described above, you will have no right to receive cash for your shares as provided in the WBCL and you will only be entitled to receive the merger consideration as provided in the merger agreement. In view of the complexity of these provisions of Wisconsin law, shareholders of TB who are considering exercising their dissenters’ rights should consult their legal advisors.
Certain U.S. Federal Income Tax Consequences
See “— Material U.S. Federal Income Tax Considerations — Dissenters” beginning on page 50 for a discussion on how the material federal income tax consequences of the merger will change if you elect to exercise dissenters’ rights in the merger.
The above description is a summary of the material provisions of Subchapter XIII of the WBCL. For complete information, you should review the text of those sections, which appear as Annex C to this proxy statement/prospectus.
Exchange of Shares in the Merger
The conversion of TB common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. After completion of the merger, the exchange agent will exchange certificates representing shares of TB common stock for the merger consideration to be received pursuant to the terms of the merger agreement. For more information regarding the procedures for exchanging your shares of TB common stock for the merger consideration, including election and allocation procedures, see “The Merger Agreement — Procedures for Converting Shares of TB Common Stock into Merger Consideration” below.
Listing of BFC Common Stock
BFC has agreed to use its commercially reasonable efforts to cause the shares of BFC common stock issuable in connection with the merger be approved for listing on Nasdaq subject to official notice of issuance, prior to the effective time of the merger.

THE MERGER AGREEMENT
The following describes certain aspects of the merger, including certain material provisions of the merger agreement. The following description of the merger agreement is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.
Explanatory Note Regarding the Merger Agreement
The merger agreement is included to provide you with information regarding its terms. Neither the merger agreement nor the summary of its material terms included in this section is intended to provide any factual information about BFC or TB. Factual disclosures about BFC and TB contained in this proxy statement/prospectus and/or in the reports of BFC filed with the SEC (as described in “Where You Can Find More Information”) may supplement, update or modify the disclosures about BFC and TB contained in the merger agreement. The representations and warranties and other provisions of the merger agreement should not be read alone but, instead, should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus. Please see “Where You Can Find More Information” beginning on page 90.
Structure of the Merger
The boards of directors of BFC and TB have each unanimously approved the merger agreement, which provides for the merger of TB with and into BFC, with BFC as the surviving company in the merger.
The merger agreement also provides that immediately after the effective time of the merger but in effect simultaneously on the date the merger closes, Timberwood Bank, which is a Wisconsin state-chartered bank and a direct wholly owned subsidiary of TB, will merge with and into Bank First, a national banking association and a direct wholly owned subsidiary of BFC, with Bank First as the surviving bank of such merger. The terms and conditions of the merger of Bank First and Timberwood Bank are set forth in a separate bank plan of merger and merger agreement, referred to as the bank merger agreement, the form of which is attached as Exhibit B to the merger agreement. As provided in the bank merger agreement, the merger of Bank First and Timberwood Bank may be abandoned at the election of Bank First at any time, whether before or after filings are made for regulatory approval of such merger. We refer to the merger of Bank First and Timberwood Bank as the bank merger.
The merger agreement allows BFC to change the structure of the merger at any time and without the approval of TB if and to the extent that BFC reasonably deems such a change to be necessary; provided, however, that no such change shall (i) alter or change the amount or kind of merger consideration to be provided under the merger agreement, (ii) reasonably be expected to materially impede or delay consummation of the merger, (iii) adversely affect the federal income tax treatment of TB shareholders in connection with the merger, or (iv) require submission to or the approval of TB shareholders after the merger proposal has already been approved by TB’s shareholders.
Closing and Effective Time of the Merger
The closing will take place immediately prior to the effective time of the merger. The effective time of the merger will be the later of  (i) the date and time of filing of the articles of merger with the WDFI by BFC or (ii) the date and time when the merger becomes effective as set forth in such articles of merger.
We currently expect that the merger will be completed in the second quarter of 2020, subject to obtaining the requisite approvals from the shareholders of TB, the receipt of all necessary regulatory approvals and the expiration of all regulatory waiting periods and other conditions. However, completion of the merger could be delayed if there is a delay in obtaining the required regulatory approvals or in satisfying any other conditions to the merger. No assurance is made as to whether, or when, BFC and TB will obtain the required approvals or complete the merger. See “The Merger Agreement — Conditions to Completion of the Merger” beginning on page 70.

Organizational Documents of the Surviving Company
At the effective time of the merger, the BFC Articles and the BFC Bylaws in effect immediately prior to the effective time of the merger will be the articles of incorporation and bylaws of the surviving company until thereafter amended in accordance with their respective terms and applicable laws.
Board Composition and Management of Surviving Company
Each of the officers and directors of BFC immediately prior to the effective time of the merger will be the officers and directors of the surviving company from and after the effective time of the merger, until their respective successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the BFC Articles and the BFC Bylaws.
Merger Consideration
Under the terms of the merger agreement, at the effective time of the merger, each outstanding share of TB common stock will be automatically converted into the right to receive a number of shares of BFC common stock (which we refer to as the “exchange ratio”), subject to the payment of cash instead of fractional shares of BFC common stock, as well as certain adjustments to the exchange ratio depending upon the average BFC common stock price preceding the closing date of the merger, as described below. Pursuant to the merger agreement, the exchange ratio is to be calculated as follows:
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if the BFC common stock price (as defined below) is greater than $44.40 and less than $66.60, the merger consideration shall be 5.1445 shares of BFC common stock;

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if the BFC common stock price is greater than or equal to $66.60, the merger consideration shall be the number of shares of BFC common stock equal to the quotient (rounded up to the nearest ten thousandth) obtained by dividing $342.62 by the BFC common stock price; or

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if the BFC common stock Price is less than or equal to $44.40, the merger consideration shall be the number of shares of BFC common stock equal to the quotient (rounded up to the nearest ten thousandth) obtained by dividing $228.42 by the BFC common stock price.

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For purposes of determining the exchange ratio, the “BFC common stock price” means the mathematical average, calculated for the twenty (20) trading-day period ending on the fifth (5th) trading day preceding the closing date, of the volume-weighted average price, the VWAP, of a share of BFC common stock for each trading day during such period as displayed under the heading “Bloomberg VWAP” on the Bloomberg Page for BFC (or its equivalent successor page if such page is not available). If the Bloomberg Page or the Bloomberg VWAP is not available for a trading day, “VWAP” shall mean the volume-weighted average price of a share of BFC common stock for such trading day, as determined by a nationally recognized investment banking firm retained by BFC based on available trading information for shares of BFC Common Stock.

BFC will not issue any fractional shares of BFC common stock in the merger. TB shareholders who would otherwise be entitled to a fractional share of BFC common stock upon the completion of the merger will instead receive an amount in cash (without interest and rounded to the nearest whole cent) determined by multiplying the (i) fractional share interest in BFC common stock, rounded to the nearest one hundredth of a share, to which such holder would otherwise be entitled by (ii) the BFC common stock price (as defined above) used to calculate the merger consideration.
If BFC or TB changes the number of shares of BFC common stock or TB common stock outstanding prior to the effective time of the merger as a result of a stock split, reverse stock split, stock combination, stock dividend, recapitalization, reclassification, reorganization or similar transaction with respect to BFC common stock or TB common stock and the record date for such corporate action is prior to the effective time of the merger, then the merger consideration shall be appropriately and proportionately adjusted to give TB shareholders the same economic effect as contemplated by the merger agreement prior to any such event.
BFC may terminate the merger agreement if the average closing price of BFC common stock over a specified period prior to completion of the merger decreases to $38.85 or less, subject to BFC paying a $650,000 termination fee to TB, as discussed in further detail beginning on page 71.

The value of the shares of BFC common stock to be issued to TB shareholders in the merger will fluctuate between now and the closing date of the merger. We make no assurances as to whether or when the merger will be completed, and you are advised to obtain current sale prices for BFC common stock.
Procedures for Converting Shares of TB Common Stock into Merger Consideration
Exchange Agent
BFC will designate an exchange agent to act as the exchange agent in connection with the merger. The exchange agent shall also act as the agent for TB shareholders for the purpose of receiving their TB stock certificates and shall obtain no rights or interests in the shares represented thereby. Prior to the effective time of the merger, BFC will deposit, or cause to be deposited, with the exchange agent the aggregate merger consideration and, to the extent then determinable, any cash payable in lieu of fractional shares, necessary to satisfy the aggregate merger consideration payable.
Conversion of Shares; Exchange of Certificates
The conversion of TB common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. After completion of the merger, the exchange agent will exchange certificates representing shares of TB common stock for the merger consideration to be received pursuant to the terms of the merger agreement. Shares of TB common stock held in book-entry form or certificate form will be exchanged for book-entry shares of BFC common stock.
Letter of Transmittal
BFC shall cause as promptly as practicable after the effective time, but in no event later than five business days after the closing date, the exchange agent to mail or otherwise caused to be delivered to each TB shareholder who has not previously surrendered his, her or its certificate or certificates or book-entry shares, a letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the certificates or book-entry shares shall pass, only upon delivery of the certificates or book-entry shares to the exchange agent, as well as instructions for use in effecting the surrender of the certificates or book-entry shares in exchange for the merger consideration (including cash in lieu of fractional shares) as provided for in the merger agreement.
Dividends and Distributions
All shares of BFC common stock to be issued pursuant to the merger shall be deemed issued and outstanding as of the effective time and if ever a dividend or other distribution is declared by BFC in respect of the BFC common stock, the record date for which is at or after the effective time, that declaration shall include dividends or other distributions in respect of all shares of BFC common stock issuable pursuant to the merger agreement. No dividends or other distributions in respect of the BFC common stock shall be paid to any TB shareholder of any unsurrendered certificate or book-entry share until such certificate or book-entry share is surrendered for exchange in accordance with the merger agreement. Subject to the effect of applicable laws, following surrender of any such certificate or book-entry share, there shall be issued and/or paid to the TB shareholder of such certificate or book-entry share the number of whole shares of BFC common stock such TB shareholder would have been entitled to receive at the effective time in exchange therefor, and without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the effective time theretofore payable with respect to such whole shares of BFC common stock and not paid; (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of BFC common stock with a record date after the effective time but with a payment date subsequent to surrender; and (iii) any cash in lieu of fractional shares such TB shareholder is entitled to.
Surrender of TB Stock Certificates
Promptly following the effective time of the merger and the surrender to the exchange agent of the certificate(s) representing his, her or its shares of TB common stock, accompanied by a properly completed letter of transmittal, a TB shareholder will be entitled to receive the merger consideration (including any cash in lieu of fractional shares). Until surrendered, each such certificate will represent after the effective time of the merger, for all purposes, only the right to receive the merger consideration, without interest (including any cash in lieu of fractional shares), and any dividends to which such holder is entitled pursuant to the merger agreement.
None of BFC, the exchange agent or any other person will be liable to any former TB shareholder for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar law.
In the event any TB stock certificate is lost, stolen or destroyed, in order to receive the merger consideration (including cash in lieu of any fractional shares), the holder of that certificate must provide an affidavit of that fact and, if reasonably required by BFC or the exchange agent, post a bond in such amount as BFC or the exchange agent determines is reasonably necessary to indemnify it against any claim that may be made against it with respect to that certificate.
BFC and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to any TB shareholder the amounts they are required to deduct and withhold under any applicable federal, state, local or foreign tax law. If any such amounts are withheld, these amounts will be treated for all purposes of the merger agreement as having been paid to the shareholders from whom they were withheld.
After completion of the merger, there will be no further transfers on the stock transfer books of TB other than to settle transfers of TB common stock that occurred prior to the effective time of the merger.
No interest will be paid or accrued on any amount payable upon cancellation of shares of TB common stock. The shares of BFC common stock issued and cash amount paid in accordance with the merger agreement upon conversion of the shares of TB common stock (including any cash paid in lieu of fractional shares) will be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of TB common stock.
If any portion of the merger consideration is to be delivered to a person or entity other than the holder in whose name any surrendered certificate is registered, it will be a condition of such exchange that (i) the certificate surrendered must be properly endorsed or must be otherwise in proper form for transfer and (ii) the person or entity requesting such payment pays any transfer or other similar taxes required by reason of the payment of the merger consideration to a person or entity other than the registered holder of the certificate surrendered or will establish to the satisfaction of BFC that such tax has been paid or is not required to be paid. The shares of BFC common stock may be in uncertificated book-entry form, unless a physical certificate is otherwise required by any applicable law.
Treatment of TB Options
At the effective time, each TB option, whether vested or unvested, that is outstanding immediately prior to the effective time shall be cancelled and each TB option holder, shall be entitled to receive the merger consideration such TB option holder would have been entitled to had such TB option holder exercised his, her or its TB options prior to the effective time, less the number of shares of TB common stock with an equivalent value to the exercise price and applicable withholding taxes resulting from such exercise. In connection with such cancellation, BFC shall deposit cash equal to the applicable withholding taxes to the appropriate taxing authorities, through the payroll system applicable to each TB option holder immediately prior to or at the effective time.
Prior to the effective time, the board of directors of TB (or, if appropriate, any committee thereof administering the TB options) shall adopt such resolutions or take such other actions, including obtaining any necessary consents or amendments to the applicable option agreements, as may be required to effectuate the provisions of the preceding paragraph.

Representations and Warranties
The merger agreement contains customary representations and warranties of BFC and TB relating to their respective businesses that are made as of the date of the merger agreement and as of the closing date of the merger. The representations and warranties of each of BFC and TB have been made solely for the benefit of the other party, and these representations and warranties should not be relied on by any other person. In addition, these representations and warranties:
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have been qualified by information set forth in confidential disclosure schedules delivered by each party to the other party in connection with signing the merger agreement — the information contained in these schedules modifies, qualifies and creates exceptions to the representations and warranties in the merger agreement;

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will not survive consummation of the merger;

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may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties to the merger agreement if those statements turn out to be inaccurate;

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are in some cases subject to a materiality standard described in the merger agreement which may differ from what may be viewed as material by you; and

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were made only as of the date of the merger agreement or such other date as is specified in the merger agreement.

The representations and warranties made by BFC and TB to each other primarily relate to:
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corporate organization, existence, power and authority;

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capitalization;

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corporate authorization to enter into the merger agreement and to consummate the merger;

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regulatory approvals and consents required in connection with the merger and the bank merger;

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the accuracy of financial statements and effectiveness of internal controls;

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absence of material adverse effect on TB since December 31, 2018 and BFC since October 23, 2018;

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litigation and legal proceedings;

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compliance with laws and the absence of regulatory agreements;

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fees paid to financial advisors;

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tax matters; and

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accuracy of the information supplied by each party for inclusion or incorporation by reference in this proxy statement/prospectus.

TB has also made representations and warranties to BFC with respect to:
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its subsidiaries;

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material contracts;

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receipt of fairness opinion;

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employee benefit plans;

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labor and employee relations;

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environmental matters;

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investment portfolio;

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derivative transactions;

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loan portfolio;

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adequacy of allowances for loan and lease losses;

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trust business and the administration of fiduciary accounts;

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investment management and related activities;

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repurchase agreements;

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deposit insurance;

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regulatory compliance and information security;

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transactions with affiliates;

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real and personal property matters;

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intellectual properties;

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insurance policies;

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absence of the applicability of state takeover laws to the merger agreement and transactions contemplated thereby; and

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transaction costs.

Definition of  “Material Adverse Effect”
Certain representations and warranties of BFC and TB are qualified as to “materiality” or “material adverse effect.” For purposes of the merger agreement, a “material adverse effect,” when used in reference to either BFC or TB, means (i) any change, development or effect that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties, or business of such party and its subsidiaries, taken as a whole, or (ii) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such party to perform its obligations under the merger agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such party to consummate the merger and the transactions contemplated by the merger agreement. For purposes of clause (i) only, the definition of  “material adverse effect” excludes the following:
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changes in banking and similar laws of general applicability or interpretations thereof by any governmental authority;

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changes in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally;

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changes in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally;

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public disclosure of the transactions contemplated or actions expressly required by the merger agreement or actions or omissions that are taken with the prior written consent of the other party, or as otherwise expressly permitted or contemplated by the merger agreement;

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any failure by TB or BFC to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of material adverse effect may be taken into account in determining whether there has been a material adverse effect);

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changes in the trading price or trading volume of BFC common stock; and

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the impact of this merger agreement and the transactions contemplated by the merger agreement on relationships with customers or employees, including the loss of personnel;

except, with respect to the first three bullets, if the effects of such change disproportionately affect such party and its subsidiaries, taken as a whole, as compared to other companies in the industry in which such party and its subsidiaries operate.
Covenants and Agreements
Pursuant to the merger agreement, BFC and TB have agreed to certain restrictions on their activities until the effective time of the merger. BFC has agreed that it will carry on its business consistent with prudent banking practices and in compliance in all material respects with applicable laws. TB has agreed to carry on its business, including the business of each of its subsidiaries, in the ordinary course of business and consistent with prudent banking practice. In addition, TB has agreed that it will use commercially reasonable efforts to:
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preserve its business organization and assets intact;

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keep available to itself and BFC the present services of the current officers and employees of TB and its subsidiaries;

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preserve for itself and BFC the goodwill of its customers, employees, lessors and others with whom business relationships exists; and

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continue diligent collection efforts with respect to any delinquent loans and, to the extent within its control, not allow any material increase in delinquent loans.

BFC has also agreed that until the effective time of the merger, it and its subsidiaries will not take any or knowingly fail to take any action that is intended or is reasonably likely to:
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prevent, delay or impair BFC’s ability to consummate the merger or the transactions contemplated by the merger agreement;

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agree to take, commit to take, or adopt any resolution of its board of directors in support of, any of the actions prohibited by the merger agreement;

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result in the merger or the bank merger failing to qualify as a “reorganization” under Section 368(a) of the Code;

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materially impair BFC’s ability to perform any of its obligations under the merger agreement or Bank First to perform any of its obligations under the bank plan of merger; or

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agree or commit to do any of the foregoing.

BFC has also agreed that, prior to the effective time, it will, take all appropriate action (including providing for an exception to the age limitation contained in the BFC Articles) so that as of the effective time the number of directors constituting the BFC board of directors and the Bank First board of directors shall be increased by one and Robert W. Holmes shall be appointed as director of each entity, provided that Mr. Holmes meets BFC’s and Bank First’s standards for directors and qualifies as an “independent director” pursuant to Nasdaq Rule 5605. Provided that Mr. Holmes continues to (i) meet the standards for directors of BFC and Bank First and (ii) qualify as an “independent director” pursuant to Nasdaq Rule 5605, he will be nominated for reelection to the board of directors of BFC and Bank First at the next annual shareholder meeting of each entity immediately following the effective time to serve one (1) three-year term, and BFC’s proxy materials with respect to such annual meeting shall include the recommendation of the board of directors of BFC that its shareholders vote to elect him to the same extent as recommendations are made with respect to other directors on the BFC board that are up for reelection at such annual meeting.
TB has also agreed that it will not, and will not permit its subsidiaries to do any of the following without the prior written consent of BFC, except as previously agreed to by the parties:
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(i) issue, sell, grant, pledge, dispose of, encumber or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any rights, any new award or grant under the TB stock plans or otherwise, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, (ii) except as expressly permitted by the merger agreement, accelerate the vesting of any existing rights, or (iii) except as expressly permitted by the merger agreement, directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock, any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, or any rights issued and outstanding prior to the effective time;
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other than, for the first three quarters of each fiscal year (payable on the last day of the calendar quarter), TB’s quarterly dividend of  $1.00 per share and, for the fourth quarter of each fiscal year (payable in January of the following fiscal year), TB’s dividend of  $5.00 per share paid in the ordinary course of business, make, declare, pay or set aside for payment of dividends payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, except for dividends from wholly owned subsidiaries to TB;

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enter into or amend or renew any employment, consulting, compensatory, severance, retention or similar agreements or arrangements with any director, officer or employee of TB or any of its subsidiaries, or grant any salary, wage or fee increase or increase any employee benefit or pay any incentive or bonus payments, except, in each case, (i) annual increases in compensation and year-end bonuses disclosed on the confidential disclosure schedules, (ii) as specifically provided for by the merger agreement, (iii) as may be required by law, (iv) to satisfy the contractual obligations existing as of the date of the merger agreement set forth on the confidential disclosure schedules, or (iv) as otherwise set forth on the confidential disclosure schedules;

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hire any person as an employee or officer of TB or any of its subsidiaries, except for at-will employment at an annual rate of base salary not to exceed $70,000 to fill vacancies that may arise from time to time in the ordinary course of business;

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enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by or to make consistent with applicable law, subject to the provision of prior written notice to and consultation with respect thereto with BFC, (ii) to satisfy contractual obligations existing as of the date of the merger agreement and set forth on the confidential disclosure schedules, (iii) as previously disclosed to BFC and set forth on the confidential disclosure schedules, or (iv) as may be required pursuant to the terms of the merger agreement) any TB benefit plan or other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of TB or any of its subsidiaries;

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except pursuant to agreements or arrangements in effect on the date of the merger agreement and set forth on the confidential disclosure schedules, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any affiliates or associates of any of its officers or directors other than compensation or business expense advancements or reimbursements in the ordinary course of business;

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except in the ordinary course of business, sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to TB or any of its subsidiaries;

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acquire or agree to acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business) all or any portion of the assets, debt, business, deposits or properties of any other entity or person, except for purchases specifically approved by BFC;

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except as set forth on the confidential disclosure schedules, make any capital expenditures in amounts exceeding $50,000 individually, or $250,000 in the aggregate, provided that BFC shall grant or deny its consent to emergency repairs or replacements necessary to prevent substantial deterioration of the condition of a property within two business days of its receipt of a written request from TB.;

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amend the TB Articles or the TB Bylaws or any equivalent documents of TB’s subsidiaries;

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implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable laws or GAAP or applicable accounting requirements of any governmental authority, in each case, including changes in the interpretation or enforcement thereof;

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except as set forth on the confidential disclosure schedules, enter into, amend, modify, terminate, extend, or waive any material provision of, any material contract, lease or insurance policy, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses and leases without material adverse changes of terms with respect to TB or any of its subsidiaries, or enter into any contract that would constitute a material contract if it were in effect on the date of the merger agreement, except for any amendments, modifications or terminations reasonably requested by BFC;

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other than settlement of foreclosure actions in the ordinary course of business, (i) enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which TB or any of its subsidiaries is or becomes a party after the date of the merger agreement, which settlement or agreement involves payment by TB or any of its subsidiaries of an amount which exceeds $75,000 individually or $150,000 in the aggregate and/or would impose any material restriction on the business of TB or any of its subsidiaries or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations;

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enter into any new line of business, introduce any material new products or services, any material marketing campaigns or any new sales compensation or incentive programs or arrangements; (ii) change, in any material respect, its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable law, regulation or policies imposed by any governmental authority; (iii) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service loans, its hedging practices and policies; or (iv) incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the ordinary course of business;

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enter into any derivative transaction;

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incur any indebtedness for borrowed money (including, without limitation, drawings and borrowings from an existing line of credit) other than in the ordinary course of business consistent with past practice with a term not in excess of 12 months (other than creation of deposit liabilities or sales of certificates of deposit in the ordinary course of business); or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) of any other person, other than the issuance of letters of credit in the ordinary course of business and in accordance with the restrictions set forth in the merger agreement;

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unless mutually agreed upon by the parties, (i) acquire, sell or otherwise dispose of any debt security or equity investment or any certificates of deposits issued by other banks, except for such acquisitions, sales or other dispositions in the ordinary course of business, or (ii) change the classification method for any of the TB investment securities from “held to maturity” to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in ASC 320;

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other than in the ordinary course of business, make any changes to deposit pricing. TB shall notify the Chief Executive Officer of Bank First at least two business days in advance of accepting or renewing any certificate of deposit exceeding $100,000 when the depositor is not a resident of, or located in, Monroe County, Wisconsin;

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except for loans or extensions of credit approved and/or committed as of the date of the merger agreement that are listed on the confidential disclosure schedules, (i) make, renew, renegotiate, increase, extend or modify any (A) unsecured loan, if the amount of such unsecured loan, together with any other outstanding unsecured loans made by TB or any of its subsidiaries to such borrower or its affiliates, would be in excess of  $75,000, in the aggregate, (B) loan secured by other than a first lien in excess of  $350,000, (C) loan in excess of FFIEC regulatory guidelines relating to loan to value ratios, (D) loan secured by a first lien residential mortgage and with no loan policy exceptions in excess of  $500,000, (E) secured loan over $1,500,000, (F) any loan that is not made in conformity with TB’s ordinary course lending policies and guidelines in effect as of the date of the merger agreement, or (G) loan, whether secured or unsecured, if the amount of such loan, together with any other outstanding loans (without regard to whether such other loans have been advanced or remain to be advanced), would result in the aggregate outstanding loans to any borrower of TB or any of its subsidiaries (without regard to whether such other loans have been advanced or remain to be advanced) to exceed $1,500,000, (ii) sell any loan or loan pools in excess of  $750,000 in principal amount or sale price (other than residential mortgage loan pools sold in the ordinary course of business), or (iii) acquire any servicing rights, or sell or otherwise transfer any loan where TB or any of its subsidiaries retains any servicing rights. Any loan in excess of the limits set forth above shall require the prior written approval of the Chief Executive Officer or Chief Credit Officer of Bank First, which approval or rejection shall be given in writing within two business days after the loan package is delivered to such individual;

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make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned by TB or its subsidiaries;

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except as required by applicable law, make or change any material tax election, file any material amended tax return, enter into any material closing agreement with respect to taxes, settle or compromise any material liability with respect to taxes, agree to any material adjustment of any tax attribute, file any claim for a material refund of taxes, or consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment, provided that, for purposes of this item, “material” means affecting or relating to $75,000 or more in taxes or $150,000 or more of taxable income;

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commit any act or omission which constitutes a material breach or default by TB or any of its subsidiaries under any agreement with any governmental authority or under any material contract, lease or other material agreement or material license to which TB or any of its subsidiaries is a party or by which any of them or their respective properties are bound or under which any of them or their respective assets, business, or operations receives benefits;

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foreclose on or take a deed or title to any real estate other than single-family residential properties without first consulting with Bank First about whether to conduct a prior ASTM International E1527-13 Phase I Environmental Site Assessment (or any applicable successor standard) of the property that satisfies the requirements of 40 C.F.R. Part 312, or foreclose on or take a deed or title to any real estate other than single-family residential properties if such environmental assessment indicates the presence or likely presence of any hazardous substances under conditions that indicate an existing release, a past release, or a material threat of a release of any hazardous substances into structures on the property or into the ground, ground water, or surface water of the property;

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take any action or knowingly fail to take any action not contemplated by the merger agreement that is intended or is reasonably likely to (i) prevent, delay or impair TB’s ability to consummate the merger or the transactions contemplated by the merger agreement or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this item;
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directly or indirectly repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock;

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except as required by law, file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility, except for any change that may be requested by BFC;

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merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries; or

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(i) enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing or (ii) take any action that is intended or expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time, or in any of the conditions to the merger not being satisfied in any material respect or in a violation of any provision of the merger agreement, except, in every case, as may be required by applicable law.

TB has also agreed to cause to be delivered to BFC resignations of all the directors of TB and its subsidiaries to be effective as of the effective time of the merger.
Corporate Regulatory Matters
BFC and TB agreed to use their respective commercially reasonable efforts to cause the registration statement to be declared effective by the SEC as promptly as reasonably practicable after filing. BFC has also agreed to use its commercially reasonable efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by the merger agreement.
BFC and TB and their respective subsidiaries have agreed to cooperate with each other and use their commercially reasonable efforts to prepare and file all necessary documentation, to effect all filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and regulatory and governmental entities that are necessary to consummate the transactions contemplated by the merger agreement, and to comply with the terms and conditions of all such permits, consents, approvals and authorizations; provided, however, that nothing contained in the merger agreement will require BFC or any of its subsidiaries or TB or any of its subsidiaries to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of any governmental authority that would reasonably be likely to have a material and adverse effect on the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties or business of BFC, TB, the surviving entity or the surviving bank, after giving effect to the merger, a burdensome condition.
BFC and TB will furnish each other and each other’s counsel with all information as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of BFC or TB to any governmental authority in connection with the transactions contemplated by the merger agreement. Each party has the right to review and approve in advance all characterizations of the information relating to such party and any of its subsidiaries that appear in any filing with a governmental authority made in connection with the transactions contemplated by the merger agreement. In addition, BFC and TB agreed to provide to the other party for review a copy of each filing with a governmental authority made in connection with the transactions contemplated by the merger agreement prior to its filing.

NASDAQ Listing
BFC has agreed to use its commercially reasonable efforts to cause the shares of its common stock to be issued in connection with the merger to be approved for listing on the Nasdaq Capital Market (which is referred to as “Nasdaq” elsewhere in this proxy statement/prospectus), subject to official notice of issuance, prior to the effective time of the merger.
Employee Matters
General
Following the effective time, for a period from the closing date until the earlier of  (i) six months or (ii) as long as an employee of TB is a covered employee (as defined in the merger agreement), BFC shall maintain or cause to be maintained employee benefit plans for the benefit of employees who are full time employees of TB on the closing date and who become employees of BFC that provide employee benefits which, in the aggregate, are substantially comparable to the employee benefits and cash-based compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of BFC; provided, however, that in no event shall any covered employee be eligible to participate in any closed or frozen plan of BFC. BFC shall give the covered employees credit for their prior service with TB for purposes of eligibility (including initial participation and eligibility for current benefits) and vesting under any employee benefit plan maintained by BFC and in which covered employees may be eligible to participate.
With respect to any employee benefit plan of BFC that is a health, dental, vision or other welfare plan in which any covered employee is eligible to participate, for the plan year that includes the closing, if covered employees are eligible to participate in such plans, BFC shall use commercially reasonable efforts to cause any pre-existing condition limitations, eligibility waiting periods or evidence of insurability requirements under such BFC plan to be waived with respect to such covered employee and his or her covered dependents to the extent such condition was or would have been covered under the TB benefit plan in which such covered employee participated immediately prior to the effective time.
Following the effective time, Bank First shall credit each covered employee with an amount of paid time off equal to such covered employee’s accrued but unused paid time off at Timberwood Bank up to 100 hours per year, provided that Bank First may allocate the such carryover PTO between vacation leave and sick leave in its discretion.
TB shall cause Timberwood Bank to take all necessary actions to terminate the Timberwood Bank Savings and Retirement Plan, the KSOP, effective as the date immediately preceding the date of the effective time of the merger, subject to the occurrence of the effective time. TB shall provide BFC with evidence that the Timberwood Bank KSOP has been terminated and provide copies of the appropriate resolutions terminating the plan (the form and substance of which shall be subject to review and approval by BFC, which will not be unreasonably withheld) not later than three days prior to the effective time. The accounts of all participants and beneficiaries in the Timberwood Bank KSOP shall become fully vested upon termination of such plan.
Prior to the effective time, TB shall take, and shall cause its subsidiaries to take, all actions requested by BFC that may be necessary or appropriate to, conditioned on the occurrence of the effective time, (i) cause one or more TB benefits plans not covered above to terminate as of the effective time, or as of the date immediately preceding the effective time, (ii) cause benefit accruals and entitlements under any TB benefit plan to cease as of the effective time, or as of the date immediately preceding the effective time, (iii) cause the continuation on and after the effective time of any contract, arrangement or insurance policy relating to any TB benefit plan for such period as may be requested by BFC, or (iv) facilitate the merger of any TB benefit plan into any employee benefit plan maintained by BFC. All resolutions, notices, or other documents issued, adopted or executed in connection with the implementation of the above items shall be subject to BFC’s reasonable prior review and approval.
Any employee of TB or Timberwood Bank that becomes an employee of Bank First at the effective time who is terminated within six months following the effective Time (other than for cause, death, disability, normal retirement or voluntarily resignation) shall receive a severance payment calculated in accordance with the policy set forth on the confidential disclosure schedules.

Prior to the effective time, TB shall take, and shall cause its subsidiaries to take, all actions that may be necessary or appropriate to, conditioned on the occurrence of the effective time, terminate and liquidate each TB benefit plan set forth on the confidential disclosure schedules, effective as of the effective time, in accordance with Treasury Regulation §1.409A-3(j)(4)(ix)(B).
Nothing in the merger agreement shall be construed to limit the right of TB (including, following the closing date, BFC) to amend or terminate any TB benefit plan or other employee benefit plan, to the extent such amendment or termination is permitted by the terms of the applicable plan, nor shall anything in the merger agreement be construed to require TB (including, following the closing date, BFC) to retain the employment of any particular covered employee for any fixed period of time following the closing date, and the continued retention (or termination) by BFC of any covered employee subsequent to the effective time shall be subject in all events to BFC’s normal and customary employment procedures and practices, including customary background screening and evaluation procedures, and satisfactory employment performance.
Indemnification and Directors’ and Officers’ Insurance
The merger agreement provides that, for a period of six years after the effective time of the merger, BFC shall indemnify and hold harmless the present and former directors and officers of TB and its subsidiaries against all costs or expenses, judgments, fines, losses, claims, damages or other liabilities incurred in connection with any claim, action, suit, proceeding or investigation arising out of actions or omissions of such persons in the course of performing their duties for TB or its subsidiaries occurring at or before the effective time of the merger (including the transactions contemplated by the merger agreement), to the same extent as such persons have the right to be indemnified pursuant to the organizational documents of TB in effect as of the date of the merger agreement to the extent permitted by applicable law.
For a period of six years after the effective time of the merger, BFC will provide directors’ and officers’ liability insurance that serves to reimburse the present and former officers and directors of TB or its subsidiaries with respect to claims against them arising from facts or events occurring before the effective time of the merger (including the transactions contemplated by the merger agreement). The directors’ and officers’ liability insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the indemnified person as the coverage currently provided by TB; provided, however, that: (i) if BFC is unable to obtain or maintain the directors’ and officers’ liability insurance, then BFC will use its commercially reasonable efforts to provide as much comparable insurance as is reasonably available, and (ii) officers and directors of TB or its subsidiaries may be required to make application and provide customary representations and warranties to the carrier of the insurance. BFC will not be required to expend for such tail insurance a premium amount in excess of an amount equal to 150% of the annual premiums paid by TB for director and officer insurance in effect as of the date of this Agreement.
BFC has agreed that if it, or any of its successors and assigns, consolidates with or merges with any other corporation or entity where it is not the continuing or surviving corporation, or transfers all or substantially all of its property or assets, it will make proper provision so that the successors and assigns of BFC and its subsidiaries will assume the obligations of indemnification under the merger agreement.
No Solicitation
TB has agreed that, from the date of the merger agreement it will not, and will cause its subsidiaries and each of their respective officers, directors and employees not to, and will not authorize or permit its investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of TB or any of its subsidiaries to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal; (ii) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than BFC) any information or data with respect to TB or any of its subsidiaries or otherwise relating to an acquisition proposal; (iii) release any person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which TB is a party; or (iv) enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal.
For purposes of the merger agreement, an “acquisition proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal from BFC), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving TB or any of its subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, a significant portion of the assets of TB or any of its subsidiaries; (C) any issuance, sale or other disposition of  (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of TB or any of its subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of TB or any of its subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.
However, at any time prior to the TB special meeting, TB may take any of the actions described in the first paragraph of this “— No Solicitation” section if, but only if  (i) TB receives a bona fide unsolicited written acquisition proposal that did not result from a breach of the first paragraph of this section, and (ii) the TB board of directors reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that (A) such acquisition proposal constitutes or is reasonably likely to lead to a superior proposal and (B) the failure to take such action would cause it to violate its fiduciary duties to TB’s shareholders under applicable law, (iii) TB has provided BFC with at least three business days prior notice of such determination, and (iv) prior to furnishing or affording access to any information or data with respect to TB or any of its subsidiaries or otherwise relating to an acquisition proposal, TB receives from such person a confidentiality agreement with terms no less favorable to TB than those contained in the confidentiality agreement with BFC. TB must promptly provide to BFC any non-public information regarding TB or any of its subsidiaries provided to any other person which was not previously provided to BFC, and such additional information must be provided no later than the date of provision of such information to such other party.
A “superior proposal” means a bona fide, unsolicited acquisition proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and TB or any of its subsidiaries, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding TB common stock or more than 50% of the assets of TB and its subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that the board of directors of TB reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (a) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such acquisition proposal, and (b) taking into account any changes to the merger agreement proposed by BFC in response to such acquisition proposal, and all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such acquisition proposal, such proposal is more favorable to the shareholders of TB from a financial point of view than the merger.
TB must promptly (and in any event within 24 hours) notify BFC in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, TB or its representatives, in each case in connection with any acquisition proposal, and such notice must indicate the name of the person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications), except to the extent that such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement). TB has agreed that it will keep BFC informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).
Except as provided below, neither the board of directors of TB nor any committee thereof shall (i) withdraw, qualify, amend or modify, or propose to withdraw, qualify, amend or modify, in a manner adverse to BFC in connection with the transactions contemplated by the merger agreement (including the merger), the TB recommendation, fail to reaffirm the TB recommendation within three business days following a request by BFC, or make any statement, filing or release, in connection with the TB special meeting or otherwise, inconsistent with the TB recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal will be considered an adverse modification of the TB recommendation); (ii) approve or recommend, or propose to approve or recommend, any acquisition proposal; or (iii) enter into (or cause TB or any of its subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (a) related to any acquisition transaction (other than a confidentiality agreement entered into in accordance with the foregoing) or (b) requiring TB to abandon, terminate or fail to consummate the merger or any other transaction contemplated by the merger agreement.
Notwithstanding the foregoing, prior to the date of the TB special meeting, the board of directors of TB may withdraw, qualify, amend or modify the TB recommendation, a TB subsequent determination, or terminate the merger agreement in order to concurrently enter into an agreement with respect to a superior proposal, after the fifth (5th) business day following BFC’s receipt of a notice, a notice of superior proposal, from TB advising BFC that the board of directors of TB has decided that a bona fide unsolicited written acquisition proposal that it received (that did not result from a breach of the merger agreement) constitutes a superior proposal if, but only if, (i) the board of directors of TB has determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such action would cause it to violate its fiduciary duties to TB’s shareholders under applicable law, (ii) during the five business day period after receipt of the notice of superior proposal by BFC, the notice period, TB and the board of directors of TB shall have cooperated and negotiated in good faith with BFC to make such adjustments, modifications or amendments to the terms and conditions of the merger agreement as would enable TB to proceed with the TB recommendation in favor of the merger with BFC without a TB subsequent determination; provided, however, that BFC does not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of the merger agreement and (iii) at the end of the notice period, after taking into account any such adjusted, modified or amended terms as may have been proposed by BFC since its receipt of such notice of superior proposal, the board of directors of TB has again in good faith made the determination (A) in clause (i) of this paragraph and (B) that such acquisition proposal constitutes a superior proposal. In the event of any material revisions to the superior proposal, TB is required to deliver a new notice of superior proposal to BFC and again comply with the foregoing requirements, except that the notice period will be reduced to three business days.
Conditions to Completion of the Merger
The completion of the merger depends on a number of conditions being satisfied or, where permitted, waived, including:
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the required approval by the shareholders of TB;

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the receipt of all regulatory approvals, or expiration or termination of all statutory waiting periods in respect thereof, required to consummate the transactions contemplated by the merger agreement, without any burdensome conditions;

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the absence of any judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other law preventing or making illegal the consummation of the merger, the bank merger or the other transactions contemplated by the merger agreement;

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the effectiveness of the registration statement on Form S-4, of which this proxy statement/prospectus is a part, under the Securities Act;

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the receipt by BFC and TB from Barack Ferrazzano Kirschbaum & Nagelberg LLP and Godfrey & Kahn S.C., respectively, of a tax opinion, dated the closing date of the merger, that the merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code;

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the accuracy, subject to varying degrees of materiality, of BFC’s and TB’s respective representations and warranties in the merger agreement on the date of the merger agreement and as of the effective time of the merger (or such other date specified in the merger agreement);

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performance in all material respects by BFC and TB of their respective obligations under the merger agreement;

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the Bank Plan Merger is executed and delivered;

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less than 5% of the outstanding shares of TB common stock validly exercise, or remain entitled to exercise, their dissenters’ rights;

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TB shall have complied with its obligations with respect to terminating all outstanding TB options in accordance with the merger agreement;

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the absence of any event which has resulted in a material adverse effect on the other party, and the absence of any condition, event, fact, circumstance or other occurrence that is reasonably expected to have a material adverse effect on the other party; and

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TB’s delivery of a certificate, dated as of the closing date and in form and substance required under Treasury Regulation Section 1.897-2(h) and as reasonably acceptable to BFC, stating that TB and each of its subsidiaries are not and have not been a United States real property holding corporation.

No assurance is given as to when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.
Termination
The merger agreement may be terminated at any time prior to the effective time of the merger:
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by mutual written consent of BFC and TB;

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by BFC or TB if any regulatory approval required for consummation of the transactions contemplated by the merger agreement has been denied by final non-appealable action by the relevant governmental authority or any application for such regulatory approval shall have been permanently withdrawn at the request of a governmental authority;

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by BFC or TB if the approval of the shareholders of TB is not obtained;

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by BFC or TB in the event of a material breach by the other party of any representation, warranty or covenant contained in the merger agreement and such breach is not cured prior to the earlier of 30 days of notice of the breach and the terminating party is not itself in material breach;

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by BFC or TB if the merger is not consummated on or before August 31, 2020, subject to automatic extension to November 30, 2020 if the only outstanding condition to closing is the receipt of regulatory approvals, which we refer to as the expiration date;

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by BFC if TB materially breaches its covenant not to solicit other offers;

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by BFC if TB withdraws, qualifies, amends, modifies or withholds its recommendation to its shareholders to approve the merger and the merger agreement, or makes any statement, filing or release, in connection with the shareholder meeting or otherwise, inconsistent with its recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal shall be considered an adverse modification of its recommendation);

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by BFC if TB fails to properly call, give notice of, and commence a meeting of shareholders to vote on the merger;

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by BFC if TB approves or recommends an acquisition proposal;

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by BFC if TB fails to publicly recommend against a publicly announced acquisition proposal within three business days of being requested to do so by BFC or fails to publicly reconfirm its recommendation to its shareholders within three business days of being requested to do so by BFC;

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by BFC if any environmental remediation cost exceeds $500,000;

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by BFC in the event that the BFC common stock price used for purposes of calculating the merger consideration pursuant to the terms of the merger agreement is less than or equal to $38.85; or

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by TB if TB’s board of directors determines to enter into a definitive agreement with respect to a superior proposal in accordance with the terms of the merger agreement, but only if TB pays to BFC a termination fee.

Termination Fees
TB will pay BFC a termination fee equal to $1,300,000 in the event of any of the following:
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BFC terminates the merger agreement because: (i) TB materially breached its covenant not to solicit other offers; (ii) TB withdrew, qualified, amended, modified or withheld its recommendation to its shareholders to approve the merger and the merger agreement to its shareholders, or made any statement, filing or release, in connection with the shareholder meeting or otherwise, inconsistent with its recommendation (it being understood that taking a neutral position or no position with respect to an acquisition proposal shall be considered an adverse modification of its recommendation); (iii) TB failed to properly call, give notice of, and commence a meeting of shareholders to vote on the merger; (iv) TB approved or recommended an acquisition proposal; (v) TB failed to publicly recommend against a publicly announced acquisition proposal within three business days of being requested to do so by BFC or failed to publicly reconfirm its recommendation to its shareholders within business days of being requested to do so by BFC; or (vi) TB resolved or otherwise determined to take, or announced an intention to take, any of the foregoing actions;

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in the event that after the date of the merger agreement and prior to the termination of the merger agreement, an acquisition proposal was made known to senior management of TB or has been made directly to TB’s shareholders generally or an acquisition proposal shall have been publicly announced (and not withdrawn), and (i) the merger agreement is terminated by (A) BFC or TB because the requisite TB shareholder approval was not obtained or (B) BFC because of TB’s material breach of its representations and warranties or covenants in the merger agreement, and (ii) prior to the date within 12 months of such termination, TB enters into any agreement or consummates a transaction with respect to an acquisition proposal (whether or not it’s the same acquisition proposal as that referred to above); or

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TB terminates the merger agreement at any time before the receipt of TB shareholder approval for the purpose of entering into an acquisition agreement with respect to a superior proposal in compliance with the terms of the merger agreement.

BFC will pay TB a termination fee equal to $650,000 in the event BFC terminates the merger agreement because the BFC common stock price used for purposes of calculating the merger consideration pursuant to the terms of the merger agreement is less than or equal to $38.85 per share.
Effect of Termination
A termination of the merger agreement will not relieve a breaching party from liability for any breach of any covenant, agreement, representation or warranty of the merger agreement giving rise to such termination or resulting from fraud or any willful and material breach. Notwithstanding the foregoing, the parties have agreed that if TB pays or causes to be paid to BFC a termination fee in accordance with the merger agreement, TB (or any successor in interest of TB) will not have any further obligations or liabilities to BFC with respect to the merger agreement or the transactions contemplated by it. Additionally, the parties have agreed that if BFC pays or causes to be paid to TB a termination fee in accordance with the merger agreement, BFC (or any successor in interest of BFC) will not have any further obligations or liabilities to TB with respect to the merger agreement or the transactions contemplated by it.
Amendment; Waiver
Prior to the effective time of the merger and to the extent permitted by applicable law, any provision of the merger agreement may be (a) waived by the party benefitted by the provision, provided the waiver is in writing and signed by such party, or (b) amended or modified at any time, by an agreement in writing between the parties, except that after the TB special meeting no amendment may be made which by law requires further approval by the shareholders of BFC or TB without obtaining such approval. The waiver by any party of a breach of any provision of the merger agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.
Expenses
All expenses incurred in connection with the merger, the bank merger, the merger agreement and other transactions contemplated thereby, including fees and expenses of financial consultants, accountants and counsel, will be paid by the party incurring the expenses. Nothing in the merger agreement limits either party’s rights to recover any liabilities or damages arising out of the other party’s willful breach of any provision of the merger agreement.
ANCILLARY AGREEMENTS
Voting Agreements
In connection with, and as a condition to, entering into the merger agreement, each of the directors of TB who has voting control over shares of TB common stock entered into a voting agreement with BFC. TB also caused each director of Timberwood Bank to execute and deliver the same subsequent to such date. The following summary of the voting agreements is subject to, and qualified in its entirety by reference to, the form voting agreement attached as Exhibit A to the merger agreement attached as Annex A to this document.
Pursuant to the voting agreements, each party to a voting agreement has agreed to appear at the TB special meeting (in person or by proxy) and to vote his or her shares of TB common stock:
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in favor of adoption and approval of the merger agreement and the approval of the merger and the other transactions contemplated by the merger agreement;

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in favor of any proposal to adjourn or postpone such meeting, if necessary, to solicit additional proxies to approve the merger agreement and the merger;

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against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of TB contained in the merger agreement;

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against any acquisition proposal other than the merger; and

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against any other action, agreement or transaction that is intended, or could reasonably be expected, to impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect consummation of the transactions contemplated by the merger agreement.

In addition, the voting agreements provide that each shareholder party to a voting agreement will not:
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directly or indirectly sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of such shareholder’s shares of TB common stock; and

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(i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an acquisition proposal, (ii) participate in any discussions or negotiations regarding any acquisition proposal or furnish, or otherwise afford access, to any person (other than BFC) any information or data with respect to TB or any of its subsidiaries or otherwise relating to an acquisition proposal, (iii) enter into any agreement, agreement in principle or letter of intent with respect to any acquisition proposal or approve or resolve to approve any acquisition proposal or any agreement, agreement in principle or letter of intent relating to an acquisition proposal, (iv) solicit proxies with respect to an acquisition proposal or otherwise encourage or assist any party in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the timely consummation of the merger in accordance with the terms of the merger agreement, or (v) initiate a shareholders’ vote or action by consent of TB’s shareholders with respect to an acquisition proposal.
The voting agreements will automatically terminate upon the earlier of  (i) the closing date of the merger, (ii) the amendment of the merger agreement in any manner that materially and adversely affects any of the shareholder’s rights set forth in the merger agreement, (iii) termination of the merger agreement, or (iv) three years from the date the voting agreements are executed.
As of the TB record date, shareholders who are party to the voting agreements beneficially owned and were entitled to vote an aggregate of approximately 54,634 shares of TB common stock, which represented approximately 50.2% of the shares of TB common stock outstanding on that date. Because of the number of shares of TB common stock subject to the voting agreements, TB has already made agreements with TB shareholders with the requisite number of shares to approve the merger.
Non-Competition and Non-Disclosure Agreements
In addition to the voting agreements, as a condition to BFC entering into the merger agreement, each of the outside directors of TB and Timberwood Bank entered into a non-competition and non-disclosure agreements with BFC. The following summary of the non-competition and non-disclosure agreements is subject to, and qualified in its entirety by reference to, the form of non-competition and non-disclosure agreement attached as Exhibit C to the merger agreement attached as Annex A to this document.
Each party to a non-competition and non-disclosure agreement has agreed to, among other things:
•
from and after the effective time of the merger, not disclose or use any confidential information or trade secrets of TB for any purpose for so long as such information remains confidential information or a trade secret, except as required by law; and

•
for a period of two years following the closing the merger:

•
not solicit or attempt to solicit any customers of BFC, Bank First, TB or Timberwood Bank, including actively sought prospective customers of Timberwood Bank as of the effective time of the merger;

•
on such director’s own behalf or on behalf of others, not solicit or recruit or attempt to solicit or recruit any employee (full-time or temporary) of BFC, Bank First, TB or Timberwood Bank; and

•
directly on the director’s own behalf or on behalf any other person, not act as a director, manager, officer, or employee of any banking business that is the same or essentially the same as the banking business conducted by BFC, Bank First or TB or Timberwood Bank and that has a banking office located within any county in Wisconsin where Timberwood Bank operates a banking office as of the closing of the merger and, except with respect to one such directly, each county contiguous to each of such counties.

The restrictions in the non-competition and non-disclosure agreements will automatically terminate upon the earlier of  (i) the termination of the merger agreement, (ii) two years after the closing date of the merger, or (iii) upon a change in control of BFC.

INFORMATION ABOUT TOMAH BANCSHARES, INC.
TB was incorporated in Wisconsin in February 2003 and owns all of the outstanding shares of common stock of Timberwood Bank, a Wisconsin chartered bank headquartered in Tomah, Wisconsin. As of September 30, 2019, TB had consolidated assets of $192.9 million, net loans of  $126.9 million, deposits of  $156.6 million and shareholders’ equity of $19.8 million. TB operates one full service office and one limited service office in Wisconsin. Timberwood Bank’s deposits are insured by the FDIC. TB acquired Timberwood Bank and the Tomah, Wisconsin branch of M&I Marshall and Ilsley Bank in November 2003. TB’s and Timberwood Bank’s main office is located at 110 West Veterans Street, Tomah, Wisconsin 54660, and is owned by Timberwood Bank.
Timberwood Bank was chartered by the Wisconsin Commissioner of Banking in 1907. Timberwood Bank is a full-service community bank with emphasis on consumers, small businesses, and agricultural enterprises. It offers comprehensive banking services to the residential, commercial, industrial and agricultural areas that it serves. Services include agricultural, commercial, real estate and personal loans, checking, savings and time deposits, individual retirement accounts and other services to consumer and business customers such as safe deposit facilities, health savings accounts, certificates of deposit, online banking services, bill pay, remote deposit capture, and merchant services. Because Timberwood Bank is a full-service bank, it also provides car, camper, second mortgage and credit card loans to the community.
Timberwood Bank is subject to examination and comprehensive regulation by the FDIC, its primary federal banking regulator, which insures customer deposits held by Timberwood Bank to the full extent provided by law. Timberwood Bank also is subject to certain reserve requirements established by the Federal Reserve Board.
DESCRIPTION OF CAPITAL STOCK
As a result of the merger, TB shareholders who receive shares of BFC common stock in the merger will become shareholders of BFC. Your rights as shareholders of BFC will be governed by Wisconsin law and the BFC Articles and the BFC Bylaws. The following briefly summarizes the material terms of BFC common stock. We urge you to read the applicable provisions of the WBCL, the BFC Articles and the BFC Bylaws and federal laws governing bank holding companies carefully and in their entirety. Copies of BFC’s governing documents have been filed with the SEC. To obtain copies of these documents, see “Where You Can Find More Information.” BFC common stock is listed on Nasdaq under the symbol “BFC.”
Common Stock
Authorized.   BFC has 20,000,000 shares of authorized common stock, $0.01 par value, of which 7,066,166 were outstanding as of January 24, 2020.
Voting Rights; No Cumulative Voting.   Each share of common stock entitles the holder to one vote on all matters submitted to a vote of common shareholders, including the election of directors; provided, however, any person that beneficially owns, directly or indirectly, in excess of 20% of the voting power in the election of directors shall be limited to 10% of the full voting power of those shares. There is no cumulative voting in the election of directors. All elections of directors are determined by a plurality of the votes cast, and except as otherwise required by the BFC Articles or by applicable Wisconsin law, all other matters are approved if the votes cast within the voting group favoring an action exceed the votes cast opposing such action at a properly called meeting of shareholders.
Board of Directors.   Under the BFC Bylaws and the BFC Articles, the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by the board of directors, but in no event shall the number of directors be less than six (6) nor more than fifteen (15). Currently, there are ten (10) directors. The board of directors is divided into three classes so that each director serves for a term expiring at the third succeeding annual meeting of shareholders after their election with each director to hold office until his or her successor is duly elected and qualified. Directors are elected by a plurality of the votes cast at BFC’s annual meeting by the holders of shares present, or represented by proxy and entitled to vote on the election of directors.

Dividends; Liquidation; Preemptive Rights.   Holders of shares of BFC common stock are entitled to receive dividends only when, as and if approved by the BFC board of directors from funds legally available for the payment of dividends. BFC’s ability to pay dividends will be dependent on BFC’s earnings and financial conditions and subject to certain restrictions imposed by state and federal laws. BFC shareholders are entitled to share ratably in BFC’s assets legally available for distribution to such shareholders in the event of BFC’s liquidation, dissolution or winding up, voluntarily or involuntarily, after payment of, or adequate provision for, all of BFC’s known debts and liabilities. These rights are subject to the preferential rights of any series of BFC’s preferred stock that may then be outstanding. Holders of shares of BFC common stock have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of BFC’s securities. All outstanding shares of BFC common stock are validly issued, fully paid and nonassessable.
BFC is a legal entity separate and distinct from Bank First. There are various restrictions that limit the ability of Bank First to finance, pay dividends or otherwise supply funds to BFC or other affiliates. In addition, subsidiary banks of holding companies are subject to certain restrictions under Sections 23A and 23B of the Federal Reserve Act on any extension of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities thereof and on the taking of such stock or securities as collateral for loans to any borrower. Further, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with extensions of credit, leases or sales of property, or furnishing of services.
The principal sources of funds to BFC to pay dividends are the dividends received from Bank First. Consequently, dividends are dependent upon Bank First’s earnings, capital needs, regulatory policies, as well as statutory and regulatory limitations. Federal and state banking laws and regulations restrict the amount of dividends and loans a bank may make to its parent company. Approval by Bank First’s regulators is required if the total of all dividends declared in any calendar year exceed the total of its net income for that year combined with its retained net income of the preceding two years.
Under certain conditions, dividends paid to BFC by Bank First are subject to approval by the OCC. A national bank may not pay dividends from its capital. All dividends must be paid out of undivided profits then on hand, after deducting expenses, including reserves for losses and bad debts. In addition, a national bank is prohibited from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless the bank has transferred to surplus no less than one-tenth of its net profits of the preceding two consecutive half-year periods (in the case of an annual dividend). The approval of the OCC is required if the total of all dividends declared by a national bank in any calendar year exceeds the total of its net profits for that year combined with its retained net profits for the preceding two years, less any required transfers to surplus. In addition, under the Federal Deposit Insurance Corporation Improvement Act, banks may not pay a dividend if, after paying the dividend, the bank would be undercapitalized.
Preemptive Rights; Liquidation.   BFC common stock does not carry any preemptive rights enabling a holder to subscribe for or receive shares of BFC common stock. In the event of liquidation, holders of BFC common stock are entitled to share in the distribution of assets remaining after payment of debts and expenses and after required payments to holders of BFC preferred stock, if any such shares are outstanding. There are no redemption or sinking fund provisions applicable to BFC common stock.
Preferred Stock
Under the terms of the BFC Articles, BFC has authorized the issuance of up to 5,000,000 shares of serial preferred stock, $0.01 par value per share, any part or all of which shares may be established and designated from time to time by the BFC board of directors by filing an amendment to the BFC Articles, which is effective without shareholder action, in accordance with the appropriate provisions of the WBCL. The BFC Articles authorize BFC’s board of directors to establish one or more series of preferred stock, and to establish such preferences, limitations and relative rights as may be applicable to each series of preferred stock. The issuance of preferred stock and the determination of the terms of preferred stock by the board, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, adversely affect the voting power of the holders of BFC common stock. BFC does not currently have any shares of preferred stock issued and outstanding.

Anti-Takeover Provisions
General.   The BFC Articles and the BFC Bylaws, as well as WBCL, contain certain provisions designed to enhance the ability of BFC’s board of directors to deal with attempts to acquire control of BFC. These provisions may be deemed to have an anti-takeover effect and may discourage takeover attempts which have not been approved by the board of directors (including takeovers which certain shareholders may deem to be in their best interest). This summary does not purport to be complete and is qualified in its entirety by reference to the laws and documents referenced. With respect to BFC’s corporate organizational documents, while such provisions might be deemed to have some “anti-takeover” effect, the principal effect of these provisions is to protect BFC’s shareholders generally and to provide BFC’s board and shareholders a reasonable opportunity to evaluate and respond to such unsolicited acquisition proposals.
Voting Requirements; Business Combinations or Control Share Acquisition.   The BFC Articles require the affirmative vote of the holders of at least 80% of the then-outstanding shares of capital stock entitled to vote on the matter to approve certain business combinations; provided, however, in the case where the business combination has been approved a majority of the board of directors, then the business combination may be approved by an affirmative vote of the holders of the majority of the outstanding shares of BFC. No vote of the BFC shareholders is required to approve the merger and transactions contemplated by the merger agreement.
Authorized but Unissued Stock.   The authorized but unissued shares of common stock and preferred stock will be available for future issuance without shareholder approval. These additional shares may be used for a variety of corporate purposes, including future private or public offerings to raise additional capital, corporate acquisitions, and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock may enable the board of directors to issue shares to persons friendly to current management, which could render more difficult or discourage any attempt to obtain control of us by means such as a proxy contest, tender offer, or merger, and thereby protect the continuity of BFC’s management.
Number and Classification of Directors.   The BFC Articles and the BFC Bylaws provide that the number of directors shall be fixed from time to time exclusively by the board of directors pursuant to a resolution adopted by the board of directors, but in no event shall the number of directors be less than six (6) nor more than fifteen (15). The board of directors is divided into three classes so that each director serves for a term expiring at the third succeeding annual meeting of shareholders after their election with each director to hold office until his or her successor is duly elected and qualified. The classification of directors, together with the provisions in the BFC Articles and the BFC Bylaws described below that limit the ability of shareholders to remove directors and that permit the remaining directors to fill any vacancies on the board of directors, have the effect of making it more difficult for shareholders to change the composition of the board of directors. As a result, at least two annual meetings of shareholders may be required for the shareholders to change a majority of the directors, whether or not a change in the board of directors would be beneficial and whether or not a majority of shareholders believe that such a change would be desirable, and three meetings, rather than one, would be required to replace the entire board. Directors are elected by a plurality of the votes cast at BFC’s annual meeting by the holders of shares present, or represented by proxy and entitled to vote on the election of directors. Plurality means that the individuals who receive the largest number of  “FOR” votes will be elected as directors. If, at the annual meeting, a shareholder does not vote for a nominee, or indicates “WITHHOLD” for any nominee on his, her or its proxy card, such vote will not count “FOR” the nominee.
Removal of Directors and Filling Vacancies.   BFC Articles provide that any director may be removed from office by the affirmative vote of 80% of the outstanding shares entitled to vote for the election of such director taken at a meeting of shareholders called for that purpose. The BFC Bylaws provide that all vacancies on the board, including those created by an increase in the number of directors on the board of directors, may be filled by the remaining directors, and the director(s) so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified.

Amendment of the Articles of Incorporation or Bylaws.   The affirmative vote of the holders of at least 80% of the voting power of all of the then-outstanding shares of capital stock entitled to vote is required to amend or repeal certain provisions of the BFC Articles, including those provisions regarding voting shares held in excess of the 20% limit described above, the election and removal of directors, business combinations, and indemnification of directors and officers. The BFC Articles also provides that the board of directors may amend the BFC Articles without shareholder approval pursuant to the WBCL and Section 180.1002 of the Wisconsin Statutes. Except as provided in Section 180.1002 of the Wisconsin Statutes, the BFC Articles can only be amended by an affirmative vote of the holders of 66 2∕3% of all outstanding shares of stock entitled to vote on such amendment.
The BFC Bylaws may be amended, altered or repealed and new bylaws may be adopted by the BFC board of directors with an affirmative vote of a majority of directors present at, or participating in, any meeting at which a quorum is present. Bylaws adopted by the shareholders cannot be amended or repealed by the board of directors if such bylaw so provides. The BFC Bylaws provide that any action taken or authorized by the shareholders or by the board of directors, which would be inconsistent with the BFC Bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the BFC Bylaws so that the bylaws would be consistent with such action, shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.
Special Meetings of Shareholders.   Under the BFC Bylaws, special meetings of the shareholders may be called by the Chairman of the Board or the Secretary, upon written request of a majority of the board of directors then in office. BFC must give written or printed notice of the place, day and hour of each special shareholders’ meeting no fewer than 20 days nor more than 120 days before the meeting date to each shareholder of record entitled to vote at the meeting.
Shareholder Proposals and Nominations.   The BFC Bylaws set forth advance procedures for proposal by a shareholder of business to be transacted at an annual or special meeting. The BFC Bylaws provide that, for any shareholder proposal to be presented in connection with a meeting of the shareholders, the shareholder must give timely written notice thereof to BFC’s Secretary in compliance with the advance notice and eligibility requirements contained in the BFC Bylaws.
To be timely, a shareholder notice must be provided to the Secretary at the principal executive offices of BFC; (1) in the case of an annual meeting of the shareholders, no earlier than the 120th day and no later than the 90th day prior to the first anniversary of the preceding year’s annual meeting (if the event date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice is timely if it is provided no earlier than the 120th day prior to the date of such annual meeting nor later than the 90th day prior to the date of such annual meeting, or if the first public announcement of such annual meeting is less than 100 days prior to such annual meeting, the 10th day following the day on which the public announcement of the date of such annual meeting is first made by BFC), and (2) in the case of a special meeting of the shareholders called for the purpose of electing directors, not earlier than the 120th day prior to such special meeting and no later than 90 days prior to such special meeting or the 10th day following the date on which notice of the date of such special meeting was mailed or public disclosure of the date of the special meeting was made (whichever occurs first).
The notice must contain the detailed information specified in the BFC Bylaws about the shareholder making the nomination or proposal and, as applicable, each nominee or the proposed business. Nominations that are not made in accordance with the foregoing provisions may be ruled out of order by the chairman of the meeting.
Limitations on Directors’ and Officers’ Liability.   Article X of the BFC Articles provides that BFC shall indemnify to the fullest extent permitted by the WBCL each director and officer of BFC, and any such other employee or agent of BFC as the board of directors shall so resolve to indemnify. Article VIII of the BFC Bylaws also provides for indemnification of directors and officers.

COMPARISON OF RIGHTS OF
BFC SHAREHOLDERS AND TB SHAREHOLDERS
If the merger is completed, shareholders of TB will become shareholders of BFC. The rights of TB shareholders are currently governed by and subject to the laws of the State of Wisconsin, as amended, and the TB Articles and the TB Bylaws. Upon completion of the merger, the rights of the former TB shareholders who receive shares of BFC common stock will be governed by the WBCL and the BFC Articles and the BFC Bylaws, rather than the TB Articles and the TB Bylaws.
The following is a summary of the material differences between the rights of holders of BFC common stock and holders of TB common stock, but it does not purport to be a complete description of those differences, the specific rights of such holders or the terms of the BFC common stock subject to issuance in connection with the merger. The following summary is qualified in its entirety by reference to the relevant provisions of: (1) Wisconsin law; (2) the BFC Articles; (3) the TB Articles; (4) the BFC Bylaws; and (5) the TB Bylaws.
The identification of some of the differences in the rights of such holders as material is not intended to indicate that other differences that may be equally important do not exist. You are urged to read carefully the relevant provisions of Wisconsin law, as well as the governing corporate instruments of each of BFC and TB, copies of which are available, without charge, to any person, including any beneficial owner to whom this proxy statement/prospectus is delivered, by following the instructions listed under “Where You Can Find More Information.”
	Rights of BFC Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of TB Shareholders
Corporate Governance	BFC is a Wisconsin corporation. The rights of BFC shareholders are governed by Wisconsin law, the BFC Articles and the BFC Bylaws.	TB is a Wisconsin corporation. The rights of TB shareholders are governed by Wisconsin law, the TB Articles and the TB Bylaws.
Authorized Capital Stock
BFC’s authorized capital stock consists of 20,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share.
The BFC Articles authorize BFC’s board of directors to issue shares of preferred stock in one or more series and to fix the designations, preferences, rights, qualifications, limitations or restrictions of the shares of BFC preferred stock in each series.
As of January 24, 2020, there were 7,066,166 shares of BFC common stock outstanding and no shares of BFC preferred stock outstanding.

TB is authorized to issue up to 250,000 shares of common stock, par value $1.00 per share.
As of December 31, 2019, there were 108,820 shares of TB common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Preemptive Rights	The BFC Articles provide that shareholders do not have preemptive rights.	The TB Articles do not provide shareholders with preemptive rights.
Voting Rights	Each holder of shares of BFC common stock is entitled to one vote for each share held on all questions submitted to	Each outstanding share entitled to vote on a matter shall be entitled to one vote upon such matter submitted to a vote at

	Rights of BFC Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of TB Shareholders

holders of shares of BFC common stock, provided, however, any person that beneficially owns, directly or indirectly, in excess of 20% of the voting power in the election of directors shall be limited to 10% of the full voting power of those shares.
Other matters (other than a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by Wisconsin law or the BFC Articles) require, of the shares represented at the meeting and entitled to vote on the subject matter, the votes cast within the voting group favoring the action to exceed the votes cast opposing the action, where the vote on the matter occurred at a shareholder meeting at which a quorum is present.
a meeting of the shareholders.
Cumulative Voting	Holders of shares of BFC common stock do not have cumulative voting rights at elections of directors.	Holders of shares of TB common stock do not have cumulative voting rights at elections of directors.
Size of the board of directors	The BFC Bylaws provide for a board of directors consisting of not less than six and not more than 15 directors as fixed from time to time by a resolution of BFC’s board. Currently, there are ten directors on BFC’s board of directors.	The TB Bylaws provide for a board of directors consisting of not less than two and not more than 9 directors as determined from time to time by a resolution adopted by a majority of the entire TB board of directors.
Independent Directors	A majority of the BFC board of directors must be comprised of independent directors as defined in the listing rules of Nasdaq.	TB does not have an independent director requirement.
Term of Directors and Classified Board	BFC’s Articles and Bylaws provide that the directors shall be divided into three classes of not less than two nor more than five directors each, with one class to be elected annually. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office of three years, with each director to hold office until his or her successor shall have been elected and qualified or until their earlier resignation, death, or removal from office.	TB’s Bylaws provide that the directors shall be divided into three classes of not less than one nor more than three directors each, with one class to be elected annually. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office of three years, with each director to hold office until his or her successor shall have been elected and qualified or until their earlier resignation, death, or removal from office.

	Rights of BFC Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of TB Shareholders
Election of Directors	BFC directors are elected by a plurality of the votes cast at an annual of shareholders at which a quorum is present.	TB directors are elected by a plurality of the votes cast at an annual of shareholders at which a quorum is present.
Removal of Directors	The BFC Articles provide that a director may be removed from office by the affirmative vote of the holders of 80% of the outstanding shares entitled to vote at an election of such director.	The TB Bylaws provide that a director may be removed, with or without cause, at any meeting of the shareholders by affirmative vote of a majority of the outstanding shares entitled to vote for the election of such director, taken at a special meeting of shareholders called for that purpose.
Filling Vacancies of Directors	The BFC Articles and Bylaws provide that the remaining directors may fill any vacancy on the board of directors, including a vacancy created by an increase in the number of directors. In the absence of action by the remaining directors, the shareholders may fill such vacancy at a special meeting or an annual meeting in accordance with the BFC Articles and Bylaws. A director elected to fill a vacancy will serve until the expiration of the term of his or her predecessor. Any vacancy created by the removal of a director by the shareholders may be replaced by an affirmative vote of 80% of the outstanding shares entitled to vote at an election of such director.	The TB Bylaws provide that any vacancy may be filled until the next succeeding annual shareholders’ meeting by the affirmative vote of the directors then in office.
Director Qualifications	BFC’s Bylaws provide that any director who reaches the age of 70 may not be nominated for election to the board of directors, and any director who reaches the age of 70 during the course of his or her term as director will serve up the first annual meeting following such birthday, at which point his or her term will end.	TB’s Articles and Bylaws do not provide for any specific director qualifications.
Amendments to Articles	The BFC Articles provide that the board of directors may amend the Articles without shareholder approval pursuant to the WBCL and Section 180.1002 of the Wisconsin Statutes. Except as provided in Section 180.1002 of the Wisconsin Statutes, the BFC Articles can only be amended by an affirmative vote of the holders of 66 2∕3% of all outstanding
Except in the case of amendments to Article 6B (Transfer Restrictions), the TB Articles are silent with respect to articles amendments and, thus, may be amended in accordance with Subchapter X of the WBCL. Article 6B of the TB Articles provide that such article may not be amended, altered or repealed except by the affirmative vote of holders of at least

	Rights of BFC Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of TB Shareholders

shares of stock entitled to vote on such amendment. In the case of an amendment of Articles V (Directors), VII (Amendment), VIII (Shareholders Vote Required for Merger), IX (Control Share Acquisitions), and X (Indemnification) of the BFC Articles, the affirmative vote of the holders of at least 80% of the outstanding shares of stock entitled to vote on such amendment will be required. Notwithstanding the foregoing, the affirmative vote of a majority of the outstanding shares of stock entitled to vote on an amendment is sufficient to adopt any amendment which is approved by a resolution of the majority of the entire board of directors in office at such time, if it was adopted by the board prior to the mailing to shareholders of the notice of the meeting at which the shareholders’ vote on such matter is held.
The BFC Articles provide that if a vote to amend the BFC Articles requires the vote of one or more class of outstanding shares, voting separately as a class, then the 66 2∕3%, 80% or majority vote required by the BFC Articles shall also apply to each such class, voting separately as a class.
seventy five percent (75%) of the shares of TB common stock issued and outstanding and entitled to vote on such amendment.
Bylaw Amendments
The BFC Bylaws may be amended, altered or repealed and new bylaws may be adopted by the BFC board of directors with an affirmative vote of a majority of directors present at, or participating in, any meeting at which a quorum is present. Bylaws adopted by the shareholders cannot be amended or repealed by the board of directors if such bylaw so provides.
The BFC Bylaws provide that any action taken or authorized by the shareholders or by the Board of Directors, which would be inconsistent with the Bylaws then in effect but is taken or authorized by affirmative vote of not less than the number of shares or the number of directors required to amend the BFC Bylaws so that the bylaws would be consistent with such

The TB Bylaws may be altered, amended or repealed and new bylaws may be adopted by the shareholders by affirmative vote of not less than a majority of the outstanding shares of the corporation entitled to vote.
The TB Bylaws may also be altered, amended or repealed and new bylaws may be adopted by the board of directors by affirmative vote of not less than a majority of the directors then in office, but no bylaw adopted by the shareholders shall be amended or repealed by the board of directors if the bylaw so adopted so provides.

	Rights of BFC Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of TB Shareholders
action, shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.
Merger, Consolidations or Sales of Substantially All Assets; Anti-Takeover Provisions
BFC’s Articles provide that (A) any merger or consolidation with one or more other corporations (regardless of which is the surviving corporation) or (B) any sale, lease or exchange of all or substantially all of the property and assets of BFC to or with one or more other corporations, persons or other entities requires the affirmative vote of at least 80% of the outstanding shares of capital stock entitled to vote on the matter. If a transaction referenced above is approved by a resolution by a majority of the entire board of directors in office at the time of such approval at any time prior to the mailing to shareholders of the notice of the meeting at which the shareholders’ vote on such matter is held, then an affirmative vote of a majority of the outstanding shares of capital stock entitled to vote on the matter shall approve such transaction. If the WBCL or the BFC Articles require a vote of shareholders of one or more classes of outstanding shares, voting separately as a class, for approval of such transactions described above, then the 80% or majority vote required shall also apply to each such class, voting separately.
Under the WBCL, any person that beneficially owns, directly or indirectly, in excess of 20% of the voting power in the election of directors shall be limited to 10% of the full voting power of those shares, subject to certain exceptions.
Under the WBCL, subject to certain exceptions, a merger or share exchange must be adopted and approved by the board of directors, and submitted to the shareholders at a meeting of the corporation’s shareholders for approval by each voting group entitled to vote separately on the plan, by a majority of all the votes entitled to be cast on the plan or share exchange by that voting group.
Annual Meetings of the Shareholders	BFC’s bylaws provide that the annual meeting of the shareholders is to be held once each calendar year, with the interval between such annual meetings to be no less than nine months nor	TB’s Bylaws provide that the annual meeting of the shareholders is to be held at such place, on such date, and at such time as the board of directors shall each year fix for the purpose of electing

	Rights of BFC Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of TB Shareholders
	more than 15 months. The annual meeting is to be held at such time and at such place as determined by the board of directors and stated in the notice.	directors and for the transaction of such other business as may come before the meeting.
Special Meetings of the Shareholders	Under the BFC Bylaws, special meetings of the shareholders may be called by the Chairman of the Board or the Secretary, upon written request of a majority of the board of directors then in office.	Under the TB Bylaws, special meetings of the shareholders may be called, for any purpose, unless otherwise prescribed by statute, by the president or the board of directors, and shall be called by the president at the request of shareholders owning, in the aggregate, not less than ten percent of all the outstanding shares of the corporation entitled to vote at the meeting, provided that such shareholders deliver a signed and dated written demand to the corporation, describing the purpose(s) for which the meeting is to be held.
Advance Notice Provisions for Shareholder Nominations and Shareholder Business Proposals at Annual Meetings
Rule 14a-8 promulgated by the SEC under the Exchange Act establishes the rules for shareholder proposals intended to be included in a public company’s proxy statement. Rule 14a-8 applies to BFC. Under the rule, a shareholder proposal must be received by the subject company at least 120 days before the anniversary of the date on which the company first mailed the previous year’s proxy statement to shareholders. If, however, the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before the subject company begins to print and mail its proxy materials.
Other than proposals brought under Rule 14a-8, the BFC Bylaws set forth advance procedures for proposal by a shareholder of business to be transacted at an annual or special meeting. The BFC Bylaws provide that, for any shareholder proposal to be presented in connection with a meeting of the shareholders, the shareholder must give timely written notice thereof to BFC’s Secretary in compliance with
Rule 14a-8 of the Exchange Act does not apply to TB. The TB Articles and Bylaws do not provide a notice provision for shareholder nominations and business proposals at annual meetings.

Rights of BFC Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of TB Shareholders

the advance notice and eligibility requirements contained in the BFC Bylaws.
To be timely, a shareholder notice must be provided to the Secretary at the principal executive offices of BFC; (1) in the case of an annual meeting of the shareholders, no earlier than the 120th day and no later than the 90th day prior to the first anniversary of the preceding year’s annual meeting (if the event date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice is timely if it is provided no earlier than the 120th day prior to the date of such annual meeting nor later than the 90th day prior to the date of such annual meeting, or if the first public announcement of such annual meeting is less than 100 days prior to such annual meeting, the 10th day following the day on which the public announcement of the date of such annual meeting is first made by BFC), and (2) in the case of a special meeting of the shareholders called for the purpose of electing directors, not earlier than the 120th day prior to such special meeting and no later than 90 days prior to such special meeting or the 10th day following the date on which notice of the date of such special meeting was mailed or public disclosure of the date of the special meeting was made (whichever occurs first).
The notice must contain the detailed information specified in the BFC Bylaws about the shareholder making the nomination or proposal and, as applicable, each nominee or the proposed business. Nominations that are not made in accordance with the foregoing provisions may be ruled out of order by the Chairman of the meeting.

	Rights of BFC Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of TB Shareholders
Notice of Shareholder Meetings	BFC must give written, electronic transmission, or printed notice, or if such forms of personal notice are impracticable, public notice of the place, day and hour of each annual and special shareholders’ meeting. For annual meetings such notice must be no fewer than 50 days nor more than 120 days before the date of such meeting. For special meetings such notice must be no fewer than 20 days nor more than 120 days before the date of such meeting. Unless otherwise provided by WBCL, notice of the annual meeting need not include a description of the purpose for which the meeting is called.	Written notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purpose for which the meeting is called, shall be delivered not less than ten days (unless a longer period is required by law) nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the president or the secretary, to each shareholder of record entitled to vote at the meeting. If mailed, the notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the stock record books of the corporation, postage prepaid.
Liability and Indemnification of Directors and Officers
BFC’s Articles and Bylaws provide that BFC shall indemnify, to the fullest extent permitted by Wisconsin law, each person who may serve or who has served at any time as a director or officer of BFC or of any of its subsidiaries, or who at the request of BFC may serve or at any time has served as a director, officer, partner, trustee, member of any decision-making committee, employee or agent of, or in a similar capacity with, another organization, for all reasonable expenses incurred in connection with any proceeding to the extent he or she has been successful on the merits or otherwise. The WBCL provides that BFC shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of BFC against reasonable expenses incurred by him or her in connection with the proceeding.
In cases where a director of officer is not successful on the merits or otherwise, BFC shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of BFC, unless
The TB Bylaws provide that TB will indemnify and hold harmless a person from and against all reasonable expenses (including fees, costs, charges, disbursements, attorney fees, and any other expenses) and liability asserted against, incurred by or imposed on him or her in connection with any action, suit or proceeding, whether civil, criminal or investigative, to which he or she is made or threatened to be made a party by reason of his or her being or having been a director or officer of the corporation; provided that in situations other than a successful defense of a proceeding, the director or officer will not be indemnified where he or she breached or failed to perform a duty to TB and the breach or failure to perform constitutes: (a) a willful failure to deal fairly with TB or its shareholders in connection with the matter in which the director or officer has a material conflict of interest; (b) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal benefit; or (d) willful misconduct; provided that payment of such expenses will be made only upon

Rights of BFC Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of TB Shareholders

liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to BFC and the breach or failure to perform constitutes any of the following: (1) a willful failure to deal fairly with BFC or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (2) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct.
The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of a director or officer is not required.
Indemnification by BFC includes payment of reasonable expenses incurred in defending a proceeding in advance of the final disposition of such action or proceeding upon receipt from the person to be indemnified of  (i) a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties and (ii) a written undertaking, executed personally or on his or her behalf, to repay the allowance and, if required by BFC, to pay reasonable interest on the allowance to the extent that it is ultimately determined that indemnification is not required and that indemnification is not ordered by a court. This undertaking shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance, and may be secured or unsecured.

such person delivering to TB: (i) a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to TB; and (ii) a written undertaking to repay the allowance to the extent it is ultimately determined that such person is not entitle to indemnification.
If a claim for indemnification by an officer or director is not paid in full by TB within 30 days after such claim is received by TB, the officer or director may at any time thereafter bring suit against TB to recover the unpaid amount of the claim and, if successful in whole or in part, the officer or director will be entitled to be paid also the reasonable expenses of prosecuting such claim.
TB shall not indemnify a director or officer for any liability incurred in a proceeding otherwise initiated or participated in as an intervener by the person seeking indemnification unless such initiation of or participation in the proceeding is authorized, either before or after its commencement, by the affirmative vote of the majority of directors in office.
TB by its board of directors may on such terms as the board of directors deems advisable indemnify and allow reasonable expenses of any employee or agent of TB with respect to any action taken or failed to be taken in his or her capacity as such employee or agent.

	Rights of BFC Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of TB Shareholders
Limitation of Director Liability
The BFC Bylaws provide that a director or officer is not liable to the corporation, its shareholders, or any person asserting rights on behalf of the corporation or shareholders, for damages, or any other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director, unless the person asserting liability proves that the breach or failure to perform constitutes; (1) a willful failure to deal with the corporation or shareholders in connection with a matter in which the director or officer had a material conflict of interest, (2) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful, or (4) willful misconduct.
The limitation of liability of directors and officers does not apply for improper declarations of dividends, distribution of assets, corporate purchase of its own shares, distribution of assets to shareholders during liquidation, or for corporate loans made to an officer or director under the WBCL.

The TB Bylaws provide that a director is not liable to TB, its shareholders, or any person asserting rights on behalf of TB or shareholders, for damages, settlements, fees, fines, penalties, or any other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as a director; provided that such limitation will not apply where the breach of failure to perform constitutes: (1) a willful failure to deal with the corporation or shareholders in connection with a matter in which the director or officer had a material conflict of interest, (2) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful, or (4) willful misconduct.
The TB Bylaws provide that an officer is not liable to TB for any loss or damage suffered by it on account of any action taken or omitted to be taken by him or her as an officer of TB in good faith, if such person: (a) exercised and used the same degree of care and skill as a prudent person would have exercised or used under the circumstances in the conduct of his or her own affairs, or (b) took or omitted to take such action in reliance upon information, opinions, reports or statements prepared or presented by: (i) an officer or employee of TB whom the officer believed in good faith to be reliable and competent in the matters presented, or (ii) legal counsel, public accountants and other persons as to matters the officer believed in good faith were within the person’s professional or expert competence.

.
Dividends	The WBCL prohibits a Wisconsin corporation from making any distributions to its shareholders if, after giving it effect, (1) the corporation would not be able to pay its debts as they become due in the usual course of	The provisions of the WBCL are also applicable to TB and its shareholders.

	Rights of BFC Shareholders (which will be the rights of shareholders of the combined company following the merger)	Rights of TB Shareholders
business, or (2) the corporation’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.
Appraisal/Dissenters’ Rights
Under the WBCL, a shareholder is entitled to dissent from, and obtain the fair value in cash of his or her shares in connection with, certain corporate actions, including some mergers, share exchanges, sales or exchanges of all or substantially all of the corporation’s property other than in the usual and regular course of business and certain amendments to the corporation’s articles of incorporation.
A shareholder of a corporation is not entitled to dissent in connection with a merger under the WBCL if the corporation is a parent corporation merging with its 90% owned subsidiary, and certain other requirements are met regarding maintaining identical rights for the shares outstanding prior to the merger, no change in the articles of incorporation of the surviving corporation as a result of the merger, and the number of shares outstanding immediately after the merger plus the number of shares issuable as a result of the merger do not exceed by more than 20 percent the number of shares of the parent outstanding immediately prior to the merger.
Additionally, except as provided otherwise in a corporation’s articles of incorporation, dissenters’ rights are not available to holders of shares registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc. automated quotation system.
The provisions of the WBCL are also applicable to TB and its shareholders. TB shareholders are entitled to dissenters’ rights.

LEGAL MATTERS
The validity of BFC common stock to be issued in connection with the merger will be passed upon for BFC by Barack Ferrazzano Kirschbaum & Nagelberg LLP (Chicago, Illinois). Certain U.S. federal income tax consequences relating to the merger will also be passed upon for BFC and TB by Barack Ferrazzano Kirschbaum & Nagelberg LLP (Chicago, Illinois) and Godfrey & Kahn, S.C. (Milwaukee, Wisconsin), respectively.
EXPERTS
The consolidated financial statements of Bank First Corporation as of December 31, 2018 and 2017, and for each of the years in the three-year period ended December 31, 2018 have been audited by Porter Keadle Moore, LLC, an independent registered public accounting firm, as set forth in their report appearing in its Annual Report on Form 10-K for the year ended December 31, 2018 and incorporated in this proxy statement/prospectus by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
BFC (File No. 001-38676 ) files annual, quarterly and special reports, proxy statements and other business and financial information with the SEC. You may read and copy any materials that BFC files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at (800) SEC-0330 for further information on the public reference room. In addition, BFC files reports and other business and financial information with the SEC electronically, and the SEC maintains a website that contains BFC’s SEC filings as well as reports, proxy and information statements, and other information issuers file electronically with the SEC at www.sec.gov. You will also be able to obtain these documents, free of charge, from BFC’s website at http://www.bankfirstwi.bank under the “Investor Relations” link and then under the “Financial Information” heading. The website addresses for the SEC and BFC are inactive textual references and except as specifically incorporated by reference into this proxy statement/prospectus, information on those websites is not part of this proxy statement/prospectus.
BFC has filed a registration statement on Form S-4 under the Securities Act of 1933 with the SEC with respect to BFC common stock to be issued to shareholders of TB in the merger. This proxy statement/prospectus constitutes the prospectus of BFC filed as part of the registration statement. The registration statement and its exhibits are available for inspection and copying as described above.
The SEC allows BFC to incorporate certain information by reference into this proxy statement/prospectus. This means that BFC can disclose important business and financial information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus. This proxy statement/prospectus incorporates by reference the documents listed below that BFC has previously filed with the SEC. They contain important information about the companies and their financial condition.
BFC SEC Filings
•
BFC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on March 26, 2019;

•
BFC’s Definitive Proxy Statement on Schedule 14A for BFC’s 2019 annual meeting of shareholders, filed with the SEC on April 15, 2019;

•
BFC’s Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2019, filed with the SEC on May 8, 2019, for the quarterly period ended June 30, 2019, filed with the SEC on August 13, 2019, and for the quarterly period ended September 30, 2019, filed with the SEC on November 12, 2019; and

•
Current Reports on Form 8-K filed with the SEC on January 23, 2019 (File No. 001-38676), February 22, 2019, February 25, 2019, March 5, 2019, April 18, 2019, June 12, 2019, June 26, 2019, July 15, 2019, July 22, 2019, October 11, 2019 and November 20, 2019 (other than those portions of the documents deemed to be furnished and not filed).

In addition, this proxy statement/prospectus also incorporates by reference any documents subsequently filed by BFC with the SEC, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, between the date of this proxy statement/prospectus and the date of the special meeting of the TB shareholders. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.
You can obtain any of these documents from the SEC, through the SEC’s website at the address described above, or BFC will provide you with copies of these documents, without charge to you, upon written or oral request to:
Bank First Corporation
402 N. 8th Street
Manitowoc, Wisconsin 54220
Attention: General Counsel/Corporate Secretary
Telephone: (920) 652-3100
To obtain timely delivery, you must make a written or oral request for a copy of such information no later than five business days before the date of the special meeting, or [•]. You will not be charged for any of the documents that you request. If you request any documents from BFC, BFC will mail them to you by first class mail, or another equally prompt means, within one business day after receiving your request.
You should rely only on the information contained in this proxy statement/prospectus. Neither BFC nor TB has authorized anyone to provide you with different information. Therefore, if anyone gives you different or additional information, you should not rely on it. The information contained in this proxy statement/prospectus is correct as of its date or such other date indicated with respect to particular information. It may not continue to be correct after this date. TB has supplied all of the information about TB and its subsidiaries contained in this proxy statement/prospectus and BFC has supplied all of the information contained in this proxy statement/prospectus about BFC and its subsidiaries. Each of us is relying on the correctness of the information supplied by the other.
This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement/prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction.

Annex A
AGREEMENT AND PLAN OF MERGER
by and between
BANK FIRST CORPORATION
and
TOMAH BANCSHARES, INC.
Dated as of November 19, 2019

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”) is dated as of November 19, 2019, by and between Bank First Corporation, a Wisconsin corporation (“BFC”), and Tomah Bancshares, Inc., a Wisconsin corporation (“TB” and, together with BFC, the “Parties” and each a “Party”).
W I T N E S S E T H
WHEREAS, the boards of directors of the Parties have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the business combination transaction provided for in this Agreement in which TB will, on the terms and subject to the conditions set forth in this Agreement, merge with and into BFC (the “Merger”), with BFC as the surviving company in the Merger (sometimes referred to in such capacity as the “Surviving Entity”);
WHEREAS, as a condition to the willingness of BFC to enter into this Agreement, certain directors and certain shareholders of TB have entered into, simultaneously with the Parties’ execution of this Agreement, voting agreements with BFC (each a “Voting Agreement” and collectively, the “Voting Agreements”), substantially in the form attached hereto as Exhibit A, pursuant to which each such director or shareholder has agreed, among other things, to vote the TB Common Stock owned by such director or shareholder in favor of the approval of this Agreement and the transactions contemplated hereby, subject to the terms of the Voting Agreements;
WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger; and
WHEREAS, for federal income tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and the Regulations promulgated thereunder, and this Agreement is intended to be and is adopted as a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.
NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
THE MERGER
Section 1.01   The Merger.
Subject to the terms and conditions of this Agreement, in accordance with the Wisconsin Business Corporation Law (the “WBCL”), at the Effective Time, TB shall merge with and into BFC pursuant to the terms of this Agreement. BFC shall be the Surviving Entity in the Merger and shall continue its existence as a corporation under the laws of the State of Wisconsin. As of the Effective Time, the separate corporate existence of TB shall cease.
Section 1.02   Articles of Incorporation and Bylaws.
At the Effective Time, the articles of incorporation of BFC in effect immediately prior to the Effective Time shall be the articles of incorporation of the Surviving Entity until thereafter amended in accordance with applicable Law and the terms of such articles of incorporation. The bylaws of BFC in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Entity until thereafter amended in accordance with applicable Law and the terms of such bylaws.
Section 1.03   Bank Merger.
It is the Parties’ intention that, immediately following the Effective Time and sequentially but in effect simultaneously on the Closing Date, Timberwood Bank, a Wisconsin state-chartered bank and a direct wholly owned subsidiary of TB (“Timberwood Bank”), shall be merged (the “Bank Merger”) with and into Bank First, N.A., a national banking association and a direct wholly owned subsidiary of BFC (“Bank First”), in accordance with the provisions of applicable federal and state banking laws and regulations, and

Bank First shall be the surviving bank (the “Surviving Bank”). Once consummated, the Bank Merger shall have the effects as set forth under applicable federal and state banking laws and regulations, and the respective board of directors of TB and BFC shall cause the board of directors of Bank First and Timberwood Bank, respectively, to approve a separate merger agreement (the “Bank Plan of Merger”) in substantially the form attached hereto as Exhibit B, and cause the Bank Plan of Merger to be executed and delivered as soon as practicable following the date of this Agreement. Each of BFC and TB shall also approve the Bank Plan of Merger in their capacities as sole shareholders of Bank First and Timberwood Bank, respectively. As provided in the Bank Plan of Merger, the Bank Merger may be abandoned at the election of Bank First at any time, whether before or after filings are made for regulatory approval of the Bank Merger, but if the Bank Merger is abandoned for any reason, Timberwood Bank shall continue to operate under its name; provided that prior to any such election, BFC shall (a) reasonably consult with TB and its regulatory counsel and (b) reasonably determine in good faith that such election will not, and would not reasonably be expected to, prevent, delay or impair any Party’s ability to consummate the Merger or the other transactions contemplated by this Agreement.
Section 1.04   Effective Time; Closing.
(a) Subject to the terms and conditions of this Agreement, the Parties will make all such filings as may be required to consummate the Merger and the Bank Merger by applicable Laws. The Merger shall become effective as set forth in the articles of merger (the “Articles of Merger”) related to the Merger, which will include the plan of merger (the “Plan of Merger”), that shall be filed with the Wisconsin Department of Financial Institutions — Division of Corporate and Consumer Services, as provided in the WBCL, on the Closing Date. The Merger shall become effective on the later of  (i) the date and time of filing of the Articles of Merger, or (ii) the date and time when the Merger becomes effective as set forth in the Articles of Merger, which shall be no later than three (3) Business Days after all of the conditions to the Closing set forth in Article VI (other than conditions to be satisfied at the Closing, which shall be satisfied or waived at the Closing) have been satisfied or waived in accordance with the terms hereof, or such other date and time as the Parties may mutually agree (the “Effective Time”).
(b) The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place beginning immediately prior to the Effective Time (such date, the “Closing Date”) at the offices of Barack Ferrazzano Kirschbaum & Nagelberg LLP, 200 W. Madison St. Suite 3900, Chicago, Illinois 60606, or such other place as the Parties may mutually agree. At the Closing, there shall be delivered to BFC and TB the Articles of Merger and such other certificates and other documents required to be delivered under Article VI.
Section 1.05   Reservation of Right to Revise Structure.
BFC may at any time and without the approval of TB change the method of effecting the business combination contemplated by this Agreement if and to the extent that it reasonably deems such a change to be necessary; provided, however, that no such change shall (i) alter or change the amount of the consideration to be issued to (A) Holders as Per Share Stock Consideration or (B) holders of TB Options as currently contemplated in this Agreement, (ii) reasonably be expected to materially impede or delay consummation of the Merger, (iii) adversely affect the federal income tax treatment of Holders in connection with the Merger, or (iv) require submission to or approval of TB’s shareholders after the plan of merger set forth in this Agreement has been approved by TB’s shareholders. In the event that BFC elects to make such a change, the Parties agree to cooperate to execute appropriate documents to reflect the change.

ARTICLE II
MERGER CONSIDERATION; EXCHANGE PROCEDURES
Section 2.01   Merger Consideration.
Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of the Parties or any shareholder of TB:
(a)   Each share of BFC Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain outstanding following the Effective Time and shall be unchanged by the Merger.
(b)   Each share of TB Common Stock owned directly by BFC, TB or any of their respective Subsidiaries (other than shares in trust accounts, managed accounts and the like for the benefit of customers or shares held as collateral for outstanding debt previously contracted) immediately prior to the Effective Time shall be cancelled and retired at the Effective Time without any conversion thereof, and no payment shall be made with respect thereto (the “TB Cancelled Shares”).
(c)   Notwithstanding anything in this Agreement to the contrary, all shares of TB Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by a shareholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands the fair value of such shares pursuant to, and who complies in all respects with, the provisions of Subchapter 13 of the WBCL, shall not be converted into or be exchangeable for the right to receive the Per Share Stock Consideration (the “Dissenting Shares”). The holder of such Dissenting Shares (hereinafter called a “Dissenting Shareholder”) instead shall be entitled to payment of the fair value of such shares in accordance with the applicable provisions of the WBCL and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be cancelled and shall cease to exist and such Holder shall cease to have any rights with respect thereto, except the rights provided for pursuant to the applicable provisions of the WBCL and this Section 2.01(c), unless and until such Dissenting Shareholder shall have failed to perfect such Holder’s right to receive, or shall have effectively withdrawn or lost rights to demand or receive, the fair value of such shares of TB Common Stock under the applicable provisions of the WBCL. If any Dissenting Shareholder shall fail to perfect or effectively withdraw or lose such Holder’s dissenter’s rights under the applicable provisions of the WBCL, each such Dissenting Share shall be deemed to have been converted into and to have become exchangeable for, the right to receive the Per Share Stock Consideration, without any interest thereon, in accordance with the applicable provisions of this Agreement. TB shall give BFC (i) prompt notice of any written notices to exercise dissenters’ rights in respect of any shares of TB Common Stock, attempted withdrawals of such notices and any other instruments served pursuant to the WBCL and received by TB relating to dissenters’ rights and (ii) the opportunity to participate in negotiations and proceedings with respect to demands for fair value under the WBCL. TB shall not, except with the prior written consent of BFC, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment.
(d)   At the Effective Time, each share of TB Common Stock (excluding Dissenting Shares and TB Cancelled Shares) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted, in accordance with the terms of this Article II, into and exchanged for the right to receive the Per Share Stock Consideration.
(e)   Certain Definitions.
(i)   “Per Share Stock Consideration” shall mean, with respect to each Holder, the following:
(1)   If the BFC Common Stock Price (as defined below) is greater than $44.40 and less than $66.60, the Per Share Stock Consideration shall be 5.1445 shares of BFC Common Stock;
(2)   If the BFC Common Stock Price is greater than or equal to $66.60, the Per Share Stock Consideration shall be the number of shares of BFC Common Stock equal to the quotient (rounded up to the nearest ten thousandth) obtained by dividing $342.62 by the BFC Common Stock Price; or

(3)   If the BFC Common Stock Price is less than or equal to $44.40, the Per Share Stock Consideration shall be the number of shares of BFC Common Stock equal to the quotient (rounded up to the nearest ten thousandth) obtained by dividing $228.42 by the BFC Common Stock Price.
(ii)   “BFC Common Stock Price” shall mean the mathematical average, calculated for the twenty (20) trading-day period ending on the fifth (5th) trading day preceding the Closing Date, of the volume-weighted average price (“VWAP”) of a share of BFC Common Stock for each trading day during such period as displayed under the heading “Bloomberg VWAP” on the Bloomberg Page for BFC (or its equivalent successor page if such page is not available). If the Bloomberg Page or the Bloomberg VWAP is not available for a trading day, “VWAP” shall mean the volume-weighted average price of a share of BFC Common Stock for such trading day, as determined by a nationally recognized investment banking firm retained by BFC based on available trading information for shares of BFC Common Stock.
Section 2.02   TB Options.
(a)   At the Effective Time, each option to purchase TB Common Stock (each a “TB Option”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall be cancelled and the holder thereof  (each a “TB Option Holder”) shall be entitled to receive the Per Share Stock Consideration such TB Option Holder would have been entitled to had such TB Option Holder exercised his, her or its TB Options prior to the Effective Time, less the number of shares of TB Common Stock with an equivalent value to the exercise price and applicable withholding taxes resulting from such exercise. In connection with such cancellation, BFC shall deposit cash equal to the applicable withholding taxes to the appropriate taxing authorities, through the payroll system applicable to the TB Option Holder immediately prior to or at the Effective Time.
(b)   Prior to the Effective Time, the board of directors of TB (or, if appropriate, any committee thereof administering the TB Options) shall adopt such resolutions or take such other actions, including obtaining any necessary consents or amendments to the applicable option agreements, as may be required to effectuate the provisions of this Section 2.02.
Section 2.03   Rights as Shareholders; Stock Transfers.
At the Effective Time, all shares of TB Common Stock, when converted in accordance with Section 2.01, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each Certificate or Book-Entry Share previously evidencing such shares shall thereafter represent only the right to receive for each such share of TB Common Stock, the Per Share Stock Consideration and any cash in lieu of fractional shares of BFC Common Stock in accordance with this Article II. At the Effective Time, holders of TB Common Stock shall cease to be, and shall have no rights as, shareholders of TB, other than the right to receive the Per Share Stock Consideration and cash in lieu of fractional shares of BFC Common Stock as provided under this Article II. At the Effective Time, the stock transfer books of TB shall be closed, and there shall be no registration of transfers on the stock transfer books of TB of shares of TB Common Stock.
Section 2.04   Fractional Shares.
Notwithstanding any other provision hereof, no fractional shares of BFC Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger. In lieu thereof, BFC shall pay or cause to be paid to each Holder who would be entitled to a fractional share of BFC Common Stock, rounded to the nearest one hundredth of a share, an amount of cash (without interest and rounded to the nearest whole cent) determined by multiplying the BFC Common Stock Price by the fractional share of BFC Common Stock to which such Holder would otherwise be entitled.
Section 2.05   Plan of Reorganization.
It is intended that the Merger and the Bank Merger shall each qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code.

Section 2.06   Exchange Procedures.
BFC shall cause as promptly as practicable after the Effective Time, but in no event later than five (5) Business Days after the Closing Date, the Exchange Agent to mail or otherwise caused to be delivered to each Holder who has not previously surrendered such Certificate or Certificates or Book Entry Shares, appropriate and customary transmittal materials, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares shall pass, only upon delivery of the Certificates or Book-Entry Shares to the Exchange Agent, as well as instructions for use in effecting the surrender of the Certificates or Book-Entry Shares in exchange for the Per Share Stock Consideration (including cash in lieu of fractional shares) as provided for in this Agreement (the “Letter of Transmittal”).
Section 2.07   Deposit and Delivery of Per Share Stock Consideration.
(a)   Prior to the Effective Time, BFC shall (i) deposit, or shall cause to be deposited, with the Exchange Agent stock certificates representing the number of shares of BFC Common Stock sufficient to deliver the Per Share Stock Consideration (together with, to the extent then determinable, any cash payable in lieu of fractional shares pursuant to Section 2.04) (collectively, the “Exchange Fund”), and (ii) instruct the Exchange Agent to pay such Per Share Stock Consideration and cash in lieu of fractional shares in accordance with this Agreement as promptly as practicable after the Effective Time and conditioned upon receipt of a properly completed Letter of Transmittal. The Exchange Agent and BFC, as the case may be, shall not be obligated to deliver the Per Share Stock Consideration to a Holder to which such Holder would otherwise be entitled as a result of the Merger until such Holder surrenders the Certificates or Book-Entry Shares representing the shares of TB Common Stock for exchange as provided in this Article II, or, an appropriate affidavit of loss and indemnity agreement and/or a bond in such amount as may be reasonably required in each case by BFC or the Exchange Agent.
(b)   Any portion of the Exchange Fund that remains unclaimed by the shareholders of TB for one (1) year after the Effective Time (as well as any interest or proceeds from any investment thereof) shall be delivered by the Exchange Agent to BFC. Any shareholders of TB who have not theretofore complied with this Section 2.07 shall thereafter look only to BFC for the Per Share Stock Consideration, any cash in lieu of fractional shares of BFC Common Stock to be issued or paid in consideration therefor, and any dividends or distributions to which such Holder is entitled in respect of each share of TB Common Stock such shareholder held immediately prior to the Effective Time, as determined pursuant to this Agreement, in each case without any interest thereon. If outstanding Certificates or Book-Entry Shares for shares of TB Common Stock are not surrendered or the payment for them is not claimed prior to the date on which such shares of BFC Common Stock or cash would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed items shall, to the extent permitted by the law of abandoned property and any other applicable Law, become the property of BFC (and to the extent not in its possession shall be delivered to it), free and clear of all claims or interest of any Person previously entitled to such property. Neither the Exchange Agent nor any Party shall be liable to any Holder represented by any Certificate or Book-Entry Share for any amounts delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. BFC and the Exchange Agent shall be entitled to rely upon the stock transfer books of TB to establish the identity of those Persons entitled to receive the Per Share Stock Consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of any shares of TB Common Stock represented by any Certificate or Book-Entry Share, BFC and the Exchange Agent shall be entitled to tender to the custody of any court of competent jurisdiction any Per Share Stock Consideration represented by such Certificate or Book-Entry Share and file legal proceedings interpleading all parties to such dispute, and will thereafter be relieved with respect to any claims thereto.
(c)   BFC or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Holder such amounts as BFC is required to deduct and withhold under applicable Law. Any amounts so deducted and withheld shall be remitted to the appropriate Governmental Authority and upon such remittance shall be treated for all purposes of this Agreement as having been paid to the Holder in respect of which such deduction and withholding was made by BFC or the Exchange Agent, as applicable.

Section 2.08   Rights of Certificate Holders after the Effective Time.
(a)   All shares of BFC Common Stock to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and if ever a dividend or other distribution is declared by BFC in respect of the BFC Common Stock, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of BFC Common Stock issuable pursuant to this Agreement. No dividends or other distributions in respect of the BFC Common Stock shall be paid to any Holder of any unsurrendered Certificate or Book-Entry Share until such Certificate or Book-Entry Share is surrendered for exchange in accordance with this Article II. Subject to the effect of applicable Laws, following surrender of any such Certificate or Book-Entry Share, there shall be issued and/or paid to the Holder of such Certificate or Book Entry Share the number of whole shares of BFC Common Stock such Holder would have been entitled to receive at the Effective Time in exchange therefor pursuant to Section 2.01, and without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of BFC Common Stock and not paid; (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of BFC Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender; and (iii) any cash in lieu of fractional shares such Holder is entitled to pursuant to Section 2.04.
(b)   In the event of a transfer of ownership of a Certificate representing TB Common Stock that is not registered in the stock transfer records of TB, the proper amount of cash and/or shares of BFC Common Stock shall be paid or issued in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if the Certificate formerly representing such TB Common Stock shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment or issuance shall pay any transfer or other similar Taxes required by reason of the payment or issuance to a person other than the registered Holder of the Certificate or establish to the satisfaction of BFC that the Tax has been paid or is not applicable.
Section 2.09   Anti-Dilution Provisions.
If the number of shares of BFC Common Stock or TB Common Stock issued and outstanding prior to the Effective Time shall be increased or decreased, or changed into or exchanged for a different number or kind of shares or securities, in any such case as a result of a stock split, reverse stock split, stock combination, stock dividend, recapitalization, reclassification, reorganization or similar transaction, or there shall be any extraordinary dividend or distribution with respect to such stock, and the record date therefor shall be prior to the Effective Time, an appropriate and proportionate adjustment shall be made to the Per Share Stock Consideration to give Holders the same economic effect as contemplated by this Agreement prior to such event.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF TB
Except as set forth in the disclosure schedules delivered by TB to BFC prior to or concurrently with the execution of this Agreement (the “TB Disclosure Schedules”); provided that (a) the mere inclusion of a disclosure on the TB Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by TB that such disclosure represents a material exception or fact, event or circumstance or that such disclosure is reasonably likely to result in a Material Adverse Effect on TB and (b) any disclosures made with respect to a section of this Agreement shall be deemed to qualify (1) any other section of this Article III specifically referenced or cross-referenced and (2) any other section of this Article III to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other section(s), TB hereby represents and warrants to BFC as follows:
Section 3.01   Organization and Standing.
Each of TB and its Subsidiaries is (a) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, a Material Adverse Effect with respect to TB or its Subsidiaries. A complete and accurate list of all such jurisdictions described in (a) and (b) is set forth on Schedule 3.01. TB is regulated as a bank holding company under the Bank Holding Company Act of 1956, as amended.
Section 3.02   Capital Stock.
(a)   The authorized capital stock of TB consists of 250,000 shares of TB Common Stock. As of the date hereof, there are 108,820 shares of TB Common Stock issued and outstanding. As of the date hereof, there are TB Options to acquire 9,000 shares of TB Common Stock outstanding. There are no shares of TB Common Stock held by any of TB’s Subsidiaries. Schedule 3.02(a) sets forth, as of the date hereof, the name and address, as reflected on the books and records of TB, of each Holder, and the number of shares of TB Common Stock held by each such Holder. The issued and outstanding shares of TB Common Stock are duly authorized, validly issued, fully paid, non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any Holder. All shares of TB Common Stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities Laws.
(b)   Schedule 3.02(b) sets forth, as of the date hereof, for each grant or award of TB Options, the (i) name of the grantee, (ii) date of the grant, (iii) expiration date, (iv) vesting schedule, (v) number of shares of TB Common Stock, or any other security of TB, subject to such award, (vi) number of shares subject to such award that are exercisable or have vested as of the date of this Agreement, and (vii) name of the TB Stock Plan under which such award was granted, if applicable. Each TB Option complies with or is exempt from Section 409A of the Code and qualifies for the tax treatment afforded thereto in TB’s Tax Returns. Each grant of TB Options was appropriately authorized by the board of directors of TB or the compensation committee thereof, was made in accordance with the terms of the TB Stock Plans, if any, and any applicable Law and regulatory rules or requirements and has a grant date identical to (or later than) the date on which it was actually granted or awarded by the board of directors of TB or the compensation committee thereof. There are no outstanding shares of capital stock of any class, or any options, warrants or other similar rights, convertible or exchangeable securities, “phantom stock” rights, stock appreciation rights, stock based performance units, agreements, arrangements, commitments or understandings to which TB or any of its Subsidiaries is a party, whether or not in writing, of any character relating to the issued or unissued capital stock or other securities of TB or any of TB’s Subsidiaries or obligating TB or any of TB’s Subsidiaries to issue (whether upon conversion, exchange or otherwise) or sell any share of capital stock of, or other equity interests in or other securities of, TB or any of TB’s Subsidiaries other than those listed on Schedule 3.02(b). There are no obligations, contingent or otherwise, of TB or any of TB’s Subsidiaries to repurchase, redeem or otherwise acquire any shares of TB Common Stock or capital stock of any of TB’s Subsidiaries or any other securities of TB or any of TB’s Subsidiaries or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. Except for the Voting Agreements, there are no agreements, arrangements or other understandings with respect to the voting of TB Common Stock and there are no agreements or arrangements under which TB is obligated to register the sale of any of its securities under the Securities Act.
Section 3.03   Subsidiaries.
(a)   Schedule 3.03(a) sets forth a complete and accurate list of all Subsidiaries of TB, and the number of shares or other equity interests in such Subsidiary held by TB. Except as set forth on Schedule 3.03(a), (i) TB owns, directly or indirectly, all of the issued and outstanding equity securities of each TB Subsidiary, (ii) no equity securities of any of TB’s Subsidiaries are or may become required to be issued (other than to TB) by reason of any contractual right or otherwise, (iii) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any of its equity securities (other than to TB or a wholly-owned Subsidiary of TB), (iv) there are no contracts, commitments, understandings or arrangements relating to TB’s rights to vote or to dispose of such securities, (v) all of the equity securities of each such Subsidiary held by TB, directly or indirectly, are validly issued, fully paid, non-assessable and are not subject to preemptive or similar rights, and (vi) all of the equity securities of each Subsidiary that is owned, directly or indirectly, by TB or any Subsidiary thereof, are free and clear of all Liens, other than restrictions on transfer under applicable securities or banking Laws.
(b)   Neither TB nor any of TB’s Subsidiaries owns any stock or equity interest in any depository institution (as defined in 12 U.S.C. Section 1813(c)(1)) other than Timberwood Bank. Except as set forth on Schedule 3.03(b), neither TB nor any of TB’s Subsidiaries beneficially owns, directly or indirectly (other than in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted), any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind.
Section 3.04   Corporate Power; Minute Books.
(a)   TB and each of its Subsidiaries has the corporate or similar power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and TB has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities, the Regulatory Approvals and the Requisite TB Shareholder Approval.
(b)   TB has made available to BFC a complete and correct copy of its articles of incorporation and bylaws or equivalent organizational documents, each as amended to date, of TB and each of its Subsidiaries, the minute books of TB and each of its Subsidiaries, and the stock ledgers and stock transfer books of TB and each of its Subsidiaries. Neither TB nor any of its Subsidiaries is in violation of any of the terms of its articles of incorporation, bylaws or equivalent organizational documents. The minute books of TB and each of its Subsidiaries contain records of all meetings held by, and all other corporate or similar actions of, their respective shareholders and boards of directors (including committees of their respective boards of directors) or other governing bodies, which records are complete and accurate in all material respects. The stock ledgers and the stock transfer books of TB and each of its Subsidiaries contain complete and accurate records of the ownership of the equity securities of TB and each of its Subsidiaries.
Section 3.05   Corporate Authority.
Subject only to the receipt of the Requisite TB Shareholder Approval at the TB Meeting, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of TB and the board of directors of TB on or prior to the date hereof. The board of directors of TB has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is in the best interests of TB and its shareholders, and that this Agreement and transactions contemplated hereby are in the best interests of TB and its shareholders. The board of directors of TB has directed that this Agreement be submitted to TB’s shareholders for approval at a meeting of the shareholders and, except for the receipt of the Requisite TB Shareholder Approval in accordance with the WBCL and TB’s articles of incorporation and bylaws, no other vote or action of the shareholders of TB is required by Law, the articles of incorporation or bylaws of TB or otherwise to approve this Agreement and the transactions contemplated hereby. TB has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by BFC, this Agreement is a valid and legally binding obligation of TB, enforceable in accordance with its terms (except to the extent that validity and enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity or by principles of public policy (the “Enforceability Exceptions”)).
Section 3.06   Regulatory Approvals; No Defaults.
(a)   No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by TB or any of its Subsidiaries in connection with the execution, delivery or performance by TB of this Agreement or to consummate the transactions contemplated by this Agreement, except as may be required for (i) filings of applications and notices with, and receipt of consents, authorizations, approvals, exemptions or non-objections from the SEC, NASDAQ, state securities authorities, the Financial Industry Regulatory Authority, Inc., applicable securities, commodities and futures exchanges, and other industry self-regulatory organizations (each, an “SRO”), (ii) filings of applications or notices with, and consents, approvals or waivers by the FRB, the FDIC, the

Office of the Comptroller of the Currency (the “OCC”), the Wisconsin Department of Financial Institutions — Division of Banking and other applicable state banking agencies, and other banking, regulatory, self-regulatory or enforcement authorities or any courts, administrative agencies or commissions or other Governmental Authorities and approval of or non-objection to such applications, filings and notices (taken together with the items listed in clause (i), the “Regulatory Approvals”), (iii) the filing with the SEC of the Proxy Statement-Prospectus and the Registration Statement and declaration of effectiveness of the Registration Statement, (iv) the filing of the Articles of Merger contemplated by Section 1.04(a) and the filing of documents with the FDIC, the OCC, the Wisconsin Department of Financial Institutions — Division of Banking or other applicable Governmental Authorities to cause the Bank Merger to become effective; and (v) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of BFC Common Stock pursuant to this Agreement and approval of listing of such BFC Common Stock on the NASDAQ. Subject to the receipt of the approvals referred to in the preceding sentence and the Requisite TB Shareholder Approval, and except as set forth on Schedule 3.06(a), the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by TB do not and will not (1) constitute a breach or violation of, or a default under, the articles of incorporation, bylaws or similar governing documents of TB or any of its respective Subsidiaries, (2) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to TB or any of its Subsidiaries, or any of their respective properties or assets, (3) contravene, conflict with or result in the violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any, or which would result in the creation of any material Lien upon, or with respect to any of the assets owned or used by TB or its Subsidiaries under, any Material Contract, except (in the case of this clause (3)) for such contraventions, conflicts, breaches or defaults that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on TB or any of its Subsidiaries, or (4) require the consent or approval of any third party or Governmental Authority under any such Law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation that would have a material impact on TB or result in a material financial penalty.
(b)   As of the date hereof, TB has no Knowledge of any reason (i) why the Regulatory Approvals referred to in Section 6.01(b) will not be received in customary time frames from the applicable Governmental Authorities having jurisdiction over the transactions contemplated by this Agreement or (ii) why any Burdensome Condition would be imposed.
Section 3.07   Financial Statements; Internal Controls.
(a)   TB has previously delivered or made available to BFC copies of TB’s (i) compiled consolidated financial statements (including the related notes and schedules thereto) for the years ended December 31, 2018, 2017 and 2016, accompanied by the reports of Wipfli LLP, independent registered accountants (collectively, the “Compiled Annual Financial Statements”) and (ii) compiled interim consolidated financial statements (including the related notes and schedules thereto) for the six months ended June 30, 2019 (the “Compiled Interim Financial Statements” and collectively with the Compiled Annual Financial Statements, the “Financial Statements”). The Financial Statements (including any related notes and schedules thereto) are accurate and complete in all material respects and fairly present in all material respects the financial condition and the results of operations of TB and its consolidated Subsidiaries as of the respective dates of and for the periods referred to in such financial statements, all materially in accordance with GAAP, consistently applied, subject, in the case of the Compiled Interim Financial Statements, to normal, recurring year-end adjustments (the effect of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect with respect to TB) and the absence of notes and schedules (that, if presented, would not differ materially from those included in the Compiled Annual Financial Statements). No financial statements of any entity or enterprise other than TB’s Subsidiaries are required by GAAP to be included in the consolidated financial statements of TB. Since December 31, 2018, neither TB nor any of its Subsidiaries has any liabilities or obligations of a nature that would be required by GAAP to be set forth on its consolidated balance sheet or in the notes thereto except for liabilities reflected or reserved against in the Financial Statements and current liabilities incurred in the Ordinary Course of Business since December 31, 2018. True, correct and complete copies of the Financial Statements are set forth on Schedule 3.07(a).
(b)   Except as set forth on Schedule 3.07(b), the records, systems, controls, data and information of TB and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of TB or its Subsidiaries or accountants (including all means of access thereto and therefrom). TB and its Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP.
(c)   Neither TB nor any of its Subsidiaries nor, to TB’s Knowledge, any director, officer, employee, auditor, accountant or representative of TB or any of its Subsidiaries has received, or otherwise had or obtained Knowledge of, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of TB or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that TB or any of its Subsidiaries has engaged in questionable accounting or auditing practices.
Section 3.08   Regulatory Reports.
Since January 1, 2016, TB and its Subsidiaries have timely filed with the SEC, FRB, the FDIC, any SRO and any other applicable Governmental Authority, in correct form, the material reports, registration statements and other documents required to be filed under applicable Laws and regulations and have paid all fees and assessments due and payable in connection therewith, and such reports were complete and accurate and in compliance in all material respects with the requirements of applicable Laws and regulations. Other than normal examinations conducted by a Governmental Authority in the Ordinary Course of Business, no Governmental Authority has notified TB or any of its Subsidiaries that it has initiated any proceeding or, to the Knowledge of TB, threatened an investigation into the business or operations of TB or any of its Subsidiaries since January 1, 2016. There is no material and unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of TB or any of its Subsidiaries.
Section 3.09   Absence of Certain Changes or Events.
Except as set forth on Schedule 3.09, the Financial Statements or as otherwise contemplated by this Agreement, since December 31, 2018, (a) TB and its Subsidiaries have carried on their respective businesses in all material respects in the Ordinary Course of Business, (b) there have been no events, changes or circumstances which have had, or are reasonable likely to have, individually or in the aggregate, a Material Adverse Effect with respect to TB or any of its Subsidiaries, and (c) neither TB nor any of its Subsidiaries has taken any action or failed to take any action prior to the date of this Agreement which action or failure, if taken after the date of this Agreement, would constitute a material breach or violation of any of the covenants and agreements set forth in this Agreement (including, specifically, any of the negative covenants set forth in Section 5.01).
Section 3.10   Legal Proceedings.
(a)   There are no material civil, criminal, administrative or regulatory actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature pending or, to the Knowledge of TB, threatened against TB or any of its Subsidiaries or any of their current or former directors or executive officers in their capacities as such, or to which TB or any of its Subsidiaries or any of their current or former director or executive officer is a party, including without limitation, any such actions, suits, demand letters, demands for indemnification, claims, hearings, notices of violation, arbitrations, investigations, orders to show cause, market conduct examinations, notices of non-compliance or other proceedings of any nature that would challenge the validity or propriety of the transactions contemplated by this Agreement.

(b)   There is no material injunction, order, judgment or decree or regulatory restriction imposed upon TB or any of its Subsidiaries, or the assets of TB or any of its Subsidiaries (or that, upon consummation of the Merger or the Bank Merger would apply to the Surviving Entity or any of its Subsidiaries or Affiliates), and neither TB nor any of its Subsidiaries has been advised of the threat of any such action, other than any such injunction, order, judgement or decree that is generally applicable to all Persons in businesses similar to that of TB or any of TB’s Subsidiaries.
Section 3.11   Compliance with Laws.
(a)   TB and each of its Subsidiaries is, and has been since January 1, 2016, in compliance in all material respects with all applicable federal, state, local and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the CRA, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale and servicing of mortgage loans. Neither TB nor any of its Subsidiaries has been advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers.
(b)   TB and each of its Subsidiaries have all material permits, licenses, authorizations, orders and approvals of, and each has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect and no suspension or cancellation of any of them has been threatened.
(c)   Neither TB nor any of its Subsidiaries has received, since January 1, 2016, written or, to TB’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is materially in non-compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization applicable to TB, and of its Subsidiaries or the operation of their businesses.
Section 3.12   Material Contracts; Defaults.
(a)   Other than the TB Benefit Plans, neither TB nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral):
(i)   which would entitle any present or former director, officer, employee, consultant or agent of TB or any of its Subsidiaries to indemnification from TB or any of its Subsidiaries;
(ii)   which grants any right of first refusal, right of first offer or similar right with respect to any assets or properties of TB or its respective Subsidiaries;
(iii)   related to the borrowing by TB or any of its Subsidiaries of money other than those entered into in the Ordinary Course of Business and any guaranty of any obligation for the borrowing of money, excluding endorsements made for collection, repurchase or resell agreements, letters of credit and guaranties made in the Ordinary Course of Business;
(iv)   which provides for payments to be made by TB or any of its Subsidiaries upon a change in control thereof;
(v)   relating to the lease of personal property having a value in excess of  $25,000 individually or $50,000 in the aggregate;
(vi)   relating to any joint venture, partnership, limited liability company agreement or other similar agreement or arrangement;

(vii)   which relates to capital expenditures and involves future payments in excess of  $50,000 individually or $125,000 in the aggregate;
(viii)   which relates to the disposition or acquisition of assets or any interest in any business enterprise outside the Ordinary Course of Business;
(ix)   which is not terminable on sixty (60) days or less notice and involving the payment of more than $30,000 per annum;
(x)   which contains a non-compete or client or customer non-solicit requirement or any other provision that restricts the conduct of any line of business by TB or any of its Affiliates or upon consummation of the Merger will restrict the ability of the Surviving Entity or any of its Affiliates to engage in any line of business (including, for the avoidance of doubt, any exclusivity provision granted in favor of any third party) or which grants any right of first refusal, right of first offer or similar right or that limits or purports to limit the ability of TB or any of its Subsidiaries (or, following consummation of the transactions contemplated hereby, BFC or any of its Subsidiaries) to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business; or
(xi)   pursuant to which TB or any of its Subsidiaries may become obligated to invest in or contribute capital to any entity.
Each contract, arrangement, commitment or understanding of the type described in this Section 3.12(a) is listed on Schedule 3.12(a), and is referred to herein as a “Material Contract.” TB has previously made available to BFC true, complete and correct copies of each such Material Contract, including any and all amendments and modifications thereto.
(b)   Each Material Contract is valid and binding on TB and any of its Subsidiaries to the extent such Subsidiary is a party thereto, as applicable, and is in full force and effect and enforceable in accordance with its terms (assuming the due execution by each other party thereto, provided that TB hereby represents and warrants that, to its Knowledge, each Material Contract is duly executed by all such parties), subject to any Enforceability Exception and except where the failure to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect with respect to TB or any of its Subsidiaries; and neither TB nor any of its Subsidiaries is in default under any Material Contract or other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC), to which it is a party, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a material default. Except as set forth on Schedule 3.12(b), no power of attorney or similar authorization given directly or indirectly by TB or any of its Subsidiaries is currently outstanding.
(c)   Schedule 3.12(c) sets forth a true and complete list of all Material Contracts pursuant to which consents, waivers or notices are or may be required to be given thereunder, in each case, prior to the performance by TB (or any of its Subsidiaries, if applicable) of its obligations under this Agreement and the consummation of the Merger, the Bank Merger and the other transactions contemplated hereby and thereby.
Section 3.13   Agreements with Regulatory Agencies.
Neither TB nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of any Governmental Authority (each a “TB Regulatory Agreement”) that restricts, or by its terms will in the future restrict, the conduct of TB’s or any of its Subsidiaries’ business or that in any manner relates to their capital adequacy, credit or risk management policies, dividend policies, management, business or operations, nor has TB or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing, initiating, ordering, requesting, recommending, or otherwise proceeding with (or is considering the appropriateness of any of the aforementioned actions) any TB Regulatory Agreement. To TB’s Knowledge, there are no investigations relating to any regulatory matters pending before any Governmental Authority with respect to TB or any of its Subsidiaries.

Section 3.14   Brokers; Fairness Opinion.
Neither TB nor any of its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that TB has engaged, and will pay a fee or commission to Vining Sparks IBG, LP (“TB Financial Advisor”), in accordance with the terms of a letter agreement between TB Financial Advisor and TB, a true, complete and correct copy of which has been previously delivered by TB to BFC. TB has received the opinion of the TB Financial Advisor (and, when it is delivered in writing, a copy of such opinion will be promptly provided to BFC) to the effect that, as of the date of this Agreement and based upon and subject to the qualifications and assumptions set forth therein, the Per Share Stock Consideration is fair, from a financial point of view, to the holders of shares of TB Common Stock, and, as of the date of this Agreement, such opinion has not been withdrawn, revoked or modified.
Section 3.15   Employee Benefit Plans.
(a)   Schedule 3.15(a) sets forth a true and complete list of each TB Benefit Plan. For purposes of this Agreement, “TB Benefit Plans” means all benefit and compensation plans, contracts, policies or arrangements (i) covering current or former employees or independent contractors of TB, any of its Subsidiaries or any of TB’s related organizations described in Code Sections 414(b), (c) or (m), or any entity which is considered one employer with TB, any of its Subsidiaries or Controlled Group Members under Section 4001 of ERISA or Section 414 of the Code (“ERISA Affiliates”) (such current employees collectively, the “TB Employees”), (ii) covering current or former directors of TB, any of its Subsidiaries, or ERISA Affiliates, or (iii) with respect to which TB or any of its Subsidiaries has or may have any liability or contingent liability (including liability arising from ERISA Affiliates) including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, health/welfare, employment, severance, change-of-control, fringe benefit, deferred compensation, defined benefit plan, defined contribution plan, stock option, stock purchase, stock appreciation rights, stock based, incentive, bonus plans, retirement plans and other policies, plans or arrangements whether or not subject to ERISA.
(b)   Except as set forth on Schedule 3.15(b), with respect to each TB Benefit Plan, TB has provided to BFC true and complete copies of such TB Benefit Plan, any trust instruments and insurance contracts or other funding arrangements forming a part of such TB Benefit Plan and all amendments thereto, summary plan descriptions and summary of material modifications, IRS Form 5500 (for the three (3) most recently completed plan years), the most recent IRS determination, opinion, notification and advisory letters, with respect thereto and any correspondence from any regulatory agency with respect thereto. In addition, with respect to the TB Benefit Plans for the three (3) most recently completed plan years, any plan financial statements and accompanying accounting reports, service contracts, fidelity bonds and employee and participant annual QDIA notice, safe harbor notice, or fee disclosures notices under 29 CFR 2550.404a-5, and nondiscrimination testing data and results under Code Sections 105(h), 125, 129, 401(k), and 401(m), as applicable, have been provided to BFC.
(c)   All TB Benefit Plans are in compliance in all material respects in form and operation with all applicable Laws, including ERISA and the Code. Each TB Benefit Plan which is intended to be qualified under Section 401(a) of the Code (“TB 401(a) Plan”) has received a favorable opinion, determination or advisory letter from the IRS, and to TB’s Knowledge there is not any circumstance that could reasonably be expected to result in revocation of any such favorable determination, opinion or advisory letter or the loss of the qualification of such TB 401(a) Plan under Section 401(a) of the Code, and nothing has occurred that would be expected to result in the TB 401(a) Plan ceasing to be qualified under Section 401(a) of the Code. All TB Benefit Plans have been administered in all material respects in accordance with their terms. There is no pending or, to TB’s Knowledge, threatened litigation or regulatory action relating to the TB Benefit Plans. Neither TB nor any of its Subsidiaries has engaged in a transaction with respect to any TB Benefit Plan that could subject TB or any of its Subsidiaries to a tax or penalty under any Law including, but not limited to, Section 4975 of the Code or Section 502(i) of ERISA. No TB 401(a) Plan has been submitted under or been the subject of an IRS voluntary compliance program submission that is still outstanding or that has not been fully corrected in accordance with a compliance statement issued by the

IRS with respect to any applicable failures. There are no audits, inquiries or proceedings pending or, to TB’s Knowledge, threatened by the IRS or the Department of Labor with respect to any TB Benefit Plan. There are no current, pending, or threatened investigations by the IRS or the Department of Labor with respect to any TB Benefit Plan.
(d)   Neither TB nor any ERISA Affiliate has ever maintained a plan subject to Title IV of ERISA or Section 412 of the Code. None of TB or any ERISA Affiliate has contributed to (or been obligated to contribute to) a “multiemployer plan” within the meaning of Section 3(37) of ERISA or a “multiple employer plan” within the meaning of ERISA Sections 4063 or 4064 or Code Section 413(c) at any time. Neither TB nor any of its Subsidiaries or ERISA Affiliates have incurred, and there are no circumstances under which they could reasonably be expected to incur, liability under Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate). Neither TB nor any of its Subsidiaries has ever sponsored, maintained or participated in a multiple employer welfare arrangement as defined in ERISA Section 3(40) or a multiple employer plan, meaning a plan sponsored by two or more unrelated employers as described in Code Section 413(c). No notice of a “reportable event” within the meaning of Section 4043 of ERISA has been required to be filed for any TB Benefit Plan or by any ERISA Affiliate or will be required to be filed, in either case, in connection with the transactions contemplated by this Agreement.
(e)   All contributions required to be made with respect to all TB Benefit Plans have been timely made.
(f)   Except as set forth on Schedule 3.15(f), no TB Benefit Plan provides life insurance, medical, surgical, hospitalization or other employee welfare benefits to any TB Employee, or any of their affiliates, upon or following his or her retirement or termination of employment for any reason, except as may be required by Law.
(g)   All TB Benefit Plans that are group health plans have been operated in all material respects in compliance with the group health plan continuation requirements of Section 4980B of the Code and all other applicable sections of ERISA and the Code, and no material liabilities arising under Code Section 4980H have occurred. TB may amend or terminate any such TB Benefit Plan at any time without incurring any liability thereunder for future benefits coverage at any time after such termination.
(h)   Except as otherwise provided for in this Agreement or as set forth on Schedule 3.15(h), neither the execution of this Agreement, shareholder approval of this Agreement or consummation of any of the transactions contemplated by this Agreement (individually or in conjunction with any other event) will (i) entitle any current or former TB Employee to retention or other bonuses, parachute payments, non-competition payments, or any other payment, (ii) entitle any current or former TB Employee to unemployment compensation, severance pay or any increase in severance pay upon any termination of employment, (iii) accelerate the time of payment or vesting (except as required by Law) or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other obligation pursuant to, any of the TB Benefit Plans, (iv) result in any breach or violation of, or a default under, any of the TB Benefit Plans, (v) result in any payment of any amount that would, individually or in combination with any other such payment, be an excess “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, or (vi) limit or restrict the right of TB or, after the consummation of the transactions contemplated hereby, BFC or any of its Subsidiaries, to merge, amend or terminate any of the TB Benefit Plans.
(i)   Except as set forth on Schedule 3.15(i), (i) each TB Benefit Plan that is a non-qualified deferred compensation plan or arrangement within the meaning of Section 409A of the Code, and any underlying award, is in compliance in all respects with Section 409A of the Code and (ii) no payment or award that has been made to any participant under a TB Benefit Plan is subject to the interest and penalties specified in Section 409A(a)(1)(B) of the Code. Neither TB nor any of its Subsidiaries (x) has any obligation to reimburse or indemnify any participant in a TB Benefit Plan for any of the interest or penalties specified in Section 409A(a)(1)(B) of the Code that may be currently due or triggered in the future, or (y) except as set forth on Schedule 3.15(i), has been required to report to any Government Authority any correction or taxes due as a result of a failure to comply with Section 409A of the Code.
(j)   No TB Benefit Plan provides for the gross-up or reimbursement of any Taxes imposed by Section 4999 of the Code or otherwise, and neither TB nor any of its Subsidiaries has any obligation to reimburse or indemnify any party for such Taxes.

(k)   No TB Benefit Plan or TB Benefit Plan fiduciary has engaged in any transaction involving TB Common Stock with respect to which a selling shareholder has made an election under Code Section 1042 and TB has consented under Code Section 1042 to the application of Code Sections 4978 and 4979A.
(l)   TB has made available to BFC copies of any Code Section 280G calculations (whether or not final) with respect to any disqualified individual, if applicable, in connection with the transactions contemplated by this Agreement.
(m)   Schedule 3.15(m) contains a schedule showing the monetary amounts payable or potentially payable, whether individually or in the aggregate (including good faith estimates of all amounts not subject to precise quantification as of the date of this Agreement) under any employment, change-in-control, severance or similar contract, plan or arrangement with or which covers any present or former director, officer, employee or consultant of TB or any of its Subsidiaries who may be entitled to any such amount and identifying the types and estimated amounts of the in-kind benefits due under any TB Benefit Plans (other than a plan qualified under Section 401(a) of the Code) for each such Person, specifying the assumptions in such schedule and providing estimates of other required contributions to any trusts for any related fees or expenses.
(n)   TB and its Subsidiaries have correctly classified all individuals who directly or indirectly perform services for TB or any of its Subsidiaries for purposes of each TB Benefit Plan, ERISA and the Code.
Section 3.16   Labor Matters.
Neither TB nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is there any proceeding pending or, to TB’s Knowledge threatened, asserting that TB or any of its Subsidiaries has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel TB or any of its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute against TB or any of its Subsidiaries pending or, to TB’s Knowledge, threatened, nor to TB’s Knowledge is there any activity involving TB Employees seeking to certify a collective bargaining unit or engaging in other organizational activity. To its Knowledge, TB and its Subsidiaries have correctly classified all individuals who directly or indirectly perform services for TB or any of its Subsidiaries for purposes of federal and state unemployment compensation Laws, workers’ compensation Laws and the rules and regulations of the U.S. Department of Labor. To TB’s Knowledge, no officer of TB or any of its Subsidiaries is in material violation of any employment contract, confidentiality, non-competition agreement or any other restrictive covenant.
Section 3.17   Environmental Matters.
(a)   To TB’s Knowledge, TB and its Subsidiaries have been and are in material compliance with all applicable Environmental Laws, including obtaining, maintaining and complying with all permits required under Environmental Laws for the operation of their respective businesses, (b) there is no action or investigation by or before any Governmental Authority relating to or arising under any Environmental Laws that is pending or, to the Knowledge of TB, threatened against TB or any of its Subsidiaries or any real property or facility presently owned, operated or leased by TB or any of its Subsidiaries or any predecessor (including OREO or in a fiduciary or agency capacity), (c) neither TB nor any of its Subsidiaries has received any notice of or is subject to any liability, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved requirements relating to or arising under Environmental Laws, (d) to the Knowledge of TB, there have been no releases of Hazardous Substances at, on, under or affecting any of the real properties or facilities presently owned, operated or leased by TB or any of its Subsidiaries or any predecessor (including OREO or in a fiduciary or agency capacity) in amount or condition that has resulted in or would reasonably be expected to result in (i) liability to TB or any of its Subsidiaries or (ii) reduce the value of any of TB’s or any of its Subsidiaries’ real property or OREO relating to or arising under any Environmental Laws, and (e) to the Knowledge of TB, there are no underground storage tanks on, in or under any property currently owned, operated or leased by TB or any of its Subsidiaries or any predecessor (including OREO or in a fiduciary or agency capacity).

Section 3.18   Tax Matters.
(a)   Each of TB and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns that it was required to file under applicable Laws, other than Tax Returns that are not yet due or for which a request for extension was timely filed consistent with requirements of applicable Law. All such Tax Returns were correct and complete in all material respects and have been prepared in compliance with all applicable Laws in all material respects. All material Taxes due and owing by TB or any of its Subsidiaries (whether or not shown on any Tax Return) have been fully and timely paid. Neither TB nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Return. Neither TB nor any of its Subsidiaries has ever received written notice of any claim by any Governmental Authority in a jurisdiction where TB or such Subsidiary does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of TB or any of its Subsidiaries.
(b)   TB and each of its Subsidiaries have collected or withheld and paid over to the appropriate Taxing Authority all material Taxes required to have been collected or withheld and paid over by it, and has complied in all material respects with all information reporting and backup withholding requirements under all applicable federal, state, local and foreign Laws in connection with amounts paid or owing to any Person, including Taxes required to have been collected or withheld and paid in connection with amounts paid or owing to any employee or independent contractor, creditor, shareholder or other third party, and Taxes required to be collected or withheld and paid pursuant to Sections 1441, 1442 and 3406 of the Code or similar provisions under state, local or foreign Law.
(c)   No foreign, federal, state or local Tax audits or administrative or judicial Tax proceedings are currently being conducted or pending or threatened in writing, in each case, with respect to a material amount of Taxes of TB or any of its Subsidiaries. Neither TB nor any of its Subsidiaries has received in writing from any foreign, federal, state or local Taxing Authority (including jurisdictions where TB or any of its Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit, action, suit, proceeding, claim, investigation, examination, or other Litigation regarding any Tax or other review with respect to Taxes or (ii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted or assessed by any Taxing Authority against TB or any of its Subsidiaries which, in either case (i) or (ii), has not been fully paid or settled. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any Tax or deficiency against TB or any of its Subsidiaries, and neither TB nor any of its Subsidiaries has waived or extended the applicable statute of limitations for the assessment or collection of any Tax or agreed to a Tax assessment or deficiency.
(d)   TB has delivered or made available to BFC true and complete copies of the foreign, federal, state or local Tax Returns filed with respect to TB or any of its Subsidiaries, and of all examination reports and statements of deficiencies assessed against or agreed to by TB, in each case with respect to income Taxes, for taxable periods ended on or after December 31, 2015.
(e)   Neither TB nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). Neither TB nor any of its Subsidiaries is a party to or is otherwise bound by any Tax allocation or sharing agreement or similar agreement pursuant to which it has any obligation to any Person with respect to Taxes (other than such an agreement (i) exclusively between or among TB and its Subsidiaries, (ii) with customers, vendors, lessors or similar third parties entered into in the Ordinary Course of Business and not primarily related to Taxes or (iii) that will terminate as of the Closing Date without any further material payments being required to be made). Neither TB nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was TB), or (ii) has any liability for the Taxes of any Person (other than TB and its Subsidiaries) under Regulations Section 1.1502-6 (or any similar provision of foreign, state or local Law), as a transferee or successor, by contract, or otherwise.

(f)   The most recent Financial Statements as of the date hereof reflect an adequate reserve, in accordance with GAAP, for all Taxes payable by TB and its Subsidiaries for all taxable periods through the date of such Financial Statements. Since December 31, 2018, neither TB nor any of its Subsidiaries has incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in GAAP, outside the Ordinary Course of Business.
(g)   Neither TB nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Effective Time as a result of any: (i) change in method of accounting pursuant to Section 481 of the Code or any comparable provision under foreign, state or local Law for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of foreign, state or local Law) executed on or prior to the Closing Date; (iii) intercompany transactions or any excess loss account described in Regulations under Code Section 1502 (or any corresponding or similar provision of foreign, state or local Law); (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received on or prior to the Closing Date outside the Ordinary Course of Business.
(h)   Since January 1, 2016, neither TB nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was intended to be nontaxable and governed in whole or in part by Section 355 or Section 361 of the Code.
(i)   Neither TB nor any of its Subsidiaries has been a party to any “listed transaction,” as defined in Section 6707A(c)(2) of the Code and Section 1.6011-4(b)(2) of the Regulations in any tax year.
(j)   Neither TB nor any of its Subsidiaries (i) is a “controlled foreign corporation” as defined in Section 957 of the Code, (ii) is a “passive foreign investment company” within the meaning of Section 1297 of the Code, or (iii) has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.
(k)   Neither TB nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would be reasonably likely to prevent the Merger or the Bank Merger from qualifying for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 3.19   Investment Securities.
Schedule 3.19 sets forth as of September 30, 2019, the TB Investment Securities, as well as any purchases or sales of TB Investment Securities between December 31, 2018 and September 30, 2019, reflecting with respect to all such securities, whenever purchased or sold, descriptions thereof, CUSIP numbers, designations as securities “available for sale” or securities “held to maturity” (as those terms are used in ASC 320), book values, fair values and coupon rates, and any gain or loss with respect to any TB Investment Securities sold during such time period between December 31, 2018 and September 30, 2019. Neither TB nor any of its Subsidiaries owns any of the outstanding equity of any savings bank, savings and loan association, savings and loan holding company, credit union, bank or bank holding company, insurance company, mortgage or loan broker or any other financial institution other than Timberwood Bank.
Section 3.20   Derivative Transactions.
(a)   All Derivative Transactions entered into by TB or any of its Subsidiaries or for the account of any of its customers were entered into in accordance in all material respects with applicable Laws and regulatory policies of any Governmental Authority, and in accordance in all material respects with the investment, securities, commodities, risk management and other policies, practices and procedures employed by TB or any of its Subsidiaries, and were entered into with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with its advisers) and to bear the risks of such Derivative Transactions. TB and each of its Subsidiaries have duly performed, in all material respects, all of their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued, and there are no material breaches, violations or defaults or allegations or assertions of such by any party thereunder.

(b)   Each Derivative Transaction is listed on Schedule 3.20(b), and the financial position of TB or its Subsidiaries under or with respect to each has been reflected in the books and records of TB or its Subsidiaries in accordance with GAAP, and no material open exposure of TB or its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exists, except as set forth on Schedule 3.20(b).
(c)   No Derivative Transaction, were it to be a Loan held by TB or any of its Subsidiaries, would be classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List,” as such terms are defined by the FDIC’s uniform loan classification standards, or words of similar import.
Section 3.21   Loans; Nonperforming and Classified Assets.
(a)   Schedule 3.21(a) sets forth all (i) loans, loan agreements, notes or borrowing arrangements and other extensions of credit (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”) in which TB or any of its Subsidiaries is a creditor which, as of September 30, 2019, was over sixty (60) days or more delinquent in payment of principal or interest, and (ii) Loans with any director, executive officer or 5% or greater shareholder of TB or any of its Subsidiaries, or to the Knowledge of TB, any affiliate of any of the foregoing. Set forth on Schedule 3.21(a) is a true, correct and complete list of  (A) all of the Loans of TB and its Subsidiaries that, as of September 30, 2019, were classified as “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Concerned Loans,” “Watch List” or words of similar import by Timberwood Bank, TB or any bank examiner, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, together with the aggregate principal amount of such Loans by category of Loan (e.g., commercial, consumer, etc.), and (B) each Loan classified by Timberwood Bank as a Troubled Debt Restructuring as defined by GAAP.
(b)   Schedule 3.21(b) identifies each asset of TB or any of its Subsidiaries that as of September 30, 2019 was classified as other real estate owned (“OREO”) and the book value thereof as of September 30, 2019 and any sales of OREO between December 31, 2018 and September 30, 2019, reflecting any gain or loss with respect to any OREO sold.
(c)   Each Loan held in TB’s or any of its Subsidiaries’ loan portfolio (each a “TB Loan”) (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, is and has been secured by valid Liens which have been perfected and (iii) is a legal, valid and binding obligation of TB and the obligor named therein, and, assuming due authorization, execution and delivery thereof by such obligor or obligors, enforceable in accordance with its terms, subject to any Enforceability Exception.
(d)   All currently outstanding TB Loans were solicited, originated and currently exist in material compliance with all applicable requirements of Law and the notes or other credit or security documents with respect to each such outstanding TB Loan are complete and correct in all material respects. There are no oral modifications or amendments or additional agreements related to the TB Loans that are not reflected in the written records of TB or its Subsidiary, as applicable. All such TB Loans are owned by TB or its Subsidiary free and clear of any Liens other than a blanket lien on qualifying loans provided to the Federal Home Loan Bank of Chicago. No claims of defense as to the enforcement of any TB Loan have been asserted in writing against TB or any of its Subsidiaries for which there is a reasonable possibility of a material adverse determination, and TB has no Knowledge of any acts or omissions which would give rise to any claim or right of rescission, set-off, counterclaim or defense for which there is a reasonable possibility of a material adverse determination to its Subsidiaries. Other than participation loans purchased by TB from third parties that are described on Schedule 3.21(d), no TB Loans are presently serviced by third parties and there is no obligation which could result in any TB Loan becoming subject to any third party servicing.
(e)   Except as set forth on Schedule 3.21(e), neither TB nor any of its Subsidiaries is a party to any agreement or arrangement with (or otherwise obligated to) any Person which obligates TB or any of its Subsidiaries to repurchase from any such Person any Loan or other asset of TB or any of its Subsidiaries, unless there is a material breach of a representation or covenant by TB or any of its Subsidiaries, and none of the agreements pursuant to which TB or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan.
(f)   Neither TB nor any of its Subsidiaries is now nor has it ever been since January 1, 2016, subject to any fine, suspension, settlement or other contract or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, any Governmental Authority relating to the origination, sale or servicing of mortgage or consumer Loans.
Section 3.22   Allowance for Loan and Lease Losses.
(a)   Timberwood Bank’s allowance for loan and lease losses reflected in the Financial Statements (including footnotes thereto) was determined on the basis of Timberwood Bank’s continuing review and evaluation of the portfolio of TB Loans under the requirements of GAAP and all Laws, was established in a manner consistent with Timberwood Bank’s internal policies, and, in the reasonable judgment of Timberwood Bank, was adequate in all material respects under the requirements of GAAP and all Laws to provide for possible or specific losses, net of recoveries relating to TB Loans previously charged-off, on outstanding TB Loans.
(b)   To the Knowledge of TB: (i) none of the TB Loans is subject to any material offset or claim of offset; and (ii) the aggregate loan balances in excess of Timberwood Bank’s allowance for loan and lease losses are, based on past loan loss experience, collectible in accordance with their terms (except as limited above) and all uncollectible loans have been charged off.
Section 3.23   Trust Business; Administration of Fiduciary Accounts.
Except as set forth on Schedule 3.23, Neither TB nor any of its Subsidiaries has offered or engaged in providing any individual or corporate trust services or administers any accounts for which it acts as a fiduciary, including, but not limited to, any accounts in which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.
Section 3.24   Investment Management and Related Activities.
Except as set forth on Schedule 3.24, none of TB, any TB Subsidiary or any of their respective directors, officers or employees is required to be registered, licensed or authorized under the Laws of any Governmental Authority as an investment adviser, a broker or dealer, an insurance agency, a commodity trading adviser, a commodity pool operator, a futures commission merchant, an introducing broker, a registered representative or associated person, investment adviser, representative or solicitor, a counseling officer, an insurance agent, a sales person or in any similar capacity with a Governmental Authority.
Section 3.25   Repurchase Agreements.
With respect to all agreements pursuant to which TB or any of its Subsidiaries has purchased securities subject to an agreement to resell, if any, TB or any of its Subsidiaries, as the case may be, has a valid, perfected first lien or security interest in the government securities or other collateral securing the repurchase agreement, and the value of such collateral equals or exceeds the amount of the debt secured thereby.
Section 3.26   Deposit Insurance.
The deposits of Timberwood Bank are insured by the FDIC in accordance with the Federal Deposit Insurance Act (“FDIA”) to the fullest extent permitted by Law, and Timberwood Bank has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to TB’s Knowledge, threatened.

Section 3.27   Community Reinvestment Act, Anti-money Laundering and Customer Information Security.
Neither TB nor any of its Subsidiaries is a party to any agreement with any individual or group regarding CRA matters and neither TB nor any of its Subsidiaries has Knowledge that any facts or circumstances exist which would cause TB or any of its Subsidiaries: (i) to be deemed not to be in satisfactory compliance with the CRA, and the regulations promulgated thereunder, or to be assigned a rating for CRA purposes by federal or state bank regulators of lower than “satisfactory”; or (ii) to be deemed to be operating in violation of the Bank Secrecy Act and its implementing regulations (31 C.F.R. Part 103), the USA PATRIOT Act, any order issued with respect to anti-money laundering by the U.S. Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering statute, rule or regulation; or (iii) to be deemed not to be in satisfactory compliance with the applicable privacy of customer information requirements contained in any federal and state privacy Laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder. Furthermore, the boards of directors of TB and its Subsidiaries has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the USA PATRIOT Act.
Section 3.28   Transactions with Affiliates.
Except as set forth on Schedule 3.28, there are no outstanding amounts payable to or receivable from, or advances by TB or any of its Subsidiaries to, and neither TB nor any of its Subsidiaries is otherwise a creditor or debtor to (a) any director, executive officer, five percent (5%) or greater shareholder of TB or any of its Subsidiaries or to any of their respective Affiliates or Associates, other than as part of the normal and customary terms of such person’s employment or service as a director with TB or any of its Subsidiaries and other than deposits held by Timberwood Bank in the Ordinary Course of Business, or (b) any other Affiliate of TB or any of its Subsidiaries. Except as set forth on Schedule 3.28, neither TB nor any of its Subsidiaries is a party to any transaction or agreement with any of its respective directors, executive officers or other Affiliates. All agreements between Timberwood Bank and any of its Affiliates (or any company treated as an affiliate for purposes of such Law) comply, to the extent applicable, with Sections 23A and 23B of the Federal Reserve Act and Regulation W of the FRB.
Section 3.29   Tangible Properties and Assets.
(a)   Schedule 3.29(a) sets forth a true, correct and complete list of all real property owned by TB and each of its Subsidiaries (including OREO). Except as set forth on Schedule 3.29(a), TB or its Subsidiaries has good and marketable title to, valid leasehold interests in or otherwise legally enforceable rights to use all of the real property (including OREO), personal property and other assets (tangible or intangible), used, occupied and operated or held for use by it in connection with its business as presently conducted in each case, free and clear of any Lien, except for (i) statutory Liens for amounts not yet delinquent, and (ii) easements, rights of way, and other similar Liens that do not materially affect the value or use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties. There is no pending or, to TB’s Knowledge, threatened legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature with respect to the real property that TB or any of its Subsidiaries owns, uses or occupies or has the right to use or occupy, now or in the future, including without limitation a pending or threatened taking of any of such real property by eminent domain. True and complete copies of all deeds or other documentation evidencing ownership of the real properties set forth on Schedule 3.29(a), and complete copies of the title insurance policies and surveys for each property, together with any mortgages, deeds of trust and security agreements to which such property is subject have been furnished or made available to BFC.
(b)   Schedule 3.29(b) sets forth a true, correct and complete schedule of all leases, subleases, licenses and other agreements under which TB or any of its Subsidiaries uses or occupies or has the right to use or occupy, now or in the future, real property (the “Leases”). Each of the Leases is valid, binding and in full force and effect and neither TB nor any of its Subsidiaries has received a written notice of, and otherwise has no Knowledge of any, default or termination with respect to any Lease. To TB’s Knowledge, there has not occurred any event and no condition exists that would constitute a termination event or a breach by TB or any of its Subsidiaries of, or default by TB or any of its Subsidiaries in, the performance of any covenant, agreement or condition contained in any Lease. To TB’s Knowledge, no lessor under a Lease is in material breach or default in the performance of any material covenant, agreement or condition contained in such Lease. TB and each of its Subsidiaries has paid all rents and other charges to the extent due under the Leases. True and complete copies of all Leases for, or other documentation evidencing ownership of or a leasehold interest in, the properties listed on Schedule 3.29(b), have been furnished or made available to BFC.
(c)   All buildings, structures, fixtures, building systems and equipment, and all components thereof, including the roof, foundation, load-bearing walls and other structural elements thereof, heating, ventilation, air conditioning, mechanical, electrical, plumbing and other building systems, environmental control, remediation and abatement systems, sewer, storm and waste water systems, irrigation and other water distribution systems, parking facilities, fire protection, security and surveillance systems, and telecommunications, computer, wiring and cable installations, included in the owned real property or the subject of the Leases are in good condition and repair (normal wear and tear excepted) and sufficient for the operation of the business of TB and its Subsidiaries.
Section 3.30   Intellectual Property.
Schedule 3.30 sets forth a true, complete and correct list of all TB Intellectual Property. TB or its Subsidiaries owns or has a valid license to use all TB Intellectual Property, free and clear of all Liens, royalty or other payment obligations (except for royalties or payments with respect to off-the-shelf Software at standard commercial rates). The TB Intellectual Property constitutes all of the Intellectual Property necessary to carry on the business of TB and its Subsidiaries as currently conducted. The TB Intellectual Property is valid and enforceable and has not been cancelled, forfeited, expired or abandoned, and neither TB nor any of its Subsidiaries has received notice challenging the validity or enforceability of TB Intellectual Property. None of TB or any of its Subsidiaries is, nor will any of them be as a result of the execution and delivery of this Agreement or the performance by TB of its obligations hereunder, in violation of any licenses, sublicenses and other agreements as to which TB or any of its Subsidiaries is a party and pursuant to which TB or any of its Subsidiaries is authorized to use any third party patents, trademarks, service marks, copyrights, trade secrets or computer software, and neither TB nor any of its Subsidiaries has received notice challenging TB’s or any of its Subsidiaries’ license or legally enforceable right to use any such third party intellectual property rights. The consummation of the transactions contemplated hereby will not result in the material loss or impairment of the right of TB or any of its Subsidiaries to own or use any of TB Intellectual Property.
Section 3.31   Insurance.
(a)   Schedule 3.31(a) identifies all of the insurance policies, binders or bonds currently maintained by TB and its Subsidiaries (the “Insurance Policies”), including the insurer, policy numbers, amount of coverage, effective and termination dates and any pending claims thereunder involving more than $10,000. TB and each of its Subsidiaries is insured with reputable insurers against such risks and in such amounts as the management of TB reasonably has determined to be prudent in accordance with industry practices. All of the Insurance Policies are in full force and effect, neither TB nor any Subsidiary has received notice of cancellation of any of the Insurance Policies or is otherwise aware that any insurer under any of the Insurance Policies has expressed an intent to cancel any such Insurance Policies, and neither TB nor any of its Subsidiaries is in default thereunder, and all claims thereunder have been filed in due and timely fashion in all material respects.
(b)   Schedule 3.31(b) sets forth a true, correct and complete description of all bank owned life insurance (“BOLI”) owned by TB or its Subsidiaries, including the value of its BOLI as of the end of the month prior to the date hereof. The value of such BOLI is and has been fairly and accurately reflected in the most recent balance sheet included in the Compiled Interim Financial Statements in accordance with GAAP. All BOLI is owned solely by TB or Timberwood Bank, no other Person has any ownership claims with respect to such BOLI or proceeds of insurance derived therefrom and there is no split dollar or similar benefit under TB’s BOLI. Neither TB nor any of TB’s Subsidiaries has any outstanding borrowings secured in whole or part by its BOLI.

Section 3.32   Antitakeover Provisions.
No “control share acquisition,” “business combination moratorium,” “fair price” or other form of antitakeover statute or regulation is applicable to this Agreement, the Plan of Merger and the transactions contemplated hereby and thereby.
Section 3.33   TB Information.
The information relating to TB and its Subsidiaries that is provided by or on behalf of TB for inclusion in the Proxy Statement-Prospectus and the Registration Statement will not (with respect to the Proxy Statement-Prospectus, as of the date the Proxy Statement-Prospectus is first mailed to TB’s shareholders and as of the date of the TB Meeting, and with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that any information contained in any TB Report as of a later date shall be deemed to modify information as of an earlier date. The portions of the Proxy Statement-Prospectus relating to TB and TB’s Subsidiaries and other portions thereof within the reasonable control of TB and its Subsidiaries will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder.
Section 3.34   Transaction Costs.
Schedule 3.34 sets forth attorneys’ fees, investment banking fees, accounting fees and other costs or fees of TB and its Subsidiaries that, based upon reasonable inquiry, are expected to be paid or accrued through the Closing Date in connection with the Merger and the other transactions contemplated by this Agreement.
Section 3.35   Approval Delays.
To the Knowledge of TB, there is no reason why the granting of any of the Regulatory Approvals would be denied or unduly delayed. Timberwood Bank’s most recent rating under the CRA was “satisfactory” or better.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF BFC
Except as set forth in the disclosure schedules delivered by BFC to TB prior to or concurrently with the execution of this Agreement with respect to each such section below (the “BFC Disclosure Schedules”); provided that (a) the mere inclusion of a disclosure on the BFC Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by BFC that such disclosure represents a material exception or fact, event or circumstance or that such disclosure is reasonably likely to result in a Material Adverse Effect on BFC, and (b) any disclosures made with respect to a section of this Agreement shall be deemed to qualify (1) any other section of this Article IV specifically referenced or cross-referenced and (2) any other section of this Article IV to the extent it is reasonably apparent on its face (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure applies to such other section(s), BFC hereby represents and warrants to TB as follows:
Section 4.01   Organization and Standing.
(a)   Each of BFC and its Subsidiaries is (a) an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation and (b) is duly licensed or qualified to do business and in good standing in each jurisdiction where its ownership or leasing of property or the conduct of its business requires such qualification, except where the failure to be so licensed or qualified has not had, and is not reasonably likely to have, a Material Adverse Effect with respect to BFC. BFC is regulated as a bank holding company under the Bank Holding Company Act of 1956, as amended.

Section 4.02   Capital Stock.
The authorized capital stock of BFC consists of 20,000,000 shares of BFC Common Stock, and 5,000,000 shares of preferred stock. As of the date hereof, there are 7,084,728 shares of BFC Common Stock issued and outstanding and no shares of preferred stock issued and outstanding. The outstanding shares of BFC Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and have not been issued in violation of nor are they subject to preemptive rights of any BFC shareholder. The shares of BFC Common Stock to be issued pursuant to this Agreement, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to preemptive rights. All shares of BFC’s capital stock issued and outstanding have been issued in compliance with and not in violation of any applicable federal or state securities Laws.
Section 4.03   Corporate Power.
(a)   BFC and each of its Subsidiaries has the corporate or similar power and authority to carry on its business as it is now being conducted and to own all of its properties and assets; and BFC has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to receipt of all necessary approvals of Governmental Authorities and the Regulatory Approvals.
(b)   BFC has made available to TB a complete and correct copy of its articles of incorporation and bylaws or equivalent organizational documents, each as amended to date, of BFC and each of its Subsidiaries. Neither BFC nor any of its Subsidiaries is in violation of any of the terms of its articles of incorporation, bylaws or equivalent organizational documents.
Section 4.04   Corporate Authority.
This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of BFC on or prior to the date hereof. BFC has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by TB, this Agreement is a valid and legally binding obligation of BFC, enforceable in accordance with its terms, subject to any Enforceability Exception.
Section 4.05   SEC Documents; Financial Statements.
(a)   BFC has filed all required reports, forms, schedules, registration statements and other documents with the SEC that it has been required to file since October 23, 2018 (the “BFC Reports”), and has paid all fees and assessments due and payable in connection therewith. As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the BFC Reports complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such BFC Reports, and none of the BFC Reports when filed with the SEC, or if amended prior to the date hereof, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, no executive officer of BFC has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act. As of the date of this Agreement, there are no outstanding comments from or unresolved issues raised by the SEC with respect to any of the BFC Reports.
(b)   The consolidated financial statements of BFC included (or incorporated by reference) in the BFC Reports (including the related notes, where applicable) complied as to form, as of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), in all material respects, with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by the rules of the SEC), have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein), and fairly present, in all material respects, the consolidated financial position of BFC and its Subsidiaries and the consolidated results of operations, changes in shareholders’ equity and cash flows of such companies as of the dates and for the periods shown. The books and records of BFC and its Subsidiaries have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements, reflect only actual transactions and there are no material misstatements, omissions, inaccuracies or discrepancies contained or reflected therein.
(c)   BFC (x) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (y) has disclosed, based on its most recent evaluation, to its outside auditors and the audit committee of BFC’s board of directors (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect BFC’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in BFC’s internal control over financial reporting. These disclosures were made in writing by management to BFC’s auditors and audit committee. There is no reason to believe that BFC’s outside auditors and its Chief Executive Officer and Chief Financial Officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(d)   Since January 1, 2016, neither BFC nor any of its Subsidiaries nor, to BFC’s Knowledge, any director, officer, employee, auditor, accountant or representative of BFC or any of its Subsidiaries has received, or otherwise had or obtained Knowledge of, any material complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of BFC or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that BFC or any of its Subsidiaries has engaged in questionable accounting or auditing practices.
Section 4.06   Regulatory Reports.
Since January 1, 2016, BFC and each of its Subsidiaries has timely filed with the SEC, FRB, OCC, FDIC, any SRO and any other applicable Governmental Authority, in correct form, all reports, registration statements and other documents required to be filed under applicable Laws and regulations and have paid all fees and assessments due and payable in connection therewith, and such reports were complete and accurate and in compliance in all material respects with the requirements of applicable Laws and regulations, except where the failure to file such report or statement or to pay such fees and assessments, either individually or in the aggregate, would not reasonably be likely to have a Material Adverse Effect with respect to BFC. Other than normal examinations conducted by a Governmental Authority in the Ordinary Course of Business, no Governmental Authority has notified BFC or any of its Subsidiaries that it has initiated any proceeding or, to the Knowledge of BFC, threatened an investigation into the business or operations of BFC or any of its Subsidiaries since January 1, 2016. There is no material and unresolved violation, criticism or exception by any Governmental Authority with respect to any report or statement relating to any examinations or inspections of BFC or any of its Subsidiaries.
Section 4.07   Regulatory Approvals; No Defaults.
No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority are required to be made or obtained by BFC or any of its Subsidiaries in connection with the execution, delivery or performance by BFC of this Agreement or to consummate the transactions contemplated by this Agreement, including the Bank Merger, except for (i) the Regulatory Approvals, (ii) the filing with the SEC and the filing and declaration of effectiveness of the Registration Statement, (iii) the filing of the Articles of Merger contemplated by Section 1.04(a) and the filing of documents with the FDIC, OCC, the Wisconsin Department of Financial Institutions — Division of Banking or other applicable state banking agencies to cause the Bank Merger to become effective, (iv) such other filings and reports as required pursuant to the Exchange Act and the rules and regulations promulgated thereunder, or applicable stock exchange requirements, (v) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the rules and regulations of any applicable SRO and the rules of the NASDAQ and (vi) such filings and approvals as are required to be made or obtained under the securities or “Blue Sky” laws of various states in connection with the issuance of the shares of BFC Common Stock pursuant to this Agreement and approval of listing of such BFC Common Stock on the NASDAQ. Subject to the receipt of the approvals referred to in the preceding sentence, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by BFC do not and will not, (1) constitute a breach or violation of, or a default under, the articles of incorporation, bylaws or similar governing documents of BFC or any of its respective Subsidiaries, (2) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to BFC or any of its Subsidiaries, or any of their respective properties or assets, (3) contravene, conflict with or result in the violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, or which would result in the creation of any material Lien upon, or with respect to any of the assets owned or used by BFC or its Subsidiaries under, any material contract, except (in the case of clause (3)) for such contraventions, conflicts, breaches or defaults that, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on BFC or any of its Subsidiaries, or (4) require the consent or approval of any third party or Governmental Authority under any such Law, rule or regulation or any judgment, decree, order, permit, license, credit agreement, indenture, loan, note, bond, mortgage, reciprocal easement agreement, lease, instrument, concession, contract, franchise, agreement or other instrument or obligation that would have a material impact on BFC or result in a material financial penalty. As of the date hereof, BFC has no Knowledge of any reason (i) why the Regulatory Approvals and other necessary consents and approvals will not be received in order to permit consummation of the Merger and Bank Merger on a timely basis and (ii) why a Burdensome Condition would be imposed.
Section 4.08   BFC Information.
The information relating to BFC and its Subsidiaries that is supplied by or on behalf of BFC for inclusion or incorporation by reference in the Proxy Statement-Prospectus and the Registration Statement will not (with respect to the Proxy Statement-Prospectus, as of the date the Proxy Statement-Prospectus is first mailed to TB shareholders and as of the date of the TB Meeting, and with respect to the Registration Statement, as of the time the Registration Statement or any amendment or supplement thereto is declared effective under the Securities Act) contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading; provided, however, that any information contained in any BFC Report as of a later date shall be deemed to modify information as of an earlier date. The portions of the Proxy Statement-Prospectus relating to BFC and BFC’s Subsidiaries and other portions thereof within the reasonable control of BFC and its Subsidiaries will comply as to form in all material respects with the provisions of the Exchange Act, and the rules and regulations thereunder.
Section 4.09   Absence of Certain Changes or Events.
Except as reflected or disclosed in BFC’s Registration Statement on Form 10 filed on October 23, 2018, or in BFC Reports since October 23, 2018, as filed with the SEC, there has been no change or development with respect to BFC and its assets and business or combination of such changes or developments which, individually or in the aggregate, has had or is reasonably likely to have a Material Adverse Effect with respect to BFC.
Section 4.10   Compliance with Laws.
(a)   BFC and each of its Subsidiaries is, and has been since January 1, 2016, in compliance in all material respects with all applicable federal, state, local and foreign Laws, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Home Mortgage Disclosure Act, the CRA, the Fair Credit Reporting Act, the Truth in Lending Act, the Dodd-Frank Act, Sections 23A and 23B of the Federal Reserve Act, the Sarbanes-Oxley Act or the regulations implementing such statutes, all other applicable anti-money laundering Laws, fair lending Laws and other Laws relating to discriminatory lending, financing, leasing or business practices and all agency requirements relating to the origination, sale and servicing of mortgage loans. Neither BFC nor any of its Subsidiaries has been advised of any supervisory concerns regarding their compliance with the Bank Secrecy Act or related state or federal anti-money laundering laws, regulations and guidelines, including without limitation those provisions of federal regulations requiring (i) the filing of reports, such as Currency Transaction Reports and Suspicious Activity Reports, (ii) the maintenance of records and (iii) the exercise of due diligence in identifying customers.
(b)   BFC and each of its Subsidiaries have all material permits, licenses, authorizations, orders and approvals of, and each has made all filings and applications and registrations with, all Governmental Authorities that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted. All such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to BFC’s Knowledge, no suspension or cancellation of any of them is threatened.
(c)   Neither BFC nor any of its Subsidiaries has received, since January 1, 2016, written or, to BFC’s Knowledge, oral notification from any Governmental Authority (i) asserting that it is not in compliance with any of the Laws which such Governmental Authority enforces or (ii) threatening to revoke any license, franchise, permit or governmental authorization, except where such noncompliance of threatened revocation is not reasonably likely to have, a Material Adverse Effect with respect to BFC.
Section 4.11   Deposit Insurance.
The deposits of Bank First are insured by the FDIC in accordance with FDIA to the fullest extent permitted by Law, and Bank First has paid all premiums and assessments and filed all reports required by the FDIA. No proceedings for the revocation or termination of such deposit insurance are pending or, to BFC’s Knowledge, threatened.
Section 4.12   Agreements with Regulatory Agencies.
Neither BFC nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or is subject to any order or directive by, or has adopted any board resolutions at the request of any Governmental Authority (each a “BFC Regulatory Agreement”) that restricts, or by its terms will in the future restrict, the conduct of BFC’s or any of its Subsidiaries’ business or that in any manner relates to their capital adequacy, credit or risk management policies, dividend policies, management, business or operations, nor has BFC or any of its Subsidiaries been advised by any Governmental Authority that it is considering issuing, initiating, ordering, requesting, recommending, or otherwise proceeding with (or is considering the appropriateness of any of the aforementioned actions) any BFC Regulatory Agreement. To BFC’s Knowledge, there are no investigations relating to any regulatory matters pending before any Governmental Authority with respect to BFC or any of its Subsidiaries.
Section 4.13   Brokers.
Neither BFC nor any of its officers, directors or any of its Subsidiaries has employed any broker or finder or incurred, nor will it incur, any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement, except that BFC has engaged, and will pay a fee or commission to Sandler O’Neill & Partners, L.P.
Section 4.14   Legal Proceedings.
(a)   Neither BFC nor any of its Subsidiaries is a party to any, and there are no pending or, to BFC’s Knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against BFC or any of its Subsidiaries or any of their current or former directors or executive officers in their capacities as such that is reasonably likely to have a Material Adverse Effect on BFC, or challenging the validity or propriety of the transactions contemplated by this Agreement.

(b)   There is no material injunction, order, judgment, decree or regulatory restriction (other than regulatory restrictions of general application to banks and bank holding companies) imposed upon BFC, any of its Subsidiaries or the assets of BFC or any of its Subsidiaries (or that, upon consummation of the Merger or the Bank Merger would apply to the Surviving Entity or any of its Subsidiaries or affiliates).
Section 4.15   Tax Matters.
(a)   Each of BFC and its Subsidiaries has filed all material Tax Returns that it was required to file under applicable Laws, other than Tax Returns that are not yet due or for which a request for extension was timely filed consistent with requirements of applicable Law. All such Tax Returns were correct and complete in all material respects and have been prepared in substantial compliance with all applicable Laws. All material Taxes due and owing by BFC or any of its Subsidiaries (whether or not shown on any Tax Return) have been paid. Since January 1, 2016, neither BFC nor any of its Subsidiaries has received written notice of any claim by any Governmental Authority in a jurisdiction where BFC or such Subsidiary does not file Tax Returns that it is or may be subject to Taxes by that jurisdiction. There are no material Liens for Taxes (other than Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP) upon any of the assets of BFC or any of its Subsidiaries.
(b)   Since January 1, 2016, neither BFC nor any of its Subsidiaries has distributed stock of another Person nor had its stock distributed by another Person in a transaction that was intended to be nontaxable and governed in whole or in part by Section 355 or Section 361 of the Code.
(c)   Neither BFC nor any of its Subsidiaries has taken or agreed to take any action, or is aware of any fact or circumstance, that would be reasonably likely to prevent the Merger or the Bank Merger from qualifying for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 4.16   Approval Delays.
To the Knowledge of BFC, there is no reason why the granting of any of the Regulatory Approvals would be denied or unduly delayed. Bank First’s most recent rating under the CRA was “satisfactory” or better.
Section 4.17   No Financing.
BFC has and will have as of the Effective Time, without having to resort to external sources, sufficient capital to effect the transactions contemplated by this Agreement.
ARTICLE V
COVENANTS
Section 5.01   Covenants of TB.
During the period from the date of this Agreement and continuing until the Effective Time or the earlier termination of this Agreement in accordance with its terms, except as expressly contemplated or permitted by this Agreement (including as set forth in the TB Disclosure Schedules), required by Law or with the prior written consent of BFC (which consent shall not be unreasonably withheld, conditioned or delayed), TB shall carry on its business, including the business of each of its Subsidiaries, in the Ordinary Course of Business in all material respects and consistent with prudent banking practice. Without limiting the generality of the foregoing, TB will use commercially reasonable efforts to (i) preserve its business organizations and assets, (ii) keep available to itself and BFC the present services of the current officers and employees of TB and its Subsidiaries, (iii) preserve for itself and BFC the goodwill of its customers, employees, lessors and others with whom business relationships exist, and (iv) continue diligent collection efforts with respect to any delinquent loans and, to the extent within its control, not allow any material increase in delinquent loans. Without limiting the generality of and in furtherance of the foregoing, from the date of this Agreement until the Effective Time, except (x) as set forth on Schedule 5.01, (y) as otherwise expressly required by this Agreement, or (z) consented to in writing by BFC (which consent shall not be unreasonably withheld, conditioned or delayed, and BFC shall, when considering the reasonableness of any such request, take into account the preservation of the franchise value of TB and Timberwood Bank as independent enterprises on a going-forward basis and the prevention of substantial deterioration of the properties of TB and its Subsidiaries), TB shall not and shall not permit its Subsidiaries to:
(a)   Stock.   (i) Issue, sell, grant, pledge, dispose of, encumber or otherwise permit to become outstanding, or authorize the creation of, any additional shares of its stock, any Rights, any new award or grant under the TB Stock Plans or otherwise, or any other securities (including units of beneficial ownership interest in any partnership or limited liability company), or enter into any agreement with respect to the foregoing, (ii) except as expressly permitted by this Agreement, accelerate the vesting of any existing Rights, or (iii) except as expressly permitted by this Agreement, directly or indirectly change (or establish a record date for changing), adjust, split, combine, redeem, reclassify, exchange, purchase or otherwise acquire any shares of its capital stock, any other securities (including units of beneficial ownership interest in any partnership or limited liability company) convertible into or exchangeable for any additional shares of stock, or any Rights issued and outstanding prior to the Effective Time.
(b)   Dividends; Other Distributions.   Other than, for the first three quarters of each fiscal year (payable on the last day of the calendar quarter), TB’s quarterly dividend of  $1.00 per share and, for the fourth quarter of each fiscal year (payable in January of the following fiscal year), TB’s dividend of  $5.00 per share paid in the Ordinary Course of Business, make, declare, pay or set aside for payment of dividends payable in cash, stock or property on or in respect of, or declare or make any distribution on, any shares of its capital stock, except for dividends from wholly owned Subsidiaries to TB.
(c)   Compensation; Employment Agreements, Etc.   Enter into or amend or renew any employment, consulting, compensatory, severance, retention or similar agreements or arrangements with any director, officer or employee of TB or any of its Subsidiaries, or grant any salary, wage or fee increase or increase any employee benefit or pay any incentive or bonus payments, except, in each case, (i) annual increases in compensation and year-end bonuses disclosed on Schedule 5.01, (ii) as specifically provided for by this Agreement (including, without limitation, as contemplated by Section 5.15 of this Agreement), (iii) as may be required by Law, (iv) to satisfy the contractual obligations existing as of the date hereof set forth on Schedule 3.15(m), or (iv) as otherwise set forth on Schedule 5.01.
(d)   Hiring.   Hire any person as an employee or officer of TB or any of its Subsidiaries, except for at-will employment at an annual rate of base salary not to exceed $70,000 to fill vacancies that may arise from time to time in the Ordinary Course of Business.
(e)   Benefit Plans.   Enter into, establish, adopt, amend, modify or terminate (except (i) as may be required by or to make consistent with applicable Law, subject to the provision of prior written notice to and consultation with respect thereto with BFC, (ii) to satisfy contractual obligations existing as of the date hereof and set forth on Schedule 5.01, (iii) as previously disclosed to BFC and set forth on Schedule 5.01, or (iv) as may be required pursuant to the terms of this Agreement) any TB Benefit Plan or other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee of TB or any of its Subsidiaries.
(f)   Transactions with Affiliates.   Except pursuant to agreements or arrangements in effect on the date hereof and set forth on Schedule 5.01, pay, loan or advance any amount to, or sell, transfer or lease any properties or assets (real, personal or mixed, tangible or intangible) to, or enter into any agreement or arrangement with, any of its officers or directors or any of their immediate family members or any Affiliates or Associates of any of its officers or directors other than compensation or business expense advancements or reimbursements in the Ordinary Course of Business.
(g)   Dispositions.   Except in the Ordinary Course of Business, sell, license, lease, transfer, mortgage, pledge, encumber or otherwise dispose of or discontinue any of its rights, assets, deposits, business or properties or cancel or release any indebtedness owed to TB or any of its Subsidiaries.

(h)   Acquisitions.   Acquire or agree to acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the Ordinary Course of Business) all or any portion of the assets, debt, business, deposits or properties of any other entity or Person, except for purchases specifically approved by BFC pursuant to any other applicable paragraph of this Section 5.01.
(i)   Capital Expenditures.   Except as set forth on Schedule 5.01, make any capital expenditures in amounts exceeding $50,000 individually, or $250,000 in the aggregate, provided that BFC shall grant or deny its consent to emergency repairs or replacements necessary to prevent substantial deterioration of the condition of a property within two (2) Business Days of its receipt of a written request from TB.
(j)   Governing Documents.   Amend TB’s articles of incorporation or bylaws or any equivalent documents of TB’s Subsidiaries.
(k)   Accounting Methods.   Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by applicable Laws or GAAP or applicable accounting requirements of any Governmental Authority, in each case, including changes in the interpretation or enforcement thereof.
(l)   Contracts.   Except as set forth on Schedule 5.01, enter into, amend, modify, terminate, extend, or waive any material provision of, any Material Contract, Lease or Insurance Policy, or make any change in any instrument or agreement governing the terms of any of its securities, or material lease, license or contract, other than normal renewals of contracts, licenses and leases without material adverse changes of terms with respect to TB or any of its Subsidiaries, or enter into any contract that would constitute a Material Contract if it were in effect on the date of this Agreement, except for any amendments, modifications or terminations reasonably requested by BFC.
(m)   Claims.   Other than settlement of foreclosure actions in the Ordinary Course of Business, (i) enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which TB or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement or agreement involves payment by TB or any of its Subsidiaries of an amount which exceeds $75,000 individually or $150,000 in the aggregate and/or would impose any material restriction on the business of TB or any of its Subsidiaries or (ii) waive or release any material rights or claims, or agree or consent to the issuance of any injunction, decree, order or judgment restricting or otherwise affecting its business or operations.
(n)   Banking Operations.   (i) Enter into any new line of business, introduce any material new products or services, any material marketing campaigns or any new sales compensation or incentive programs or arrangements; (ii) change, in any material respect, its lending, investment, underwriting, risk and asset liability management and other banking and operating policies, except as required by applicable Law, regulation or policies imposed by any Governmental Authority; (iii) make any material changes in its policies and practices with respect to underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans, its hedging practices and policies; or (iv) incur any material liability or obligation relating to retail banking and branch merchandising, marketing and advertising activities and initiatives except in the Ordinary Course of Business.
(o)   Derivative Transactions.   Enter into any Derivative Transaction.
(p)   Indebtedness.   Incur any indebtedness for borrowed money (including, without limitation, drawings and borrowings from the existing line of credit with Royal Bank) other than in the Ordinary Course of Business consistent with past practice with a term not in excess of twelve (12) months (other than creation of deposit liabilities or sales of certificates of deposit in the Ordinary Course of Business); or incur, assume or become subject to, whether directly or by way of any guarantee or otherwise, any obligations or liabilities (absolute, accrued, contingent or otherwise) of any other Person, other than the issuance of letters of credit in the Ordinary Course of Business and in accordance with the restrictions set forth in Section 5.01(s).

(q)   Investment Securities.   Unless mutually agreed upon by the Parties, (i) acquire, sell or otherwise dispose of any debt security or equity investment or any certificates of deposits issued by other banks, except for such acquisitions, sales or other dispositions in the Ordinary Course of Business, or (ii) change the classification method for any of the TB Investment Securities from “held to maturity” to “available for sale” or from “available for sale” to “held to maturity,” as those terms are used in ASC 320.
(r)   Deposits.   Other than in the Ordinary Course of Business, make any changes to deposit pricing. TB shall notify the Chief Executive Officer of Bank First at least two (2) Business Days in advance of accepting or renewing any certificate of deposit exceeding $100,000 when the depositor is not a resident of, or located in, Monroe County, Wisconsin.
(s)   Loans.   Except for loans or extensions of credit approved and/or committed as of the date hereof that are listed on Schedule 5.01, (i) make, renew, renegotiate, increase, extend or modify any (A) unsecured loan, if the amount of such unsecured loan, together with any other outstanding unsecured loans made by TB or any of its Subsidiaries to such borrower or its Affiliates, would be in excess of  $75,000, in the aggregate, (B) loan secured by other than a first lien in excess of  $350,000, (C) loan in excess of FFIEC regulatory guidelines relating to loan to value ratios, (D) loan secured by a first lien residential mortgage and with no loan policy exceptions in excess of  $500,000, (E) secured loan over $1,500,000, (F) any loan that is not made in conformity with TB’s ordinary course lending policies and guidelines in effect as of the date hereof, or (G) loan, whether secured or unsecured, if the amount of such loan, together with any other outstanding loans (without regard to whether such other loans have been advanced or remain to be advanced), would result in the aggregate outstanding loans to any borrower of TB or any of its Subsidiaries (without regard to whether such other loans have been advanced or remain to be advanced) to exceed $1,500,000, (ii) sell any loan or loan pools in excess of  $750,000 in principal amount or sale price (other than residential mortgage loan pools sold in the Ordinary Couse of Business), or (iii) acquire any servicing rights, or sell or otherwise transfer any loan where TB or any of its Subsidiaries retains any servicing rights. Any loan in excess of the limits set forth in this Section 5.01(s) shall require the prior written approval of the Chief Executive Officer or Chief Credit Officer of Bank First, which approval or rejection shall be given in writing within two (2) Business Days after the loan package is delivered to such individual.
(t)   Investments or Developments in Real Estate.   Make any investment or commitment to invest in real estate or in any real estate development project other than by way of foreclosure or deed in lieu thereof or make any investment or commitment to develop, or otherwise take any actions to develop any real estate owned by TB or its Subsidiaries.
(u)   Taxes.   Except as required by applicable Law, make or change any material Tax election, file any material amended Tax Return, enter into any material closing agreement with respect to Taxes, settle or compromise any material liability with respect to Taxes, agree to any material adjustment of any Tax attribute, file any claim for a material refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment, provided that, for purposes of this Section 5.01(u), “material” means affecting or relating to $75,000 or more in Taxes or $150,000 or more of taxable income.
(v)   Compliance with Agreements.   Commit any act or omission which constitutes a material breach or default by TB or any of its Subsidiaries under any agreement with any Governmental Authority or under any Material Contract, Lease or other material agreement or material license to which TB or any of its Subsidiaries is a party or by which any of them or their respective properties are bound or under which any of them or their respective assets, business, or operations receives benefits.
(w)   Environmental Assessments.   Foreclose on or take a deed or title to any real estate other than single-family residential properties without first consulting with Bank First about whether to conduct a prior ASTM International (“ASTM”) E1527-13 Phase I Environmental Site Assessment (or any applicable successor standard) of the property that satisfies the requirements of 40 C.F.R. Part 312 (“Phase I”), or foreclose on or take a deed or title to any real estate other than single-family residential properties if such environmental assessment indicates the presence or likely presence of any Hazardous Substances under conditions that indicate an existing release, a past release, or a material threat of a release of any Hazardous Substances into structures on the property or into the ground, ground water, or surface water of the property.

(x)   Adverse Actions.   Take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) prevent, delay or impair TB’s ability to consummate the Merger or the transactions contemplated by this Agreement or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.01.
(y)   Capital Stock Purchase.   Directly or indirectly repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.
(z)   Facilities.   Except as required by Law, file any application or make any contract or commitment for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility or automated banking facility, except for any change that may be requested by BFC.
(aa)   Restructure.   Merge or consolidate itself or any of its Subsidiaries with any other Person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries.
(bb)   Commitments.   (i) Enter into any contract with respect to, or otherwise agree or commit to do, or adopt any resolutions of its board of directors or similar governing body in support of, any of the foregoing or (ii) take any action that is intended or expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time, or in any of the conditions to the Merger not being satisfied in any material respect or in a violation of any provision of this Agreement, except, in every case, as may be required by applicable Law.
Section 5.02   Covenants of BFC.
(a)   Affirmative Covenants.   From the date hereof until the Effective Time, BFC will carry on its business consistent with prudent banking practices and in compliance in all material respects with all applicable Laws.
(b)   Negative Covenants.   From the date hereof until the Effective Time, BFC shall not and shall not permit any of its Subsidiaries to take any action or knowingly fail to take any action not contemplated by this Agreement that is intended or is reasonably likely to (i) prevent, delay or impair BFC’s ability to consummate the Merger or the transactions contemplated by this Agreement or (ii) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.02. Except as expressly permitted or contemplated by this Agreement, or as required by applicable law or a Governmental Authority, or with the prior written consent of TB during the period from the date of this Agreement to the Effective Time, BFC shall not, and shall not permit any of its Subsidiaries to:
(i)   Take any action that is intended or is reasonably likely to result in the Merger or the Bank Merger failing to qualify as a “reorganization” under Section 368(a) of the Code;
(ii)   Take any action that is likely to materially impair BFC’s ability to perform any of its obligations under this Agreement or Bank First to perform any of its obligations under the Bank Plan of Merger; or
(iii)   Agree or commit to do any of the foregoing.
Section 5.03   Commercially Reasonable Efforts.
Subject to the terms and conditions of this Agreement, each of the Parties agrees to use commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws, so as to permit consummation of the transactions contemplated hereby as promptly as practicable, including the satisfaction of the conditions set forth in Article VI, and shall reasonably cooperate with the other Party to that end.
Section 5.04   Title to Real Estate.
(a)   As soon as practical after the date hereof, but in any event no later than sixty (60) days after the date hereof, TB shall obtain and deliver to BFC, with respect to all interests in real property owned by TB and its Subsidiaries, an owner’s preliminary report of title covering a date subsequent to the date hereof, issued by a title insurance company selected by BFC, showing fee simple title in TB or its Subsidiaries in such real property with coverage over all standard exceptions and subject to no Liens. The cost of obtaining any preliminary report of title discussed in this Section 5.04(a) shall be borne by TB.
(b)   At the Closing, TB shall obtain at its own expense and deliver to BFC, with respect to all interests in real property owned by TB or any of its Subsidiaries, an owner’s title insurance policy, or an irrevocable commitment to issue such a policy to TB at no expense to TB, dated as of the later of the Closing Date and the actual date of recording of the deed for such property, on ALTA Policy Form 2006, if available (if not available, then on Form B-1992), with respect to all interests in real property owned by TB and its Subsidiaries, issued by a title insurance company selected by BFC, containing any endorsements reasonably required by BFC, insuring the fee simple estate of TB or any of its Subsidiaries in such properties in the amount not less than the greater of  (i) the appraised value of the property and (ii) the value at which TB currently carries the property on its books.
Section 5.05   Surveys.
BFC may, in its discretion, within forty-five (45) days after the date hereof, require TB to provide, at TB’s expense and as soon as practicable prior to the Closing, a current American Land Title Association survey of any or all parcels of real property owned by TB or its Subsidiaries, disclosing no survey defects that would materially impair the use thereof for the purposes for which it is held or materially impair the value of such property.
Section 5.06   Environmental Investigation.
(a)   BFC may, in its discretion, request in writing which request, if any, shall be made no later than ten (10) days after the date hereof, (“Phase I Request”) that TB order, at BFC’s expense, a Phase I environmental site assessment (with such site assessment to include ASTM non-scope visual inspections for asbestos and mold, and a review of radon maps) to be delivered only to BFC for each parcel of real property (including OREO) specified in the Phase I Request in which TB or any of its Subsidiaries holds an interest (each a “Phase I Report”), conducted by an independent professional consultant reasonably acceptable to BFC to determine if any real property (including OREO) in which TB or any of its Subsidiaries holds any interest contains or gives evidence of any Recognized Environmental Condition (as defined in ASTM Standard E1527-13) (“RECs”) or Business Environmental Risks (as defined in ASTM-05 Subsection 3.2.11) (“BERs”). Such Phase I Reports shall be delivered to BFC within forty-five (45) days of the Phase I Request. If  (1) any Phase I Report identifies any RECs or BERs, (2) such report recommends further subsurface investigation, and (3) BFC requests in writing within five (5) days of receipt of such Phase I Report that TB obtain a Phase II environmental report (a “Phase II Report,” and collectively referred to with the associated Phase I Report, as an “Environmental Report”) and provides a copy of the Phase I Report to TB, TB shall obtain the Phase II Report at BFC’s expense. If TB does not obtain the Phase II Report, BFC may terminate the Agreement. If TB obtains a Phase II Report, such report shall contain an estimate of the cost of any remediation or other follow-up work that may be necessary to address the RECs or BERs in accordance with applicable Legal Requirements. BFC shall have no duty to act upon any information produced by an Environmental Report for the benefit of TB or any other Person, but shall provide such information to TB upon TB’s request.
(b)   Upon receipt of the estimate of the costs of any follow-up work that may be required pursuant to the findings of an Environmental Report and required by Environmental Law, BFC and TB shall attempt to agree upon a course of action for addressing any RECs or BERs. The estimated total cost for completing all work plans or removal or remediation actions required by Environmental Law is referred to collectively as the “Remediation Cost.” If the aggregate Remediation Cost for the total parcels of property in which TB or any of its Subsidiaries holds an interest exceeds $500,000, BFC may, at its sole option, terminate this Agreement. If the aggregate Remediation Cost for the total parcels of property in which TB or any of its Subsidiaries holds an interest is less than $500,000, BFC may not terminate this Agreement, and TB will pay or accrue all of the Remediation Costs before the Effective Time. Any accrual of the Remediation Cost shall be accrued, on an after-tax basis, by TB prior to Closing.

Section 5.07   TB Shareholder Approval.
(a)   Following the execution of this Agreement, TB shall take, in accordance in all material respects with applicable Law and the articles of incorporation and bylaws of TB, all action necessary to convene a special meeting of its shareholders as promptly as practicable following the effectiveness of the Registration Statement to consider and vote upon the approval of this Agreement and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by TB’s shareholders in order to permit consummation of the Merger and the transactions contemplated hereby (including any adjournment or postponement thereof, the “TB Meeting”) and shall take all lawful action to solicit such approval by such shareholders. TB shall use its commercially reasonable efforts to obtain the Requisite TB Shareholder Approval to consummate the Merger and the other transactions contemplated hereby, and shall ensure that the TB Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by TB in connection with the TB Meeting are solicited in compliance in all material respects with the WBCL, the articles of incorporation and bylaws of TB, and all other applicable legal requirements. Except with the prior approval of BFC, no other matters shall be submitted for the approval of TB shareholders at the TB Meeting.
(b)   Except to the extent provided otherwise in Section 5.13, the board of directors of TB shall at all times prior to and during the TB Meeting recommend approval of this Agreement by the shareholders of TB and the transactions contemplated hereby (including the Merger) and any other matters required to be approved by TB’s shareholders for consummation of the Merger and the transactions contemplated hereby (the “TB Recommendation”) and shall not withhold, withdraw, amend, modify, change or qualify such recommendation in a manner adverse in any respect to the interests of BFC or take any other action or make any other public statement inconsistent with such recommendation and the Proxy Statement-Prospectus shall include the TB Recommendation. In the event that there is present at such meeting, in person or by proxy, sufficient favorable voting power to secure the Requisite TB Shareholder Approval, TB will not adjourn or postpone the TB Meeting unless TB is advised by counsel that failure to do so would result in a breach of the fiduciary duties of the board of directors of TB. TB shall keep BFC updated with respect to the proxy solicitation results in connection with the TB Meeting as reasonably requested by BFC.
Section 5.08   Registration Statement; Proxy Statement-Prospectus; NASDAQ Listing.
(a)   BFC and TB agree to cooperate in the preparation of the Registration Statement to be filed by BFC with the SEC in connection with the issuance of BFC Common Stock in the transactions contemplated by this Agreement (including the Proxy Statement-Prospectus and all related documents). TB shall use its commercially reasonable efforts to deliver to BFC such financial statements and related analysis of TB, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of TB, as may be required in order to file the Registration Statement, and any other report required to be filed by BFC with the SEC, in each case, in compliance in all material respects with applicable Laws, and shall, as promptly as practicable following execution of this Agreement, prepare and deliver drafts of such information to BFC to review. Within sixty (60) days of the date of this Agreement, BFC shall file with the SEC the Registration Statement. Each of BFC and TB agree to use their respective commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC as promptly as reasonably practicable after the filing thereof and to maintain such effectiveness for as long as necessary to consummate the Merger and the other transactions contemplated by this Agreement. BFC also agrees to use commercially reasonable efforts to obtain any necessary state securities Law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement. TB agrees to cooperate with BFC and BFC’s counsel and accountants in requesting and obtaining appropriate opinions, consents and letters from TB’s independent auditors in connection with the Registration Statement and the Proxy Statement-Prospectus. After the Registration Statement is declared effective under the Securities Act, TB, at its own expense, shall promptly mail or cause to be mailed the Proxy Statement-Prospectus to its shareholders.
(b)   BFC will advise TB, promptly after BFC receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of BFC Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or upon the receipt of any comments (whether written or oral) from the SEC or its staff. BFC will provide TB and its counsel with a reasonable opportunity to review and comment on the Registration Statement and the Proxy Statement-Prospectus, and all responses to requests for additional information by and replies to comments of the SEC prior to filing such with, or sending such to, the SEC, and BFC will provide TB and its counsel with a copy of all such filings made with the SEC. If at any time prior to the Effective Time there shall occur any event that should be disclosed in an amendment or supplement to the Proxy Statement-Prospectus or the Registration Statement so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, BFC shall use its commercially reasonable efforts to promptly prepare and file such amendment or supplement with the SEC (if required under applicable Law) and cooperate with TB to mail such amendment or supplement to TB shareholders (if required under applicable Law).
(c)   BFC will use its commercially reasonable efforts to cause the shares of BFC Common Stock to be issued in connection with the transactions contemplated by this Agreement to be approved for listing on NASDAQ, subject to official notice of issuance, prior to the Effective Time.
Section 5.09   Regulatory Filings.
(a)   BFC and TB and their respective Subsidiaries will cooperate and use commercially reasonable efforts to as promptly as possible, but in no event later than forty-five (45) days following the date hereof, prepare and file all Regulatory Approvals. Each of BFC and TB will have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to all substantive written information submitted to any Regulatory Authority in connection with the Regulatory Approvals. In exercising the foregoing right, each of the Parties will act reasonably and as promptly as practicable. Each Party agrees that it will consult with the other Party with respect to obtaining all permits, consents, approvals and authorizations of all Regulatory Authorities necessary or advisable to consummate the transactions contemplated by this Agreement, and each Party will keep the other Party apprised of the status of material matters relating to completion of the transactions contemplated hereby. Notwithstanding the foregoing or anything to the contrary in this Agreement, nothing contained herein shall be deemed to require BFC or any of its Subsidiaries or TB or any of its Subsidiaries to take any non-standard action, or commit to take any such action, or agree to any non-standard condition or restriction, in connection with obtaining the Regulatory Approvals that would reasonably be likely to have a Material Adverse Effect on BFC, TB, the Surviving Entity or the Surviving Bank, after giving effect to the Merger (“Burdensome Condition”).
(b)   BFC and TB will furnish each other and each other’s counsel with all information concerning themselves, their Subsidiaries, directors, trustees, officers and shareholders and such other matters as may be necessary or advisable in connection with any application, petition or any other statement or application made by or on behalf of BFC or TB to any Governmental Authority in connection with the transactions contemplated by this Agreement. Each Party shall have the right to review and approve in advance all characterizations of the information relating to such party and any of its Subsidiaries that appear in any filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority. In addition, BFC and TB shall each furnish to the other for review a copy of each such filing made in connection with the transactions contemplated by this Agreement with any Governmental Authority prior to its filing.
Section 5.10   Third Party Consents.
TB will use its commercially reasonable efforts, and BFC shall reasonably cooperate with TB at TB’s request, to obtain all consents, approvals, authorizations, waivers or similar affirmations described on Schedule 3.06(a). Each Party will notify the other Party promptly and shall promptly furnish the other Party with copies of notices or other communications received by such Party or any of its Subsidiaries of any communication from any Person alleging that the consent of such Person (or another Person) is or may be required in connection with the transactions contemplated by this Agreement (and the response thereto from such Party, its Subsidiaries or its representatives). TB will consult with BFC and its representatives as often as practicable under the circumstances so as to permit TB and BFC and their respective representatives to cooperate to take appropriate measures to obtain such consents and avoid or mitigate any adverse consequences that may result from the foregoing.
Section 5.11   Publicity.
BFC and TB shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other Party, which shall not be unreasonably delayed or withheld; provided, however, that a Party may, without the prior consent of the other Party (but after such consultation, to the extent practicable in the circumstances), issue such press release or make such public statements as may upon the advice of counsel be required by Law or the rules and regulations of any stock exchanges. It is understood that BFC shall assume primary responsibility for the preparation of joint press releases relating to this Agreement, the Merger and the other transactions contemplated hereby.
Section 5.12   Access; Current Information.
(a)   For the purposes of verifying the representations and warranties of TB and preparing for the Merger and the other matters contemplated by this Agreement, upon reasonable notice and subject to applicable Laws, TB agrees to afford BFC and its officers, employees, counsel, accountants and other authorized representatives such access during normal business hours at any time and from time to time throughout the period prior to the Effective Time to TB’s and its Subsidiaries’ books, records (including, without limitation, Tax Returns and work papers of independent auditors), information technology systems, business, properties and personnel and to such other information relating to them as BFC may reasonably request and TB shall use its commercially reasonable efforts to provide any appropriate notices to employees and/or customers in accordance with applicable Law and TB’s privacy policy and, during such period, TB shall furnish to BFC, upon BFC’s reasonable request, all such other information concerning the business, properties and personnel of TB and its Subsidiaries that is substantially similar in scope to the information provided to BFC in connection with its diligence review prior to the date of this Agreement.
(b)   For the purposes of verifying the representations and warranties of BFC and preparing for the Merger and the other matters contemplated by this Agreement, during the period of time from the date of this Agreement to the Effective Time, upon reasonable notice and subject to applicable Laws, BFC agrees to furnish to TB such information as TB may reasonably request concerning the business of BFC and its Subsidiaries that is substantially similar in scope to the information provided to TB in connection with its diligence review prior to the date of this Agreement.
(c)   As promptly as reasonably practicable after they become available, TB will furnish to BFC copies of the board packages distributed to the board of directors of TB or any of its Subsidiaries, and minutes from the meetings thereof, copies of any internal management financial control reports showing actual financial performance against plans and previous periods, and copies of any reports provided to the board of directors of TB or any committee thereof relating to the financial performance and risk management of TB.
(d)   During the period from the date of this Agreement to the Effective Time, at the reasonable request of either Party, the other Party will cause one or more of its designated representatives to confer with representatives of the requesting Party and to report the general status of the ongoing operations of such other Party and its Subsidiaries. Without limiting the foregoing, TB agrees to provide to BFC (i) a copy of each report filed by TB or any of its Subsidiaries with a Governmental Authority, (ii) a copy of TB’s monthly loan trial balance, and (iii) a copy of TB’s monthly statement of condition and profit and loss statement and, if requested by BFC, a copy of TB’s daily statement of condition and daily profit and loss statement, in each case, which shall be provided as promptly as reasonably practicable after it is filed or prepared, as applicable. TB further agrees to provide BFC, no later than ten (10) Business Days following the end of each calendar month following the date hereof, any supplements to Schedule 3.19, Schedule 3.21(a), and Schedule 3.21(b) that would be required if the references to September 30, 2019 in each corresponding representation and warranty of TB were changed to the date of the most recently ended calendar month.

(e)   No investigation by a Party or its representatives shall be deemed to modify or waive any representation, warranty, covenant or agreement of the other Party set forth in this Agreement, or the conditions to the respective obligations of BFC and TB to consummate the transactions contemplated hereby.
(f)   Notwithstanding anything to the contrary in this Section 5.12, TB shall not be required to copy BFC on any documents that disclose confidential discussions of this Agreement or the transactions contemplated hereby, that contain competitively sensitive business or other proprietary information filed under a claim of confidentiality (including any confidential supervisory information) or any other matter that TB’s board of directors has been advised by counsel that such distribution to BFC may violate a confidentiality obligation or fiduciary duty or any Law or regulation, or may result in a waiver of TB’s attorney-client privilege. In the event any of the restrictions in this Section 5.12(f) shall apply, TB shall use its commercially reasonable efforts to provide appropriate consents, waivers, decrees and approvals necessary to satisfy any confidentiality issues relating to documents prepared or held by third parties (including work papers), the Parties will make appropriate alternate disclosure arrangements, including adopting additional specific procedures to protect the confidentiality of sensitive material and to ensure compliance with applicable Laws.
Section 5.13   No Solicitation by TB; Superior Proposals.
(a)   Except as permitted by Section 5.13(b), TB shall not, and shall cause its Subsidiaries and each of their respective officers, directors and employees not to, and will not authorize any investment bankers, financial advisors, attorneys, accountants, consultants, affiliates or other agents of TB or any of TB’s Subsidiaries (collectively, the “TB Representatives”) to, directly or indirectly, (i) initiate, solicit, induce or knowingly encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or could reasonably be expected to lead to, an Acquisition Proposal; (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or furnish, or otherwise afford access, to any Person (other than BFC) any information or data with respect to TB or any of its Subsidiaries or otherwise relating to an Acquisition Proposal; (iii) release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which TB is a party; or (iv) enter into any agreement, confidentiality agreement, agreement in principle or letter of intent with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal or any agreement, agreement in principle or letter of intent relating to an Acquisition Proposal. Any violation of the foregoing restrictions by any of the TB Representatives, whether or not such TB Representative is so authorized and whether or not such TB Representative is purporting to act on behalf of TB or otherwise, shall be deemed to be a breach of this Agreement by TB. TB and its Subsidiaries shall, and shall cause each of the TB Representatives to, immediately cease and cause to be terminated any and all existing discussions, negotiations, and communications with any Persons with respect to any existing or potential Acquisition Proposal.
(b)   Notwithstanding Section 5.13(a) or any other provision of this Agreement, prior to the date of the TB Meeting, TB may take any of the actions described in Section 5.13(a) if, but only if, (i) TB has received a bona fide unsolicited written Acquisition Proposal that did not result from a breach of Section 5.13(a); (ii) the board of directors of TB reasonably determines in good faith, after consultation with and having considered the advice of its outside financial advisor and outside legal counsel, that (A) such Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (B) the failure to take such actions would cause it to violate its fiduciary duties to TB’s shareholders under applicable Law; (iii) TB has provided BFC with at least three (3) Business Days’ prior notice of such determination; and (iv) prior to furnishing or affording access to any information or data with respect to TB or any of its Subsidiaries or otherwise relating to an Acquisition Proposal, TB receives from such Person a confidentiality agreement with terms no less favorable to TB than those contained in the confidentiality agreement with BFC. TB shall promptly provide to BFC any non-public information regarding TB or its Subsidiaries provided to any other Person which was not previously provided to BFC, such additional information to be provided no later than the date of provision of such information to such other party.

(c)   TB shall promptly (and in any event within twenty-four (24) hours) notify BFC in writing if any proposals or offers are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, TB or the TB Representatives, in each case in connection with any Acquisition Proposal, and such notice shall indicate the name of the Person initiating such discussions or negotiations or making such proposal, offer or information request and the material terms and conditions of any proposals or offers (and, in the case of written materials relating to such proposal, offer, information request, negotiations or discussion, providing copies of such materials (including e-mails or other electronic communications) except to the extent that such materials constitute confidential information of the party making such offer or proposal under an effective confidentiality agreement). TB agrees that it shall keep BFC informed, on a reasonably current basis, of the status and terms of any such proposal, offer, information request, negotiations or discussions (including any amendments or modifications to such proposal, offer or request).
(d)   Neither the board of directors of TB nor any committee thereof shall (i) withdraw, qualify, amend or modify, or propose to withdraw, qualify, amend or modify, in a manner adverse to BFC in connection with the transactions contemplated by this Agreement (including the Merger), the TB Recommendation, fail to reaffirm the TB Recommendation within three (3) Business Days following a request by BFC, or make any statement, filing or release, in connection with the TB Meeting or otherwise, inconsistent with the TB Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the TB Recommendation); (ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal; or (iii) enter into (or cause TB or any of its Subsidiaries to enter into) any letter of intent, agreement in principle, acquisition agreement or other agreement (A) related to any Acquisition Transaction (other than a confidentiality agreement entered into in accordance with the provisions of Section 5.13(b)) or (B) requiring TB to abandon, terminate or fail to consummate the Merger or any other transaction contemplated by this Agreement.
(e)   Notwithstanding Section 5.13(d), prior to the date of the TB Meeting, the board of directors of TB may withdraw, qualify, amend or modify the TB Recommendation (a “TB Subsequent Determination”), or terminate this Agreement in order to concurrently enter into an Agreement with respect to a Superior Proposal, after the fifth (5th) Business Day following BFC’s receipt of a notice (the “Notice of Superior Proposal”) from TB advising BFC that the board of directors of TB has decided that a bona fide unsolicited written Acquisition Proposal that it received (that did not result from a breach of Section 5.13(a)) constitutes a Superior Proposal if, but only if, (i) the board of directors of TB has determined in good faith, after consultation with and having considered the advice of outside legal counsel and its financial advisor, that the failure to take such actions would cause it to violate its fiduciary duties to TB’s shareholders under applicable Law, (ii) during the five (5) Business Day period after receipt of the Notice of Superior Proposal by BFC (the “Notice Period”), TB and the board of directors of TB shall have cooperated and negotiated in good faith with BFC to make such adjustments, modifications or amendments to the terms and conditions of this Agreement as would enable TB to proceed with the TB Recommendation without a TB Subsequent Determination; provided, however, that BFC shall not have any obligation to propose any adjustments, modifications or amendments to the terms and conditions of this Agreement and (iii) at the end of the Notice Period, after taking into account any such adjusted, modified or amended terms as may have been proposed by BFC since its receipt of such Notice of Superior Proposal, the board of directors of TB has again in good faith made the determination (A) in clause (i) of this Section 5.13(e) and (B) that such Acquisition Proposal constitutes a Superior Proposal. In the event of any material revisions to the Superior Proposal, TB shall be required to deliver a new Notice of Superior Proposal to BFC and again comply with the requirements of this Section 5.13(e), except that the Notice Period shall be reduced to three (3) Business Days.
(f)   Nothing contained in this Section 5.13 shall prohibit TB or the board of directors of TB from complying with TB’s obligations required under Rule 14e-2(a) promulgated under the Exchange Act; provided, however, that any such disclosure relating to an Acquisition Proposal (other than a “stop, look and listen” or similar communication of the type contemplated by Rule 14d-9(f) under the Exchange Act) shall be deemed a change in the TB Recommendation unless the board of directors of TB reaffirms the TB Recommendation in such disclosure.

Section 5.14   Indemnification.
(a)   For a period of six (6) years from and after the Effective Time, and in any event subject to the provisions of Section 5.14(b), BFC shall indemnify and hold harmless the present and former directors and officers of TB and its Subsidiaries (each an “Indemnified Parties”), against all costs, expenses (including reasonable attorney’s fees), judgments, fines, losses, claims, damages or liabilities or amounts that are paid in settlement (which settlement shall require the prior written consent of BFC, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (each a “Claim”), arising out of actions or omissions of such persons in the course of performing their duties for TB or any of its Subsidiaries occurring at or before the Effective Time (including the Merger and the other transactions contemplated hereby), regardless of whether such Claim is asserted or claimed before, or after, the Effective Time, to the same extent permitted under the organizational documents of TB and its Subsidiaries in effect on the date of this Agreement to the extent permitted by applicable Law.
(b)   Any Indemnified Party wishing to claim indemnification under this Section 5.14 shall promptly notify BFC upon learning of any Claim, provided that, failure to so notify shall not affect the obligation of BFC under this Section 5.14, unless, and only to the extent that, BFC is materially prejudiced in the defense of such Claim as a consequence. In the event of any such Claim (whether asserted or claimed prior to, at or after the Effective Time), (i) BFC shall have the right to assume the defense thereof and BFC shall not be liable to such Indemnified Party for any legal expenses or other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, (ii) such Indemnified Party will cooperate in the defense of any such matter, (iii) BFC shall not be liable for any settlement effected without its prior written consent and (iv) BFC shall have no obligation hereunder to any Indemnified Party if such indemnification would be in violation of any applicable federal or state banking Laws or regulations, or in the event that a federal or state banking agency or a court of competent jurisdiction shall determine that indemnification of an Indemnified Party in the manner contemplated hereby is prohibited by applicable Laws and regulations, whether or not related to banking Laws.
(c)   For a period of six (6) years following the Effective Time, BFC will maintain director’s and officer’s liability insurance (herein, “D&O Insurance”) that serves to reimburse the present and former officers and directors of TB or its Subsidiaries (determined as of the Effective Time) with respect to claims against such directors and officers arising from facts or events occurring before the Effective Time (including the transactions contemplated hereby), which insurance will contain at least the same coverage and amounts, and contain terms and conditions no less advantageous to the Indemnified Parties, as that coverage currently provided by TB; provided that, if BFC is unable to maintain or obtain the insurance called for by this Section 5.14, BFC will provide as much comparable insurance as is reasonably available (subject to the limitations described below in this Section 5.14(c)); and provided, further, that officers and directors of TB or its Subsidiaries may be required to make application and provide customary representations and warranties to the carrier of the D&O Insurance for the purpose of obtaining such insurance. In no event shall BFC be required to expend for such tail insurance a premium amount in excess of an amount equal to 150% of the annual premiums paid by TB for D&O Insurance in effect as of the date of this Agreement (the “Maximum D&O Tail Premium”). If the cost of such tail insurance exceeds the Maximum D&O Tail Premium, BFC shall obtain tail insurance coverage or a separate tail insurance policy with the greatest coverage available for a cost not exceeding the Maximum D&O Tail Premium.
(d)   This Section 5.14 shall survive the Effective Time, is intended to benefit each TB Indemnified Party (each of whom shall be entitled to enforce this Section against BFC), and shall be binding on all successors and assigns of BFC.
(e)   If BFC or any of its successors and assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its property and assets to any individual, corporation or other entity, then, in each such case, proper provision shall be made so that the successors and assigns of BFC and its Subsidiaries shall assume the obligations set forth in this Section 5.14.

Section 5.15   Employees; Benefit Plans.
(a)   Following the Effective Time, for a period from the Closing Date until the earlier of  (i) six months or (ii) as long as an employee of TB is a Covered Employee (as defined below), BFC shall maintain or cause to be maintained employee benefit plans for the benefit of employees who are full time employees of TB on the Closing Date and who become employees of BFC (“Covered Employees”) that provide employee benefits which, in the aggregate, are substantially comparable to the employee benefits and cash-based compensation opportunities that are made available on a uniform and non-discriminatory basis to similarly situated employees of BFC; provided, however, that in no event shall any Covered Employee be eligible to participate in any closed or frozen plan of BFC. BFC shall give the Covered Employees credit for their prior service with TB for purposes of eligibility (including initial participation and eligibility for current benefits) and vesting under any employee benefit plan maintained by BFC and in which Covered Employees may be eligible to participate.
(b)   With respect to any employee benefit plan of BFC that is a health, dental, vision or other welfare plan in which any Covered Employee is eligible to participate, for the plan year that includes the Closing, if Covered Employees are eligible to participate in such plans, BFC shall use commercially reasonable efforts to cause any pre-existing condition limitations, eligibility waiting periods or evidence of insurability requirements under such BFC plan to be waived with respect to such Covered Employee and his or her covered dependents to the extent such condition was or would have been covered under the TB Benefit Plan in which such Covered Employee participated immediately prior to the Effective Time.
(c)   Following the Effective Time, Bank First shall credit each Covered Employee with an amount of paid time off equal to such Covered Employee’s accrued but unused paid time off at Timberwood Bank up to 100 hours per year (“Carryover PTO”), provided that Bank First may allocate the Carryover PTO between vacation leave and sick leave in its discretion.
(d)   TB shall cause Timberwood Bank to take all necessary actions to terminate the Timberwood Bank Savings and Retirement Plan (“KSOP”), effective as the date immediately preceding the date of the Effective Time of the Merger, subject to the occurrence of the Effective Time. TB shall provide BFC with evidence that the Timberwood Bank KSOP has been terminated and provide copies of the appropriate resolutions terminating the plan (the form and substance of which shall be subject to review and approval by BFC, which will not be unreasonably withheld) not later than three days prior to the Effective Time. The accounts of all participants and beneficiaries in the Timberwood Bank KSOP shall become fully vested upon termination of such plan.
(e)   Prior to the Effective Time, TB shall take, and shall cause its Subsidiaries to take, all actions requested by BFC that may be necessary or appropriate to, conditioned on the occurrence of the Effective Time, (i) cause one or more TB Benefits Plans not covered above to terminate as of the Effective Time, or as of the date immediately preceding the Effective Time, (ii) cause benefit accruals and entitlements under any TB Benefit Plan to cease as of the Effective Time, or as of the date immediately preceding the Effective Time, (iii) cause the continuation on and after the Effective Time of any contract, arrangement or insurance policy relating to any TB Benefit Plan for such period as may be requested by BFC, or (iv) facilitate the merger of any TB Benefit Plan into any employee benefit plan maintained by BFC. All resolutions, notices, or other documents issued, adopted or executed in connection with the implementation of this Section 5.15(e) shall be subject to BFC’s reasonable prior review and approval, which shall not be unreasonably withheld, conditioned or delayed.
(f)   Any employee of TB or Timberwood Bank that becomes an employee of Bank First at the Effective Time who is terminated within six months following the Effective Time (other than for cause, death, disability, normal retirement or voluntarily resignation) shall receive a severance payment calculated in accordance with the policy set forth on Schedule 5.15(f).
(g)   Prior to the Effective Time, TB shall take, and shall cause its Subsidiaries to take, all actions that may be necessary or appropriate to, conditioned on the occurrence of the Effective Time, terminate and liquidate each TB Benefit Plan set forth on Schedule 5.15(g), effective as of the Effective Time, in accordance with Treasury Regulation §1.409A-3(j)(4)(ix)(B).

(h)   Nothing in this Section 5.15 shall be construed to limit the right of TB (including, following the Closing Date, BFC) to amend or terminate any TB Benefit Plan or other employee benefit plan, to the extent such amendment or termination is permitted by the terms of the applicable plan, nor shall anything in this Section 5.15 be construed to require TB (including, following the Closing Date, BFC) to retain the employment of any particular Covered Employee for any fixed period of time following the Closing Date, and the continued retention (or termination) by BFC of any Covered Employee subsequent to the Effective Time shall be subject in all events to BFC’s normal and customary employment procedures and practices, including customary background screening and evaluation procedures, and satisfactory employment performance.
(i)   For purposes of this Section 5.15, (i) “employees of TB” shall include employees of TB or any of its Subsidiaries, (ii) “employees of BFC” shall include employees of BFC or any of its Subsidiaries, (iii) all references to TB shall include each of the Subsidiaries of TB (iv) all references to BFC shall include each of the Subsidiaries of BFC.
Section 5.16   Notification of Certain Changes.
BFC and TB shall promptly advise the other Party of any change or event having, or which could reasonably be expected to have, a Material Adverse Effect or which it believes would, or which could reasonably be expected to, cause or constitute a material breach of any of its or its respective Subsidiaries’ representations, warranties or covenants contained herein and TB shall provide on a periodic basis written notice to BFC of any matters that TB becomes aware of that should be disclosed on a supplement or amendment to the TB Disclosure Schedules.
Section 5.17   Transition; Informational Systems Conversion.
From and after the date hereof, BFC and TB will use their commercially reasonable efforts to facilitate the integration of TB with the business of BFC following consummation of the transactions contemplated hereby, and shall meet on a regular basis to discuss and plan for the conversion of the data processing and related electronic informational systems of TB and each of its Subsidiaries (the “Informational Systems Conversion”) to those used by BFC, which planning shall include, but not be limited to, (a) discussion of third party service provider arrangements of TB and each of its Subsidiaries; (b) non-renewal or changeover, after the Effective Time, of personal property leases and software licenses used by TB and each of its Subsidiaries in connection with the systems operations; (c) retention of outside consultants and additional employees to assist with the conversion; (d) outsourcing, as appropriate after the Effective Time, of proprietary or self-provided system services; and (e) any other actions necessary and appropriate to facilitate the conversion, as soon as practicable following the Effective Time. BFC shall promptly reimburse TB on request for any reasonable and documented out-of-pocket fees, expenses or charges that TB may incur as a result of taking, at the request of BFC, any action prior to the Effective Time to facilitate the Informational Systems Conversion.
Section 5.18   No Control of Other Party’s Business.
Nothing contained in this Agreement shall give BFC, directly or indirectly, the right to control or direct the operations of TB or its Subsidiaries prior to the Effective Time, and nothing contained in this Agreement shall give TB, directly or indirectly, the right to control or direct the operations of BFC or its Subsidiaries prior to the Effective Time. Prior to the Effective Time, each of TB and BFC shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and its Subsidiaries’ respective operations.
Section 5.19   Certain Litigation.
Each Party shall promptly advise the other Party orally and in writing of any actual or threatened shareholder litigation against such Party and/or the members of the board of directors of such Party related to this Agreement or the Merger and the other transactions contemplated by this Agreement. TB shall: (i) permit BFC to review and discuss in advance, and consider in good faith the views of BFC in connection with, any proposed written or oral response to such shareholder litigation; (ii) furnish BFC’s outside legal counsel with all non-privileged information and documents which outside counsel may reasonably request in connection with such shareholder litigation; (iii) consult with BFC regarding the defense or settlement of any such shareholder litigation, shall give due consideration to BFC’s advice with respect to such shareholder litigation and shall not settle any such litigation prior to such consultation and consideration; provided, however, that TB shall not settle any such shareholder litigation if such settlement requires the payment of money damages, without the written consent of BFC (such consent not to be unreasonably withheld, conditioned or delayed) unless the payment of any such damages by TB is reasonably expected by TB, following consultation with outside counsel, to be fully covered (disregarding any deductible to be paid by TB) under TB’s existing director and officer insurance policies, including any tail policy.
Section 5.20   Director Resignations.
TB will cause to be delivered to BFC resignations of all the directors of TB and its Subsidiaries, such resignations to be effective as of the Effective Time.
Section 5.21   Non-Competition and Non-Disclosure Agreements.
Concurrently with the execution and delivery of this Agreement and effective upon Closing, TB has caused each non-officer director of TB and Timberwood Bank to execute and deliver the Non-Competition and Non-Disclosure Agreement in the form attached hereto as Exhibit C (collectively, the “Director Restrictive Covenant Agreements”).
Section 5.22   Director Appointment.
Prior to the Effective Time, BFC shall take all appropriate action (including providing for an exception to the age limitation contained in the BFC articles of incorporation) so that as of the Effective Time the number of directors constituting the BFC Board and the Bank First Board shall be increased by one and Robert W. Holmes shall be appointed as director of each entity, provided that Mr. Holmes meets BFC’s and Bank First’s standards for directors and qualifies as an “independent director” pursuant to NASDAQ Rule 5605. Provided that Mr. Holmes continues to (i) meet the standards for directors of BFC and Bank First and (ii) qualify as an “independent director” pursuant to NASDAQ Rule 5605 at the next annual shareholder meeting of each entity immediately following the Effective Time, he will be nominated for reelection to the board of directors of BFC and Bank First at the next annual shareholder meeting of each entity immediately following the Effective Time to serve one (1) three-year term, and BFC’s proxy materials with respect to such annual meeting shall include the recommendation of the board of directors of BFC that its shareholders vote to elect him to the same extent as recommendations are made with respect to other directors on the BFC board that are up for reelection at such annual meeting.
Section 5.23   Supplemental Indenture.
At or before the Effective Time, BFC will execute and deliver, or cause to be executed and delivered, a supplemental indenture and other instruments required for the due assumption by BFC or its designated affiliate of TB’s outstanding debt, guarantees, securities, and (to the extent necessary) other agreements relating to TB’s trust preferred securities, to the extent required by the terms of such debt, guarantees, securities or other agreements.
Section 5.24   Coordination.
(a)   Prior to the Effective Time, subject to applicable Laws, TB and its Subsidiaries shall take any actions BFC may reasonably request from time to time to better prepare the parties for integration of the operations of TB and its Subsidiaries with BFC and its Subsidiaries, respectively. Without limiting the foregoing, senior officers of TB and BFC shall meet from time to time as BFC may reasonably request, and in any event not less frequently than monthly, to review the financial and operational affairs of TB and its Subsidiaries, and TB shall give due consideration to BFC’s input on such matters, with the understanding that, notwithstanding any other provision contained in this Agreement, neither BFC nor Bank First shall under any circumstance be permitted to exercise control of TB or any of its Subsidiaries prior to the Effective Time. TB shall permit representatives of Bank First to be onsite at TB to facilitate integration of operations and assist with any other coordination efforts as necessary, provided such efforts shall be done without undue disruption to Timberwood Bank’s business, during normal business hours and at the expense of BFC or Bank First (not to include Timberwood Bank’s regular employee payroll).
(b)   Prior to the Effective Time, subject to applicable Laws, TB and its Subsidiaries shall take any actions BFC may reasonably request in connection with negotiating any amendments, modifications or terminations of any Leases or Material Contracts that BFC may request, including, but not limited to, actions necessary to cause any such amendments, modifications or terminations to become effective prior to (to the extent that the conditions set forth in Article VI of this Agreement have already been satisfied), or immediately upon, the Closing, and shall cooperate with BFC and will use its commercially reasonable efforts to negotiate specific provisions that may be requested by BFC in connection with any such amendment, modification or termination.
(c)   From and after the date hereof, subject to applicable Laws, the Parties shall reasonably cooperate (provided that the parties shall cooperate to reasonably minimize disruption to TB’s or Timberwood Bank’s business) with the other in preparing for the prompt conversion or consolidation of systems and business operations promptly after the Effective Time (including by entering into customary confidentiality, non-disclosure and similar agreements with the other Party and appropriate service providers) and TB shall, upon BFC’s reasonable request, introduce BFC and its representatives to suppliers of TB and its Subsidiaries for the purpose of facilitating the integration of TB and its business into that of BFC. In addition, after satisfaction of the conditions set forth in Section 6.01(a) and Section 6.01(b), subject to applicable Laws, TB shall, upon BFC’s reasonable request, introduce BFC and its representatives to customers of TB and its Subsidiaries for the purpose of facilitating the integration of TB and its business into that of BFC. Any interaction between BFC and TB’s and any of its Subsidiaries’ customers and suppliers shall be coordinated by TB. TB shall have the right to participate in any discussions between BFC and TB’s customers and suppliers.
(d)   BFC and TB agree to take all action necessary and appropriate to cause Timberwood Bank to merge with Bank First in accordance with applicable Laws and the terms of the Bank Plan of Merger immediately following the Effective Time or as promptly as practicable thereafter.
Section 5.25   Transactional Expenses.
TB has provided, on Schedule 3.34 a reasonable good faith estimate of costs and fees that TB and its Subsidiaries expect to pay to retained representatives in connection with the transactions contemplated by this Agreement, exclusive of any costs that may be incurred by TB as a result of any litigation which may arise in connection with this Agreement (collectively, “TB Expenses”). TB shall use its commercially reasonable efforts to cause the aggregate amount of all TB Expenses to not exceed the total expenses disclosed on Schedule 3.34. TB shall promptly notify BFC if or when it determines that it expects to exceed its total budget for TB Expenses. Notwithstanding anything to the contrary in this Section 5.25, TB shall not incur any investment banking, brokerage, finders or other similar financial advisory fees in connection with the transactions contemplated by this Agreement other than those expressly set forth on Schedule 3.34.
Section 5.26   Confidentiality.
Prior to the execution of this Agreement and prior to the consummation of the Merger, subject to applicable Laws, each of BFC and TB, and their respective Subsidiaries, affiliates, officers, directors, agents, employees, consultants and advisors have provided, and will continue to provide one another with information which may be deemed by the party providing the information to be non-public, proprietary and/or confidential, including, but not limited to, trade secrets of the disclosing party. Each Party agrees that it will, and will cause its representatives to, hold any information obtained pursuant to this Article V in accordance with the terms of the Confidentiality and Non-Disclosure Agreement, dated as of August 22, 2019 between BFC and TB.
Section 5.27   Tax Matters.
(a)   The Parties intend that the Merger and the Bank Merger shall each qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement constitute a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Regulations. Except as expressly contemplated or permitted by this Agreement, from and after the date of this Agreement, each of BFC and TB shall use their respective commercially reasonable efforts to cause each of the Merger and the Bank Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act is intended or is reasonably likely to prevent either the Merger or the Bank Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.
(b)   As of the date hereof, TB has no Knowledge of any reason: (i) why it would not be able to deliver to counsel to TB and counsel to BFC, at the date of the legal opinions referred to in Section 6.01(e), certificates substantially in compliance with IRS published advance ruling guidelines, with reasonable or customary exceptions and modifications thereto (the “IRS Guidelines”), to enable counsel to BFC and counsel to TB to deliver the legal opinions contemplated by Section 6.01(e); or (ii) why counsel to TB would not be able to deliver the opinion required by Section 6.01(e). TB hereby agrees that it shall deliver such certificates effective as of the date of such opinions required by Section 6.01(e) to counsel to TB and counsel to BFC.
(c)   As of the date hereof, BFC has no Knowledge of any reason: (i) why it would not be able to deliver to counsel to BFC and counsel to TB, at the date of the legal opinions referred to in Section 6.01(e), certificates substantially in compliance with the IRS Guidelines, to enable counsel to TB and counsel to BFC to deliver the legal opinions contemplated by Section 6.01(e); or (ii) why counsel to BFC would not be able to deliver the opinion required by Section 6.01(e). BFC hereby agrees that it shall deliver such certificates effective as of the date of such opinions required by Section 6.01(e) to counsel to BFC and counsel to TB.
(d)   BFC shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for TB and its Subsidiaries for all periods ending on or prior to the Closing Date that are filed after the Closing Date.
(e)   On or before the Effective Time TB shall take all steps necessary to ensure that, in the event that the amounts owed to any TB Employee pursuant to a TB Benefit Plan (either individually or in conjunction with a payment or benefit under any other plan, agreement, or arrangement that is aggregated for purposes Section 280G of the Code) would constitute an “excess parachute payment” within the meaning of Section 280G of the Code that is subject to the tax imposed by Section 4999 of the Code (each, a “Transaction Payment”), the amounts of any such Transaction Payment are reduced such that the value of the total Transaction Payments that each TB Employee is entitled to receive shall not exceed $1.00 less than the maximum amount which such TB Employee may receive without (i) becoming subject to the excise tax under Section 4999 of the Code, or (ii) resulting in a disallowance of a deduction for the payment of such amount under Section 280G of the Code.
ARTICLE VI
CONDITIONS TO CONSUMMATION OF THE MERGER
Section 6.01   Conditions to Obligations of the Parties to Effect the Merger.
The respective obligations of the Parties to consummate the Merger are subject to the fulfillment or, to the extent permitted by applicable Law, written waiver by the Parties prior to the Closing Date of each of the following conditions:
(a)   Shareholder Vote. This Agreement and the transactions contemplated hereby, as applicable, shall have received the Requisite TB Shareholder Approval at the TB Meeting.
(b)   Regulatory Approvals; No Burdensome Condition. All Regulatory Approvals required to consummate the Merger and the Bank Merger in the manner contemplated herein shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof, if any, shall have expired or been terminated, and no such Regulatory Approval includes or contains, or shall have resulted in the imposition of, any Burdensome Condition.

(c)   No Injunctions or Restraints; Illegality. No judgment, order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of any of the transactions contemplated hereby shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal the consummation of any of the transactions contemplated hereby.
(d)   Effective Registration Statement. The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC or any other Governmental Authority.
(e)   Tax Opinions Relating to the Merger. BFC and TB, respectively, shall have received opinions from Barack Ferrazzano Kirschbaum & Nagelberg LLP and Godfrey & Kahn S.C., respectively, each dated as of the Closing Date, in substance and form reasonably satisfactory to BFC and TB, respectively, to the effect that, on the basis of the facts, representations and assumptions set forth in such opinions: (i) the Merger will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code; (ii) BFC and TB will each be a party to such reorganization within the meaning of Section 368(b) of the Code; and (iii) no gain or loss will be recognized by Holders except with respect to any cash received for fractional shares or in settlement of Dissenting Shares. In rendering their opinions, Barack Ferrazzano Kirschbaum & Nagelberg LLP and Godfrey & Kahn S.C. will be entitled to receive and rely upon representations as to certain factual matters contained in certificates of officers of each of BFC and TB, in form and substance reasonably acceptable to such counsel.
Section 6.02   Conditions to Obligations of TB.
The obligations of TB to consummate the Merger also are subject to the fulfillment or written waiver by TB prior to the Closing Date of each of the following conditions:
(a)   Representations and Warranties. The representations and warranties of BFC (i) set forth in Section 4.03(a) and Section 4.04 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date, (ii) set forth in Section 4.01 and Section 4.02 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date) and (iii) set forth in this Agreement, other than those sections specifically identified in clauses (i) or (ii) of this Section 6.02(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to BFC. TB shall have received a certificate, dated as of the Closing Date, signed on behalf of BFC by the Chief Executive Officer or the Chief Financial Officer of BFC to the foregoing effect.
(b)   Performance of Obligations of BFC. BFC shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date except where the failure of the performance of, or compliance with, such obligation has not had and does not have a Material Adverse Effect on BFC, and TB shall have received a certificate, dated the Closing Date, signed on behalf of BFC by the Chief Executive Officer or the Chief Financial Officer of BFC to such effect.
(c)   No Material Adverse Effect. Since the date of this Agreement there shall have been no (i) change or event which resulted in BFC or Bank First being subject to a Material Adverse Effect or (ii) condition, event, fact, circumstance or other occurrence that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect.

Section 6.03   Conditions to Obligations of BFC.
The obligations of BFC to consummate the Merger also are subject to the fulfillment or written waiver by BFC prior to the Closing Date of each of the following conditions:
(a)   Representations and Warranties. The representations and warranties of TB (i) set forth in Section 3.02(a), Section 3.04(a) and Section 3.05 shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date, (ii) set forth in Section 3.01 shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date and (iii) set forth in this Agreement, other than those sections specifically identified in clauses (i) or (ii) of this Section 6.03(a), shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date with the same effect as though made as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date), except, in the case of this clause (iii), where the failure to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect with respect to TB. BFC shall have received a certificate, dated as of the Closing Date, signed on behalf of TB by the Chief Executive Officer or the Chief Financial Officer of TB to the foregoing effect.
(b)   Performance of Obligations of TB. TB shall have performed and complied with all of its obligations under this Agreement in all material respects at or prior to the Closing Date, and BFC shall have received a certificate, dated the Closing Date, signed on behalf of TB by the Chief Executive Officer or the Chief Financial Officer of TB, to such effect.
(c)   No Material Adverse Effect. Since the date of this Agreement there shall have been no (i) change or event which resulted in TB or any of its Subsidiaries being subject to a Material Adverse Effect or (ii) condition, event, fact, circumstance or other occurrence that may reasonably be expected to have or result in such parties being subject to a Material Adverse Effect.
(d)   Plan of Bank Merger. Except as otherwise contemplated by Section 1.03, the Plan of Bank Merger shall have been executed and delivered.
(e)   Dissenting Shares. Dissenting Shares shall be less than five percent (5%) of the issued and outstanding shares of TB Common Stock.
(f)   Consents and Approvals. TB shall have received, in form and substance satisfactory to TB and BFC, all (i) consents, approvals, waivers and other assurances from all non-governmental third parties which are required to be obtained under the terms of any contract, agreement or instrument to which TB or any of its Subsidiaries is a party or by which any of their respective properties is bound in order to prevent the consummation of the transactions contemplated by this Agreement from constituting a default under such contract, agreement or instrument or creating any Lien, claim or charge upon any of the assets of TB or any of its Subsidiaries, and (ii) consents, approvals, amendments or cancellation agreements necessary to terminate all outstanding TB Options in accordance with Section 2.02.
(g)   FIRPTA Certificate. BFC shall have received from TB, a certificate, dated as of the Closing Date and in form and substance required under Treasury Regulation Section 1.897-2(h) and as reasonably acceptable to BFC, stating that TB and each of its Subsidiaries are not and have not been a United States real property holding corporation.
Section 6.04   Frustration of Closing Conditions.
Neither BFC nor TB may rely on the failure of any condition set forth in Section 6.01, Section 6.02 or Section 6.03, as the case may be, to be satisfied if such failure was caused by such Party’s failure to use its commercially reasonable efforts to consummate any of the transactions contemplated hereby, as required by and subject to Section 5.03.

ARTICLE VII
TERMINATION
Section 7.01   Termination.
This Agreement may be terminated, and the transactions contemplated hereby may be abandoned in accordance with the following:
(a)   Mutual Consent. At any time prior to the Effective Time, by the mutual consent, in writing, of BFC and TB if the board of directors of BFC and the board of directors of TB each so determines by vote of a majority of the members of each respective board.
(b)   No Regulatory Approval. By BFC or TB, if either of their respective boards of directors so determines by a vote of a majority of the members of such Party’s entire board, in the event any Regulatory Approval required for consummation of the transactions contemplated by this Agreement shall have been denied by final, non-appealable action by such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority.
(c)   No Shareholder Approval. By either BFC or TB (provided, in the case of TB, that it shall not be in breach of any of its obligations under Section 5.04), if the Requisite TB Shareholder Approval at the TB Meeting shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such shareholders or at any adjournment or postponement thereof.
(d)   Breach of Representations and Warranties. By either BFC or TB if the other Party shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform, either individually or together with other such breaches, in the aggregate, if occurring or continuing on the date on which the Closing would otherwise occur would result in the failure of any of the conditions set forth in Section 6.02(a) or Section 6.03(a), as applicable, and such breach or failure to perform has not been or cannot be cured within thirty (30) days following written notice to the Party committing such breach, making such untrue representation and warranty or failing to perform; provided, that such breach or failure is not a result of the failure by the Party seeking to terminate this Agreement to perform and comply in all material respects with any of its obligations under this Agreement that are to be performed or complied with by it prior to or on the date required hereunder.
(e)   Breach of Covenants. By either BFC or TB if the other Party shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform, either individually or together with other such breaches, in the aggregate, if occurring or continuing on the date on which the Closing would otherwise occur would result in the failure of any of the conditions set forth in Section 6.02(b) or Section 6.03(b), as applicable, and such breach or failure to perform has not been or cannot be cured within thirty (30) days following written notice to the Party committing such breach or failing to perform; provided, that such breach or failure is not a result of the failure by the Party seeking to terminate this Agreement to perform and comply in all material respects with any of its obligations under this Agreement that are to be performed or complied with by it prior to or on the date required hereunder.
(f)   Delay. By either BFC or TB if the Merger shall not have been consummated on or before August 31, 2020, provided, however, that such date will be automatically extended to November 30, 2020, if the only outstanding condition to Closing under Article VI is the receipt of all Regulatory Approvals (the “Expiration Date”), unless the failure of the Closing to occur by such date shall be due to a material breach of this Agreement by the Party seeking to terminate this Agreement.
(g)   Failure to Recommend; Etc. In addition to and not in limitation of BFC’s termination rights under Section 7.01(e), by BFC if  (i) there shall have been a material breach of Section 5.13, or (ii) the board of directors of TB (A) withdraws, qualifies, amends, modifies or withholds the TB Recommendation, or makes any statement, filing or release, in connection with the TB Meeting or otherwise, inconsistent with the TB Recommendation (it being understood that taking a neutral position or no position with respect to an Acquisition Proposal shall be considered an adverse modification of the TB Recommendation), (B) materially breaches its obligation to call, give notice of and commence the TB Meeting under Section 5.07(a), (C) approves or recommends an Acquisition Proposal, (D) fails to publicly recommend against a publicly announced Acquisition Proposal within three (3) Business Days of being requested to do so by BFC, (E) fails to publicly reconfirm the TB Recommendation within three (3) Business Days of being requested to do so by BFC, or (F) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions.
(h)   Acceptance of Superior Proposal. By TB in connection with entering into a definitive agreement to effect a Superior Proposal after making a TB Subsequent Determination in accordance with Section 5.13(e).
(i)   Environmental Remediation Costs. By BFC in accordance with Section 5.06(b).
(j)   BFC Common Stock Price Floor. By BFC in the event that the BFC Common Stock Price used for purposes of calculating the Per Share Stock Consideration pursuant to Section 2.01 is less than or equal to $38.85.
Section 7.02   Termination Fee.
(a)   In recognition of the efforts, expenses and other opportunities foregone by BFC while structuring and pursuing the Merger, TB shall pay to BFC a termination fee equal to $1,300,000 (“Termination Fee”), by wire transfer of immediately available funds to an account specified by BFC in the event of any of the following: (i) in the event BFC terminates this Agreement pursuant to Section 7.01(g), TB shall pay BFC the Termination Fee within one (1) Business Day after receipt of BFC’s notification of such termination; (ii) in the event that after the date of this Agreement and prior to the termination of this Agreement, an Acquisition Proposal shall have been made known to senior management of TB or has been made directly to its shareholders generally or any Person shall have publicly announced (and not withdrawn) an Acquisition Proposal with respect to TB and (A) thereafter this Agreement is terminated (x) by either BFC or TB pursuant to Section 7.01(c) because the Requisite TB Shareholder Approval shall not have been obtained or (y) by BFC pursuant to Section 7.01(d) or Section 7.01(e) and (B) prior to the date that is twelve (12) months after the date of such termination, TB enters into any agreement with another party for a transaction with respect to an Acquisition Proposal (whether or not the same Acquisition Proposal as that referred to above), then TB shall, on the earlier of the date it enters into such agreement and the date of consummation of such transaction, pay BFC the Termination Fee, provided, that for purposes of this Section 7.02(a), all references in the definition of Acquisition Proposal to “20%” shall instead refer to “50%,” and (iii) in the event TB terminates this Agreement pursuant to Section 7.01(h), TB shall pay BFC the Termination Fee within one (1) Business Day after TB’s notification of such termination.
(b)   In the event this Agreement is terminated by BFC pursuant to Section 7.01(j), BFC shall pay to TB a fee equal to $650,000.
(c)   TB and BFC each agree that the agreements contained in this Section 7.02 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, BFC would not enter into this Agreement; accordingly, if TB fails promptly to pay any amounts due under this Section 7.02, TB shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the rate of interest equal to the sum of  (i) the rate of interest published from time to time in The Wall Street Journal, Eastern Edition (or any successor publication thereto), designated therein as the prime rate on the date such payment was due, plus (ii) 200 basis points, together with the costs and expenses of BFC (including reasonable legal fees and expenses) in connection with such suit.
(d)   Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that if TB pays or causes to be paid to BFC the Termination Fee in accordance with Section 7.02(a), TB (or any successor in interest of TB) will not have any further obligations or liabilities to BFC with respect to this Agreement or the transactions contemplated by this Agreement.
(e)   Notwithstanding anything to the contrary set forth in this Agreement, the Parties agree that if BFC pays or causes to be paid to TB the fee in accordance with Section 7.02(b), BFC (or any successor in interest of BFC) will not have any further obligations or liabilities to TB with respect to this Agreement or the transactions contemplated by this Agreement.

Section 7.03   Effect of Termination.
Except as set forth in Section 7.02(d), termination of this Agreement will not relieve a breaching party from liability for any breach of any covenant, agreement, representation or warranty of this Agreement (a) giving rise to such termination and (b) resulting from fraud or any willful and material breach.
ARTICLE VIII
DEFINITIONS
Section 8.01   Definitions.
The following terms are used in this Agreement with the meanings set forth below:
“Acquisition Proposal” means any inquiry, offer or proposal (other than an inquiry, offer or proposal from BFC), whether or not in writing, contemplating, relating to, or that could reasonably be expected to lead to, an Acquisition Transaction.
“Acquisition Transaction” means (A) any transaction or series of transactions involving any merger, consolidation, recapitalization, share exchange, liquidation, dissolution or similar transaction involving TB or any of its Subsidiaries; (B) any transaction pursuant to which any third party or group acquires or would acquire (whether through sale, lease or other disposition), directly or indirectly, a significant portion of the assets of TB or any of its Subsidiaries; (C) any issuance, sale or other disposition of  (including by way of merger, consolidation, share exchange or any similar transaction) securities (or options, rights or warrants to purchase or securities convertible into, such securities) representing 20% or more of the votes attached to the outstanding securities of TB or any of its Subsidiaries; (D) any tender offer or exchange offer that, if consummated, would result in any third party or group beneficially owning 20% or more of any class of equity securities of TB or any of its Subsidiaries; or (E) any transaction which is similar in form, substance or purpose to any of the foregoing transactions, or any combination of the foregoing.
“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. As used in this definition, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) means the possession, directly or indirectly, of power to direct or cause the direction of the management and policies of a Person whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning set forth in the preamble to this Agreement.
“Articles of Merger” has the meaning set forth in Section 1.04(a).
“ASC 320” means GAAP Accounting Standards Codification Topic 320.
“Associate” when used to indicate a relationship with any Person means (1) any corporation or organization (other than TB or any of its Subsidiaries) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10% or more of any class of equity securities, (2) any trust or other estate in which such Person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity, or (3) any relative or family member of such Person.
“Bank First” has the meaning set forth in Section 1.03.
“Bank Merger” has the meaning set forth in Section 1.03.
“Bank Plan of Merger” has the meaning set forth in Section 1.03.
“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.
“BERs” has the meaning set forth in Section 5.06(a).
“BFC” has the meaning set forth in the preamble to this Agreement.
“BFC Common Stock” means the common stock, $0.01 par value per share, of BFC.
“BFC Common Stock Price” has the meaning set forth in Section 2.01(e)(ii).
“BFC Disclosure Schedule” has the meaning set forth in Article IV.

“BFC Reports” has the meaning set forth in Section 4.05(a).
“BOLI” has the meaning set forth in Section 3.31(b).
“Book-Entry Shares” means any non-certificated share held by book entry in TB’s stock transfer book, which immediately prior to the Effective Time represents an outstanding share of TB Common Stock.
“Burdensome Condition” has the meaning set forth in Section 5.09(a).
“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the U.S. government or any day on which banking institutions in the State of Wisconsin are authorized or obligated to close.
“Certificate” means any outstanding certificate, which immediately prior to the Effective Time, represents an outstanding share of TB Common Stock.
“Claim” has the meaning set forth in Section 5.14(a).
“Closing” and “Closing Date” have the meanings set forth in Section 1.04(b).
“Code” has the meaning set forth in the Recitals.
“Controlled Group Members” means any of TB’s related organizations described in Code Sections 414(b), (c) or (m).
“Covered Employees” has the meaning set forth in Section 5.15(a).
“CRA” means the Community Reinvestment Act of 1977, as amended.
“D&O Insurance” has the meaning set forth in Section 5.14(c).
“Derivative Transaction” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, catastrophe events, weather-related events, credit-related events or conditions or any indexes, or any other similar transaction (including any option with respect to any of these transactions) or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to any such transaction or transactions.
“Director Restrictive Covenant Agreements” has the meaning set forth in Section 5.21.
“Dissenting Shareholder” has the meaning set forth in Section 2.01(c).
“Dissenting Shares” has the meaning set forth in Section 2.01(c).
“Dodd-Frank Act” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.
“Effective Time” has the meaning set forth in Section 1.04(a).
“Enforceability Exceptions” has the meaning set forth in Section 3.05.
“Environmental Law” means any federal, state or local Law, regulation, order, decree, permit, authorization, opinion or agency requirement relating to: (a) pollution, the protection or restoration of the indoor or outdoor environment, human health and safety, or natural resources, (b) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (c) any injury or threat of injury to persons or property in connection with any Hazardous Substance. The term Environmental Law includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: (a) Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986, as amended, 42 U.S.C. § 9601 et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. § 6901, et seq.; the Clean Air Act, as amended, 42 U.S.C. § 7401, et seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. § 1251, et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. § 2601, et seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. § 1101, et seq.; the Safe Drinking Water Act; 42

U.S.C. § 300f, et seq.; the Occupational Safety and Health Act, 29 U.S.C. § 651, et seq.; (b) common Law that may impose liability (including without limitation strict liability) or obligations for injuries or damages due to the presence of or exposure to any Hazardous Substance.
“Environmental Report” has the meaning set forth in Section 5.06(a).
“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” has the meaning set forth in Section 3.15(a).
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Exchange Agent” means such exchange agent as may be designated by BFC (which shall be BFC’s transfer agent), and reasonably acceptable to TB, to act as agent for purposes of conducting the exchange procedures described in Article II.
“Exchange Fund” has the meaning set forth in Section 2.07(a).
“Expiration Date” has the meaning set forth in Section 7.01(f).
“Fair Credit Reporting Act” means the Fair Credit Reporting Act, as amended.
“Fair Housing Act” means the Fair Housing Act, as amended.
“FDIA” has the meaning set forth in Section 3.26.
“FDIC” means the Federal Deposit Insurance Corporation.
“FFIEC” means the Federal Financial Institutions Examination Council.
“Financial Statements” has the meaning set forth in Section 3.07(a).
“FRB” means the Board of Governors of the Federal Reserve System.
“GAAP” means generally accepted accounting principles in the United States of America, applied consistently with past practice, including with respect to quantity and frequency.
“Governmental Authority” means any U.S. or foreign federal, state or local governmental commission, board, body, bureau or other regulatory authority or agency, including, without limitation, courts and other judicial bodies, bank regulators, insurance regulators, applicable state securities authorities, the SEC, the IRS or any self-regulatory body or authority, including any instrumentality or entity designed to act for or on behalf of the foregoing.
“Hazardous Substance” means any and all substances (whether solid, liquid or gas) defined, listed, or otherwise regulated as pollutants, hazardous wastes, hazardous substances, hazardous materials, extremely hazardous wastes, flammable or explosive materials, radioactive materials or words of similar meaning or regulatory effect under any present or future Environmental Law or that may have a negative impact on human health or the environment, including, but not limited to, petroleum and petroleum products, asbestos and asbestos-containing materials, polychlorinated biphenyls, lead, radon, radioactive materials, flammables and explosives, mold, mycotoxins, microbial matter and airborne pathogens (naturally occurring or otherwise). Hazardous Substance does not include substances of kinds and in amounts ordinarily and customarily used or stored for the purposes of cleaning or other maintenance or operations.
“Holder” means the holder of record of shares of TB Common Stock.
“Home Mortgage Disclosure Act” means Home Mortgage Disclosure Act of 1975, as amended.
“Indemnified Parties” has the meaning set forth in Section 5.14(a).
“Informational Systems Conversion” has the meaning set forth in Section 5.17.
“Insurance Policies” has the meaning set forth in Section 3.31(a).

“Intellectual Property” means (a) trademarks, service marks, trade names, Internet domain names, designs, logos, slogans, and general intangibles of like nature, together with all goodwill, registrations and applications related to the foregoing; (b) patents and industrial designs (including any continuations, divisionals, continuations-in-part, renewals, reissues, and applications for any of the foregoing); (c) copyrights (including any registrations and applications for any of the foregoing); (d) Software (excluding off-the-shelf Software); and (e) technology, trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, and methodologies.
“IRS” means the United States Internal Revenue Service.
“IRS Guidelines” has the meaning set forth in Section 5.27(b).
“Knowledge” means, with respect to TB, the actual knowledge, of the Persons set forth on Schedule 8.01(a), after due inquiry of their direct subordinates who would be likely to have knowledge of such matter, and with respect to BFC, the actual knowledge of the Persons set forth on Schedule 8.01(b), after due inquiry of their direct subordinates who would be likely to have knowledge of such matter.
“KSOP” has the meaning set forth in Section 5.15(d).
“Law” means any federal, state, local or foreign Law, statute, ordinance, rule, regulation, judgment, order, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Authority that is applicable to the referenced Person.
“Leases” has the meaning set forth in Section 3.29(b).
“Letter of Transmittal” has the meaning set forth in Section 2.06.
“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance, conditional and installment sale agreement, charge, claim, option, rights of first refusal, encumbrances, or security interest of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership).
“Loans” has the meaning set forth in Section 3.21(a).
“Material Adverse Effect” with respect to any party means (i) any change, development or effect that individually or in the aggregate is, or is reasonably likely to be, material and adverse to the condition (financial or otherwise), results of operations, liquidity, assets or deposit liabilities, properties, or business of such party and its Subsidiaries, taken as a whole, or (ii) any change, development or effect that individually or in the aggregate would, or would be reasonably likely to, materially impair the ability of such party to perform its obligations under this Agreement or otherwise materially impairs, or is reasonably likely to materially impair, the ability of such party to consummate the Merger and the transactions contemplated hereby; provided, however, that, in the case of clause (i) only, a Material Adverse Effect shall not be deemed to include the impact of  (A) changes after the date of this Agreement in banking and similar Laws of general applicability or interpretations thereof by Governmental Authorities (except to the extent that such change disproportionately adversely affects TB and its Subsidiaries or BFC and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which TB and BFC, as applicable, operate, in which case only the disproportionate effect will be taken into account), (B) changes after the date of this Agreement in GAAP or regulatory accounting requirements applicable to banks or bank holding companies generally (except to the extent that such change disproportionately adversely affects TB and its Subsidiaries or BFC and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which TB and BFC, as applicable, operate, in which case only the disproportionate effect will be taken into account), (C) changes after the date of this Agreement in global, national or regional political conditions (including the outbreak of war or acts of terrorism) or in economic or market (including equity, credit and debt markets, as well as changes in interest rates) conditions affecting the financial services industry generally (except to the extent that such change disproportionately adversely affects TB and its Subsidiaries or BFC and its Subsidiaries, as the case may be, compared to other companies of similar size operating in the same industry in which TB and BFC, as applicable, operate, in which case only the disproportionate effect will be taken into account), (D) public disclosure of the transactions contemplated hereby or actions expressly required by this Agreement or actions or omissions that are taken with the prior written consent of the other Party, or as otherwise expressly permitted or contemplated by this Agreement, (E) any failure by TB or BFC to meet any internal or published industry analyst projections or forecasts or estimates of revenues or earnings for any period (it being understood and agreed that the facts and circumstances giving rise to such failure that are not otherwise excluded from the definition of Material Adverse Effect may be taken into account in determining whether there has been a Material Adverse Effect), (F) changes in the trading price or trading volume of BFC Common Stock, and (G) the impact of this Agreement and the transactions contemplated hereby on relationships with customers or employees (including the loss of personnel subsequent to the date of this Agreement).
“Material Contract” has the meaning set forth in Section 3.12(a).
“Maximum D&O Tail Premium” has the meaning set forth in Section 5.14(c).
“Merger” has the meaning set forth in the Recitals.
“NASDAQ” means The NASDAQ Capital Market.
“National Labor Relations Act” means the National Labor Relations Act, as amended.
“Notice of Superior Proposal” has the meaning set forth in Section 5.13(e).
“OCC” has the meaning set forth in Section 3.06(a).
“Ordinary Course of Business” means the ordinary, usual and customary course of business of TB and TB’s Subsidiaries consistent with past practice, including with respect to frequency and amount.
“OREO” has the meaning set forth in Section 3.21(b).
“Outstanding Shares Number” means the number of shares of TB Common Stock issued and outstanding immediately prior to the Effective Time.
“Party” or “Parties” have the meaning set forth in the preamble.
“Per Share Stock Consideration” has the meaning set forth in Section 2.01(e)(i).
“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company, unincorporated organization or other organization or firm of any kind or nature.
“Phase I Report” has the meaning set forth in Section 5.06(a).
“Phase I Request” has the meaning set forth in Section 5.06(a).
“Phase II Report” has the meaning set forth in Section 5.06(a).
“Plan of Merger” has the meaning set forth in Section 1.04(a).
“Proxy Statement-Prospectus” means the proxy statement and prospectus and other proxy solicitation materials of BFC and TB relating to the TB Meeting.
“RECs” has the meaning set forth in Section 5.06(a).
“Registration Statement” means the Registration Statement on Form S-4 to be filed with the SEC by BFC in connection with the issuance of shares of BFC Common Stock in the Merger (including the Proxy Statement-Prospectus constituting a part thereof).
“Regulations” means the final and temporary regulations promulgated under the Code by the United States Department of the Treasury.
“Regulatory Approvals” has the meaning set forth in Section 3.06(a).
“Remediation Cost” has the meaning set forth in Section 5.06(b).
“Requisite TB Shareholder Approval” means approval of this Agreement by a vote (in person or by proxy) of the majority of the outstanding shares of TB Common Stock entitled to vote thereon at the TB Meeting.

“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments which obligate the Person to issue or dispose of any of its capital stock or other ownership interests.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as amended.
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Software” means computer programs, whether in source code or object code form (including any and all software implementation of algorithms, models and methodologies), databases and compilations (including any and all data and collections of data), and all documentation (including user manuals and training materials) related to the foregoing.
“Subsidiary” means, with respect to any party, any corporation or other entity of which a majority of the capital stock or other ownership interest having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such party. Any reference in this Agreement to a Subsidiary of TB means, unless the context otherwise requires, any current or former Subsidiary of TB.
“Superior Proposal” means a bona fide, unsolicited Acquisition Proposal (i) that if consummated would result in a third party (or in the case of a direct merger between such third party and TB or any of its Subsidiaries, the shareholders of such third party) acquiring, directly or indirectly, more than 50% of the outstanding TB Common Stock or more than 50% of the assets of TB and its Subsidiaries, taken as a whole, for consideration consisting of cash and/or securities and (ii) that the board of directors of TB reasonably determines in good faith, after consultation with its outside financial advisor and outside legal counsel, (A) is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal, including all conditions contained therein and the person making such Acquisition Proposal, and (B) taking into account any changes to this Agreement proposed by BFC in response to such Acquisition Proposal, as contemplated by Section 5.13(c), and all financial, legal, regulatory and other aspects of such takeover proposal, including all conditions contained therein and the person making such proposal, is more favorable to the shareholders of TB from a financial point of view than the Merger.
“Surviving Bank” has the meaning set forth in Section 1.03.
“Surviving Entity” has the meaning set forth in the Recitals.
“Tax” and “Taxes” shall mean all federal, state, local, and foreign taxes, charges, fees, levies, imposts, duties, or other like assessments imposed by any Governmental Authority, as well as income, gross receipts, excise, employment, sales, use, transfer, intangible, recording, license, payroll, franchise, severance, documentary, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, or any amount in respect of unclaimed property or escheat, imposed by or required by a Governmental Authority to be paid or withheld, whether disputed or not, including any related interest, penalties, and additions imposed thereon or with respect thereto, and including any liability for Taxes of another Person pursuant to a contract, as a transferee or successor, under Treasury Regulation Section 1.1502-6 or analogous provision of state, local or foreign Law or otherwise.
“Tax Returns” shall mean any report, return, declaration, claim for refund, information return or statement relating to Taxes, including any associated schedules, forms, attachments or amendments and any related or supporting information, estimates, elections, or statements provided or required to be provided to a Taxing Authority in connection with Taxes, including any return of an Affiliated or combined or unitary group that includes a Party or its Subsidiaries and including without limitation any estimated Tax Return.

“Taxing Authority” means any Governmental Authority charged with the determination, collection, or imposition of any Tax or Taxes.
“TB” has the meaning set forth in the preamble to this Agreement.
“TB 401(a) Plan” has the meaning set forth in Section 3.15(c).
“TB Benefit Plans” has the meaning set forth in Section 3.15(a).
“TB Cancelled Shares” has the meaning set forth in Section 2.01(b).
“TB Common Stock” means the common stock, $1.00 par value per share, of TB.
“TB Disclosure Schedules” has the meaning set forth in Article III.
“TB Employees” has the meaning set forth in Section 3.15(a).
“TB Expenses” has the meaning set forth in Section 5.25.
“TB Financial Advisor” has the meaning set forth in Section 3.14.
“TB Intellectual Property” means the Intellectual Property used in or held for use in the conduct of the business of TB and its Subsidiaries.
“TB Investment Securities” means the investment securities of TB and its Subsidiaries.
“TB Loan” has the meaning set forth in Section 3.21(c).
“TB Meeting” has the meaning set forth in Section 5.07(a).
“TB Option” shall have the meaning set forth in Section 2.02(a).
“TB Option Holder” shall have the meaning set forth in Section 2.02(a).
“TB Recommendation” has the meaning set forth in Section 5.07(b).
“TB Regulatory Agreement” has the meaning set forth in Section 3.13.
“TB Representatives” has the meaning set forth in Section 5.13(a).
“TB Stock Plans” means all equity plans of PCB or any Subsidiary, each as amended to date, including, for the avoidance of doubt, any option plans.
“TB Subsequent Determination” has the meaning set forth in Section 5.13(e).
“Termination Fee” has the meaning set forth in Section 7.02(a).
“Timberwood Bank” has the meaning set forth in Section 1.03.
“Transaction Payment” has the meaning set forth in Section 5.27(e).
“Truth in Lending Act” means the Truth in Lending Act of 1968, as amended.
“USA PATRIOT Act” means the USA PATRIOT Act of 2001, Public Law 107-56, and the regulations promulgated thereunder.
“Voting Agreement” or “Voting Agreements” shall have the meaning set forth in the Recitals.
“VWAP” has the meaning set forth in Section 2.01(e)(ii).
“WBCL” has the meaning set forth in Section 1.01.
“Wisconsin Courts” has the meaning set forth in Section 9.03(b).

ARTICLE IX
MISCELLANEOUS
Section 9.01   Survival.
No representations, warranties, agreements or covenants contained in this Agreement shall survive the Effective Time other than this Section 9.01 and any other agreements or covenants contained herein that by their express terms are to be performed after the Effective Time, including, without limitation, Section 5.14.
Section 9.02   Waiver; Amendment.
Prior to the Effective Time and to the extent permitted by applicable Law, any provision of this Agreement may be (a) waived by the Party benefited by the provision, provided such waiver is in writing and signed by such Party, or (b) amended or modified at any time, by an agreement in writing among the Parties executed in the same manner as this Agreement, except that after the TB Meeting no amendment shall be made which by Law requires further approval by the shareholders of BFC or TB without first obtaining such approval. The waiver by any Party of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach.
Section 9.03   Governing Law; Jurisdiction; Waiver of Right to Trial by Jury.
(a)   This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal, substantive laws of the State of Wisconsin, without regard for conflict of law provisions.
(b)   Each Party agrees that it will bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby exclusively in any federal or state court of competent jurisdiction located in the State of Wisconsin (the “Wisconsin Courts”), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably submits to the exclusive jurisdiction of the Wisconsin Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Wisconsin Courts, (iii) waives any objection that the Wisconsin Courts are an inconvenient forum or do not have jurisdiction over such Party and (iv) agrees that service of process upon such Party in any such action or proceeding will be effective if notice is given in accordance with Section 9.05.
(c)   Each Party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (ii) each Party understands and has considered the implications of this waiver, (iii) each Party makes this waiver voluntarily, and (iv) each Party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.03.
Section 9.04   Expenses.
Except as otherwise provided in Section 7.02, each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel. Nothing contained in this Agreement shall limit either Party’s rights to recover any liabilities or damages arising out of the other Party’s willful breach of any provision of this Agreement.
Section 9.05   Notices.
All notices, requests and other communications hereunder to a Party, shall be in writing and shall be deemed properly given if delivered (a) personally, (b) by registered or certified mail (return receipt requested), with adequate postage prepaid thereon, (c) by properly addressed electronic mail delivery (with confirmation of delivery receipt), or (d) by reputable courier service to such Party at its address set forth below, or at such other address or addresses as such Party may specify from time to time by notice in like manner to the other Party. All notices shall be deemed effective upon delivery.
(a)
if to BFC, to:

Bank First Corporation
402 North 8th Street
Manitowoc, WI 54220
Attn:   Michael B. Molepske, President & CEO
E-mail:   mmolepske@bankfirstwi.bank
with a copy (which shall not constitute notice to BFC) to:
Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W. Madison St. Suite 3900
Chicago, Illinois 60606
Attn:   Robert Fleetwood
E-mail:   robert.fleetwood@bfkn.com
(b)
if to TB, to:

Tomah Bancshares, Inc.
110 West Veterans Street
Tomah, WI 54660
Attn:   Robert W. Holmes
E-mail:   rholmes@timberwoodbanks.com
with a copy (which shall not constitute notice to TB) to:
Godfrey & Kahn S.C.
833 East Michigan Street, Suite 1800
Milwaukee, WI 53202
Attn:   Patrick Murphy
E-mail:   pmurphy@gklaw.com
Section 9.06   Entire Understanding; No Third Party Beneficiaries.
This Agreement (including, for the avoidance of doubt, reference to the transactions contemplated herein) represents the entire understanding of the Parties, and this Agreement supersedes any and all other oral or written agreements heretofore made. Except for the Indemnified Parties’ rights under Section 5.14, BFC and TB hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person (including any Person who might be affected by Section 5.15), other than the Parties, any rights or remedies hereunder, including, the right to rely upon the representations and warranties set forth herein. The representations and warranties in this Agreement are the product of negotiations between the Parties and are for the sole benefit of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 9.07   Severability.
In the event that any one or more provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, by any court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and the Parties will use their commercially reasonable efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes and intents of such invalid, illegal or unenforceable provision(s) of this Agreement.

Section 9.08   Enforcement of the Agreement.
The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the Wisconsin Courts without having to show or prove economic damages and without the requirement of posting a bond, this being in addition to any other remedy to which they are entitled at law or in equity.
Section 9.09   Interpretation.
(a)   When a reference is made in this Agreement to sections, exhibits or schedules, such reference shall be to a section of, or exhibit or schedule to, this Agreement unless otherwise indicated. The table of contents and captions and headings contained in this Agreement are included solely for convenience of reference; if there is any conflict between a caption or heading and the text of this Agreement, the text shall control. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
(b)   The Parties have participated jointly in the negotiation and drafting of this Agreement and the other agreements and documents contemplated herein. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement or any other agreement or document contemplated herein, this Agreement and such other agreements or documents shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring either Party by virtue of authorizing any of the provisions of this Agreement or any other agreements or documents contemplated herein.
(c)   The TB Disclosure Schedules and the BFC Disclosure Schedules, as well as all other schedules and all exhibits to this Agreement, shall be deemed part of this Agreement and included in any reference to this Agreement. Any matter disclosed pursuant to any section of either the TB Disclosure Schedules or the BFC Disclosure Schedules, as applicable, shall be deemed disclosed for purposes of any other section of Article III or Article IV, as applicable, to the extent that applicability of such disclosure to such other section is reasonably apparent on its face, notwithstanding the absence of a specific cross-reference. No item is required to be set forth on either the TB Disclosure Schedules or the BFC Disclosure Schedules, as applicable, as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect. The mere inclusion of a disclosure on either the TB Disclosure Schedules or the BFC Disclosure Schedules, as applicable, as an exception to a representation or warranty shall not be deemed an admission by the disclosing Party that such disclosure represents a material exception or fact, event or circumstance or that such disclosure is reasonably likely to result in a Material Adverse Effect, or that any breach or violation of applicable Laws or any contract exists or has actually occurred with respect to such disclosing Party. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law.
(d)   Any reference contained in this Agreement to specific statutory or regulatory provisions or to any specific Governmental Authority shall include any successor statute or regulation, or successor Governmental Authority, as the case may be. Unless the context clearly indicates otherwise, the masculine, feminine, and neuter genders will be deemed to be interchangeable, and the singular includes the plural and vice versa. As used herein, (i) the term “made available” means any document or other information that was (a) provided by one Party or its representatives to the other Party or its representatives prior to the date hereof or (b) included in the “Deerslayer” virtual data room located at https://silock.ufsdata.com no less than 48 hours prior to the date hereof, and (ii) the word “or” is not exclusive.
(e)   Unless otherwise specified, the references to “Section” and “Article” in this Agreement are to the sections and articles of this Agreement. When used in this Agreement, words such as “herein”, “hereinafter”, “hereof”, “hereto”, and “hereunder” refer to this Agreement as a whole, unless the context clearly requires otherwise.

Section 9.10   Assignment.
Neither Party may assign this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party, and any purported assignment in violation of this Section 9.10 shall be void. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.
Section 9.11   Counterparts.
This Agreement may be executed and delivered by facsimile or by electronic data file and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each Party and delivered to the other Party, it being understood that each Party need not sign the same counterpart. Signatures delivered by facsimile or by electronic data file shall have the same effect as originals.
[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.
BANK FIRST CORPORATION
By:	/s/ Michael B. Molepske
Name:	Michael B. Molepske
Title:	President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

TOMAH BANCSHARES, INC.
By:	/s/ Robert W. Holmes
Name:	Robert W. Holmes
Title:	President
[Signature Page to Agreement and Plan of Merger]

Annex B
Opinion of TB’s Financial Advisor
November 14, 2019
Board of Directors
Tomah Bancshares, Inc.
110 West Veterans Street
Tomah, Wisconsin 54660
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of the outstanding shares of common stock of Tomah Bancshares, Inc., Tomah, Wisconsin (“Tomah”) of the consideration to be received by Tomah in the merger of Tomah with and into Bank First Corporation, Manitowoc, Wisconsin (“BFC”) pursuant to the Agreement and Plan of Merger (the “Agreement”).
Pursuant to the terms of the Agreement, each share of Tomah common stock issued and outstanding shall be converted into the right to receive the Per Share Stock Consideration. The Per Share Stock Consideration shall mean the following:
1)
If the BFC common stock price (as defined below) is greater than $44.40 and less than $66.60, the Per Share Stock Consideration shall be 5.1445 shares of BFC common stock;

2)
If the BFC common stock price is greater than or equal to $66.60, the Per Share Stock Consideration shall be the number of shares of BFC common stock equal to the quotient (rounded up to the nearest ten thousandth) obtained by dividing $342.62 by the BFC common stock price; or

3)
If the BFC common stock price is less than or equal to $44.40, the Per Share Stock Consideration shall be the number of shares of BFC common stock equal to the quotient (rounded up to the nearest ten thousandth) obtained by dividing $228.42 by the BFC common stock price.

BFC common stock price shall mean the average, calculated for the twenty (20) trading-day period ending on the fifth (5th) trading day preceding the closing date, of the volume-weighted average price of a share of BFC common stock. All capitalized items used in this letter shall have the meanings ascribed to them in the Agreement. The terms of the Merger are more fully set forth in the Agreement.
For purposes of this opinion and in connection with our review of the proposed transaction, we have, among other things:
1.
Reviewed the terms of the Agreement;

2.
Reviewed certain publicly available financial statements, both audited (where available) and un-audited, and related financial information of BFC and Tomah, including those included in their respective annual reports for the past two years and their respective quarterly reports for the past two years;

3.
Reviewed publicly available consensus “street estimates” of BFC earnings for 2019, 2020 and 2021 and reviewed publicly available research reports;

4.
Reviewed certain financial forecasts and projections of Tomah, prepared by Tomah management, as well as the amount and timing of the cost savings and related expenses and synergies expected to result from the Merger discussed with Tomah management;

5.
Held discussions with senior management of Tomah and BFC concerning their respective past and current results of operations, current financial condition and management’s opinion of their future prospects; and

6.
Reviewed reported market prices and historical trading activity of BFC common stock and reviewed the trading collar for BFC;

7.
Reviewed certain aspects of the financial performance of BFC and compared such financial

Board of Directors
Tomah Bancshares, Inc.
November 14, 2019

performance of BFC, together with stock market data relating to BFC common stock, with similar data available for certain other financial institutions and certain of their publicly traded securities;
8.
Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

9.
Reviewed the potential pro forma impact of the Merger; and

10.
Reviewed such other information, financial studies, analyses and investigations, as we considered appropriate under the circumstances.

In giving our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all the financial and other information that has been provided to us by Tomah and BFC, and their respective representatives, and of the publicly available information that was reviewed by us. We are not experts in the evaluation of allowances for loan losses and have not independently verified such allowances. We assumed that the aggregate allowance for loan losses set forth in the financial statements of BFC and Tomah is adequate to cover such losses and complied fully with applicable law, regulatory policy and sound banking practice as of the date of such financial statements. We were not retained to and we did not conduct a physical inspection of any of the properties or facilities of Tomah or BFC, did not make any independent evaluation or appraisal of the assets, liabilities or prospects of Tomah or BFC, were not furnished with any such evaluation or appraisal, and did not review any individual credit files. Our opinion is necessarily based on economic, market, and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, it is important to understand that although subsequent developments may affect its opinion, we do not have any obligation to further update, revise, or reaffirm our opinion. We express no opinion on matters of a legal, regulatory, tax or accounting nature or the ability of the Merger, as set forth in the Agreement, to be consummated. No opinion is expressed as to whether any alternative transaction might be more favorable to holders of Tomah common stock than the Merger.
Vining Sparks IBG, L.P. (“Vining Sparks”), as part of its investment banking business, is regularly engaged in the valuation of banks and bank holding companies, thrifts and thrift holding companies, and various other financial services companies, in connection with mergers and acquisitions and valuations for other purposes. In rendering this fairness opinion, we have acted on behalf of the Board of Directors of Tomah and will receive a fee for our services, which is payable upon delivery of this opinion.
Vining Sparks’ opinion as expressed herein is limited to the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Tomah common stock in the Merger and does not address Tomah’s underlying business decision to proceed with the Merger. We have been retained on behalf of the Board of Directors of Tomah, and our opinion does not constitute a recommendation to any director of Tomah as to how such director should vote with respect to the Agreement. In rendering this opinion, we express no opinions with respect to the amount or nature of any compensation to any officers, directors, or employees of Tomah or BFC, or any class of such persons relative to the consideration to be received by the holders of the common stock of Tomah in the transaction or with respect to the fairness of any such compensation.
In the two years prior to the issuance of this opinion, Vining Sparks has provided financial advisory services and has engaged in securities and loan sales and trading activity with Tomah and/or its subsidiary bank for which Vining Sparks was paid commissions or other fees, which may include mark-ups on the purchase or sale of loans and securities. In the two years prior to the issuance of this opinion, Vining Sparks has not provided financial advisory services to BFC.
Except as hereinafter provided, this opinion may not be disclosed, communicated, reproduced, disseminated, quoted or referred to at any time, to any third party or in any manner or for any purpose whatsoever without our prior written consent, which consent will not be unreasonably withheld, based

Board of Directors
Tomah Bancshares, Inc.
November 14, 2019

upon review by us of the content of any such public reference, which shall be satisfactory to us in our reasonable judgment. This letter is addressed and directed to the Board of Directors of Tomah in your consideration of the Merger and is not intended to be and does not constitute a recommendation to any shareholder as to how such shareholder should vote with respect to the Merger. This opinion was approved by the fairness opinion committee of Vining Sparks.
Subject to the foregoing and based on our experience as investment bankers, our activities as described above, and other factors we have deemed relevant, we are of the opinion as of the date hereof that the Merger Consideration to be received by the holders of shares of Tomah common stock is fair, from a financial point of view.
Sincerely,
/s/ Vining Sparks, IBG, L.P.

Vining Sparks IBG, L.P.

Annex C
WISCONSIN DISSENTERS’ RIGHTS STATUTES
SUBCHAPTER XIII OF THE
WISCONSIN BUSINESS CORPORATION LAW
180.1301. Definitions.
(1)   “Beneficial shareholder” means a person who is a beneficial owner of shares held by a nominee as the shareholder.
(1m)   “Business combination” has the meaning given in s. 180.1130 (3).
(2)   “Corporation” means the issuer corporation or, if the corporate action giving rise to dissenters’ rights under s. 180.1302 is a merger or share exchange that has been effectuated, the surviving domestic corporation or foreign corporation of the merger or the acquiring domestic corporation or foreign corporation of the share exchange.
(3)   “Dissenter” means a shareholder or beneficial shareholder who is entitled to dissent from corporate action under s. 180.1302 and who exercises that right when and in the manner required by ss. 180.1320 to 180.1328.
(4)   “Fair value”, with respect to a dissenter’s shares other than in a business combination, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable. “Fair value”, with respect to a dissenter’s shares in a business combination, means market value, as defined in s. 180.1130 (9) (a) 1. to 4.
(5)   “Interest” means interest from the effectuation date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all of the circumstances.
(6)   “Issuer corporation” means a domestic corporation that is the issuer of the shares held by a dissenter before the corporate action.
180.1302. Right to dissent.
(1)   Except as provided in sub. (4) and s. 180.1008 (3), a shareholder or beneficial shareholder may dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:
(a)   Consummation of a plan of merger to which the issuer corporation is a party if any of the following applies:
1.   Shareholder approval is required for the merger by s. 180.1103 or by the articles of incorporation.
2.   The issuer corporation is a subsidiary that is merged with its parent under s. 180.1104.
3.   The issuer corporation is a parent that is merged with its subsidiary under s. 180.1104. This subdivision does not apply if all of the following are true:
a.   The articles of incorporation of the surviving corporation do not differ from the articles of incorporation of the parent before the merger, except for amendments specified in s. 180.1002 (1) to (9).
b.   Each shareholder of the parent whose shares were outstanding immediately before the effective time of the merger holds the same number of shares with identical designations, preferences, limitations, and relative rights, immediately after the merger.

c.   The number of voting shares, as defined in s. 180.1103 (5) (a) 2., outstanding immediately after the merger, plus the number of voting shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, do not exceed by more than 20 percent the total number of voting shares of the parent outstanding immediately before the merger.
d.   The number of participating shares, as defined in s. 180.1103 (5) (a) 1., outstanding immediately after the merger, plus the number of participating shares issuable as a result of the merger, either by the conversion of securities issued pursuant to the merger or the exercise of rights or warrants issued pursuant to the merger, do not exceed by more than 20 percent the total number of participating shares of the parent outstanding immediately before the merger.
(b)   Consummation of a plan of share exchange if the issuer corporation’s shares will be acquired, and the shareholder or the shareholder holding shares on behalf of the beneficial shareholder is entitled to vote on the plan.
(c)   Consummation of a sale or exchange of all, or substantially all, of the property of the issuer corporation other than in the usual and regular course of business, including a sale in dissolution, but not including any of the following:
1.   A sale pursuant to court order.
2.   A sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale.
(cm)   Consummation of a plan of conversion.
(d)   Except as provided in sub. (2), any other corporate action taken pursuant to a shareholder vote to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that the voting or nonvoting shareholder or beneficial shareholder may dissent and obtain payment for his or her shares.
(2)   Except as provided in sub. (4) and s. 180.1008 (3), the articles of incorporation may allow a shareholder or beneficial shareholder to dissent from an amendment of the articles of incorporation and obtain payment of the fair value of his or her shares if the amendment materially and adversely affects rights in respect of a dissenter’s shares because it does any of the following:
(a)   Alters or abolishes a preferential right of the shares.
(b)   Creates, alters or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares.
(c)   Alters or abolishes a preemptive right of the holder of shares to acquire shares or other securities.
(d)   Excludes or limits the right of the shares to vote on any matter or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights.
(e)   Reduces the number of shares owned by the shareholder or beneficial shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under s. 180.0604.
(3)   Notwithstanding sub. (1) (a) to (c), if the issuer corporation is a statutory close corporation under ss. 180.1801 to 180.1837, a shareholder of the statutory close corporation may dissent from a corporate action and obtain payment of the fair value of his or her shares, to the extent permitted under sub. (1) (d) or (2) or s. 180.1803, 180.1813 (1) (d) or (2) (b), 180.1815 (3) or 180.1829 (1) (c).
(3m)   Notwithstanding any other provision of this section, if the issuer corporation has become a benefit corporation under s. 204.104 (1) or (2), a shareholder of the benefit corporation may dissent from the amendment of the articles or the fundamental transaction to become a benefit corporation and obtain payment of the fair value of his or her shares, as provided in s. 204.104 (3). “Fair value” as used in this subsection means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable and not reduced by lack of marketability or minority discounts.
(4)   Unless the articles of incorporation provide otherwise, subs. (1) and (2) do not apply to the holders of shares of any class or series if the shares of the class or series are registered on a national securities exchange or quoted on the National Association of Securities Dealers, Inc., automated quotations system on the record date fixed to determine the shareholders entitled to notice of a shareholders meeting at which shareholders are to vote on the proposed corporate action.
(5)   Except as provided in s. 180.1833, a shareholder or beneficial shareholder entitled to dissent and obtain payment for his or her shares under ss. 180.1301 to 180.1331 may not challenge the corporate action creating his or her entitlement unless the action is unlawful or fraudulent with respect to the shareholder, beneficial shareholder or issuer corporation.
180.1303. Dissent by shareholders and beneficial shareholders.
(1)   A shareholder may assert dissenters’ rights as to fewer than all of the shares registered in his or her name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf he or she asserts dissenters’ rights. The rights of a shareholder who under this subsection asserts dissenters’ rights as to fewer than all of the shares registered in his or her name are determined as if the shares as to which he or she dissents and his or her other shares were registered in the names of different shareholders.
(2)   A beneficial shareholder may assert dissenters’ rights as to shares held on his or her behalf only if the beneficial shareholder does all of the following:
(a)   Submits to the corporation the shareholder’s written consent to the dissent not later than the time that the beneficial shareholder asserts dissenters’ rights.
(b)   Submits the consent under par. (a) with respect to all shares of which he or she is the beneficial shareholder.
180.1320. Notice of dissenters’ rights.
(1)   If proposed corporate action creating dissenters’ rights under s. 180.1302 is submitted to a vote at a shareholders’ meeting, the meeting notice shall state that shareholders and beneficial shareholders are or may be entitled to assert dissenters’ rights under ss. 180.1301 to 180.1331 and shall be accompanied by a copy of those sections.
(2)   If corporate action creating dissenters’ rights under s. 180.1302 is authorized without a vote of shareholders, the corporation shall notify, in writing and in accordance with s. 180.0141, all shareholders entitled to assert dissenters’ rights that the action was authorized and send them the dissenters’ notice described in s. 180.1322.
180.1321. Notice of intent to demand payment.
(1)   If proposed corporate action creating dissenters’ rights under s. 180.1302 is submitted to a vote at a shareholders’ meeting, a shareholder or beneficial shareholder who wishes to assert dissenters’ rights shall do all of the following:
(a)   Deliver to the issuer corporation before the vote is taken written notice that complies with s. 180.0141 of the shareholder’s or beneficial shareholder’s intent to demand payment for his or her shares if the proposed action is effectuated.
(b)   Not vote his or her shares in favor of the proposed action.
(2)   A shareholder or beneficial shareholder who fails to satisfy sub. (1) is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.

180.1322. Dissenters’ notice.
(1)   If proposed corporate action creating dissenters’ rights under s. 180.1302 is authorized at a shareholders’ meeting, the corporation shall deliver a written dissenters’ notice to all shareholders and beneficial shareholders who satisfied s. 180.1321.
(2)   The dissenters’ notice shall be sent no later than 10 days after the corporate action is authorized at a shareholders’ meeting or without a vote of shareholders, whichever is applicable. The dissenters’ notice shall comply with s. 180.0141 and shall include or have attached all of the following:
(a)   A statement indicating where the shareholder or beneficial shareholder must send the payment demand and where and when certificates for certificated shares must be deposited.
(b)   For holders of uncertificated shares, an explanation of the extent to which transfer of the shares will be restricted after the payment demand is received.
(c)   A form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and that requires the shareholder or beneficial shareholder asserting dissenters’ rights to certify whether he or she acquired beneficial ownership of the shares before that date.
(d)   A date by which the corporation must receive the payment demand, which may not be fewer than 30 days nor more than 60 days after the date on which the dissenters’ notice is delivered.
(e)   A copy of ss. 180.1301 to 180.1331.
180.1323. Duty to demand payment.
(1)   A shareholder or beneficial shareholder who is sent a dissenters’ notice described in s. 180.1322, or a beneficial shareholder whose shares are held by a nominee who is sent a dissenters’ notice described in s. 180.1322, must demand payment in writing and certify whether he or she acquired beneficial ownership of the shares before the date specified in the dissenters’ notice under s. 180.1322 (2) (c). A shareholder or beneficial shareholder with certificated shares must also deposit his or her certificates in accordance with the terms of the notice.
(2)   A shareholder or beneficial shareholder with certificated shares who demands payment and deposits his or her share certificates under sub. (1) retains all other rights of a shareholder or beneficial shareholder until these rights are canceled or modified by the effectuation of the corporate action.
(3)   A shareholder or beneficial shareholder with certificated or uncertificated shares who does not demand payment by the date set in the dissenters’ notice, or a shareholder or beneficial shareholder with certificated shares who does not deposit his or her share certificates where required and by the date set in the dissenters’ notice, is not entitled to payment for his or her shares under ss. 180.1301 to 180.1331.
180.1324. Restrictions on uncertificated shares.
(1)   The issuer corporation may restrict the transfer of uncertificated shares from the date that the demand for payment for those shares is received until the corporate action is effectuated or the restrictions released under s. 180.1326.
(2)   The shareholder or beneficial shareholder who asserts dissenters’ rights as to uncertificated shares retains all of the rights of a shareholder or beneficial shareholder, other than those restricted under sub. (1), until these rights are canceled or modified by the effectuation of the corporate action.
180.1325. Payment.
(1)   Except as provided in s. 180.1327, as soon as the corporate action is effectuated or upon receipt of a payment demand, whichever is later, the corporation shall pay each shareholder or beneficial shareholder who has complied with s. 180.1323 the amount that the corporation estimates to be the fair value of his or her shares, plus accrued interest.

(2)   The payment shall be accompanied by all of the following:
(a)   The corporation’s latest available financial statements, audited and including footnote disclosure if available, but including not less than a balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year and the latest available interim financial statements, if any.
(b)   A statement of the corporation’s estimate of the fair value of the shares.
(c)   An explanation of how the interest was calculated.
(d)   A statement of the dissenter’s right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the payment.
(e)   A copy of ss. 180.1301 to 180.1331.
180.1326. Failure to take action.
(1)   If an issuer corporation does not effectuate the corporate action within 60 days after the date set under s. 180.1322 for demanding payment, the issuer corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.
(2)   If after returning deposited certificates and releasing transfer restrictions, the issuer corporation effectuates the corporate action, the corporation shall deliver a new dissenters’ notice under s. 180.1322 and repeat the payment demand procedure.
180.1327. After-acquired shares.
(1)   A corporation may elect to withhold payment required by s. 180.1325 from a dissenter unless the dissenter was the beneficial owner of the shares before the date specified in the dissenters’ notice under s. 180.1322 (2) (c) as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.
(2)   To the extent that the corporation elects to withhold payment under sub. (1) after effectuating the corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of his or her demand. The corporation shall send with its offer a statement of its estimate of the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter’s right to demand payment under s. 180.1328 if the dissenter is dissatisfied with the offer
180.1328. Procedure if dissenter dissatisfied with payment or offer.
(1)   A dissenter may, in the manner provided in sub. (2), notify the corporation of the dissenter’s estimate of the fair value of his or her shares and amount of interest due, and demand payment of his or her estimate, less any payment received under s. 180.1325, or reject the offer under s. 180.1327 and demand payment of the fair value of his or her shares and interest due, if any of the following applies:
(a)   The dissenter believes that the amount paid under s. 180.1325 or offered under s. 180.1327 is less than the fair value of his or her shares or that the interest due is incorrectly calculated.
(b)   The corporation fails to make payment under s. 180.1325 within 60 days after the date set under s. 180.1322 for demanding payment.
(c)   The issuer corporation, having failed to effectuate the corporate action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set under s. 180.1322 for demanding payment.
(2)   A dissenter waives his or her right to demand payment under this section unless the dissenter notifies the corporation of his or her demand under sub. (1) in writing within 30 days after the corporation made or offered payment for his or her shares. The notice shall comply with s. 180.0141.

180.1330. Court action.
(1)   If a demand for payment under s. 180.1328 remains unsettled, the corporation shall bring a special proceeding within 60 days after receiving the payment demand under s. 180.1328 and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not bring the special proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.
(2)   The corporation shall bring the special proceeding in the circuit court for the county where its principal office or, if none in this state, its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall bring the special proceeding in the county in this state in which was located the registered office of the issuer corporation that merged with or whose shares were acquired by the foreign corporation.
(3)   The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the special proceeding. Each party to the special proceeding shall be served with a copy of the petition as provided in s. 801.14.
(4)   The jurisdiction of the court in which the special proceeding is brought under sub. (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. An appraiser has the power described in the order appointing him or her or in any amendment to the order. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.
(5)   Each dissenter made a party to the special proceeding is entitled to judgment for any of the following:
(a)   The amount, if any, by which the court finds the fair value of his or her shares, plus interest, exceeds the amount paid by the corporation.
(b)   The fair value, plus accrued interest, of his or her shares acquired on or after the date specified in the dissenter’s notice under s. 180.1322 (2) (c), for which the corporation elected to withhold payment under s. 180.1327.
180.1331. Court costs and counsel fees.
(1)
(a)   Notwithstanding ss. 814.01 to 814.04, the court in a special proceeding brought under s. 180.1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court and shall assess the costs against the corporation, except as provided in par. (b).
(b)   Notwithstanding ss. 814.01 and 814.04, the court may assess costs against all or some of the dissenters, in amounts that the court finds to be equitable, to the extent that the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment under s. 180.1328.
(2)   The parties shall bear their own expenses of the proceeding, except that, notwithstanding ss. 814.01 to 814.04, the court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts that the court finds to be equitable, as follows:
(a)   Against the corporation and in favor of any dissenter if the court finds that the corporation did not substantially comply with ss. 180.1320 to 180.1328.
(b)   Against the corporation or against a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by this chapter.
(3)   Notwithstanding ss. 814.01 to 814.04, if the court finds that the services of counsel and experts for any dissenter were of substantial benefit to other dissenters similarly situated, the court may award to these counsel and experts reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.
Indemnification of Directors and Officers

Sections 180.0850 to 180.0859 of the WBCL require a corporation to indemnify any director or officer who is a party to any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the corporation or by any other person. A corporation’s obligation to indemnify any such person includes the obligation to pay any judgment, settlement, forfeiture or fine, including any excise tax assessed with respect to an employee benefit plan, and all reasonable expenses, including fees, costs, charges, disbursements, attorney’s fees and other expenses except in those cases in which liability was incurred as a result of the breach or failure to perform a duty that the director or officer owes to the corporation and the breach or failure to perform constitutes: (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the person has reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the person derived an improper personal profit; or (iv) willful misconduct.
An officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners: (i) by a majority vote of a disinterested quorum of the board of directors, or if such quorum of disinterested directors cannot be obtained, by a majority vote of a committee of two or more disinterested directors; (ii) by independent legal counsel; (iii) by a panel of three arbitrators; (iv) by an affirmative vote of disinterested shareholders; (v) by a court; or (vi) with respect to any additional right to indemnification granted, by any other method permitted in Section 180.0858 of the WBCL.
Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by a corporation at such time as the director or officer furnishes to the corporation written affirmation of his good faith belief that he has not breached or failed to perform his duties and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.
The indemnification provisions of Sections 180.0850 to 180.0859 of the WBCL are not exclusive. A corporation may expand an officer’s or director’s right to indemnification (i) in its articles of incorporation or bylaws; (ii) by written agreement between the director or officer and the corporation; (iii) by resolution of its board of directors; or (iv) by a resolution adopted, after notice, by a majority of all of the corporation’s voting shares then issued and outstanding.
Article X of the BFC’s Articles of Incorporation and Article VIII of the BFC’s Bylaws provide that BFC shall indemnify, to the fullest extent permitted by Wisconsin law, each person who may serve or who has served at any time as a director or officer of BFC or of any of its subsidiaries, or who at the request of BFC may serve or at any time has served as a director, officer, partner, trustee, member of any decision-making committee, employee or agent of, or in a similar capacity with, another organization, for all reasonable expenses incurred in connection with any proceeding to the extent he or she has been successful on the merits or otherwise. The WBCL provides that BFC shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of BFC against reasonable expenses incurred by him or her in connection with the proceeding.
In cases where a director of officer is not successful on the merits or otherwise, BFC shall indemnify a director or officer against liability incurred by the director or officer in a proceeding to which the director or officer was a party because he or she is a director or officer of BFC, unless liability was incurred because the director or officer breached or failed to perform a duty that he or she owes to BFC and the breach or failure to perform constitutes any of the following: (1) a willful failure to deal fairly with BFC or its shareholders in connection with a matter in which the director or officer has a material conflict of interest;

(2) a violation of the criminal law, unless the director or officer had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (3) a transaction from which the director or officer derived an improper personal profit; or (4) willful misconduct.
In determining whether indemnification is required, the director or officer seeking indemnification shall select one of the following means for determining his or her right to indemnification:
(1)
by a majority vote of a quorum of the board of directors consisting of directors who are not at the time parties to the same or related proceedings. If a quorum of disinterested directors cannot be obtained, by majority vote of a committee duly appointed by the board of directors and consisting solely of two or more directors who are not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee;

(2)
By independent legal counsel selected by a quorum of the board of directors or its committee in the manner prescribed in paragraph (1) above or, if unable to obtain such a quorum or committee, by a majority vote of the full board of directors, including directors who are parties to the same or related proceedings; or

(3)
By the court conducting the proceedings or another court of competent jurisdiction, either on application by the director or officer for an initial determination or an application for review of an adverse indemnification under paragraph (1) or (2) above.

The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of a director or officer is not required.
Indemnification by BFC includes payment by BFC of reasonable expenses incurred in defending a proceeding in advance of the final disposition of such action or proceeding upon receipt from the person to be indemnified of   (i) a written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to BFC and (ii) a written undertaking, executed personally or on his or her behalf, to repay the allowance and, if required by BFC, to pay reasonable interest on the allowance to the extent that it is ultimately determined that indemnification is not required and that indemnification is not ordered by a court. This undertaking shall be an unlimited general obligation of the director or officer and may be accepted without reference to his or her ability to repay the allowance, and may be secured or unsecured
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of BFC pursuant to its Articles of Incorporation or Bylaws, or otherwise, BFC has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
Item 21.
Exhibits and Financial Statements

A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.
Item 22.
Undertakings

The undersigned registrant hereby undertakes:
(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)   To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)   To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(5)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
(6)    That every prospectus: (1) that is filed pursuant to paragraph (c) immediately preceding, or (2) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)    To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this registration statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
(9)    To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX
Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated November 19, 2019, by and between Bank First Corporation and Tomah Bancshares, Inc. (attached as Annex A to the proxy statement/prospectus contained in this registration statement).
3.1	Restated Articles of Incorporation of Bank First Corporation (filed as Exhibit 3.1 to the Registrant’s Registration Statement on Form 10-12B/A (File No. 001-38676) filed with the SEC on October 17, 2018 and incorporated herein by reference).
3.2	Articles of Amendment to Restated Articles of Incorporation of Bank First Corporation (filed as Exhibit 3.1 to the Registrant’s Form 8-K filed with the SEC on June 26, 2019 and incorporated herein by reference).
3.3	Amended and Restated Bylaws of Bank First Corporation (filed as Exhibit 3.2 to the Registrant’s Registration Form 8-K filed with the SEC on June 26, 2019 and incorporated herein by reference).
4.1	Form of Certificate of Common Stock of Bank First Corporation (filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form 10-12B (File No. 001-38676) filed with the SEC on September 24, 2018 and incorporated herein by reference).
5.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP regarding the legality of the securities being registered.
8.1	Opinion of Barack Ferrazzano Kirschbaum & Nagelberg LLP regarding certain U.S. federal income tax matters.*
8.2	Opinion of Godfrey & Kahn, S.C. regarding certain U.S. federal income tax matters.*
21.1	Subsidiaries of Bank First Corporation (filed as Exhibit 21 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 26, 2019 and incorporated herein by reference).
23.1	Consent of Barack Ferrazzano Kirschbaum & Nagelberg LLP (included in the opinions referred to in Exhibits 5.1 and 8.1 above).
23.2	Consent of Godfrey & Kahn, S.C. (included in the opinion referred to in Exhibit 8.2 above).*
23.3	Consent of Porter Keadle Moore, LLC (with respect to Bank First Corporation).
24	Power of Attorney (included on the signature page hereto).
99.1	Consent of Vining Sparks IBG, L.P.
99.2	Form of Proxy of Tomah Bancshares, Inc.*
99.3	Consent of Robert W. Holmes to be named as director*

†
Annexes, schedules, and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. BFC agrees to furnish supplementally a copy of any omitted attachment to the Securities and Exchange Commission on a confidential basis upon request.

*
To be filed by amendment.

Financial Statement Schedules
All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under related instructions or are inapplicable and, therefore, have been omitted.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Manitowoc, State of Wisconsin, on January 24, 2020.
BANK FIRST CORPORATION
By:	/s/ Michael B. Molepske
	Name:	Michael B. Molepske
	Title:	President and Chief Executive Officer
By:	/s/ Kevin M. LeMahieu
	Name:	Kevin M. LeMahieu
	Title	Chief Financial Officer
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael B. Molepske and Kevin M. LeMahieu his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this Registration Statement and to sign any registration statement (and any post-effective amendments thereto) effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact, agent or his or her substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Michael G. Ansay Michael G. Ansay	Director; Chairman of the Board of Directors	January 24, 2020
/s/ Michael B. Molepske Michael B. Molepske	Director, President and Chief Executive Officer (Principal Executive Officer)	January 24, 2020
/s/ Kevin M. LeMahieu Kevin M. LeMahieu	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 24, 2020
/s/ Donald R. Brisch Donald R. Brisch	Director	January 24, 2020
/s/ Michael P. Dempsey Michael P. Demspey	Director and Executive Officer	January 24, 2020

Signature	Title	Date
/s/ Robert D. Gregorski Robert D. Gregorski	Director	January 24, 2020
/s/ Katherine M. Reynolds Katherine M. Reynolds	Director	January 24, 2020
/s/ David R. Sachse David R. Sachse	Director	January 24, 2020
/s/ Peter J. Van Sistine Peter J. Van Sistine	Director	January 24, 2020
/s/ Mary-Kay H. Bourbulas Mary-Kay H. Bourbulas	Director	January 24, 2020
/s/ Judy L. Heun Judy L. Heun	Director	January 24, 2020